                       STATEMENT OF ADDITIONAL INFORMATION

                                  NOV. 29, 2007





RIVERSOURCE(R) BOND SERIES, INC.
  RiverSource Core Bond Fund
  RiverSource Floating Rate Fund
  RiverSource Income Opportunities Fund
  RiverSource Inflation Protected Securities
     Fund
  RiverSource Limited Duration Bond Fund
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
  RiverSource California Tax-Exempt Fund
RIVERSOURCE DIMENSIONS SERIES, INC.
  RiverSource Disciplined Small and Mid Cap
     Equity Fund
  RiverSource Disciplined Small Cap Value Fund
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
  RiverSource Diversified Bond Fund
RIVERSOURCE EQUITY SERIES, INC.
  RiverSource Mid Cap Growth Fund
RIVERSOURCE GLOBAL SERIES, INC.
  RiverSource Absolute Return Currency and
     Income Fund
  RiverSource Emerging Markets Bond Fund
  RiverSource Emerging Markets Fund
  RiverSource Global Bond Fund
  RiverSource Global Equity Fund
  RiverSource Global Technology Fund
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
  RiverSource Short Duration U.S. Government
     Fund
  RiverSource U.S. Government Mortgage Fund
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
  RiverSource High Yield Bond Fund
RIVERSOURCE INCOME SERIES, INC.
  RiverSource Income Builder Basic Income Fund
  RiverSource Income Builder Enhanced Income
     Fund
  RiverSource Income Builder Moderate Income
     Fund
RIVERSOURCE INTERNATIONAL MANAGERS SERIES,
  INC.
  RiverSource International Aggressive Growth
     Fund
  RiverSource International Equity Fund
  RiverSource International Select Value Fund
  RiverSource International Small Cap Fund
RIVERSOURCE INTERNATIONAL SERIES, INC.
  RiverSource Disciplined International Equity
     Fund
  RiverSource European Equity Fund
  RiverSource International Opportunity Fund
RIVERSOURCE INVESTMENT SERIES, INC.
  RiverSource Balanced Fund
  RiverSource Disciplined Large Cap Growth
     Fund
  RiverSource Diversified Equity Income Fund
  RiverSource Mid Cap Value Fund
RIVERSOURCE LARGE CAP SERIES, INC.
  RiverSource Disciplined Equity Fund
  RiverSource Growth Fund
  RiverSource Large Cap Equity Fund
  RiverSource Large Cap Value Fund
RIVERSOURCE MANAGERS SERIES, INC.
  RiverSource Aggressive Growth Fund
  RiverSource Fundamental Growth Fund
  RiverSource Fundamental Value Fund
  RiverSource Select Value Fund
  RiverSource Small Cap Equity Fund
  RiverSource Small Cap Value Fund
  RiverSource Value Fund
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
  RiverSource Portfolio Builder Aggressive
     Fund
  RiverSource Portfolio Builder Conservative
     Fund
  RiverSource Portfolio Builder Moderate
     Aggressive Fund
  RiverSource Portfolio Builder Moderate
     Conservative Fund
  RiverSource Portfolio Builder Moderate Fund
  RiverSource Portfolio Builder Total Equity
     Fund
  RiverSource S&P 500 Index Fund
  RiverSource Small Company Index Fund
RIVERSOURCE MONEY MARKET SERIES, INC.
  RiverSource Cash Management Fund
RIVERSOURCE SECTOR SERIES, INC.
  RiverSource Dividend Opportunity Fund
  RiverSource Real Estate Fund
RIVERSOURCE SELECTED SERIES, INC.
  RiverSource Precious Metals and Mining Fund
RIVERSOURCE SERIES TRUST
  RiverSource Retirement Plus(SM) 2010 Fund
  RiverSource Retirement Plus 2015 Fund
  RiverSource Retirement Plus 2020 Fund
  RiverSource Retirement Plus 2025 Fund
  RiverSource Retirement Plus 2030 Fund
  RiverSource Retirement Plus 2035 Fund
  RiverSource Retirement Plus 2040 Fund
  RiverSource Retirement Plus 2045 Fund
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
  RiverSource Massachusetts Tax-Exempt Fund
  RiverSource Michigan Tax-Exempt Fund
  RiverSource Minnesota Tax-Exempt Fund
  RiverSource New York Tax-Exempt Fund
  RiverSource Ohio Tax-Exempt Fund
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
  RiverSource Strategic Allocation Fund
  RiverSource Strategic Income Allocation Fund
RIVERSOURCE STRATEGY SERIES, INC.
  RiverSource Equity Value Fund
  RiverSource Small Cap Advantage Fund
  RiverSource Small Cap Growth Fund
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
  RiverSource Tax-Exempt High Income Fund
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES,
  INC.
  RiverSource Tax-Exempt Money Market Fund
RIVERSOURCE TAX-EXEMPT SERIES, INC.
  RiverSource Intermediate Tax-Exempt Fund
  RiverSource Tax-Exempt Bond Fund

This is the Statement of Additional Information (SAI) for each of the funds listed on the previous page. This SAI is not a prospectus. It should be read together with the appropriate current fund prospectus, the date of which can be found in Table 1 of this SAI.

Each fund's financial statements for its most recent fiscal period are contained in the fund's Annual or Semiannual Report to shareholders. The Independent Registered Public Accounting Firm's Report and the Financial Statements, including Notes to the Financial Statements and the Schedule of Investments in Securities and any applicable Schedule of Affiliated Funds, contained in the Annual Report, are incorporated in this SAI by reference. No other portion of the Annual Report is incorporated by reference. For a free copy of a fund prospectus, annual or semiannual report, contact your financial institution or write to RiverSource Funds, 734 Ameriprise Financial Center, Minneapolis, MN 55474, call (888) 791-3380 or visit riversource.com/funds.

Each fund is governed by a Board of Directors/Trustees ("Board") that meets regularly to review a wide variety of matters affecting the funds. Detailed information about fund governance, the funds' investment manager, RiverSource Investments, LLC (the "investment manager" or "RiverSource Investments"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), and other aspects of fund management can be found by referencing the Table of Contents below.

TABLE OF CONTENTS

Fundamental and Nonfundamental Investment Policies..............................    p. 6
Investment Strategies and Types of Investments..................................   p. 11
Information Regarding Risks and Investment Strategies...........................   p. 13
Securities Transactions.........................................................   p. 36
Brokerage Commissions Paid to Brokers Affiliated with the Investment Manager....   p. 51
Valuing Fund Shares.............................................................   p. 55
Portfolio Holdings Disclosure...................................................   p. 65
Proxy Voting....................................................................   p. 67
Investing in a Fund.............................................................   p. 69
Selling Shares..................................................................   p. 74
Pay-out Plans...................................................................   p. 74
Capital Loss Carryover..........................................................   p. 75
Taxes...........................................................................   p. 79
Service Providers...............................................................   p. 84
  Investment Management Services................................................   p. 84
  Administrative Services.......................................................  p. 137
  Transfer Agency Services......................................................  p. 141
  Plan Administration Services..................................................  p. 142
  Distribution Services.........................................................  p. 142
  Plan and Agreement of Distribution............................................  p. 145
  Payment to Financial Institutions.............................................  p. 148
  Custodian Services............................................................  p. 149
  Board Services Corporation....................................................  p. 150
Organizational Information......................................................  p. 150
Board Members and Officers......................................................  p. 155
Control Persons and Principal Holders of Securities.............................  p. 169
Information Regarding Pending and Settled Legal Proceedings.....................  p. 187
Independent Registered Public Accounting Firm...................................  p. 188
Appendix A: Description of Ratings..............................................  p. A-1
Appendix B: State Risk Factors..................................................  p. B-1
Appendix C: Additional Information about the S&P 500 Index......................  p. C-1





Statement of Additional Information - Nov. 29, 2007                       Page 2

LIST OF TABLES

1.    Fund Fiscal Year Ends, Prospectus Date and Investment Categories.............    p. 4
2.    Fundamental Policies.........................................................    p. 6
3.    Investment Strategies and Types of Investments...............................   p. 11
4.    Total Brokerage Commissions..................................................   p. 38
5.    Brokerage Directed for Research and Turnover Rates...........................   p. 41
6.    Securities of Regular Brokers or Dealers.....................................   p. 44
7.    Brokerage Commissions Paid to Investment Manager or Affiliates...............   p. 51
8.    Valuing Fund Shares..........................................................   p. 55
9.    Class A Sales Charge.........................................................   p. 69
10.   Public Offering Price........................................................   p. 70
11.   Capital Loss Carryover.......................................................   p. 75
12.   Corporate Deduction and Qualified Dividend Income............................   p. 80
13.   Investment Management Services Agreement Fee Schedule........................   p. 84
14.   Lipper Indexes...............................................................   p. 92
15.   Performance Incentive Adjustment Calculation.................................   p. 94
16.   Management Fees and Nonadvisory Expenses.....................................   p. 95
17.   Subadvisers and Subadvisory Agreement Fee Schedules..........................   p. 98
18.   Subadvisory Fees.............................................................  p. 101
19.   Portfolio Managers...........................................................  p. 104
20.   Administrative Services Agreement Fee Schedule...............................  p. 137
21.   Administrative Fees..........................................................  p. 139
22.   Sales Charges Paid to Distributor............................................  p. 142
23.   12b-1 Fees...................................................................  p. 146
24.   Fund History Table for RiverSource Funds.....................................  p. 151
25.   Board Members................................................................  p. 155
26.   Fund Officers................................................................  p. 156
27.   Committee Meetings...........................................................  p. 158
28.   Board Member Holdings........................................................  p. 158
29.   Board Member Holdings -- Individual Holdings as of Quarter End...............  p. 161
30.   Board Member Compensation -- All Funds.......................................  p. 163
31.   Supplemental Board Member Retirement Benefits -- All Funds...................  p. 164
32.   Board Member Compensation -- Individual Funds................................  p. 164
33.   Control Persons and Principal Holders of Securities..........................  p. 169





Statement of Additional Information - Nov. 29, 2007                       Page 3

    TABLE 1. FUND FISCAL YEAR ENDS, PROSPECTUS DATE AND INVESTMENT CATEGORIES

FUND                                          FISCAL YEAR END   PROSPECTUS DATE   FUND INVESTMENT CATEGORY*
---------------------------------------------------------------------------------------------------------------
Absolute Return Currency and Income           October 31        Dec. 29, 2006     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Aggressive Growth                             May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Balanced                                      September 30      Nov. 29, 2007     Balanced
---------------------------------------------------------------------------------------------------------------
California Tax-Exempt**                       August 31         Oct. 30, 2007     State tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Cash Management                               July 31           Sept. 28, 2007    Taxable money market
---------------------------------------------------------------------------------------------------------------
Core Bond                                     July 31           Sept. 28, 2007    Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Disciplined Equity                            July 31           Sept. 28, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Disciplined International Equity              October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                  September 30      Nov. 29, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity          July 31           Sept. 28, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                   July 31           Sept. 28, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Diversified Bond                              August 31         Oct. 30, 2007     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Diversified Equity Income                     September 30      Nov. 29, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Dividend Opportunity                          June 30           Aug. 29, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Emerging Markets                              October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                         October 31        Dec. 29, 2006     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Equity Value                                  March 31          May 30, 2007      Equity
---------------------------------------------------------------------------------------------------------------
European Equity                               October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
Floating Rate                                 July 31           Sept. 28, 2007    Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Fundamental Growth                            May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Fundamental Value                             May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Global Bond                                   October 31        Dec. 29, 2006     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Global Equity                                 October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
Global Technology                             October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
Growth                                        July 31           Sept. 28, 2007    Equity
---------------------------------------------------------------------------------------------------------------
High Yield Bond                               May 31            July 30, 2007     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Income Builder Basic Income                   May 31            July 30, 2007     Funds-of-funds - fixed income
---------------------------------------------------------------------------------------------------------------
Income Builder Enhanced Income                May 31            July 30, 2007     Funds-of-funds - fixed income
---------------------------------------------------------------------------------------------------------------
Income Builder Moderate Income                May 31            July 30, 2007     Funds-of-funds - fixed income
---------------------------------------------------------------------------------------------------------------
Income Opportunities                          July 31           Sept. 28, 2007    Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Inflation Protected Securities                July 31           Sept. 28, 2007    Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                       November 30       Jan. 29, 2007     Tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
International Aggressive Growth               October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
International Equity                          October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
International Opportunity                     October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
International Select Value                    October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
International Small Cap                       October 31        Dec. 29, 2006     Equity
---------------------------------------------------------------------------------------------------------------
Large Cap Equity                              July 31           Sept. 28, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Large Cap Value                               July 31           Sept. 28, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Limited Duration Bond                         July 31           Sept. 28, 2007    Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt**                    August 31         Oct. 30, 2007     State tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt**                         August 31         Oct. 30, 2007     State tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Mid Cap Growth                                November 30       Jan. 29, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Mid Cap Value                                 September 30      Nov. 29, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt**                        August 31         Oct. 30, 2007     State tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
New York Tax-Exempt**                         August 31         Oct. 30, 2007     State tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt**                             August 31         Oct. 30, 2007     State tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                  January 31        March 30, 2007    Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative                January 31        March 30, 2007    Funds-of-funds - fixed income
---------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                    January 31        March 30, 2007    Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive         January 31        March 30, 2007    Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative       January 31        March 30, 2007    Funds-of-funds - fixed income
---------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity                January 31        March 30, 2007    Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                       Page 4

FUND                                          FISCAL YEAR END   PROSPECTUS DATE   FUND INVESTMENT CATEGORY*
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Precious Metals and Mining                    March 31          May 30, 2007      Equity
---------------------------------------------------------------------------------------------------------------
Real Estate                                   June 30           Aug. 29, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2010                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2015                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2020                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2025                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2030                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2035                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2040                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
Retirement Plus 2045                          April 30          June 29, 2007     Funds-of-funds - equity
---------------------------------------------------------------------------------------------------------------
S&P 500 Index                                 January 31        March 30, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Select Value                                  May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government                May 31            July 30, 2007     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Small Cap Advantage                           March 31          May 30, 2007      Equity
---------------------------------------------------------------------------------------------------------------
Small Cap Equity                              May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Small Cap Growth                              March 31          May 30, 2007      Equity
---------------------------------------------------------------------------------------------------------------
Small Cap Value                               May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------
Small Company Index                           January 31        March 30, 2007    Equity
---------------------------------------------------------------------------------------------------------------
Strategic Allocation                          September 30      Nov. 29, 2007     Balanced
---------------------------------------------------------------------------------------------------------------
Strategic Income Allocation                   September 30      Nov. 29, 2007     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                               November 30       Jan. 29, 2007     Tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income                        November 30       Jan. 29, 2007     Tax-exempt fixed income
---------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                       December 31       March 1, 2007     Tax-exempt money market
---------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage                      May 31            July 30, 2007     Taxable fixed income
---------------------------------------------------------------------------------------------------------------
Value                                         May 31            July 30, 2007     Equity
---------------------------------------------------------------------------------------------------------------



    * The taxable fixed income fund investment category includes Absolute Return Currency and Income Fund, which is an alternative investment strategy. Although Strategic Income Allocation Fund is a taxable fixed income fund, it may invest up to 10% of its portfolio in equity securities.




   ** The fund changed its fiscal period end in 2006 from June 30 to Aug. 31.
      For 2006, the information shown is for the period from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended June 30.


FUNDS-OF-FUNDS
Funds-of-funds invest in a combination of underlying funds. These underlying funds have their own investment policies that may be more or less restrictive than the policies of the funds-of-funds. The policies of the underlying funds may permit funds-of-funds to engage in investment strategies indirectly that would otherwise be prohibited under the investment restrictions of the funds-of-funds.



Statement of Additional Information - Nov. 29, 2007                       Page 5

FUNDAMENTAL AND NONFUNDAMENTAL INVESTMENT POLICIES

Fundamental investment policies adopted by a fund cannot be changed without the approval of a majority of the outstanding voting securities of the fund as defined in the Investment Company Act of 1940, as amended (the 1940 Act). Nonfundamental investment policies may be changed by the Board at any time.

Notwithstanding any of a fund's other investment policies, each fund may invest its assets in an open-end management investment company having substantially the same investment objectives, policies, and restrictions as the fund for the purpose of having those assets managed as part of a combined pool.

FUNDAMENTAL POLICIES

Fundamental policies are policies that can be changed only with shareholder approval.

FOR EACH FUND: The fund will not:

    - Act as an underwriter (sell securities for others). However, under the securities laws, the fund may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.

    - Lend securities or participate in an interfund lending program if the total of all such loans would exceed 33 1/3% of the fund's total assets except this fundamental investment policy shall not prohibit the fund from purchasing money market securities, loans, loan participation or other debt securities, or from entering into repurchase agreements. For funds-of-funds - equity, under current Board policy, the fund has no current intention to lend to a material extent.

    - Borrow money, except for temporary purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings) immediately after the borrowings. For funds-of-funds - equity, under current Board policy, the fund has no current intention to borrow to a material extent.


    - Issue senior securities, except as permitted under the 1940 Act.


ADDITIONALLY FOR CASH MANAGEMENT THE FUND WILL NOT:

    - Buy on margin or sell short or deal in options to buy or sell securities.

    - Purchase common stocks, preferred stocks, warrants, other equity securities, corporate bonds or debentures, state bonds, municipal bonds, or industrial revenue bonds.

ADDITIONALLY FOR TAX-EXEMPT MONEY MARKET THE FUND WILL NOT:

    - Buy on margin or sell short.

In addition to the policies described above and any fundamental policy described in the prospectus, the chart below shows fund-specific policies that may be changed only with shareholder approval. The chart indicates whether or not the fund has a policy on a particular topic. A shaded box indicates that the fund does not have a policy on a particular topic. The specific policy is stated in the paragraphs that follow the table.

                          TABLE 2. FUNDAMENTAL POLICIES

The fund will not:

                                       A                      C           D           E
                                    BUY OR                BUY MORE     INVEST      CONCEN-       F
                                     SELL        B          THAN      MORE THAN   TRATE IN    INVEST
                                     REAL   BUY OR SELL   10% OF AN   5% IN AN     ANY ONE     LESS
FUND                                ESTATE  COMMODITIES    ISSUER      ISSUER     INDUSTRY   THAN 80%
-----------------------------------------------------------------------------------------------------
Absolute Return Currency and          A1          B1         --          --          E7           --
Income
-

Aggressive Growth                     A1          B1         C1          D1          E1           --
-

Balanced                              A1          B1         C1          D1          E1           --
-

California Tax-Exempt                 A1          B1         --          --          --           F1
-

Cash Management                       A3          A3         C1          D1          --
-

Core Bond                             A1          B1         C1          D1          E1           --
-

Disciplined Equity                    A1          B1         C1          D1          E1           --
-

Disciplined International Equity      A1          B4         C1          D1          E1           --
-

Disciplined Large Cap Growth          A1          B3         C1          D1          E1           --
-

Disciplined Small and Mid Cap         A1          B4         C1          D1          E1           --
Equity
-

Disciplined Small Cap Value           A1          B4         C1          D1          E1           --
-



Statement of Additional Information - Nov. 29, 2007                       Page 6

                                       A                      C           D           E
                                    BUY OR                BUY MORE     INVEST      CONCEN-       F
                                     SELL        B          THAN      MORE THAN   TRATE IN    INVEST
                                     REAL   BUY OR SELL   10% OF AN   5% IN AN     ANY ONE     LESS
FUND                                ESTATE  COMMODITIES    ISSUER      ISSUER     INDUSTRY   THAN 80%
-----------------------------------------------------------------------------------------------------
Diversified Bond                      A1          B1         C1          D1          E1           --
-

Diversified Equity Income             A1          B1         C1          D1          E1           --
-

Dividend Opportunity                  A1          B1         C1          D1          --
-

Emerging Markets                      A1          B1         C1          D1          E1           --
-

Emerging Markets Bond                 A1          B4         --          --          E5           --
-

Equity Value                          A1          B1         C1          D1          E1           --
-

European Equity                       A1          B1         --          --          E1           --
-

Floating Rate                         A1          B4         C1          D1          E6           --
-

Fundamental Growth                    A1          B1         C1          D1          E1           --
-

Fundamental Value                     A1          B3         C1          D1          E1           --
-

Global Bond                           A1          B1         C1          --          E1           --
-

Global Equity                         A1          B1         C1          D1          E1           --
-

Global Technology                     A1          B1         --
-

Growth                                A1          B1         C1          D1          E1           --
-

High Yield Bond                       A1          B1         C1          D1          E1           --
-

Income Builder Basic Income*          A1          B4         --          --          E2           --
-

Income Builder Enhanced Income*       A1          B4         --          --          E2           --
-

Income Builder Moderate Income*       A1          B4         --          --          E2           --
-

Income Opportunities                  A1          B1         C1          D1          E1           --
-

Inflation Protected Securities        A1          B1         --          --          E1           --
-

Intermediate Tax-Exempt               A1          B1         C1          D1          --         F3(i)
-

International Aggressive Growth       A1          B3         C1          D1          E1           --
-

International Equity                  A1          B3         C1          D1          E1           --
-

International Opportunity             A1          B1         C1          D1          E1           --
-

International Select Value            A1          B3         C1          D1          E1           --
-

International Small Cap               A1          B3         C1          D1          E1           --
-

Large Cap Equity                      A1          B1         C1          D1          E1           --
-

Large Cap Value                       A1          B3         C1          D1          E1           --
-

Limited Duration Bond                 A1          B1         C1          D1          E1           --
-

Massachusetts Tax-Exempt              A1          B1         --          --          --           F1
-

Michigan Tax-Exempt                   A1          B1         --          --          --           F1
-

Mid Cap Growth                        A1          B1         C1          D1          E1           --
-

Mid Cap Value                         A1          B1         C1          D1          E1           --
-

Minnesota Tax-Exempt                  A1          B1         --          --          --           F1
-

New York Tax-Exempt                   A1          B1         --          --          --           F1
-

Ohio Tax-Exempt                       A1          B1         --          --          --           F1
-

Portfolio Builder Aggressive*         A1          B1         --          --          E2           --
-

Portfolio Builder Conservative*       A1          B1         --          --          E2           --
-

Portfolio Builder Moderate*           A1          B1         --          --          E2           --
-

Portfolio Builder Moderate            A1          B1         --          --          E2           --
Aggressive*
-



Statement of Additional Information - Nov. 29, 2007                       Page 7

                                       A                      C           D           E
                                    BUY OR                BUY MORE     INVEST      CONCEN-       F
                                     SELL        B          THAN      MORE THAN   TRATE IN    INVEST
                                     REAL   BUY OR SELL   10% OF AN   5% IN AN     ANY ONE     LESS
FUND                                ESTATE  COMMODITIES    ISSUER      ISSUER     INDUSTRY   THAN 80%
-----------------------------------------------------------------------------------------------------
Portfolio Builder Moderate            A1          B1         --          --          E2           --
Conservative*
-

Portfolio Builder Total Equity*       A1          B1         --          --          E2           --
-

Precious Metals and Mining            A1       B1(ii)        --          --          E3           --
-

Real Estate                           A1          B1         --
-

Retirement Plus 2010*                 A1          B4         --          --          E2           --
-

Retirement Plus 2015*                 A1          B4         --          --          E2           --
-

Retirement Plus 2020*                 A1          B4         --          --          E2           --
-

Retirement Plus 2025*                 A1          B4         --          --          E2           --
-

Retirement Plus 2030*                 A1          B4         --          --          E2           --
-

Retirement Plus 2035*                 A1          B4         --          --          E2           --
-

Retirement Plus 2040*                 A1          B4         --          --          E2           --
-

Retirement Plus 2045*                 A1          B4         --          --          E2           --
-

S&P 500 Index                         A1          B1         --          --          E4           --
-

Select Value                          A1          B3         C1          D1          E1           --
-

Short Duration U.S. Government        A1          B1         C1          D1          E1           --
-

Small Cap Advantage                   A1          B1         C1          D1          E1           --
-

Small Cap Equity                      A1          B3         C1          D1          E1           --
-

Small Cap Growth                      A1          B1         C1          D1          E1           --
-

Small Cap Value                       A1          B3         --          --          E1           --
-

Small Company Index                   A1          B1         C1          D1          E1           --
-

Strategic Allocation                  A1          B1         C1          D1          E1           --
-

Strategic Income Allocation           A1          B3         C1          D1          E1           --
-

Tax-Exempt Bond                       A1          B1         C1          D1          --       F3(iii)
-

Tax-Exempt High Income                A1          B1         C1          D1          --           F2
-

Tax-Exempt Money Market               A2          B2         C1          D1          --           F3
-

U.S. Government Mortgage              A1          B1         C1          D1          E1           --
-

Value                                 A1          B3         C1          D1          E1           --
-




    * The fund invests in a combination of underlying funds. These underlying funds have adopted their own investment policies that may be more or less restrictive than those of the fund. The policies of the underlying funds may permit a fund to engage in investment strategies indirectly that would otherwise be prohibited under the fund's investment restrictions.
  (i) For purposes of this policy, the fund will not include any investments subject to the alternative minimum tax.
 (ii) Additionally, the fund may purchase gold, silver, or other precious metals, strategic metals or other metals occurring naturally with such metals.
(iii) The fund does not intend to purchase bonds or other debt securities the interest from which is subject to the alternative minimum tax.

A. BUY OR SELL REAL ESTATE
   A1 - The fund will not buy or sell real estate, unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts. For purposes of this policy, real estate includes real estate limited partnerships.

   A2 - The fund will not invest in real estate, but the fund can invest in municipal bonds and notes secured by real estate or interest therein. For purposes of this policy, real estate includes real estate limited partnerships.

   A3 - The fund will not buy or sell real estate, commodities or commodity contracts. For purposes of this policy, real estate includes real estate limited partnerships.

B. BUY OR SELL PHYSICAL COMMODITIES
   B1 - The fund will not buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from buying or selling options and futures contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.



Statement of Additional Information - Nov. 29, 2007                       Page 8

   B2 -   The fund will not invest in commodities or commodity contracts.

   B3 - The fund will not buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from buying or selling options, futures contracts and foreign currency or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

   B4 - The fund will not buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the fund from buying or selling options, futures contracts and foreign currency or from entering into forward currency contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.




C. BUY MORE THAN 10% OF AN ISSUER



   C1 - The fund will not purchase more than 10% of the outstanding voting securities of an issuer, except that up to 25% of the fund's assets may be invested without regard to this 10% limitation. For tax-exempt funds, for purposes of this policy, the terms of a municipal security determine the issuer.



D. INVEST MORE THAN 5% IN AN ISSUER


   D1 - The fund will not invest more than 5% of its total assets in securities of any company, government, or political subdivision thereof, except the limitation will not apply to investments in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities, or other investment companies, and except that up to 25% of the fund's total assets may be invested without regard to this 5% limitation. For tax-exempt funds, for purposes of this policy, the terms of a municipal security determine the issuer.



E. CONCENTRATE


   E1 - The fund will not concentrate in any one industry. According to the present interpretation by the Securities and Exchange Commission
          (SEC), this means that up to 25% of the fund's total assets, based on current market value at time of purchase, can be invested in any one industry.



   E2 - The fund will not concentrate in any one industry. According to the present interpretation by the SEC, this means that up to 25% of the fund's total assets, based on current market value at time of purchase, can be invested in any one industry. The fund itself does not intend to concentrate, however the aggregation of holdings of the underlying funds may result in the fund indirectly investing more than 25% of its assets in a particular industry. The fund does not control the investments of the underlying funds and any indirect concentration will occur only as a result of the fund following its investment objectives by investing in the underlying funds.



   E3 - The fund will not invest less than 25% of its total assets in the precious metals industry, based on current market value at the time of purchase, unless market conditions temporarily require a defensive investment strategy.



   E4 - The fund will not concentrate in any one industry unless that industry represents more than 25% of the index tracked by the fund. For all other industries, in accordance with the current interpretation by the SEC, this means that up to 25% of the fund's total assets, based on current market value at time of purchase, can be invested in any one industry.



   E5 - While the fund may invest 25% or more of its total assets in the securities of foreign governmental and corporate entities located in the same country, it will not invest 25% or more of its total assets in any single foreign governmental issuer.



   E6 - The fund will not concentrate in any one industry. According to the present interpretation by the SEC, this means that up to 25% of the fund's total assets, based on current market value at time of purchase, can be invested in any one industry. For purposes of this restriction, loans will be considered investments in the industry of the underlying borrower, rather than that of the seller of the loan.



   E7 - Concentrate in any one industry, provided however, that this restriction shall not apply to securities or obligations issued or guaranteed by the U.S. Government, banks or bank holding companies or finance companies. For all other industries, this means that up to 25% of the fund's total assets, based on current market value at the time of purchase, can be invested in any one industry.



F. INVEST LESS THAN 80%


   F1 - The fund will not under normal market conditions, invest less than 80% of its net assets in municipal obligations that are generally exempt from federal income tax as well as respective state and local income tax.




Statement of Additional Information - Nov. 29, 2007                       Page 9

   F2 - The fund will not under normal market conditions, invest less than 80% of its net assets in bonds and notes issued by or on behalf of state and local governmental units whose interest, in the opinion of counsel for the issuer, is exempt from federal income tax and is not subject to the alternative minimum tax.



   F3 - The fund will not under normal market conditions, invest less than 80% of its net assets in bonds and other debt securities issued by or on behalf of state or local governmental units whose interest, in the opinion of counsel for the issuer, is exempt from federal income tax.


NONFUNDAMENTAL POLICIES

Nonfundamental policies are policies that can be changed by the Board without shareholder approval. The following nonfundamental policies are in addition to those described in the prospectus.

FOR FUNDS OTHER THAN MONEY MARKET FUNDS:
    - No more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

FOR MONEY MARKET FUNDS:
    - No more than 10% of the fund's net assets will be held in securities and other instruments that are illiquid.

ADDITIONALLY, REGARDING LIMITING INVESTMENTS IN FOREIGN SECURITIES:

FOR AGGRESSIVE GROWTH, BALANCED, CORE BOND, DISCIPLINED EQUITY, DISCIPLINED LARGE CAP GROWTH, DISCIPLINED SMALL AND MID CAP EQUITY, DISCIPLINED SMALL CAP VALUE, DIVERSIFIED BOND, DIVERSIFIED EQUITY INCOME, DIVIDEND OPPORTUNITY, EQUITY VALUE, FLOATING RATE, FUNDAMENTAL GROWTH, FUNDAMENTAL VALUE, GROWTH, HIGH YIELD BOND, INCOME OPPORTUNITIES, INFLATION PROTECTED SECURITIES, LARGE CAP EQUITY, LARGE CAP VALUE, LIMITED DURATION BOND, MID CAP GROWTH, MID CAP VALUE, REAL ESTATE, SELECT VALUE, SMALL CAP ADVANTAGE, SMALL CAP EQUITY, SMALL CAP GROWTH, SMALL CAP VALUE, AND VALUE:
    - Up to 25% of the fund's net assets may be invested in foreign investments.

FOR PRECIOUS METALS AND MINING:
    - Under normal market conditions, the fund intends to invest at least 50% of its total assets in foreign investments.

FOR SHORT DURATION U.S. GOVERNMENT AND U.S. GOVERNMENT MORTGAGE:
    - Up to 20% of the fund's net assets may be invested in foreign investments.

FOR STRATEGIC ALLOCATION:
    - The fund may invest its total assets, up to 50%, in foreign investments.

Fund-of-fund's invest in a combination of underlying funds. These underlying funds have adopted their own investment policies that may be more or less restrictive than those of the fund. The policies of the underlying funds may permit a fund to engage in investment strategies indirectly that would otherwise be prohibited under the funds investment structure.



Statement of Additional Information - Nov. 29, 2007                      Page 10

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS

This table shows many of the various investment strategies and investments that many funds are allowed to engage in and purchase. It is intended to show the breadth of investments that the investment manager or subadviser (individually and collectively, the "investment manager") may make on behalf of a fund. For a description of principal risks for an individual fund, please see the applicable prospectus for that fund. Notwithstanding a fund's ability to utilize these strategies and techniques, the investment manager is not obligated to use them at any particular time. For example, even though the investment manager is authorized to adopt temporary defensive positions and is authorized to attempt to hedge against certain types of risk, these practices are left to the investment manager's sole discretion.

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS: A black circle indicates that the investment strategy or type of investment generally is authorized for a category of funds. Exceptions are noted in the footnotes to the table. See Table 1 for fund categories.

             TABLE 3. INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


                                                         FUNDS-OF-FUNDS -  TAXABLE  TAXABLE  TAX-EXEMPT  TAX-EXEMPT      STATE
                                                            EQUITY AND      FIXED    MONEY      MONEY       FIXED     TAX-EXEMPT
INVESTMENT STRATEGY                    BALANCED  EQUITY    FIXED INCOME     INCOME   MARKET    MARKET      INCOME    FIXED INCOME
---------------------------------------------------------------------------------------------------------------------------------
Agency and government securities           -        -            -            -        -          -           -            -

---------------------------------------------------------------------------------------------------------------------------------
Borrowing                                  -        -            -            -        -         --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Cash/money market instruments              -        -            -            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Collateralized bond obligations            -       - A          --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Commercial paper                           -        -            -            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Common stock                               -        -           --           - B       --        --          --           --
---------------------------------------------------------------------------------------------------------------------------------
Convertible securities                     -        -           --           - C       --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Corporate bonds                            -        -           --            -        -         --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Debt obligations                           -        -           --            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Depositary receipts                        -        -           --            -        --        --          --           --
---------------------------------------------------------------------------------------------------------------------------------
Derivative instruments
(including options and futures)            -        -            -            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Exchange-traded funds                      -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Floating rate loans                        -       --           --            -        --        --          --           --
---------------------------------------------------------------------------------------------------------------------------------
Foreign currency transactions              -        -           --            -        --        --           -
---------------------------------------------------------------------------------------------------------------------------------
Foreign securities                         -        -           --            -        -         --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Funding agreements                         -        -            -            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
High yield debt securities (junk
bonds)                                     -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Illiquid and restricted securities         -        -            -            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Indexed securities                         -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Inflation protected securities             -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Inverse floaters                           -        D           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Investment companies                       -        -            -            -        -         --          --           --
---------------------------------------------------------------------------------------------------------------------------------
Lending of portfolio securities            -        -            -            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Loan participations                        -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Mortgage- and asset-backed securities      -       - E          --            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Mortgage dollar rolls                      -        F           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Municipal obligations                      -        -           --            -        --         -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Preferred stock                            -        -           --           - G       --        --          - G           -
---------------------------------------------------------------------------------------------------------------------------------
Real estate investment trusts              -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Repurchase agreements                      -        -           --            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Reverse repurchase agreements              -        -           --            -        -         --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Short sales                                H        H            H            H        --        --           H            H
---------------------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 11

                                                         FUNDS-OF-FUNDS -  TAXABLE  TAXABLE  TAX-EXEMPT  TAX-EXEMPT      STATE
                                                            EQUITY AND      FIXED    MONEY      MONEY       FIXED     TAX-EXEMPT
INVESTMENT STRATEGY                    BALANCED  EQUITY    FIXED INCOME     INCOME   MARKET    MARKET      INCOME    FIXED INCOME
---------------------------------------------------------------------------------------------------------------------------------
Sovereign debt                             -        -           --            -        -         --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Structured investments                     -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Swap agreements                            -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Variable- or floating-rate securities      -        -            -            -        -          -           -            -
---------------------------------------------------------------------------------------------------------------------------------
Warrants                                   -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
When-issued securities and forward
commitments                                -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------
Zero-coupon, step-coupon and pay-in-
kind securities                            -        -           --            -        --        --           -            -
---------------------------------------------------------------------------------------------------------------------------------



A. The following funds are not authorized to invest in collateralized bond obligations: International Aggressive Growth, International Equity, International Select Value, International Small Cap, Select Value, Small Cap Equity, Small Cap Growth, Small Cap Value, and Small Cap Advantage.

B. The following funds are not authorized to invest in common stock: Short Duration U.S. Government, U.S. Government Mortgage.

C. The following funds are not authorized to invest in convertible securities: Short Duration U.S. Government, U.S. Government Mortgage.

D.    The following funds are authorized to invest in inverse floaters: Real
      Estate.

E. The following funds are not authorized to invest in mortgage- and asset-backed securities: Small Cap Growth, Value, S&P 500 Index, Small Cap Advantage, Small Company Index.

F.    The following funds are authorized to invest in mortgage dollar rolls:
      Real Estate.

G. The following funds are not authorized to invest in preferred stock: Tax-Exempt High Income, Intermediate Tax-Exempt, Tax-Exempt Bond, Short Duration U.S. Government, U.S. Government Mortgage.

H. The funds are not prohibited from engaging in short sales, however, each fund will seek Board approval prior to utilizing short sales as an active part of its investment strategy.



Statement of Additional Information - Nov. 29, 2007                      Page 12

INFORMATION REGARDING RISKS AND INVESTMENT STRATEGIES

RISKS

The following is a summary of common risk characteristics. Following this summary is a description of certain investments and investment strategies and the risks most commonly associated with them (including certain risks not described below and, in some cases, a more comprehensive discussion of how the risks apply to a particular investment or investment strategy). A mutual fund's risk profile is largely defined by the fund's primary securities and investment strategies. However, most mutual funds are allowed to use certain other strategies and investments that may have different risk characteristics. Accordingly, one or more of the following types of risk may be associated with a fund at any time (for a description of principal risks for an individual fund, please see that fund's prospectus):

ACTIVE MANAGEMENT RISK. For a fund that is actively managed, its performance will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the fund's investment objective. Due to its active management, a fund could underperform other mutual funds with similar investment objectives.

AFFILIATED FUND RISK. For funds-of-funds, the risk that the investment manager may have potential conflicts of interest in selecting underlying funds because the fees paid to it by some underlying funds are higher than the fees paid by other underlying funds. However, the investment manager is a fiduciary to the funds and is legally obligated to act in their best interests when selecting underlying funds, without taking fees into consideration.

ALLOCATION RISK. For funds-of-funds, the risk that the investment manager's evaluations regarding asset classes or underlying funds may be incorrect. There is no guarantee that the underlying funds will achieve their investment objectives. There is also a risk that the selected underlying funds' performance may be lower than the performance of the asset class they were selected to represent or may be lower than the performance of alternative underlying funds that could have been selected to represent the asset class.

CREDIT RISK. Credit risk is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the fund purchases unrated securities, or if the rating of a security is reduced after purchase, the fund will depend on the investment manager's analysis of credit risk more heavily than usual.

CONFIDENTIAL INFORMATION ACCESS RISK. For funds investing in floating rate loans, the investment manager normally will seek to avoid the receipt of material, non-public information (Confidential Information) about the issuers of floating rate loans being considered for acquisition by the fund, or held in the fund. In many instances, issuers of floating rate loans offer to furnish Confidential Information to prospective purchasers or holders of the issuer's floating rate loans to help potential investors assess the value of the loan. The investment manager's decision not to receive Confidential Information from these issuers may disadvantage the fund as compared to other floating rate loan investors, and may adversely affect the price the fund pays for the loans it purchases, or the price at which the fund sells the loans. Further, in situations when holders of floating rate loans are asked, for example, to grant consents, waivers or amendments, the investment manager's ability to assess the desirability of such consents, waivers or amendments may be compromised. For these and other reasons, it is possible that the investment manager's decision under normal circumstances not to receive Confidential Information could adversely affect the fund's performance.

COUNTERPARTY RISK. Counterparty risk is the risk that a counterparty to a financial instrument entered into by the fund or held by a special purpose or structured vehicle becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties. The fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The fund may obtain only limited recovery or may obtain no recovery in such circumstances. The fund will typically enter into financial instrument transactions with counterparties whose credit rating is investment grade, or, if unrated, determined to be of comparable quality by the investment manager.

DERIVATIVES RISK. Derivatives are financial instruments that have a value which depends upon, or is derived from, the value of something else, such as one or more underlying securities, pools of securities, options, futures, indexes or currencies. Gains or losses involving derivative instruments may be substantial, because a relatively small price movement in the underlying security(ies), instrument, currency or index may result in a substantial gain or loss for the Fund. Derivative instruments in which the Fund invests will typically increase the Fund's exposure to Principal Risks to which it is otherwise exposed, and may expose the Fund to additional risks, including counterparty credit risk, hedging risk, correlation risk, leverage risk, and liquidity risk.



Statement of Additional Information - Nov. 29, 2007                      Page 13

Counterparty credit risk is the risk that a counterparty to the derivative instrument becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, and the Fund may obtain no recovery of its investment or may only obtain a limited recovery, and any recovery may be delayed.

Hedging risk is the risk that derivative instruments used to hedge against an opposite position may offset losses, but they may also offset gains.

Correlation risk is related to hedging risk and is the risk that there may be an incomplete correlation between the hedge and the opposite position, which may result in increased or unanticipated losses.

Leverage risk is the risk that losses from the derivative instrument may be greater than the amount invested in the derivative instrument. Certain derivatives have the potential for unlimited losses, regardless of the size of the initial investment.

Liquidity risk is the risk that the derivative instrument may be difficult or impossible to sell or terminate, which may cause the Fund to be in a position to do something the investment manager would not otherwise choose, including accepting a lower price for the derivative instrument, selling other investments or foregoing another, more appealing investment opportunity.

DIVERSIFICATION RISK. A non-diversified fund may invest more of its assets in fewer companies than if it were a diversified fund. Because each investment has a greater effect on the fund's performance, the fund may be more exposed to the risks of loss and volatility than a fund that invests more broadly.

For funds-of-funds, although most of the underlying funds are diversified funds, because the fund invests in a limited number of underlying funds, it is considered a non-diversified fund.

FOREIGN/EMERGING MARKETS RISK. The following are all components of foreign/emerging markets risk:

Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rates between local currency and the U.S. dollar. Whenever the fund holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Emerging markets risk includes the dramatic pace of change (economic, social, and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners, and hostile relations with neighboring countries.

GEOGRAPHIC CONCENTRATION RISK. The fund may be particularly susceptible to economic, political or regulatory events affecting companies and countries within the specific geographic region in which the fund focuses its investments. Currency devaluations could occur in countries that have not yet experienced currency devaluation to date, or could continue to occur in countries that have already experienced such devaluations. As a result, the fund may be more volatile than a more geographically diversified fund.

For state-specific funds. Because state-specific tax-exempt funds invest primarily in the municipal securities issued by the state and political sub-divisions of the state, each fund will be particularly affected by political and economic conditions and developments in the state in which it invests. This vulnerability to factors affecting the state's tax-exempt investments will be significantly greater than that of a more geographically diversified fund, which may result in greater losses and volatility. See Appendix B for details. The value of municipal securities owned by a fund also may be adversely affected by future changes in federal or state income tax laws.

In addition, because of the relatively small number of issuers of tax-exempt securities, the fund may invest a higher percentage of its assets in a single issuer and, therefore, be more exposed to the risk of loss by investing in a few issuers than a fund that invests more broadly. At times, the fund and other accounts managed by the investment manager may own all or most of the debt of a particular issuer. This concentration of ownership may make it more difficult to sell, or to determine the fair value of, these investments.



Statement of Additional Information - Nov. 29, 2007                      Page 14

HIGHLY LEVERAGED TRANSACTIONS RISK. Certain corporate loans and corporate debt securities involve refinancings, recapitalizations, mergers and acquisitions, and other financings for general corporate purposes. These investments also may include senior obligations of a borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code (commonly known as "debtor-in-possession" financings), provided that such senior obligations are determined by the fund's investment manager upon its credit analysis to be a suitable investment by the fund. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Such business objectives may include but are not limited to: management's taking over control of a company (leveraged buy-out); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Loans or securities that are part of highly leveraged transactions involve a greater risk (including default and bankruptcy) than other investments.

IMPAIRMENT OF COLLATERAL RISK. The value of collateral, if any, securing a floating rate loan can decline, and may be insufficient to meet the borrower's obligations or difficult to liquidate. In addition, the fund's access to collateral may be limited by bankruptcy or other insolvency laws. Further, certain floating rate loans may not be fully collateralized and may decline in value.

INDEXING RISK. For funds that are managed to an index, the fund's performance will rise and fall as the performance of the index rises and falls.

INFLATION PROTECTED SECURITIES RISK. Inflation-protected debt securities tend to react to change in real interest rates. Real interest rates can be described as nominal interest rates minus the expected impact of inflation. In general, the price of an inflation-protected debt security falls when real interest rates rise, and rises when real interest rates fall. Interest payments on inflation-protected debt securities will vary as the principal and/or interest is adjusted for inflation and may be more volatile than interest paid on ordinary bonds. In periods of deflation, the fund may have no income at all. Income earned by a shareholder depends on the amount of principal invested and that principal will not grow with inflation unless the investor reinvests the portion of fund distributions that comes from inflation adjustments.

INTEREST RATE RISK. The securities in the portfolio are subject to the risk of losses attributable to changes in interest rates. Interest rate risk is generally associated with bond prices: when interest rates rise, bond prices fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates.

INITIAL PUBLIC OFFERING (IPO) RISK. IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. To the extent a fund determines to invest in IPOs it may not be able to invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available. The investment performance of a fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the fund is able to do so. In addition, as a fund increases in size, the impact of IPOs on the fund's performance will generally decrease. IPOs will frequently be sold within 12 months of purchase. This may result in increased short-term capital gains, which will be taxable to shareholders as ordinary income.

ISSUER RISK. An issuer, or the value of its stocks or bonds, may perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

LIQUIDITY RISK. The risk associated from a lack of marketability of securities which may make it difficult or impossible to sell at desirable prices in order to minimize loss. The Fund may have to lower the selling price, sell other investments, or forego another, more appealing investment opportunity.

MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Fund to underperform other mutual funds if that style falls out of favor with the market.

PREPAYMENT AND EXTENSION RISK. The risk that a bond or other security might be called, or otherwise converted, prepaid, or redeemed, before maturity. This risk is primarily associated with asset-backed securities, including mortgage backed securities. If a security is converted, prepaid, or redeemed, before maturity, particularly during a time of declining interest rates, the portfolio managers may not be able to reinvest in securities providing as high a level of income, resulting in a reduced yield to the fund. Conversely, as interest rates rise, the likelihood of prepayment decreases. The portfolio managers may be unable to capitalize on securities with higher interest rates because the Fund's investments are locked in at a lower rate for a longer period of time.

QUANTITATIVE MODEL RISK. Securities selected using quantitative methods may perform differently from the market as a whole as a result of the factors used in the quantitative method, the weight placed on each factor, and changes in the factors'


Statement of Additional Information - Nov. 29, 2007                      Page 15
historical trends. The quantitative methodology employed by the investment manager has been extensively tested using historical securities market data, but has only recently begun to be used to manage open-end mutual funds. There can be no assurance that the methodology will enable the fund to achieve its objective.

REINVESTMENT RISK. The risk that an investor will not be able to reinvest income or principal at the same rate it currently is earning.

SECTOR RISK. Investments that are concentrated in a particular issuer, geographic region, or sector will be more susceptible to changes in price. The more a fund diversifies, the more it spreads risk and potentially reduces the risks of loss and volatility.

SMALL AND MID-SIZED COMPANY RISK. Investments in small and medium companies often involve greater risks than investments in larger, more established companies because small and medium companies may lack the management experience, financial resources, product diversification, experience, and competitive strengths of larger companies. Additionally, in many instances the securities of small and medium companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less and may be more volatile than is typical of larger companies.

TAX RISK. As a regulated investment company, a fund must derive at least 90% of its gross income for each taxable year from sources treated as "qualifying income" under the Internal Revenue Code of 1986, as amended. The Fund currently intends to take positions in forward currency contracts with notional value up to the Fund's total net assets. Although foreign currency gains currently constitute "qualifying income" the Treasury Department has the authority to issue regulations excluding from the definition of "qualifying incomes" a fund's foreign currency gains not "directly related" to its "principal business" of investing in stocks or securities (or options and futures with respect thereto). Such regulations might treat gains from some of the Fund's foreign currency-denominated positions as not "qualifying income" and there is a remote possibility that such regulations might be applied retroactively, in which case, the Fund might not qualify as a regulated investment company for one or more years. In the event the Treasury Department issues such regulations, the Fund's Board of Directors may authorize a significant change in investment strategy or Fund liquidation.

TRACKING ERROR RISK. For funds that are managed to an index, the fund may not track the index perfectly because differences between the index and the fund's portfolio can cause differences in performance. The investment manager purchases securities and other instruments in an attempt to replicate the performance of the index. However, the tools that the investment manager uses to replicate the index are not perfect and the fund's performance is affected by factors such as the size of the fund's portfolio, transaction costs, management fees and expenses, brokerage commissions and fees, the extent and timing of cash flows in and out of the fund and changes in the index.

In addition, the returns from a specific type of security (for example, mid-cap stocks) may trail returns from other asset classes or the overall market. Each type of security will go through cycles of doing better or worse than stocks or bonds in general. These periods may last for several years.

UNDERLYING FUND SELECTION RISK. For funds-of-funds, the risk that the selected underlying funds' performance may be lower than the performance of the asset class they were selected to represent or may be lower than the performance of alternative underlying funds that could have been selected to represent the investment category.

INVESTMENT STRATEGIES

The following information supplements the discussion of each fund's investment objectives, policies, and strategies that are described in the prospectus and in this SAI. The following describes strategies that many mutual funds use and types of securities that they purchase. Please refer to the table titled Investment Strategies and Types of Investments to see which are applicable to various categories of funds.

AGENCY AND GOVERNMENT SECURITIES
The U.S. government and its agencies issue many different types of securities. U.S. Treasury bonds, notes, and bills and securities, including mortgage pass through certificates of the Government National Mortgage Association (GNMA), are guaranteed by the U.S. government.

Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises but are not guaranteed by the U.S. government. This may increase the credit risk associated with these investments. Government-sponsored entities issuing securities include privately owned, publicly chartered entities created to reduce borrowing costs for certain sectors of the economy, such as farmers, homeowners, and students. They include the Federal Farm Credit Bank System, Farm Credit Financial Assistance Corporation, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association (FNMA), Student Loan Marketing Association (SLMA), and Resolution Trust Corporation (RTC). Government-sponsored entities may issue discount notes (with maturities ranging from overnight to


Statement of Additional Information - Nov. 29, 2007                      Page 16

360 days) and bonds. Agency and government securities are subject to the same concerns as other debt obligations. (See also Debt Obligations and Mortgage- and Asset-Backed Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with agency and government securities include:
Inflation Risk, Interest Rate Risk, Prepayment and Extension Risk, and Reinvestment Risk.

BORROWING
A fund may borrow money for temporary purposes or to engage in transactions permissible under the 1940 Act that may be considered a borrowing (such as derivative instruments). Borrowings are subject to costs (in addition to any interest that may be paid) and typically reduce a fund's total return. Except as noted in the nonfundamental policies, however, a fund may not buy securities on margin.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with borrowing include: Inflation Risk.

CASH/MONEY MARKET INSTRUMENTS
Cash-equivalent investments include short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances, and letters of credit of banks or savings and loan associations having capital, surplus, and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. A fund also may purchase short-term notes and obligations of U.S. and foreign banks and corporations and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. (See also Commercial Paper, Debt Obligations, Repurchase Agreements, and Variable- or Floating-Rate Securities.) These types of instruments generally offer low rates of return and subject a fund to certain costs and expenses. See Appendix A for a discussion of securities ratings.

Bankers' acceptances are marketable short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

Bank certificates of deposit are certificates issued against funds deposited in a bank (including eligible foreign branches of U.S. banks), are for a definite period of time, earn a specified rate of return and are normally negotiable.

A fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with cash/money market instruments include: Credit Risk and Inflation Risk.

COLLATERALIZED BOND OBLIGATIONS
Collateralized bond obligations (CBOs) are investment grade bonds backed by a pool of bonds, which may include junk bonds. CBOs are similar in concept to collateralized mortgage obligations (CMOs), but differ in that CBOs represent different degrees of credit quality rather than different maturities. (See also Mortgage- and Asset-Backed Securities.) Underwriters of CBOs package a large and diversified pool of high-risk, high-yield junk bonds, which is then separated into "tiers." Typically, the first tier represents the higher quality collateral and pays the lowest interest rate; the second tier is backed by riskier bonds and pays a higher rate; the third tier represents the lowest credit quality and instead of receiving a fixed interest rate receives the residual interest payments -- money that is left over after the higher tiers have been paid. CBOs, like CMOs, are substantially overcollateralized and this, plus the diversification of the pool backing them, may earn certain of the tiers investment-grade bond ratings. Holders of third-tier CBOs stand to earn high yields or less money depending on the rate of defaults in the collateral pool. (See also High-Yield Debt Securities (Junk Bonds).)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with CBOs include: Credit Risk, Interest Rate Risk and Prepayment and Extension Risk.

COMMERCIAL PAPER
Commercial paper is a short-term debt obligation with a maturity ranging from 2 to 270 days issued by banks, corporations, and other borrowers. It is sold to investors with temporary idle cash as a way to increase returns on a short-term basis. These instruments are generally unsecured, which increases the credit risk associated with this type of investment. (See also Debt Obligations and Illiquid and Restricted Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with commercial paper include: Credit Risk and Liquidity Risk.



Statement of Additional Information - Nov. 29, 2007                      Page 17

COMMON STOCK
Common stock represents units of ownership in a corporation. Owners typically are entitled to vote on the selection of directors and other important matters as well as to receive dividends on their holdings. In the event that a corporation is liquidated, the claims of secured and unsecured creditors and owners of bonds and preferred stock take precedence over the claims of those who own common stock.

The price of common stock is generally determined by corporate earnings, type of products or services offered, projected growth rates, experience of management, liquidity, and general market conditions for the markets on which the stock trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with common stock include: Issuer Risk, Market Risk, and Small and Mid-Sized Company Risk.

CONVERTIBLE SECURITIES
Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into common, preferred or other securities of the same or a different issuer within a particular period of time at a specified price. Some convertible securities, such as preferred equity-redemption cumulative stock (PERCs), have mandatory conversion features. Others are voluntary. A convertible security entitles the holder to receive interest normally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying stock since they have fixed income characteristics, and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with convertible securities include: Interest Rate Risk, Issuer Risk, Market Risk, Prepayment and Extension Risk, and Reinvestment Risk.

CORPORATE BONDS
Corporate bonds are debt obligations issued by private corporations, as distinct from bonds issued by a government agency or a municipality. Corporate bonds typically have four distinguishing features: (1) they are taxable; (2) they have a par value of $1,000; (3) they have a term maturity, which means they come due all at once; and (4) many are traded on major exchanges. Corporate bonds are subject to the same concerns as other debt obligations. (See also Debt Obligations and High-Yield Debt Securities (Junk Bonds).) Corporate bonds may be either secured or unsecured. Unsecured corporate bonds are generally referred to as "debentures." See Appendix A for a discussion of securities ratings.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with corporate bonds include: Credit Risk, Interest Rate Risk, Issuer Risk, Prepayment and Extension Risk, and Reinvestment Risk.

DEBT OBLIGATIONS
Many different types of debt obligations exist (for example, bills, bonds, or notes). Issuers of debt obligations have a contractual obligation to pay interest at a fixed, variable or floating rate on specified dates and to repay principal on a specified maturity date. Certain debt obligations (usually intermediate- and long-term bonds) have provisions that allow the issuer to redeem or "call" a bond before its maturity. Issuers are most likely to call these securities during periods of falling interest rates. When this happens, an investor may have to replace these securities with lower yielding securities, which could result in a lower return.

The market value of debt obligations is affected primarily by changes in prevailing interest rates and the issuers perceived ability to repay the debt. The market value of a debt obligation generally reacts inversely to interest rate changes. When prevailing interest rates decline, the price usually rises, and when prevailing interest rates rise, the price usually declines.



Statement of Additional Information - Nov. 29, 2007                      Page 18

In general, the longer the maturity of a debt obligation, the higher its yield and the greater the sensitivity to changes in interest rates. Conversely, the shorter the maturity, the lower the yield but the greater the price stability.

As noted, the values of debt obligations also may be affected by changes in the credit rating or financial condition of their issuers. Generally, the lower the quality rating of a security, the higher the degree of risk as to the payment of interest and return of principal. To compensate investors for taking on such increased risk, those issuers deemed to be less creditworthy generally must offer their investors higher interest rates than do issuers with better credit ratings. (See also Agency and Government Securities, Corporate Bonds, and High-Yield Debt Securities (Junk Bonds).)

Generally, debt obligations that are investment grade are those that have been rated in one of the top four credit quality categories by two out of the three independent rating agencies. In the event that a debt obligation has been rated by only two agencies, the most conservative, or lower, rating must be in one of the top four credit quality categories in order for the security to be considered investment grade. If only one agency has rated the debt obligation, that rating must be in one of the top four credit quality categories for the security to be considered investment grade. See Appendix A for a discussion of securities ratings.

All ratings limitations are applied at the time of purchase. Subsequent to purchase, a debt security may cease to be rated or its rating may be reduced below the minimum required for purchase by a fund. Neither event will require the sale of such a security, but it will be a factor in considering whether to continue to hold the security. To the extent that ratings change as a result of changes in a rating agency or its rating system, a fund will attempt to use comparable ratings as standards for selecting investments.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with debt obligations include: Credit Risk, Interest Rate Risk, Issuer Risk, Prepayment and Extension Risk, and Reinvestment Risk.

DEPOSITARY RECEIPTS
Some foreign securities are traded in the form of American Depositary Receipts
(ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers. European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, depositary receipts in registered form are designed for use in the U.S. and depositary receipts in bearer form are designed for use in securities markets outside the U.S. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Depositary receipts involve the risks of other investments in foreign securities. In addition, ADR holders may not have all the legal rights of shareholders and may experience difficulty in receiving shareholder communications. (See also Common Stock and Foreign Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with depositary receipts include: Foreign/Emerging Markets Risk, Issuer Risk, and Market Risk.

DERIVATIVE INSTRUMENTS
Derivative instruments are commonly defined to include securities or contracts whose values depend, in whole or in part, on (or "derive" from) the value of one or more other assets, such as securities, currencies, or commodities.

A derivative instrument generally consists of, is based upon, or exhibits characteristics similar to options or forward contracts. Such instruments may be used to maintain cash reserves while remaining fully invested, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs, or to pursue higher investment returns. Derivative instruments are characterized by requiring little or no initial payment. Their value changes daily based on a security, a currency, a group of securities or currencies, or an index. A small change in the value of the underlying security, currency, or index can cause a sizable percentage gain or loss in the price of the derivative instrument.

Options and forward contracts are considered to be the basic "building blocks" of derivatives. For example, forward-based derivatives include forward contracts, swap contracts, and exchange-traded futures. Forward-based derivatives are sometimes referred to generically as "futures contracts." Option-based derivatives include privately negotiated, over-the-counter (OTC) options (including caps, floors, collars, and options on futures) and exchange-traded options on futures. Diverse types of derivatives may be created by combining options or futures in different ways, and by applying these structures to a wide range of underlying assets.

Options. An option is a contract. A person who buys a call option for a security has the right to buy the security at a set price for the length of the contract. A person who sells a call option is called a writer. The writer of a call option agrees for the length of the contract to sell the security at the set price when the buyer wants to exercise the option, no matter what the market price of the security is at that time. A person who buys a put option has the right to sell a security at a set price for the length of the contract. A person who writes a put option agrees to buy the security at the set price if the purchaser wants


Statement of Additional Information - Nov. 29, 2007                      Page 19
to exercise the option during the length of the contract, no matter what the market price of the security is at that time. An option is covered if the writer owns the security (in the case of a call) or sets aside the cash or securities of equivalent value (in the case of a put) that would be required upon exercise.

The price paid by the buyer for an option is called a premium. In addition to the premium, the buyer generally pays a broker a commission. The writer receives a premium, less another commission, at the time the option is written. The premium received by the writer is retained whether or not the option is exercised. A writer of a call option may have to sell the security for a below-market price if the market price rises above the exercise price. A writer of a put option may have to pay an above-market price for the security if its market price decreases below the exercise price.

When an option is purchased, the buyer pays a premium and a commission. It then pays a second commission on the purchase or sale of the underlying security when the option is exercised. For record keeping and tax purposes, the price obtained on the sale of the underlying security is the combination of the exercise price, the premium, and both commissions.

One of the risks an investor assumes when it buys an option is the loss of the premium. To be beneficial to the investor, the price of the underlying security must change within the time set by the option contract. Furthermore, the change must be sufficient to cover the premium paid, the commissions paid both in the acquisition of the option and in a closing transaction or in the exercise of the option and sale (in the case of a call) or purchase (in the case of a put) of the underlying security. Even then, the price change in the underlying security does not ensure a profit since prices in the option market may not reflect such a change.

Options on many securities are listed on options exchanges. If a fund writes listed options, it will follow the rules of the options exchange. Options are valued at the close of the New York Stock Exchange. An option listed on a national exchange, Chicago Board Options Exchange, or NASDAQ will be valued at the last quoted sales price or, if such a price is not readily available, at the mean of the last bid and ask prices.

Options on certain securities are not actively traded on any exchange, but may be entered into directly with a dealer. These options may be more difficult to close. If an investor is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call written by the investor expires or is exercised.

Futures Contracts. A futures contract is a sales contract between a buyer (holding the "long" position) and a seller (holding the "short" position) for an asset with delivery deferred until a future date. The buyer agrees to pay a fixed price at the agreed future date and the seller agrees to deliver the asset. The seller hopes that the market price on the delivery date is less than the agreed upon price, while the buyer hopes for the contrary. Many futures contracts trade in a manner similar to the way a stock trades on a stock exchange and the commodity exchanges.

Generally, a futures contract is terminated by entering into an offsetting transaction. An offsetting transaction is effected by an investor taking an opposite position. At the time a futures contract is made, a good faith deposit called initial margin is set up. Daily thereafter, the futures contract is valued and the payment of variation margin is required so that each day a buyer would pay out cash in an amount equal to any decline in the contract's value or receive cash equal to any increase. At the time a futures contract is closed out, a nominal commission is paid, which is generally lower than the commission on a comparable transaction in the cash market.

Futures contracts may be based on various securities, securities indexes (such as the S&P 500 Index), foreign currencies and other financial instruments and indexes.

A fund may engage in futures and related options transactions to produce incremental earnings, to hedge existing positions, and to increase flexibility. The fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the fund may invest in futures contracts without registering with the CFTC.

Options on Futures Contracts. Options on futures contracts give the holder a right to buy or sell futures contracts in the future. Unlike a futures contract, which requires the parties to the contract to buy and sell a security on a set date (some futures are settled in cash), an option on a futures contract merely entitles its holder to decide on or before a future date (within nine months of the date of issue) whether to enter into a contract. If the holder decides not to enter into the contract, all that is lost is the amount (premium) paid for the option. Further, because the value of the option is fixed at the point of sale, there are no daily payments of cash to reflect the change in the value of the underlying contract. However, since an option gives the buyer the right to enter into a contract at a set price for a fixed period of time, its value does change daily.

One of the risks in buying an option on a futures contract is the loss of the premium paid for the option. The risk involved in writing options on futures contracts an investor owns, or on securities held in its portfolio, is that there could be an increase in the market value of these contracts or securities. If that occurred, the option would be exercised and the asset sold at a


Statement of Additional Information - Nov. 29, 2007                      Page 20
lower price than the cash market price. To some extent, the risk of not realizing a gain could be reduced by entering into a closing transaction. An investor could enter into a closing transaction by purchasing an option with the same terms as the one previously sold. The cost to close the option and terminate the investor's obligation, however, might still result in a loss. Further, the investor might not be able to close the option because of insufficient activity in the options market. Purchasing options also limits the use of monies that might otherwise be available for long-term investments.

Options on Stock Indexes. Options on stock indexes are securities traded on national securities exchanges. An option on a stock index is similar to an option on a futures contract except all settlements are in cash. A fund exercising a put, for example, would receive the difference between the exercise price and the current index level.

Tax and Accounting Treatment. As permitted under federal income tax laws and to the extent a fund is allowed to invest in futures contracts, a fund would intend to identify futures contracts as part of a mixed straddle and not mark them to market, that is, not treat them as having been sold at the end of the year at market value. If a fund is using short futures contracts for hedging purposes, the fund may be required to defer recognizing losses incurred on short futures contracts and on underlying securities. Any losses incurred on securities that are part of a straddle may be deferred to the extent there is unrealized appreciation on the offsetting position until the offsetting position is sold. Federal income tax treatment of gains or losses from transactions in options, options on futures contracts and indexes will depend on whether the option is a section 1256 contract. If the option is a non-equity option, a fund would either make a 1256(d) election and treat the option as a mixed straddle or mark to market the option at fiscal year end and treat the gain/loss as 40% short-term and 60% long-term.

The IRS has ruled publicly that an exchange-traded call option is a security for purposes of the 50%-of-assets test and that its issuer is the issuer of the underlying security, not the writer of the option, for purposes of the diversification requirements.

Accounting for futures contracts will be according to generally accepted accounting principles. Initial margin deposits will be recognized as assets due from a broker (a fund's agent in acquiring the futures position). During the period the futures contract is open, changes in value of the contract will be recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments will be made or received depending upon whether gains or losses are incurred. All contracts and options will be valued at the last-quoted sales price on their primary exchange.

Other Risks of Derivatives. The primary risk of derivatives is the same as the risk of the underlying asset, namely that the value of the underlying asset may go up or down. Adverse movements in the value of an underlying asset can expose an investor to losses. Derivative instruments may include elements of leverage and, accordingly, the fluctuation of the value of the derivative instrument in relation to the underlying asset may be magnified. The successful use of derivative instruments depends upon a variety of factors, particularly the investment manager's ability to predict movements of the securities, currencies, and commodity markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed.

Another risk is the risk that a loss may be sustained as a result of the failure of a counterparty to comply with the terms of a derivative instrument. The counterparty risk for exchange-traded derivative instruments is generally less than for privately-negotiated or OTC derivative instruments, since generally a clearing agency, which is the issuer or counterparty to each exchange-traded instrument, provides a guarantee of performance. For privately-negotiated instruments, there is no similar clearing agency guarantee. In all transactions, an investor will bear the risk that the counterparty will default, and this could result in a loss of the expected benefit of the derivative transaction and possibly other losses.

When a derivative transaction is used to completely hedge another position, changes in the market value of the combined position (the derivative instrument plus the position being hedged) result from an imperfect correlation between the price movements of the two instruments. With a perfect hedge, the value of the combined position remains unchanged for any change in the price of the underlying asset. With an imperfect hedge, the values of the derivative instrument and its hedge are not perfectly correlated. For example, if the value of a derivative instrument used in a short hedge (such as writing a call option, buying a put option, or selling a futures contract) increased by less than the decline in value of the hedged investment, the hedge would not be perfectly correlated. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded.

Derivatives also are subject to the risk that they cannot be sold, closed out, or replaced quickly at or very close to their fundamental value. Generally, exchange contracts are very liquid because the exchange clearinghouse is the counterparty of every contract. OTC transactions are less liquid than exchange-traded derivatives since they often can only be closed out with the other party to the transaction.

Another risk is caused by the legal unenforcibility of a party's obligations under the derivative. A counterparty that has lost money in a derivative transaction may try to avoid payment by exploiting various legal uncertainties about certain derivative products.



Statement of Additional Information - Nov. 29, 2007                      Page 21

(See also Foreign Currency Transactions.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with derivative instruments include: Derivatives Risk and Liquidity Risk.

EXCHANGE-TRADED FUNDS
Exchange-traded funds (ETFs) represent shares of ownership in mutual funds, unit investment trusts or depositary receipts. ETFs hold portfolios of securities that are designed to replicate, as closely as possible before expenses, the price and yield of a specified market index. The performance results of ETFs will not replicate exactly the performance of the pertinent index due to transaction and other expenses, including fees to service providers, borne by ETFs. ETF shares are sold and redeemed at net asset value only in large blocks called creation units and redemption units, respectively. ETF shares also may be purchased and sold in secondary market trading on national securities exchanges, which allows investors to purchase and sell ETF shares at their market price throughout the day.

Although one or more of the other risks described in this SAI may apply, investments in ETFs involve the same risks associated with a direct investment in the types of securities included in the indices the ETFs are designed to replicate, including Market Risk. Shares of an ETF may trade at a market price that is less than their net asset value and an active trading market in such shares may not develop or continue. Finally, there can be no assurance that the portfolio of securities purchased by an ETF to replicate a particular index will replicate such index.

FLOATING RATE LOANS
Most floating rate loans are acquired directly from the agent bank or from another holder of the loan by assignment. Most such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are typically made by a syndicate of banks and institutional investors, represented by an agent bank which has negotiated and structured the loan and which is responsible generally for collecting interest, principal, and other amounts from the borrower on its own behalf and on behalf of the other lending institutions in the syndicate, and for enforcing its and their other rights against the borrower. Each of the lending institutions, including the agent bank, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan. Floating rate loans may include delayed draw term loans and prefunded or synthetic letters of credit.

A fund's ability to receive payments of principal and interest and other amounts in connection with loans held by it will depend primarily on the financial condition of the borrower. The failure by the fund to receive scheduled interest or principal payments on a loan would adversely affect the income of the fund and would likely reduce the value of its assets, which would be reflected in a reduction in the fund's net asset value. Banks and other lending institutions generally perform a credit analysis of the borrower before originating a loan or purchasing an assignment in a loan. In selecting the loans in which the fund will invest, however, the investment manager will not rely on that credit analysis of the agent bank, but will perform its own investment analysis of the borrowers. The investment manager's analysis may include consideration of the borrower's financial strength and managerial experience, debt coverage, additional borrowing requirements or debt maturity schedules, changing financial conditions, and responsiveness to changes in business conditions and interest rates. The majority of loans the fund will invest in will be rated by one or more of the nationally recognized rating agencies. Investments in loans may be of any quality, including "distressed" loans, and will be subject to the fund's credit quality policy.

Loans may be structured in different forms, including assignments and participations. In an assignment, a fund purchases an assignment of a portion of a lender's interest in a loan. In this case, the fund may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but would otherwise be entitled to all of such bank's rights in the loan.

The borrower of a loan may, either at its own election or pursuant to terms of the loan documentation, prepay amounts of the loan from time to time. There is no assurance that a fund will be able to reinvest the proceeds of any loan prepayment at the same interest rate or on the same terms as those of the original loan.

Corporate loans in which a fund may purchase a loan assignment are made generally to finance internal growth, mergers, acquisitions, recapitalizations, stock repurchases, leveraged buy-outs, dividend payments to sponsors and other corporate activities. Under current market conditions, most of the corporate loans purchased by the fund will represent loans made to highly leveraged corporate borrowers. The highly leveraged capital structure of the borrowers in such transactions may make such loans especially vulnerable to adverse changes in economic or market conditions. The fund may hold investments in loans for a very short period of time when opportunities to resell the investments that the investment manager believes are attractive arise.

Certain of the loans acquired by a fund may involve revolving credit facilities under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the fund would have an obligation



Statement of Additional Information - Nov. 29, 2007                      Page 22
to advance its portion of such additional borrowings upon the terms specified in the loan assignment. To the extent that the fund is committed to make additional loans under such an assignment, it will at all times designate cash or securities in an amount sufficient to meet such commitments.

Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in floating rate loans, the investment manager may from time to time come into possession of material, non-public information about the issuers of loans that may be held in a fund's portfolio. Possession of such information may in some instances occur despite the investment manager's efforts to avoid such possession, but in other instances the investment manager may choose to receive such information (for example, in connection with participation in a creditors' committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, the investment manager's ability to trade in these loans for the account of the fund could potentially be limited by its possession of such information. Such limitations on the investment manager's ability to trade could have an adverse effect on the fund by, for example, preventing the fund from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

In some instances, other accounts managed by the investment manager may hold other securities issued by borrowers whose floating rate loans may be held in a fund's portfolio. These other securities may include, for example, debt securities that are subordinate to the floating rate loans held in the fund's portfolio, convertible debt or common or preferred equity securities. In certain circumstances, such as if the credit quality of the issuer deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the issuer's floating rate loans. In such cases, the investment manager may owe conflicting fiduciary duties to the fund and other client accounts. The investment manager will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases certain clients may achieve a lower economic return, as a result of these conflicting client interests, than if the investment manager's client accounts collectively held only a single category of the issuer's securities.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with floating rate loans include: Credit Risk and Prepayment and Extension Risk.

FOREIGN CURRENCY TRANSACTIONS
Investments in foreign countries usually involve currencies of foreign countries. In addition, a fund may hold cash and cash equivalent investments in foreign currencies. As a result, the value of a fund's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency exchange rates and exchange control regulations. Also, a fund may incur costs in connection with conversions between various currencies. Currency exchange rates may fluctuate significantly over short periods of time causing a fund's NAV (Net Asset Value) to fluctuate. Currency exchange rates are generally determined by the forces of supply and demand in the foreign exchange markets, actual or anticipated changes in interest rates, and other complex factors. Currency exchange rates also can be affected by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments.

Spot Rates and Derivative Instruments. A fund may conduct its foreign currency exchange transactions either at the spot (cash) rate prevailing in the foreign currency exchange market or by entering into forward currency exchange contracts (forward contracts). (See also Derivative Instruments.) These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such derivative instruments, a fund could be disadvantaged by having to deal in the odd lot market for the underlying foreign currencies at prices that are less favorable than for round lots.

A fund may enter into forward contracts for a variety of reasons, but primarily it will enter into such contracts for risk management (hedging) or for investment purposes.

A fund may enter into forward contracts to settle a security transaction or handle dividend and interest collection. When a fund enters into a contract for the purchase or sale of a security denominated in a foreign currency or has been notified of a dividend or interest payment, it may desire to lock in the price of the security or the amount of the payment, usually in U.S. dollars, although it could desire to lock in the price of the security in another currency. By entering into a forward contract, a fund would be able to protect itself against a possible loss resulting from an adverse change in the relationship between different currencies from the date the security is purchased or sold to the date on which payment is made or received or when the dividend or interest is actually received.

A fund may enter into forward contracts when management of the fund believes the currency of a particular foreign country may decline in value relative to another currency. When selling currencies forward in this fashion, a fund may seek to hedge the value of foreign securities it holds against an adverse move in exchange rates. The precise matching of forward contract amounts and the value of securities involved generally will not be possible since the future value of securities in foreign


Statement of Additional Information - Nov. 29, 2007                      Page 23
currencies more than likely will change between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movements is extremely difficult and successful execution of a short-term hedging strategy is highly uncertain. Unless specifically permitted, a fund would not enter into such forward contracts or maintain a net exposure to such contracts when consummating the contracts would obligate it to deliver an amount of foreign currency in excess of the value of its securities or other assets denominated in that currency.

This method of protecting the value of the fund's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some point in time. Although forward contracts tend to minimize the risk of loss due to a decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase.

A fund may also enter into forward contracts when its management believes the currency of a particular country will increase in value relative to another currency. A fund may buy currencies forward to gain exposure to a currency without incurring the additional costs of purchasing securities denominated in that currency.

Absolute Return Currency and Income Fund is designed to invest in a combination of forward currency contracts and U.S. dollar-denominated market instruments in an attempt to obtain an investment result that is substantially the same as a direct investment in a foreign currency-denominated instrument. For example, the combination of U.S. dollar-denominated instruments with long forward currency exchange contracts creates a position economically equivalent to a position in the foreign currency, in anticipation of an increase in the value of the foreign currency against the U.S. dollar. Conversely, the combination of U.S. dollar-denominated instruments with short forward currency exchange contracts is economically equivalent to borrowing the foreign currency for delivery at a specified date in the future, in anticipation of a decrease in the value of the foreign currency against the U.S. dollar. This strategy may also be employed by other funds. Unanticipated changes in the currency exchange results could result in poorer performance for funds that enter into these types of transactions.

A fund may designate cash or securities in an amount equal to the value of the fund's total assets committed to consummating forward contracts entered into under the circumstance set forth above. If the value of the securities declines, additional cash or securities will be designated on a daily basis so that the value of the cash or securities will equal the amount of the fund's commitments on such contracts.

At maturity of a forward contract, a fund may either deliver (if a contract to sell) or take delivery of (if a contract to buy) the foreign currency or terminate its contractual obligation by entering into an offsetting contract with the same currency trader, the same maturity date, and covering the same amount of foreign currency.

If a fund engages in an offsetting transaction, it would incur a gain or loss to the extent there has been movement in forward contract prices. If a fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to buy or sell the foreign currency.

Although a fund values its assets each business day in terms of U.S. dollars, it may not intend to convert its foreign currencies into U.S. dollars on a daily basis. It would do so from time to time, and shareholders should be aware of currency conversion costs. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (spread) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should a fund desire to resell that currency to the dealer.

For Absolute Return Currency and Income Fund, it is possible, under certain circumstances, including entering into forward currency contracts for investment purposes, that the fund may have to limit or restructure its forward contract currency transactions to qualify as a "regulated investment company" under the Internal Revenue Code.

Options on Foreign Currencies. A fund may buy put and call options and write covered call and cash-secured put options on foreign currencies for hedging purposes and to gain exposure to foreign currencies. For example, a decline in the dollar value of a foreign currency in which securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against the diminutions in the value of securities, a fund may buy put options on the foreign currency. If the value of the currency does decline, a fund would have the right to sell the currency for a fixed amount in dollars and would offset, in whole or in part, the adverse effect on its portfolio that otherwise would have resulted.

Conversely, where a change in the dollar value of a currency would increase the cost of securities a fund plans to buy, or where a fund would benefit from increased exposure to the currency, a fund may buy call options on the foreign currency. The purchase of the options could offset, at least partially, the changes in exchange rates.



Statement of Additional Information - Nov. 29, 2007                      Page 24

As in the case of other types of options, however, the benefit to a fund derived from purchases of foreign currency options would be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a fund could sustain losses on transactions in foreign currency options that would require it to forego a portion or all of the benefits of advantageous changes in rates.

A fund may write options on foreign currencies for the same types of purposes. For example, when a fund anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option would most likely not be exercised and the diminution in value of securities would be fully or partially offset by the amount of the premium received.

Similarly, instead of purchasing a call option when a foreign currency is expected to appreciate, a fund could write a put option on the relevant currency. If rates move in the manner projected, the put option would expire unexercised and allow the fund to hedge increased cost up to the amount of the premium.

As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the fund would be required to buy or sell the underlying currency at a loss that may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the fund also may be required to forego all or a portion of the benefits that might otherwise have been obtained from favorable movements on exchange rates.

All options written on foreign currencies will be covered. An option written on foreign currencies is covered if a fund holds currency sufficient to cover the option or has an absolute and immediate right to acquire that currency without additional cash consideration upon conversion of assets denominated in that currency or exchange of other currency held in its portfolio. An option writer could lose amounts substantially in excess of its initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies are traded through financial institutions acting as market-makers, although foreign currency options also are traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

Foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation (OCC), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in certain foreign countries for that purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

Foreign Currency Futures and Related Options. A fund may enter into currency futures contracts to buy or sell currencies. It also may buy put and call options and write covered call and cash-secured put options on currency futures. Currency futures contracts are similar to currency forward contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures call for payment of delivery in U.S. dollars. A fund may use currency futures for the same purposes as currency forward contracts, subject to CFTC limitations.

Currency futures and options on futures values can be expected to correlate with exchange rates, but will not reflect other factors that may affect the value of the fund's investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect a fund against price decline if the issuer's creditworthiness deteriorates. Because the value of a fund's investments denominated in foreign currency will change in


Statement of Additional Information - Nov. 29, 2007                      Page 25
response to many factors other than exchange rates, it may not be possible to match the amount of a forward contract to the value of a fund's investments denominated in that currency over time.

A fund will hold securities or other options or futures positions whose values are expected to offset its obligations. The fund would not enter into an option or futures position that exposes the fund to an obligation to another party unless it owns either (i) an offsetting position in securities or (ii) cash, receivables and short-term debt securities with a value sufficient to cover its potential obligations. (See also Derivative Instruments and Foreign Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with foreign currency transactions include: Derivatives Risk, Interest Rate Risk, and Liquidity Risk.

FOREIGN SECURITIES
Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations involve special risks, including those set forth below, which are not typically associated with investing in U.S. securities. Foreign companies are not generally subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic companies. Additionally, many foreign stock markets, while growing in volume of trading activity, have substantially less volume than the New York Stock Exchange, and securities of some foreign companies are less liquid and more volatile than securities of domestic companies. Similarly, volume and liquidity in most foreign bond markets are less than the volume and liquidity in the U.S. and, at times, volatility of price can be greater than in the U.S. Further, foreign markets have different clearance, settlement, registration, and communication procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in such procedures could result in temporary periods when assets are uninvested and no return is earned on them. The inability of an investor to make intended security purchases due to such problems could cause the investor to miss attractive investment opportunities.

Payment for securities without delivery may be required in certain foreign markets and, when participating in new issues, some foreign countries require payment to be made in advance of issuance (at the time of issuance, the market value of the security may be more or less than the purchase price). Some foreign markets also have compulsory depositories (i.e., an investor does not have a choice as to where the securities are held). Fixed commissions on some foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. Further, an investor may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. There is generally less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in the U.S. It may be more difficult for an investor's agents to keep currently informed about corporate actions such as stock dividends or other matters that may affect the prices of portfolio securities. Communications between the U.S. and foreign countries may be less reliable than within the U.S., thus increasing the risk of delays or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of nationalization, expropriation, the imposition of additional withholding or confiscatory taxes, political, social, or economic instability, diplomatic developments that could affect investments in those countries, or other unforeseen actions by regulatory bodies (such as changes to settlement or custody procedures).

The risks of foreign investing may be magnified for investments in emerging markets, which may have relatively unstable governments, economies based on only a few industries, and securities markets that trade a small number of securities.

The introduction of a single currency, the euro, on Jan. 1, 1999 for participating European nations in the Economic and Monetary Union (EU) presents unique uncertainties, including the legal treatment of certain outstanding financial contracts after Jan. 1, 1999 that refer to existing currencies rather than the euro; the establishment and maintenance of exchange rates; the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax or labor regimes of European countries participating in the euro will converge over time; and whether the admission of other countries such as Poland, Latvia, and Lithuania as members of the EU may have an impact on the euro.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with foreign securities include: Foreign/Emerging Markets Risk and Issuer Risk.

FUNDING AGREEMENTS
A fund may invest in funding agreements issued by domestic insurance companies. Funding agreements are short-term, privately placed, debt obligations of insurance companies that offer a fixed- or floating-rate of interest. These investments are not readily marketable and therefore are considered to be illiquid securities. (See also Illiquid and Restricted Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with funding agreements include: Credit Risk and Liquidity Risk.



Statement of Additional Information - Nov. 29, 2007                      Page 26

HIGH-YIELD DEBT SECURITIES (JUNK BONDS)
High yield (high-risk) debt securities are sometimes referred to as junk bonds. They are non-investment grade (lower quality) securities that have speculative characteristics. Lower quality securities, while generally offering higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of default or bankruptcy. They are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. The special risk considerations in connection with investments in these securities are discussed below.

See Appendix A for a discussion of securities ratings. (See also Debt Obligations.)

All fixed rate interest-bearing securities typically experience appreciation when interest rates decline and depreciation when interest rates rise. The market values of lower-quality and comparable unrated securities tend to reflect individual corporate developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-quality and comparable unrated securities also tend to be more sensitive to economic conditions than are higher-rated securities. As a result, they generally involve more credit risks than securities in the higher-rated categories. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of lower-quality securities may experience financial stress and may not have sufficient revenues to meet their payment obligations. The issuer's ability to service its debt obligations also may be adversely affected by specific corporate developments, the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by an issuer of these securities is significantly greater than a default by issuers of higher-rated securities because such securities are generally unsecured and are often subordinated to other creditors. Further, if the issuer of a lower quality security defaulted, an investor might incur additional expenses to seek recovery.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

An investor may have difficulty disposing of certain lower-quality and comparable unrated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all lower quality and comparable unrated securities, there is no established retail secondary market for many of these securities. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. The lack of a liquid secondary market for certain securities also may make it more difficult for an investor to obtain accurate market quotations. Market quotations are generally available on many lower-quality and comparable unrated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.

Legislation may be adopted from time to time designed to limit the use of certain lower quality and comparable unrated securities by certain issuers.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with high-yield debt securities include: Credit Risk, Interest Rate Risk, and Prepayment and Extension Risk.

ILLIQUID AND RESTRICTED SECURITIES
Illiquid securities are securities that are not readily marketable. These securities may include, but are not limited to, certain securities that are subject to legal or contractual restrictions on resale, certain repurchase agreements, and derivative instruments. To the extent a fund invests in illiquid or restricted securities, it may encounter difficulty in determining a market value for the securities. Disposing of illiquid or restricted securities may involve time-consuming negotiations and legal expense, and it may be difficult or impossible for a fund to sell the investment promptly and at an acceptable price.

In determining the liquidity of all securities and derivatives, such as Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities the investment manager, under guidelines established by the Board, will consider any relevant factors including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with illiquid and restricted securities include:
Liquidity Risk.

INDEXED SECURITIES
The value of indexed securities is linked to currencies, interest rates, commodities, indexes, or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise


Statement of Additional Information - Nov. 29, 2007                      Page 27
or fall according to the change in one or more specified underlying instruments. Indexed securities may be more volatile than the underlying instrument itself and they may be less liquid than the securities represented by the index. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with indexed securities include: Liquidity Risk and Market Risk.

INFLATION PROTECTED SECURITIES
Inflation is a general rise in prices of goods and services. Inflation erodes the purchasing power of an investor's assets. For example, if an investment provides a total return of 7% in a given year and inflation is 3% during that period, the inflation-adjusted, or real, return is 4%. Inflation-protected securities are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. One type of inflation-protected debt security is issued by the U.S. Treasury. The principal of these securities is adjusted for inflation as indicated by the Consumer Price Index for Urban Consumers (CPI) and interest is paid on the adjusted amount. The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.

If the CPI falls, the principal value of inflation-protected securities will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Conversely, if the CPI rises, the principal value of inflation-protected securities will be adjusted upward, and consequently the interest payable on these securities will be increased. Repayment of the original bond principal upon maturity is guaranteed in the case of U.S. Treasury inflation-protected securities, even during a period of deflation. However, the current market value of the inflation-protected securities is not guaranteed and will fluctuate. Other inflation-indexed securities include inflation-related bonds, which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

Other issuers of inflation-protected debt securities include other U.S. government agencies or instrumentalities, corporations and foreign governments. There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by IRS regulations to be taxable income in the year it occurs. For direct holders of an inflation-protected security, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. By contrast, a fund holding these securities distributes both interest income and the income attributable to principal adjustments in the form of cash or reinvested shares, which are taxable to shareholders.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with inflation-protected securities include: Interest Rate Risk and Market Risk.

INITIAL PUBLIC OFFERINGS (IPOS)
Companies issuing IPOs generally have limited operating histories, and their prospects for future profitability are uncertain. These companies often are engaged in new and evolving businesses and are particularly vulnerable to competition and to changes in technology, markets and economic conditions. They may be dependent on certain key managers and third parties, need more personnel and other resources to manage growth and require significant additional capital. They may also be dependent on limited product lines and uncertain property rights and need regulatory approvals. Funds that invest in IPOs can be affected by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable, due to the absence of a prior public market, the small number of shares available for trading and limited investor information. Most IPOs involve a high degree of risk not normally associated with offerings of more seasoned companies.

Although one or more risks described in this SAI may apply, the largest risks associated with IPOs include: Small and Mid-Sized Company Risk and Initial Public Offering (IPO) Risk.

INVERSE FLOATERS
Inverse floaters or inverse floating rate securities are a type of derivative long-term fixed income obligation with a floating or variable interest rate that moves in the opposite direction of short-term interest rates. As short-term interest rates go down, the holders of the inverse floaters receive more income and, as short-term interest rates go up, the holders of the inverse floaters receive less income. As with all long-term fixed income securities, the price of the inverse floater moves inversely


Statement of Additional Information - Nov. 29, 2007                      Page 28
with long-term interest rates; as long-term interest rates go down, the price of the inverse floater moves up and, when long-term interest rates go up, the price of the inverse floater moves down. While inverse floater securities tend to provide more income than similar term and credit quality fixed-rate bonds, they also exhibit greater volatility in price movement (both up and down).

In the municipal market an inverse floater is typically created when the owner of a municipal fixed rate bond transfers that bond to a trust in exchange for cash and a residual interest in the trust's assets and cash flows (inverse floater certificates). The trust funds the purchase of the bond by issuing two classes of certificates: short-term floating rate notes (typically sold to third parties) and the inverse floaters (also known as residual certificates). No additional income beyond that provided by the trust's underlying bond is created; rather, that income is merely divided-up between the two classes of certificates. The holder of the inverse floating rate securities typically has the right to (1) cause the holders of the short-term floating rate notes to tender their notes at par ($100) and (2) to return the inverse floaters and withdraw the underlying bonds, thereby collapsing the trust. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with transactions in inverse floaters include: Interest Rate Risk, Credit Risk, Liquidity Risk and Market Risk.

INVESTMENT COMPANIES
Investing in securities issued by registered and unregistered investment companies may involve the duplication of advisory fees and certain other expenses.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with the securities of other investment companies include: Market Risk.

LENDING OF PORTFOLIO SECURITIES
A fund may lend certain of its portfolio securities. The current policy of the Board is to make these loans, either long- or short-term, to broker-dealers. Loans will be structured in a manner that will enable a fund to call the loan in order to vote in a proxy solicitation if the fund has knowledge of a material event to be voted on that would affect the fund's investment in the loaned security. In making loans, the lender receives the market price in cash, U.S. government securities, letters of credit, or such other collateral as may be permitted by regulatory agencies and approved by the Board. If the market price of the loaned securities goes up, the lender will get additional collateral on a daily basis. If the market price of the loaned securities goes down, the borrower may request that some collateral be returned. The risks are that the borrower may not provide additional collateral when required or return the securities when due. During the existence of the loan, the lender receives cash payments equivalent to all interest or other distributions paid on the loaned securities. The lender may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or money market instruments held as collateral to the borrower or placing broker. The lender will receive reasonable interest on the loan or a flat fee from the borrower and amounts equivalent to any dividends, interest, or other distributions on the securities loaned.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with the lending of portfolio securities include:
Credit Risk.

LOAN PARTICIPATIONS
Loans, loan participations, and interests in securitized loan pools are interests in amounts owed by a corporate, governmental, or other borrower to a lender or consortium of lenders (typically banks, insurance companies, investment banks, government agencies, or international agencies). Loans involve a risk of loss in case of default or insolvency of the borrower and may offer less legal protection to an investor in the event of fraud or misrepresentation.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with loan participations include: Credit Risk.

MORTGAGE- AND ASSET-BACKED SECURITIES
Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and Collateralized Mortgage Obligations (CMOs). These securities may be issued or guaranteed by U.S. government agencies or instrumentalities (see also Agency and Government Securities), or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. Mortgage-backed securities issued by private lenders may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. government or one of its agencies or instrumentalities, or they may be issued without any governmental guarantee of the underlying mortgage assets but with some form of non-governmental


Statement of Additional Information - Nov. 29, 2007                      Page 29
credit enhancement. Commercial mortgage-backed securities (CMBS) are a specific type of mortgage-backed security collateralized by a pool of mortgages on commercial real estate.

Stripped mortgage-backed securities are a type of mortgage-backed security that receive differing proportions of the interest and principal payments from the underlying assets. Generally, there are two classes of stripped mortgage-backed securities: Interest Only (IO) and Principal Only (PO). IOs entitle the holder to receive distributions consisting of all or a portion of the interest on the underlying pool of mortgage loans or mortgage-backed securities. POs entitle the holder to receive distributions consisting of all or a portion of the principal of the underlying pool of mortgage loans or mortgage-backed securities. The cash flows and yields on IOs and POs are extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage loans or mortgage-backed securities. A rapid rate of principal payments may adversely affect the yield to maturity of IOs. A slow rate of principal payments may adversely affect the yield to maturity of POs. If prepayments of principal are greater than anticipated, an investor in IOs may incur substantial losses. If prepayments of principal are slower than anticipated, the yield on a PO will be affected more severely than would be the case with a traditional mortgage-backed security.

CMOs are hybrid mortgage-related instruments secured by pools of mortgage loans or other mortgage-related securities, such as mortgage pass through securities or stripped mortgage-backed securities. CMOs may be structured into multiple classes, often referred to as "tranches," with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity. The yield characteristics of mortgage-backed securities differ from those of other debt securities. Among the differences are that interest and principal payments are made more frequently on mortgage-backed securities, usually monthly, and principal may be repaid at any time. These factors may reduce the expected yield.

Asset-backed securities have structural characteristics similar to mortgage-backed securities. Asset-backed debt obligations represent direct or indirect participation in, or secured by and payable from, assets such as motor vehicle installment sales contracts, other installment loan contracts, home equity loans, leases of various types of property, and receivables from credit card or other revolving credit arrangements. The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement of the securities. Payments or distributions of principal and interest on asset-backed debt obligations may be supported by non-governmental credit enhancements including letters of credit, reserve funds, overcollateralization, and guarantees by third parties. The market for privately issued asset-backed debt obligations is smaller and less liquid than the market for government sponsored mortgage-backed securities. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with mortgage and asset-backed securities include:
Credit Risk, Interest Rate Risk, Liquidity Risk, and Prepayment and Extension Risk.

MORTGAGE DOLLAR ROLLS
Mortgage dollar rolls are investments in which an investor sells mortgage-backed securities for delivery in the current month and simultaneously contracts to purchase substantially similar securities on a specified future date. While an investor foregoes principal and interest paid on the mortgage-backed securities during the roll period, the investor is compensated by the difference between the current sales price and the lower price for the future purchase as well as by any interest earned on the proceeds of the initial sale. The investor also could be compensated through the receipt of fee income equivalent to a lower forward price.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with mortgage dollar rolls include: Credit Risk and Interest Rate Risk.

MUNICIPAL OBLIGATIONS
Municipal obligations include debt obligations issued by or on behalf of states, territories, possessions, or sovereign nations within the territorial boundaries of the United States (including the District of Columbia and Puerto Rico). The interest on these obligations is generally exempt from federal income tax. Municipal obligations are generally classified as either "general obligations" or "revenue obligations."

General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of interest and principal. Revenue bonds are payable only from the revenues derived from a project or facility or from the proceeds of a specified revenue source. Industrial development bonds are generally revenue bonds secured by payments from and the credit of private users. Municipal notes are issued to meet the short-term funding requirements of state, regional, and local governments. Municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax


Statement of Additional Information - Nov. 29, 2007                      Page 30
and revenue anticipation notes, construction loan notes, short-term discount notes, tax-exempt commercial paper, demand notes, and similar instruments.

Municipal lease obligations may take the form of a lease, an installment purchase, or a conditional sales contract. They are issued by state and local governments and authorities to acquire land, equipment, and facilities. An investor may purchase these obligations directly, or it may purchase participation interests in such obligations. Municipal leases may be subject to greater risks than general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet in order to issue municipal obligations. Municipal leases may contain a covenant by the state or municipality to budget for and make payments due under the obligation. Certain municipal leases may, however, provide that the issuer is not obligated to make payments on the obligation in future years unless funds have been appropriated for this purpose each year.

Yields on municipal bonds and notes depend on a variety of factors, including money market conditions, municipal bond market conditions, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The municipal bond market has a large number of different issuers, many having smaller sized bond issues, and a wide choice of different maturities within each issue. For these reasons, most municipal bonds do not trade on a daily basis and many trade only rarely. Because many of these bonds trade infrequently, the spread between the bid and offer may be wider and the time needed to develop a bid or an offer may be longer than other security markets. See Appendix A for a discussion of securities ratings. (See also Debt Obligations.)

Taxable Municipal Obligations. There is another type of municipal obligation that is subject to federal income tax for a variety of reasons. These municipal obligations do not qualify for the federal income exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality's underfunded pension plan.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with municipal obligations include: Credit Risk, Inflation Risk, Interest Rate Risk, and Market Risk.

PREFERRED STOCK
Preferred stock is a type of stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Preferred stock does not ordinarily carry voting rights.

The price of a preferred stock is generally determined by earnings, type of products or services, projected growth rates, experience of management, liquidity, and general market conditions of the markets on which the stock trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with preferred stock include: Issuer Risk and Market Risk.

REAL ESTATE INVESTMENT TRUSTS
Real estate investment trusts (REITs) are pooled investment vehicles that manage a portfolio of real estate or real estate related loans to earn profits for their shareholders. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property, such as shopping centers, nursing homes, office buildings, apartment complexes, and hotels, and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs can be subject to extreme volatility due to fluctuations in the demand for real estate, changes in interest rates, and adverse economic conditions. Similar to investment companies, REITs are not taxed on income distributed to shareholders provided they comply with certain requirements under the tax law. The failure of a REIT to continue to qualify as a REIT for tax purposes can materially affect its value. A fund will indirectly bear its proportionate share of any expenses paid by a REIT in which it invests.

REITs often do not provide complete tax information until after the calendar year-end. Consequently, because of the delay, it may be necessary for a fund investing in REITs to request permission to extend the deadline for issuance of Forms 1099-DIV beyond January 31. In the alternative, amended Forms 1099-DIV may be sent.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with REITs include: Interest Rate Risk, Issuer Risk and Market Risk.



Statement of Additional Information - Nov. 29, 2007                      Page 31

REPURCHASE AGREEMENTS
Repurchase agreements may be entered into with certain banks or non-bank dealers. In a repurchase agreement, the purchaser buys a security at one price, and at the time of sale, the seller agrees to repurchase the obligation at a mutually agreed upon time and price (usually within seven days). The repurchase agreement determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. Repurchase agreements could involve certain risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the purchaser's ability to dispose of the underlying securities.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with repurchase agreements include: Credit Risk.

REVERSE REPURCHASE AGREEMENTS
In a reverse repurchase agreement, an investor sells a security and enters into an agreement to repurchase the security at a specified future date and price. The investor generally retains the right to interest and principal payments on the security. Since the investor receives cash upon entering into a reverse repurchase agreement, it may be considered a borrowing. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with reverse repurchase agreements include: Credit Risk and Interest Rate Risk.

SHORT SALES
With short sales, an investor sells a security that it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the investor must borrow the security to make delivery to the buyer. The investor is obligated to replace the security that was borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the investor sold the security. A fund that is allowed to engage in short sales will designate cash or liquid securities to cover its open short positions. Those funds also may engage in "short sales against the box," a form of short-selling that involves selling a security that an investor owns (or has an unconditioned right to purchase) for delivery at a specified date in the future. This technique allows an investor to hedge protectively against anticipated declines in the market of its securities. If the value of the securities sold short increased between the date of the short sale and the date on which the borrowed security is replaced, the investor loses the opportunity to participate in the gain. A "short sale against the box" will result in a constructive sale of appreciated securities thereby generating capital gains to a fund.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with short sales include: Market Risk.

SOVEREIGN DEBT
A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by a variety of factors, including its cash flow situation, the extent of its reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward international lenders, and the political constraints to which a sovereign debtor may be subject. (See also Foreign Securities.)

With respect to sovereign debt of emerging market issuers, investors should be aware that certain emerging market countries are among the largest debtors to commercial banks and foreign governments. At times, certain emerging market countries have declared moratoria on the payment of principal and interest on external debt.

Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis that led to defaults and the restructuring of certain indebtedness.

Sovereign debt includes Brady Bonds, which are securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with sovereign debt include: Credit Risk and Foreign/Emerging Markets Risk.

STRUCTURED INVESTMENTS
A structured investment is a security whose return is tied to an underlying index or to some other security or pool of assets. Structured investments generally are individually negotiated agreements and may be traded over-the-counter. Structured investments are created and operated to restructure the investment characteristics of the underlying security. This


Statement of Additional Information - Nov. 29, 2007                      Page 32
restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, of specified instruments, such as commercial bank loans, and the issuance by that entity of one or more classes of debt obligations ("structured securities") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities, and interest rate provisions. The extent of the payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. Because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Structured securities are often offered in different classes. As a result a given class of a structured security may be either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured securities are typically sold in private placement transactions, and at any given time there may be no active trading market for a particular structured security.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with structured investments include: Credit Risk and Liquidity Risk.

SWAP AGREEMENTS
Swap agreements are typically individually negotiated agreements that obligate two parties to exchange payments based on a reference to a specified asset, reference rate or index. Swap agreements will tend to shift a party's investment exposure from one type of investment to another. A swap agreement can increase or decrease the volatility of a fund's investments and its net asset value.

Swap agreements are traded in the over-the-counter market and may be considered to be illiquid. Swap agreements entail the risk that a party will default on its payment obligations. A fund will enter into a swap agreement only if the claims-paying ability of the other party or its guarantor is considered to be investment grade by the investment manager. Generally, the unsecured senior debt or the claims-paying ability of the other party or its guarantor must be rated in one of the three highest rating categories of at least one Nationally Recognized Statistical Rating Organization (NRSRO) at the time of entering into the transaction. If there is a default by the other party to such a transaction, a fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction. In certain circumstances, a fund may seek to minimize counterparty risk by requiring the counterparty to post collateral.

Swap agreements are usually entered into without an upfront payment because the value of each party's position is the same. The market values of the underlying commitments will change over time resulting in one of the commitments being worth more than the other and the net market value creating a risk exposure for one counterparty or the other.

Interest Rate Swaps. Interest rate swap agreements are often used to obtain or preserve a desired return or spread at a lower cost than through a direct investment in an instrument that yields the desired return or spread. They are financial instruments that involve the exchange of one type of interest rate for another type of interest rate cash flow on specified dates in the future. In a standard interest rate swap transaction, two parties agree to exchange their respective commitments to pay fixed or floating rates on a predetermined specified (notional) amount. The swap agreement notional amount is the predetermined basis for calculating the obligations that the swap counterparties have agreed to exchange. Under most swap agreements, the obligations of the parties are exchanged on a net basis. The two payment streams are netted out, with each party receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps can be based on various measures of interest rates, including LIBOR, swap rates, treasury rates and other foreign interest rates.

Cross Currency Swaps. Cross currency swaps are similar to interest rate swaps, except that they involve multiple currencies. A fund may enter into a currency swap when it has exposure to one currency and desires exposure to a different currency. Typically the interest rates that determine the currency swap payments are fixed, although occasionally one or both parties may pay a floating rate of interest. Unlike an interest rate swap, however, the principal amounts are exchanged at the beginning of the contract and returned at the end of the contract. In addition to paying and receiving amounts at the beginning and termination of the agreements, both sides will also have to pay in full periodically based upon the currency they have borrowed. Change in foreign exchange rates and changes in interest rates, as described above, may negatively affect currency swaps.


Total Return Swaps. Total return swaps are contracts in which one party agrees to make periodic payments based on the change in market value of the underlying assets, which may include a specified security, basket of securities or security indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate of the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. For example, CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of commercial mortgage-backed securities. In a typical



Statement of Additional Information - Nov. 29, 2007                      Page 33
total return equity swap, payments made by the fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity security, a combination of such securities, or an index). That is, one party agrees to pay another party the return on a stock, basket of stocks, or stock index in return for a specified interest rate. By entering into an equity index swap, for example, the index receiver can gain exposure to stocks making up the index of securities without actually purchasing those stocks. Total return swaps involve not only the risk associated with the investment in the underlying securities, but also the risk of the counterparty not fulfilling its obligations under the agreement.

Swaption Transaction. A swaption is an option on a swap agreement and a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms, in return for payment of the purchase price (the "premium") of the option. The fund may write
(sell) and purchase put and call swaptions to the same extent it may make use of standard options on securities or other instruments. The writer of the contract receives the premium and bears the risk of unfavorable changes in the market value on the underlying swap agreement.

Swaptions can be bundled and sold as a package. These are commonly called interest rate caps, floors and collars. In interest rate cap transactions, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or cap. Interest rate floor transactions require one party, in exchange for a premium to agree to make payments to the other to the extent that interest rates fall below a specified level, or floor. In interest rate collar transactions, one party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels or collar amounts.

Credit Default Swaps. Credit default swaps are contracts in which third party credit risk is transferred from one party to another party by one party, the protection buyer, making payments to the other party, the protection seller, in return for the ability of the protection buyer to deliver a reference obligation, or portfolio of reference obligations, to the protection seller upon the occurrence of certain credit events relating to the issuer of the reference obligation and receive the notional amount of the reference obligation from the protection seller. A fund may use credit default swaps for various purposes including to increase or decrease its credit exposure to various issuers. For example, as a seller in a transaction, a fund could use credit default swaps as a way of increasing investment exposure to a particular issuer's bonds in lieu of purchasing such bonds directly. Similarly, as a buyer in a transaction, a fund may use credit default swaps to hedge its exposure on bonds that it owns or in lieu of selling such bonds. A credit default swap agreement may have as reference obligations one or more securities that are not currently held by the fund. The fund may be either the buyer or seller in the transaction. Credit default swaps may also be structured based on the debt of a basket of issuers, rather than a single issuer, and may be customized with respect to the default event that triggers purchase or other factors. As a seller, the fund generally receives an up front payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full face amount of deliverable obligations of the reference obligations that may have little or no value. If the fund is a buyer and no credit event occurs, the fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference obligation that may have little or no value.

Credit default swap agreements can involve greater risks than if a fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to counterparty credit risk, leverage risk, hedging risk, correlation risk and liquidity risk. A fund will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. A fund's obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the fund). In connection with credit default swaps in which a fund is the buyer, the fund will segregate or "earmark" cash or other liquid assets, or enter into certain offsetting positions, with a value at least equal to the fund's exposure (any accrued but unpaid net amounts owed by the fund to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which a fund is the seller, the fund will segregate or "earmark" cash or other liquid assets, or enter into offsetting positions, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the fund). Such segregation or "earmarking" will ensure that the fund has assets available to satisfy its obligations with respect to the transaction. Such segregation or "earmarking" will not limit the fund's exposure to loss.

The use of swap agreements by a fund entails certain risks, which may be different from, or possibly greater than, the risks associated with investing directly in the securities and other investments that are the referenced asset for the swap agreement. Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with stocks, bonds, and other traditional investments. The use of a swap requires an understanding not only


Statement of Additional Information - Nov. 29, 2007                      Page 34
of the referenced asset, reference rate, or index, but also of the swap itself, without the benefit of observing the performance of the swap under all the possible market conditions. Because some swap agreements have a leverage component, adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the swap itself. Certain swaps have the potential for unlimited loss, regardless of the size of the initial investment.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with swaps include: Credit Risk, Liquidity Risk and Market Risk.

VARIABLE- OR FLOATING-RATE SECURITIES
Variable-rate securities provide for automatic establishment of a new interest rate at fixed intervals (daily, monthly, semiannually, etc.). Floating-rate securities generally provide for automatic adjustment of the interest rate whenever some specified interest rate index changes. Variable- or floating-rate securities frequently include a demand feature enabling the holder to sell the securities to the issuer at par. In many cases, the demand feature can be exercised at any time. Some securities that do not have variable or floating interest rates may be accompanied by puts producing similar results and price characteristics. Variable-rate demand notes include master demand notes that are obligations that permit the investor to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the investor as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded. There generally is not an established secondary market for these obligations. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the lender's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and may involve heightened risk of default by the issuer.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with variable- or floating-rate securities include:
Credit Risk.

WARRANTS
Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants may be acquired separately or in connection with the acquisition of securities. Warrants do not carry with them the right to dividends or voting rights and they do not represent any rights in the assets of the issuer. Warrants may be considered to have more speculative characteristics than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with warrants include: Market Risk.

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS
When-issued securities and forward commitments involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Normally, the settlement date occurs within 45 days of the purchase although in some cases settlement may take longer. The investor does not pay for the securities or receive dividends or interest on them until the contractual settlement date. Such instruments involve the risk of loss if the value of the security to be purchased declines prior to the settlement date and the risk that the security will not be issued as anticipated. If the security is not issued as anticipated, a fund may lose the opportunity to obtain a price and yield considered to be advantageous.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with when-issued securities and forward commitments include: Credit Risk.

ZERO-COUPON, STEP-COUPON, AND PAY-IN-KIND SECURITIES
These securities are debt obligations that do not make regular cash interest payments (see also Debt Obligations). Zero-coupon and step-coupon securities are sold at a deep discount to their face value because they do not pay interest until maturity. Pay-in-kind securities pay interest through the issuance of additional securities. Because these securities do not pay current cash income, the price of these securities can be extremely volatile when interest rates fluctuate. See Appendix A for a discussion of securities ratings.



Statement of Additional Information - Nov. 29, 2007                      Page 35

Although one or more of the other risks described in this SAI may apply, the largest risks associated with zero-coupon, step-coupon, and pay-in-kind securities include: Credit Risk and Interest Rate Risk.

A fund cannot issue senior securities but this does not prohibit certain investment activities for which assets of the fund are set aside, or margin, collateral or escrow arrangements are established, to cover the related obligations. Examples of those activities include borrowing money, delayed-delivery and when-issued securities transactions, and contracts to buy or sell options, derivatives, and hedging instruments.

SECURITIES TRANSACTIONS

Except as otherwise noted, the description of policies and procedures in this section also applies to any fund subadviser. Subject to policies set by the Board, as well as the terms of the investment management agreements, the investment manager or subadviser is authorized to determine, consistent with a fund's investment objective and policies, which securities will be purchased, held, or sold. In determining where the buy and sell orders are to be placed, the investment manager has been directed to use its best efforts to obtain the best available price and the most favorable execution except where otherwise authorized by the Board.

Each fund, the investment manager, any subadviser and RiverSource Distributors, Inc. (each a principal underwriter and distributor of the Funds) has a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

A fund's securities may be traded on an agency basis with brokers or dealers or on a principal basis with dealers. In an agency trade, the broker-dealer generally is paid a commission. In a principal trade, the investment manager will trade directly with the issuer or with a dealer who buys or sells for its own account, rather than acting on behalf of another client. The investment manager generally does not pay the dealer a commission. Instead, the dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the security.

BROKER-DEALER SELECTION
In selecting broker-dealers to execute transactions, the investment manager and each subadviser will consider from among such factors as the ability to minimize trading costs, trading expertise, infrastructure, ability to provide information or services, financial condition, confidentiality, competitiveness of commission rates, evaluations of execution quality, promptness of execution, past history, ability to prospect for and find liquidity, difficulty of trade, security's trading characteristics, size of order, liquidity of market, block trading capabilities, quality of settlement, specialized expertise, overall responsiveness, willingness to commit capital and research services provided.

The Board has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the funds as a factor in the selection of broker-dealers through which to execute securities transactions.

On a periodic basis, the investment manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions, including review by an independent third-party evaluator. The review evaluates execution, operational efficiency, and research services.

COMMISSION DOLLARS
Broker-dealers typically provide a bundle of services including research and execution of transactions. The research provided can be either proprietary (created and provided by the broker-dealer) or third party (created by a third party but provided by the broker-dealer). Consistent with the interests of the fund, the investment manager and each subadviser may use broker-dealers who provide both types of research products and services in exchange for commissions, known as "soft dollars," generated by transactions in fund accounts.

The receipt of research and brokerage products and services is used by the investment manager, and by each subadviser, to the extent it engages in such transactions, to supplement its own research and analysis activities, by receiving the views and information of individuals and research staffs of other securities firms, and by gaining access to specialized expertise on individual companies, industries, areas of the economy and market factors. Research and brokerage products and services may include reports on the economy, industries, sectors and individual companies or issuers; statistical information; accounting and tax law interpretations; political analyses; reports on legal developments affecting portfolio securities; information on technical market actions; credit analyses; on-line quotation systems; risk measurement; analyses of corporate responsibility issues; on-line news services; and financial and market database services. Research services may be used by the investment manager in providing advice to all RiverSource funds (or by any subadviser to any other client of the subadviser) even though it is not possible to relate the benefits to any particular fund.



Statement of Additional Information - Nov. 29, 2007                      Page 36

On occasion, it may be desirable to compensate a broker for research services or for brokerage services by paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge. The Board has adopted a policy authorizing the investment manager to do so, to the extent authorized by law, if the investment manager or subadviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or the investment manager's or subadviser's overall responsibilities with respect to a fund and the other funds or accounts for which it acts as investment manager (or by any subadviser to any other client of that subadviser).

As a result of these arrangements, some portfolio transactions may not be effected at the lowest commission, but overall execution may be better. The investment manager and each subadviser have represented that under its procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services and research products and services provided.

The investment manager or a subadviser may use step-out transactions. A "step-out" is an arrangement in which the investment manager or subadviser executes a trade through one broker-dealer but instructs that broker-dealer to step-out all or a part of the trade to another broker-dealer. The second broker-dealer will clear and settle, and receive commissions for, the stepped-out portion. The investment manager or subadviser may receive research products and services in connection with step-out transactions.

Use of fund commissions may create potential conflicts of interest between the investment manager or subadviser and a fund. However, the investment manager and each subadviser has policies and procedures in place intended to mitigate these conflicts and ensure that the use of soft dollars falls within the "safe harbor" of Section 28(e) of the Securities Exchange Act of 1934. Some products and services may be used for both investment decision-making and non-investment decision-making purposes ("mixed use" items). The investment manager and each subadviser, to the extent it has mixed use items, has procedures in place to assure that soft dollars pay only for the investment decision-making portion of a mixed-use item.

TRADE AGGREGATION AND ALLOCATION
Generally, orders are processed and executed in the order received. When a fund buys or sells the same security as another portfolio, fund, or account, the investment manager or subadviser carries out the purchase or sale pursuant to policies and procedures designed in such a way believed to be fair to the fund. Purchase and sale orders may be combined or aggregated for more than one account if it is believed it would be consistent with best execution. Aggregation may reduce commission costs or market impact on a per-share and per-dollar basis, although aggregation may have the opposite effect. There may be times when not enough securities are received to fill an aggregated order, including in an initial public offering, involving multiple accounts. In that event, the investment manager and each subadviser has policies and procedures designed in such a way believed to result in a fair allocation among accounts, including the fund.

From time to time, different portfolio managers with the investment manager may make differing investment decisions related to the same security. However, with certain exceptions for funds managed using strictly quantitative methods, a portfolio manager or portfolio management team may not sell a security short if the security is owned in another portfolio managed by that portfolio manager or portfolio management team. On occasion, a fund may purchase and sell a security simultaneously in order to profit from short-term price disparities.

The investment manager has portfolio management teams in its Minneapolis and Los Angeles offices that may share research information regarding leveraged loans. The investment manager operates separate and independent trading desks in these locations for the purpose of purchasing and selling leveraged loans. As a result, the investment manager does not aggregate orders in leveraged loans across portfolio management teams. For example, funds and other client accounts being managed by these portfolio management teams may purchase and sell the same leveraged loan in the secondary market on the same day at different times and at different prices. There is also the potential for a particular account or group of accounts, including a fund, to forego an opportunity or to receive a different allocation (either larger or smaller) than might otherwise be obtained if the investment manager were to aggregate trades in leveraged loans across the portfolio management teams. Although the investment manager does not aggregate orders in leveraged loans across its portfolio management teams in Minneapolis and Los Angeles, it operates in this structure subject to its duty to seek best execution.



Statement of Additional Information - Nov. 29, 2007                      Page 37

The following table shows total brokerage commissions paid in the last three fiscal periods. Substantially all firms through whom transactions were executed provide research services. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                      TABLE 4. TOTAL BROKERAGE COMMISSIONS


-------------------------------------------------------------------------------------------------
                                   TOTAL BROKERAGE COMMISSIONS
-------------------------------------------------------------------------------------------------
FUND                                                         2007          2006          2005
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
-------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                             $         0   $         0    $         0(a)
-------------------------------------------------------------------------------------------------
Portfolio Builder Conservative                                     0             0              0(a)
-------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                                         0             0              0(a)
-------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive                              0             0              0(a)
-------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative                            0             0              0(a)
-------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity                                     0             0              0(a)
-------------------------------------------------------------------------------------------------
S&P 500 Index                                                 21,050        22,575         49,048
-------------------------------------------------------------------------------------------------
Small Company Index                                           56,843        78,951         37,118
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
-------------------------------------------------------------------------------------------------
Equity Value                                                 773,828       721,284        858,846
-------------------------------------------------------------------------------------------------
Precious Metals and Mining                                   494,184       801,550      1,245,421
-------------------------------------------------------------------------------------------------
Small Cap Advantage                                        7,171,421     3,938,697      3,294,757
-------------------------------------------------------------------------------------------------
Small Cap Growth                                           1,543,208     1,410,791      2,105,168
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
-------------------------------------------------------------------------------------------------
Retirement Plus 2010                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2015                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2020                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2025                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2030                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2035                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2040                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
Retirement Plus 2045                                               0(b)        N/A            N/A
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
-------------------------------------------------------------------------------------------------
Aggressive Growth                                          2,321,264       964,028        181,981
-------------------------------------------------------------------------------------------------
Fundamental Growth                                           450,943       178,639        180,023
-------------------------------------------------------------------------------------------------
Fundamental Value                                            217,139       346,840        314,501
-------------------------------------------------------------------------------------------------
High Yield Bond                                                    0             0              0
-------------------------------------------------------------------------------------------------
Income Builder Basic Income                                        0             0(c)         N/A
-------------------------------------------------------------------------------------------------
Income Builder Enhanced Income                                     0             0(c)         N/A
-------------------------------------------------------------------------------------------------
Income Builder Moderate Income                                     0             0(c)         N/A
-------------------------------------------------------------------------------------------------
Select Value                                               3,361,507       445,429        310,913
-------------------------------------------------------------------------------------------------
Short Duration U.S. Government                                42,504        24,483         95,868
-------------------------------------------------------------------------------------------------
Small Cap Equity                                             910,341       703,172        429,969
-------------------------------------------------------------------------------------------------
Small Cap Value                                            2,844,320     2,860,490      2,439,209
-------------------------------------------------------------------------------------------------
U.S. Government Mortgage                                      10,386         6,379         10,708
-------------------------------------------------------------------------------------------------
Value                                                        355,088       297,507        363,273
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
-------------------------------------------------------------------------------------------------
Dividend Opportunity                                         576,524       456,446        621,168
-------------------------------------------------------------------------------------------------
Real Estate                                                  187,309       152,782        185,877
-------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 38

-------------------------------------------------------------------------------------------------
                                   TOTAL BROKERAGE COMMISSIONS
-------------------------------------------------------------------------------------------------
FUND                                                         2007          2006          2005
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
-------------------------------------------------------------------------------------------------
Cash Management                                                    0             0              0
-------------------------------------------------------------------------------------------------
Core Bond                                                      7,599         4,241          3,612
-------------------------------------------------------------------------------------------------
Disciplined Equity                                         1,577,337       987,624         35,948
-------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity                         156,759         8,916(d)         N/A
-------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                                   64,928        33,110(e)         N/A
-------------------------------------------------------------------------------------------------
Floating Rate                                                      0             0(e)         N/A
-------------------------------------------------------------------------------------------------
Growth                                                    12,096,184    10,375,981     15,623,111
-------------------------------------------------------------------------------------------------
Income Opportunities                                               0             0              0
-------------------------------------------------------------------------------------------------
Inflation Protected Securities                                     0             0              0
-------------------------------------------------------------------------------------------------
Large Cap Equity                                          15,040,354     7,940,223      6,832,334
-------------------------------------------------------------------------------------------------
Large Cap Value                                               88,935       138,363        189,029
-------------------------------------------------------------------------------------------------
Limited Duration Bond                                          5,172         4,006          3,268
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
-------------------------------------------------------------------------------------------------
California Tax-Exempt(f)                                       4,143           666              0
-------------------------------------------------------------------------------------------------
Diversified Bond                                              91,815       108,055        161,336
-------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt(f)                                    1,191           225              0
-------------------------------------------------------------------------------------------------
Michigan Tax-Exempt(f)                                         1,029           189              0
-------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt(f)                                        7,293         1,254              0
-------------------------------------------------------------------------------------------------
New York Tax-Exempt(f)                                         1,524           255              0
-------------------------------------------------------------------------------------------------
Ohio Tax-Exempt(f)                                             1,020           180              0
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
-------------------------------------------------------------------------------------------------
Balanced                                                     567,773     1,071,452      1,135,795
-------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                                  45,978(g)        N/A            N/A
-------------------------------------------------------------------------------------------------
Diversified Equity Income                                  3,790,954     2,923,490      3,191,513
-------------------------------------------------------------------------------------------------
Mid Cap Value                                              1,219,474     1,354,225        919,813
-------------------------------------------------------------------------------------------------
Strategic Allocation                                       1,425,483     1,494,804        502,448
-------------------------------------------------------------------------------------------------
Strategic Income Allocation                                    6,639(g)        N/A            N/A
-------------------------------------------------------------------------------------------------
                                                             2006          2005          2004
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
-------------------------------------------------------------------------------------------------
Absolute Return Currency and Income                                0(h)        N/A            N/A
-------------------------------------------------------------------------------------------------
Disciplined International Equity                              60,738(i)        N/A            N/A
-------------------------------------------------------------------------------------------------
Emerging Markets                                           3,017,380     2,388,169      2,022,969
-------------------------------------------------------------------------------------------------
Emerging Markets Bond                                              0(j)        N/A            N/A
-------------------------------------------------------------------------------------------------
European Equity                                              160,239       211,729        324,079
-------------------------------------------------------------------------------------------------
Global Bond                                                    9,664         8,856          7,760
-------------------------------------------------------------------------------------------------
Global Equity                                              1,249,847     1,393,982      1,992,985
-------------------------------------------------------------------------------------------------
Global Technology                                          1,237,181     1,170,244      4,193,021
-------------------------------------------------------------------------------------------------
International Aggressive Growth                            1,179,455       673,010        598,644
-------------------------------------------------------------------------------------------------
International Equity                                         405,405       556,407        315,047
-------------------------------------------------------------------------------------------------
International Opportunity                                    989,118     1,320,088      1,303,677
-------------------------------------------------------------------------------------------------
International Select Value                                 1,533,794     1,027,065        839,270
-------------------------------------------------------------------------------------------------
International Small Cap                                      405,190       241,558        179,076
-------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 39

-------------------------------------------------------------------------------------------------
                                   TOTAL BROKERAGE COMMISSIONS
-------------------------------------------------------------------------------------------------
FUND                                                         2006          2005          2004
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
-------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                                          438             0              0
-------------------------------------------------------------------------------------------------
Mid Cap Growth                                             1,867,241     1,764,250      1,630,670
-------------------------------------------------------------------------------------------------
Tax-Exempt Bond                                                4,257             0              0
-------------------------------------------------------------------------------------------------
Tax-Exempt High Income                                        17,679             0              0
-------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
-------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                                            0             0              0
-------------------------------------------------------------------------------------------------





   (a) For the period from March 4, 2004 (when shares became publicly available) to Jan. 31, 2005.

   (b) For the period from May 18, 2006 (when shares became publicly available) to April 30, 2007.

   (c) For the period from Feb. 16, 2006 (when shares became publicly available) to May 31, 2006.

   (d) For the period from May 18, 2006 (when shares became publicly available) to July 31, 2006.

   (e) For the period from Feb. 16, 2006 (when shares became publicly available) to July 31, 2006.

   (f) The fund changed its fiscal year end in 2006 from June 30 to Aug. 31. For 2006, the information shown is for the period from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended on June 30.


   (g) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.




   (h) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.


   (i) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.



   (j) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.




Statement of Additional Information - Nov. 29, 2007                      Page 40

For the last fiscal period, transactions were specifically directed to firms in exchange for research services as shown in the following table. The table also shows portfolio turnover rates for the last two fiscal periods. Higher turnover rates may result in higher brokerage expenses and taxes. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

           TABLE 5. BROKERAGE DIRECTED FOR RESEARCH AND TURNOVER RATES


----------------------------------------------------------------------------------------------------
                                                  BROKERAGE DIRECTED FOR
                                                        RESEARCH*
                                            ---------------------------------------------
                                                                   AMOUNT OF
                                                                    COMMIS-
                                                                     SIONS        TURNOVER RATES
                                                AMOUNT OF         IMPUTED OR -----------------------
FUND                                           TRANSACTIONS          PAID        2007        2006
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY
  31
----------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                  $            0      $        0       40%          24%
----------------------------------------------------------------------------------------------------
Portfolio Builder Conservative                             0               0       54           23
----------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                                 0               0       24           15
----------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive                      0               0       29           20
----------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative                    0               0       24           19
----------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity                             0               0       27           17
----------------------------------------------------------------------------------------------------
S&P 500 Index                                              0               0       20            7
----------------------------------------------------------------------------------------------------
Small Company Index                                        0               0       11           14
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH
  31
----------------------------------------------------------------------------------------------------
Equity Value                                     149,974,876         177,268       37           28
----------------------------------------------------------------------------------------------------
Precious Metals and Mining                        50,835,902          81,165      114          111
----------------------------------------------------------------------------------------------------
Small Cap Advantage                              101,241,760         195,280      158          110
----------------------------------------------------------------------------------------------------
Small Cap Growth                                  22,409,122         241,054      119          152
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL
  30
----------------------------------------------------------------------------------------------------
Retirement Plus 2010                                       0(a)            0(a)    80(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2015                                       0(a)            0(a)    48(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2020                                       0(a)            0(a)    40(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2025                                       0(a)            0(a)    37(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2030                                       0(a)            0(a)    32(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2035                                       0(a)            0(a)    38(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2040                                       0(a)            0(a)    33(a)       N/A
----------------------------------------------------------------------------------------------------
Retirement Plus 2045                                       0(a)            0(a)    57(a)       N/A
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
----------------------------------------------------------------------------------------------------
Aggressive Growth                                 96,699,167          94,353      163          202
----------------------------------------------------------------------------------------------------
Fundamental Growth                                 6,695,654           5,849       85           62
----------------------------------------------------------------------------------------------------
Fundamental Value                                          0               0       12           20
----------------------------------------------------------------------------------------------------
High Yield Bond                                            0               0       95           93
----------------------------------------------------------------------------------------------------
Income Builder Basic Income                                0               0       27          1(b)
----------------------------------------------------------------------------------------------------
Income Builder Enhanced Income                             0               0       27        N/A(b)
----------------------------------------------------------------------------------------------------
Income Builder Moderate Income                             0               0       29        N/A(b)
----------------------------------------------------------------------------------------------------
Select Value                                     187,860,272         553,344      159(c)         7
----------------------------------------------------------------------------------------------------
Short Duration U.S. Government                             0               0      168          194
----------------------------------------------------------------------------------------------------
Small Cap Equity                                   5,987,119           7,391       70           88
----------------------------------------------------------------------------------------------------
Small Cap Value                                   61,919,111          69,119       58           77
----------------------------------------------------------------------------------------------------
U.S. Government Mortgage                                   0               0      306(d)       178
----------------------------------------------------------------------------------------------------
Value                                                      0               0       77           46
----------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 41

----------------------------------------------------------------------------------------------------
                                                  BROKERAGE DIRECTED FOR
                                                        RESEARCH*
                                            ---------------------------------------------
                                                                   AMOUNT OF
                                                                    COMMIS-
                                                                     SIONS        TURNOVER RATES
                                                AMOUNT OF         IMPUTED OR -----------------------
FUND                                           TRANSACTIONS          PAID        2007        2006
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
----------------------------------------------------------------------------------------------------
Dividend Opportunity                          $   58,801,149      $   66,674       17%          19%
----------------------------------------------------------------------------------------------------
Real Estate                                        3,614,424           3,275       38           47
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
----------------------------------------------------------------------------------------------------
Cash Management                                            0               0      N/A          N/A
----------------------------------------------------------------------------------------------------
Core Bond                                                  0               0      347(d)       301(d)
----------------------------------------------------------------------------------------------------
Disciplined Equity                                         0               0       62          137
----------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity                       0               0       84           14(e)
----------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                                0               0      127          40((f))
----------------------------------------------------------------------------------------------------
Floating Rate                                              0               0       91           49(f)
----------------------------------------------------------------------------------------------------
Growth                                           762,587,614       1,162,241       98          134
----------------------------------------------------------------------------------------------------
Income Opportunities                                       0               0      122          130
----------------------------------------------------------------------------------------------------
Inflation Protected Securities                             0               0       76           58
----------------------------------------------------------------------------------------------------
Large Cap Equity                               1,230,239,400       1,509,554       66          116
----------------------------------------------------------------------------------------------------
Large Cap Value                                   11,935,452          14,090       35           46
----------------------------------------------------------------------------------------------------
Limited Duration Bond                                      0               0      263        328(d)
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST
  31
----------------------------------------------------------------------------------------------------
California Tax-Exempt(g)                                   0               0       62            7
----------------------------------------------------------------------------------------------------
Diversified Bond                                           0               0      295          281(d)
----------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt(g)                                0               0       24            5
----------------------------------------------------------------------------------------------------
Michigan Tax-Exempt(g)                                     0               0       20            6
----------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt(g)                                    0               0       26            3
----------------------------------------------------------------------------------------------------
New York Tax-Exempt(g)                                     0               0       28            7
----------------------------------------------------------------------------------------------------
Ohio Tax-Exempt(g)                                         0               0       27            7
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING
  SEPTEMBER 30
----------------------------------------------------------------------------------------------------
Balanced                                          15,439,643          25,217      124          126
----------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                               0(h)            0(h)    21          N/A
----------------------------------------------------------------------------------------------------
Diversified Equity Income                         51,961,586          37,213       31           28
----------------------------------------------------------------------------------------------------
Mid Cap Value                                     46,244,554          41,155       24           44
----------------------------------------------------------------------------------------------------
Strategic Allocation                                       0               0      123          122
----------------------------------------------------------------------------------------------------
Strategic Income Allocation                                0(h)            0(h)    70          N/A

----------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 42

----------------------------------------------------------------------------------------------------
                                                  BROKERAGE DIRECTED FOR
                                                        RESEARCH*
                                            ---------------------------------------------
                                                                   AMOUNT OF
                                                                    COMMIS-
                                                                     SIONS        TURNOVER RATES
                                                AMOUNT OF         IMPUTED OR -----------------------
FUND                                           TRANSACTIONS          PAID        2006        2005
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER
  31
----------------------------------------------------------------------------------------------------
Absolute Return Currency and Income           $            0(i)   $        0(i)    12%((i))    N/A
----------------------------------------------------------------------------------------------------
Disciplined International Equity                           0(j)            0(j)    10(j)       N/A
----------------------------------------------------------------------------------------------------
Emerging Markets                                           0               0      145          124%
----------------------------------------------------------------------------------------------------
Emerging Markets Bond                                      0(k)            0(k)    32(k)       N/A
----------------------------------------------------------------------------------------------------
European Equity                                            0               0       64           56
----------------------------------------------------------------------------------------------------
Global Bond                                                0               0       68           73
----------------------------------------------------------------------------------------------------
Global Equity                                              0               0      112           93
----------------------------------------------------------------------------------------------------
Global Technology                                 46,300,781         102,562      196          115
----------------------------------------------------------------------------------------------------
International Aggressive Growth                  161,063,936         322,717      124           67
----------------------------------------------------------------------------------------------------
International Equity                              10,571,131          11,011       89          110
----------------------------------------------------------------------------------------------------
International Opportunity                                  0               0       79           93
----------------------------------------------------------------------------------------------------
International Select Value                         1,621,115           3,763       31           22
----------------------------------------------------------------------------------------------------
International Small Cap                            2,518,662           4,542      157           80
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING
  NOVEMBER 30
----------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                                    0               0       35           16
----------------------------------------------------------------------------------------------------
Mid Cap Growth                                   605,235,287         656,125       45           27
----------------------------------------------------------------------------------------------------
Tax-Exempt Bond                                            0               0       32           29
----------------------------------------------------------------------------------------------------
Tax-Exempt High Income                                     0               0       30           30
----------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING
  DECEMBER 31
----------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                                    0               0      N/A          N/A
----------------------------------------------------------------------------------------------------



     * Reported numbers include third party soft dollar commissions and portfolio manager directed commissions directed for research. RiverSource also receives proprietary research from brokers, but because these are bundled commissions for which the research portion is not distinguishable from the execution portion, their amounts have not been included in the table.



(a) For the period from May 18, 2006 (when shares became publicly available) to April 30, 2007.

(b) For the period from Feb. 16, 2006 (when shares became publicly available) to May 31, 2006.

(c) The turnover rate increase from 2006 was the result of a change in subadvisers during the fiscal period.

(d) A significant portion of the turnover was the result of "roll" transactions in the liquid derivatives and Treasury securities. In the derivative transactions, positions in expiring contracts are liquidated and simultaneously replaced with positions in new contracts with equivalent characteristics. In the Treasury transactions, existing holdings are sold to purchase newly issued securities with slightly longer maturity dates. Although these transactions affect the turnover rate of the portfolio, they do not change the risk exposure or result in material transaction costs. The remaining turnover resulted from strategic reallocations and relative value trading. After transaction costs, we expect this activity to enhance the returns on the overall fund.

(e) For the period from May 18, 2006 (when shares became publicly available) to July 31, 2006.

(f) For the period from Feb. 16, 2006 (when shares became publicly available) to July 31, 2006.

(g) The fund changed its fiscal year end in 2006 from June 30 to Aug. 31. For 2006, the information shown is for the period from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended on June 30.


(h) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.



(i) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.



(j) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.



(k) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.




Statement of Additional Information - Nov. 29, 2007                      Page 43

As of the end of the most recent fiscal period, the fund held securities of its regular brokers or dealers or of the parent of those brokers or dealers that derived more than 15% of gross revenue from securities-related activities as presented below. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                TABLE 6. SECURITIES OF REGULAR BROKERS OR DEALERS


                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
--------------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                    None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative                  None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                      None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive           None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative         None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity                  None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
S&P 500 Index                                   Ameriprise Financial                            $    323,985
                                                --------------------------------------------------------------------
                                                Bear Stearns Companies                               439,490
                                                --------------------------------------------------------------------
                                                Charles Schwab                                       439,549
                                                --------------------------------------------------------------------
                                                Citigroup                                          6,152,453
                                                --------------------------------------------------------------------
                                                E*Trade Financial                                    236,486
                                                --------------------------------------------------------------------
                                                Franklin Resources                                   450,831
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                2,051,800
                                                --------------------------------------------------------------------
                                                Legg Mason                                           312,453
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                             990,499
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                              4,012,826
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                1,878,217
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     1,990,354
                                                --------------------------------------------------------------------
                                                PNC Financial Services Group                         492,267
--------------------------------------------------------------------------------------------------------------------
Small Company Index                             Investment Technology Group                        3,392,515
                                                --------------------------------------------------------------------
                                                LaBranche & Co.                                      884,769
                                                --------------------------------------------------------------------
                                                Piper Jaffray Companies                            2,287,085
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
--------------------------------------------------------------------------------------------------------------------
Equity Value                                    Citigroup                                         41,244,194
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                4,048,708
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                           7,011,695
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                               14,403,403
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     6,529,834
--------------------------------------------------------------------------------------------------------------------
Precious Metals and Mining                      None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Small Cap Advantage                             Knight Capital Group CI A                          1,919,159
                                                --------------------------------------------------------------------
                                                Piper Jaffray Companies                            1,300,740
--------------------------------------------------------------------------------------------------------------------
Small Cap Growth                                None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2010                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2015                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2020                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2025                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2030                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2035                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2040                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Retirement Plus 2045                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 44

                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
--------------------------------------------------------------------------------------------------------------------
Aggressive Growth                               Affiliated Managers Group                       $  3,679,452
--------------------------------------------------------------------------------------------------------------------
Fundamental Growth                              Charles Schwab                                     3,187,594
                                                --------------------------------------------------------------------
                                                Franklin Resources                                 2,099,898
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                  888,657
                                                --------------------------------------------------------------------
                                                Legg Mason                                         2,427,751
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     1,225,426
--------------------------------------------------------------------------------------------------------------------
Fundamental Value                               Citigroup                                         23,790,334
                                                --------------------------------------------------------------------
                                                E*TRADE Financial                                  1,609,440
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                             48,483,855
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     8,342,424
--------------------------------------------------------------------------------------------------------------------
High Yield Bond                                 LaBranche & Co.                                    9,982,753
--------------------------------------------------------------------------------------------------------------------
Income Builder Basic Income                     None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Income Builder Enhanced Income                  None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Income Builder Moderate Income                  None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Select Value                                    AG Edwards                                         5,069,200
--------------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government                  None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Small Cap Equity                                optionsXpress Holdings                             1,681,680
--------------------------------------------------------------------------------------------------------------------
Small Cap Value                                 Knight Capital Group Cl A                          2,333,388
--------------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage                        None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Value                                           Charles Schwab                                     3,076,143
                                                --------------------------------------------------------------------
                                                Citigroup                                         17,197,044
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                              7,665,450
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
--------------------------------------------------------------------------------------------------------------------
Dividend Opportunity                            Citigroup                                         70,149,025
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                               40,014,728
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                             30,705,333
                                                --------------------------------------------------------------------
                                                PNC Financial Services Group                       4,844,463
--------------------------------------------------------------------------------------------------------------------
Real Estate                                     None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
--------------------------------------------------------------------------------------------------------------------
Cash Management                                 Bear Stearns Companies                          $100,000,000
                                                --------------------------------------------------------------------
                                                Citigroup Funding                                201,473,973
                                                --------------------------------------------------------------------
                                                Credit Suisse NY                                 149,000,000
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                               25,000,000
                                                --------------------------------------------------------------------
                                                Lehman Brothers                                   40,000,000
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                              118,000,000
--------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 45

                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Core Bond                                       Bear Stearns Adjustable Rate Mortgage
                                                Trust                                           $    432,111
                                                --------------------------------------------------------------------
                                                Bear Stearns Commercial Mtg Securities             1,066,250
                                                --------------------------------------------------------------------
                                                Citigroup                                          2,280,910
                                                --------------------------------------------------------------------
                                                Citigroup Commercial Mtge Trust                      216,042
                                                --------------------------------------------------------------------
                                                Citigroup/Deutsche Bank Commercial
                                                Mtge Trust                                           171,454
                                                --------------------------------------------------------------------
                                                Credit Suisse Mortgage Capital Ctfs                  370,162
                                                --------------------------------------------------------------------
                                                CS First Boston Mtge Securities                      261,282
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                1,222,356
                                                --------------------------------------------------------------------
                                                GS Mtge Securities II                              2,711,489
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                         4,093,282
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                              2,055,760
                                                --------------------------------------------------------------------
                                                LB-UBS Commercial Mtge Trust                       3,404,979
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                           2,683,709
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                1,810,546
                                                --------------------------------------------------------------------
                                                Merrill Lynch Mtge Trust                           1,241,879
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     2,631,963
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital I                           1,795,243
--------------------------------------------------------------------------------------------------------------------
Disciplined Equity                              Bear Stearns Companies                             3,879,525
                                                --------------------------------------------------------------------
                                                Citigroup                                         45,535,774
                                                --------------------------------------------------------------------
                                                Franklin Resources                                19,854,945
                                                --------------------------------------------------------------------
                                                Legg Mason                                         2,387,070
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                          20,371,030
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                               31,642,070
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                    18,527,729
--------------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                     Knight Capital Group Cl A                             89,817
--------------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity            Eaton Vance                                          456,022
                                                --------------------------------------------------------------------
                                                Knight Capital Group Cl A                            328,402
                                                --------------------------------------------------------------------
                                                Raymond James Financial                              233,061
--------------------------------------------------------------------------------------------------------------------
Floating Rate                                   Ameritrade Holding Corp.                             738,427
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                             998,702
--------------------------------------------------------------------------------------------------------------------
Growth                                          Goldman Sachs Group                               12,504,458
--------------------------------------------------------------------------------------------------------------------
Income Opportunities                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Inflation Protected Securities                  None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Large Cap Equity                                Bear Stearns Companies                             2,330,697
                                                --------------------------------------------------------------------
                                                Charles Schwab                                     2,492,859
                                                --------------------------------------------------------------------
                                                Citigroup                                        106,570,927
                                                --------------------------------------------------------------------
                                                Franklin Resources                                 8,476,601
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                               26,394,909
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                             63,976,941
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                          25,839,616
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                               29,621,901
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                    30,252,473
                                                --------------------------------------------------------------------
                                                PNC Financial Services Group                      10,560,693
--------------------------------------------------------------------------------------------------------------------
Large Cap Value                                 Citigroup                                          3,230,654
                                                --------------------------------------------------------------------
                                                Franklin Resources                                    97,948
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                  277,425
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                              1,855,242
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                             969,617
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                  896,559
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                       910,020
                                                --------------------------------------------------------------------
                                                PNC Financial Services Group                         323,119
--------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 46

                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Limited Duration Bond                           Bear Stearns Adjustable Rate Mortgage
                                                Trust                                           $    336,086
                                                --------------------------------------------------------------------
                                                Bear Stearns Commercial Mtg Securities               657,725
                                                --------------------------------------------------------------------
                                                ChaseFlex Trust                                      298,088
                                                --------------------------------------------------------------------
                                                Citigroup                                            954,800
                                                --------------------------------------------------------------------
                                                Citigroup Commercial Mtge Trust                      243,047
                                                --------------------------------------------------------------------
                                                Citigroup/Deutsche Bank Commercial
                                                Mtge Trust                                           171,454
                                                --------------------------------------------------------------------
                                                Credit Suisse Mortgage Capital Ctfs                  345,484
                                                --------------------------------------------------------------------
                                                CS First Boston Mtge Securities                      599,807
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                  487,995
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                         2,601,062
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                                878,139
                                                --------------------------------------------------------------------
                                                LB-UBS Commercial Mtge Trust                       1,509,848
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                           1,376,086
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                  796,261
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     1,480,778
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital 1                             560,613
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
--------------------------------------------------------------------------------------------------------------------
California Tax-Exempt                           None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Diversified Bond                                Bear Stearns Adjustable Rate Mortgage
                                                Trust                                             19,075,663
                                                --------------------------------------------------------------------
                                                Bear Stearns Commercial Mtg Securities             7,716,075
                                                --------------------------------------------------------------------
                                                Citigroup                                         13,476,047
                                                --------------------------------------------------------------------
                                                Citigroup Commercial Mtge Trust                   17,776,577
                                                --------------------------------------------------------------------
                                                Citigroup/Deutsche Bank Commercial
                                                Mtge Trust                                         3,011,088
                                                --------------------------------------------------------------------
                                                Credit Suisse Mortgage Capital Ctfs               10,812,580
                                                --------------------------------------------------------------------
                                                CS First Boston Mtge Securities                   12,942,077
                                                --------------------------------------------------------------------
                                                GS Mortgate Securities II                         30,427,394
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                        57,292,644
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                             10,280,773
                                                --------------------------------------------------------------------
                                                LB-UBS Commercial Mtge Trust                      44,205,393
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                          22,673,032
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                    10,666,759
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital 1                          18,466,575
                                                --------------------------------------------------------------------
                                                Morgan Stanley Mtge Loan Trust                    16,611,510
--------------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt                        None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt                             None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt                            None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
New York Tax-Exempt                             None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt                                 None                                                     N/A
--------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 47

                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
--------------------------------------------------------------------------------------------------------------------
Balanced                                        Bear Stearns Adjustable Rate Mortgage
                                                Trust                                           $  2,496,100
                                                --------------------------------------------------------------------
                                                --------------------------------------------------------------------
                                                Bear Stearns Commercial Mtg Securities             1,691,784
                                                --------------------------------------------------------------------
                                                Bear Stearns Companies                             1,085,518
                                                --------------------------------------------------------------------
                                                ChaseFlex Trust                                    1,218,953
                                                --------------------------------------------------------------------
                                                Citigroup                                         22,798,902
                                                --------------------------------------------------------------------
                                                Citigroup Commercial Mtge Trust                    2,222,407
                                                --------------------------------------------------------------------
                                                Citigroup/Deutsche Bank Commercial
                                                Mtge Trust                                           373,105
                                                --------------------------------------------------------------------
                                                Credit Suisse Mortgage Capital Ctfs                2,277,560
                                                --------------------------------------------------------------------
                                                CS First Boston Mtge Securities                    1,532,621
                                                --------------------------------------------------------------------
                                                Franklin Resources                                   690,285
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                3,073,590
                                                --------------------------------------------------------------------
                                                GS Mortgage Securities II                          3,840,950
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                             13,601,575
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                         8,999,129
                                                --------------------------------------------------------------------
                                                LB-UBS Commercial Mtge Trust                       4,585,816
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                          10,279,588
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                6,435,372
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     5,171,103
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital 1                           2,460,214
                                                --------------------------------------------------------------------
                                                PNC Financial Services Group                       2,325,002
--------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                    Eaton Vance                                          188,771
                                                --------------------------------------------------------------------
                                                Franklin Resources                                   182,070
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                  749,704
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                              82,286
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                  599,892
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                       817,425
--------------------------------------------------------------------------------------------------------------------
Diversified Equity Income                       Citigroup                                        217,740,612
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                             55,352,255
--------------------------------------------------------------------------------------------------------------------
Mid Cap Value                                   None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Strategic Allocation                            Bear Stearns Commercial Mtg Securities             1,397,521
                                                --------------------------------------------------------------------
                                                Bear Stearns Companies                               904,987
                                                --------------------------------------------------------------------
                                                Citigroup                                         28,526,072
                                                --------------------------------------------------------------------
                                                Citigroup Commercial Mtge Trust                    2,200,339
                                                --------------------------------------------------------------------
                                                Citigroup/Deutsche Bank Commercial
                                                Mtge Trust                                           174,116
                                                --------------------------------------------------------------------
                                                Credit Suisse Mortgage Capital Ctfs                1,214,049
                                                --------------------------------------------------------------------
                                                CS First Boston Mtge Securities                    1,832,214
                                                --------------------------------------------------------------------
                                                Eaton Vance                                          820,099
                                                --------------------------------------------------------------------
                                                Franklin Resources                                 5,384,835
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                1,481,635
                                                --------------------------------------------------------------------
                                                GS Mortgage Securities II                          3,878,742
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                              9,615,770
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                         7,866,478
                                                --------------------------------------------------------------------
                                                LB-UBS Commercial Mtge Trust                       4,808,011
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                           6,303,744
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                               10,556,567
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                     9,273,978
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital 1                           1,643,239
                                                --------------------------------------------------------------------
                                                Morgan Stanley Mtge Loan Trust                     1,963,655
                                                --------------------------------------------------------------------
                                                Raymond James Financial - subsidiary                 773,618
--------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 48

                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Strategic Income Allocation                     Bear Stearns Adjustable Rate Mortgage
                                                Trust                                           $    268,001
                                                --------------------------------------------------------------------
                                                Bear Stearns Companies                                15,965
                                                --------------------------------------------------------------------
                                                Citigroup                                            391,364
                                                --------------------------------------------------------------------
                                                Franklin Resources                                    43,478
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                                 62,178
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                         1,498,628
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                             736,283
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                  381,792
                                                --------------------------------------------------------------------
                                                Merrill Lynch Mtge Trust                             487,267
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                       706,627
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital 1                             350,598
                                                --------------------------------------------------------------------
                                                Morgan Stanley Mtge Loan Trust                       981,827
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
--------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and Income             Citigroup                                            641,723
                                                --------------------------------------------------------------------
                                                Credit Suisse First Boston USA                       641,038
                                                --------------------------------------------------------------------
                                                Lehman Brothers Holdings                             640,627
                                                --------------------------------------------------------------------
                                                JP Morgan Chase & Co.                                400,500
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                           208,077
                                                --------------------------------------------------------------------
                                                Merrill Lynch & Co.                                  640,623
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                       640,788
--------------------------------------------------------------------------------------------------------------------
Disciplined International Equity                None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Emerging Markets                                None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                           None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
European Equity                                 Credit Suisse Group                                1,561,254
--------------------------------------------------------------------------------------------------------------------
Global Bond                                     Bear Stearns Commercial Mtge
                                                Securities                                         1,928,687
                                                --------------------------------------------------------------------
                                                Citigroup                                          3,072,505
                                                --------------------------------------------------------------------
                                                Citigroup Commercial Mtge Trust                    1,142,977
                                                --------------------------------------------------------------------
                                                Credit Suisse Mortgage Capital Ctfs                  927,081
                                                --------------------------------------------------------------------
                                                CS First Boston Mtge Securities                      580,252
                                                --------------------------------------------------------------------
                                                GS Mortgage Securities II                            942,552
                                                --------------------------------------------------------------------
                                                JP Morgan Chase Commercial Mtge
                                                Securities                                         8,255,847
                                                --------------------------------------------------------------------
                                                LaBranche & Co.                                      172,800
                                                --------------------------------------------------------------------
                                                LB-UBS Commercial Mtge Trust                       4,108,805
                                                --------------------------------------------------------------------
                                                Morgan Stanley                                       360,721
                                                --------------------------------------------------------------------
                                                Morgan Stanley Capital 1                           3,233,127
                                                --------------------------------------------------------------------
                                                Morgan Stanley, Dean Witter Capital 1              2,279,259
--------------------------------------------------------------------------------------------------------------------
Global Equity                                   Bear Stearns Companies                             5,957,741
                                                --------------------------------------------------------------------
                                                Citigroup                                          5,305,273
                                                --------------------------------------------------------------------
                                                E*TRADE Financial                                  6,023,397
                                                --------------------------------------------------------------------
                                                Goldman Sachs Group                                8,934,554
--------------------------------------------------------------------------------------------------------------------
Global Technology                               None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
International Aggressive Growth                 None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
International Equity                            Credit Suisse Group                                  699,960
--------------------------------------------------------------------------------------------------------------------
International Opportunity                       Credit Suisse Group                                6,803,658
--------------------------------------------------------------------------------------------------------------------
International Select Value                      Credit Suisse Group                               21,282,154
--------------------------------------------------------------------------------------------------------------------
International Small Cap                         None                                                     N/A
--------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 49

                                                                                        VALUE OF SECURITIES OWNED AT
FUND                                            ISSUER                                      END OF FISCAL PERIOD
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
--------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                         None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Mid Cap Growth                                  Ameritrade Holding                              $ 14,356,863
                                                --------------------------------------------------------------------
                                                Legg Mason - subsidiary                            7,086,678
--------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                                 None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income                          None                                                     N/A
--------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
--------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                         None                                                     N/A
--------------------------------------------------------------------------------------------------------------------








Statement of Additional Information - Nov. 29, 2007                      Page 50

BROKERAGE COMMISSIONS PAID TO BROKERS AFFILIATED WITH THE INVESTMENT MANAGER

Affiliates of the investment manager may engage in brokerage and other securities transactions on behalf of a fund according to procedures adopted by the Board and to the extent consistent with applicable provisions of the federal securities laws. Subject to approval by the Board, the same conditions apply to transactions with broker-dealer affiliates of any subadviser. The investment manager will use an affiliate only if (i) the investment manager determines that the fund will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the fund and (ii) the affiliate charges the fund commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the Investment Management Services Agreement.

Information about any brokerage commissions paid by a fund in the last three fiscal periods to brokers affiliated with the fund's investment manager is contained in the following table. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

     TABLE 7. BROKERAGE COMMISSIONS PAID TO INVESTMENT MANAGER OR AFFILIATES


                                                                                           PERCENT OF
                                                                                            AGGREGATE
                                                                 AGGREGATE                   DOLLAR      AGGREGATE    AGGREGATE
                                                                   DOLLAR                   AMOUNT OF      DOLLAR       DOLLAR
                                                                 AMOUNT OF    PERCENT OF  TRANSACTIONS   AMOUNT OF    AMOUNT OF
                                                                COMMISSIONS   AGGREGATE     INVOLVING   COMMISSIONS  COMMISSIONS
                                                    NATURE OF     PAID TO     BROKERAGE    PAYMENT OF     PAID TO      PAID TO
                                        BROKER     AFFILIATION     BROKER    COMMISSIONS   COMMISSIONS     BROKER       BROKER
FUND                                 -------------------------------------------------------------------------------------------
                                                                    2007                                    2006         2005
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive         None                --            --          --           --        $     0      $      0(a)
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative       None                --            --          --           --              0             0(a)
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate           None                --            --          --           --              0             0(a)
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate           None                --            --          --           --              0             0(a)
Aggressive
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate           None                --            --          --           --              0             0(a)
Conservative
--------------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity       None                --            --          --           --              0             0(a)
--------------------------------------------------------------------------------------------------------------------------------
S&P 500 Index                        None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Small Company Index                  None                                                                       0             0
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
--------------------------------------------------------------------------------------------------------------------------------
Equity Value                         None                --            --          --           --              0        10,142*
--------------------------------------------------------------------------------------------------------------------------------
Precious Metals and Mining           None                --            --          --           --              0         3,614*
--------------------------------------------------------------------------------------------------------------------------------
Small Cap Advantage                  None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Small Cap Growth                     None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 51

                                                                                           PERCENT OF
                                                                                            AGGREGATE
                                                                 AGGREGATE                   DOLLAR      AGGREGATE    AGGREGATE
                                                                   DOLLAR                   AMOUNT OF      DOLLAR       DOLLAR
                                                                 AMOUNT OF    PERCENT OF  TRANSACTIONS   AMOUNT OF    AMOUNT OF
                                                                COMMISSIONS   AGGREGATE     INVOLVING   COMMISSIONS  COMMISSIONS
                                                    NATURE OF     PAID TO     BROKERAGE    PAYMENT OF     PAID TO      PAID TO
                                        BROKER     AFFILIATION     BROKER    COMMISSIONS   COMMISSIONS     BROKER       BROKER
FUND                                 -------------------------------------------------------------------------------------------
                                                                    2007                                    2006         2005
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2010                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2015                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2020                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2025                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2030                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2035                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2040                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2045                 None(b)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
--------------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                                         4        $   23        0.00%        0.00%       $    57*     $     27
                                     JPMorgan
                                     Securities,
                                     Inc.
--------------------------------------------------------------------------------------------------------------------------------
Fundamental Value                    None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Fundamental Growth                                        5             0          --           --              0            38
                                     Goldman
                                     Sachs & Co.
--------------------------------------------------------------------------------------------------------------------------------
High Yield Bond                      None              ----            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Income Builder                       None                --            --          --           --             0((c))       N/A
Basic Income
--------------------------------------------------------------------------------------------------------------------------------
Income Builder                       None              ----            --          --           --             0((c))       N/A
Enhanced Income
--------------------------------------------------------------------------------------------------------------------------------
Income Builder                       None                --            --          --           --             0((c))       N/A
Moderate Income
--------------------------------------------------------------------------------------------------------------------------------
Select Value                                              7         7,352        0.42         0.51         14,216       143,463
                                     Gabelli &
                                     Co.
--------------------------------------------------------------------------------------------------------------------------------
Short Duration                       None                --            --          --           --              0             0
U.S. Government
--------------------------------------------------------------------------------------------------------------------------------
Small Cap Equity                                          4           568        0.12         0.03              0             0
                                     JPMorgan
                                     Securities,
                                     Inc.
--------------------------------------------------------------------------------------------------------------------------------
Small Cap Value                                           5             0          --           --          1,821         1,943
                                     Goldman
                                     Sachs & Co.
--------------------------------------------------------------------------------------------------------------------------------
                                                          8             0          --           --              0         2,700
                                     Legg Mason
                                     Wood
                                     Walker, Inc.
--------------------------------------------------------------------------------------------------------------------------------
                                                          9             0          --           --              0             0
                                     M.J. Whitman
--------------------------------------------------------------------------------------------------------------------------------
U.S. Gov't Mortgage                  None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Value                                None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
--------------------------------------------------------------------------------------------------------------------------------
Dividend Opportunity                                      1             0          --           --              0        20,898*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
Real Estate                          None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 52

                                                                                           PERCENT OF
                                                                                            AGGREGATE
                                                                 AGGREGATE                   DOLLAR      AGGREGATE    AGGREGATE
                                                                   DOLLAR                   AMOUNT OF      DOLLAR       DOLLAR
                                                                 AMOUNT OF    PERCENT OF  TRANSACTIONS   AMOUNT OF    AMOUNT OF
                                                                COMMISSIONS   AGGREGATE     INVOLVING   COMMISSIONS  COMMISSIONS
                                                    NATURE OF     PAID TO     BROKERAGE    PAYMENT OF     PAID TO      PAID TO
                                        BROKER     AFFILIATION     BROKER    COMMISSIONS   COMMISSIONS     BROKER       BROKER
FUND                                 -------------------------------------------------------------------------------------------
                                                                    2007                                    2006         2005
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
--------------------------------------------------------------------------------------------------------------------------------
Cash Management                      None                --            --          --           --        $     0      $      0
--------------------------------------------------------------------------------------------------------------------------------
Core Bond                            None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Disciplined Equity                   None                                                                       0             0
--------------------------------------------------------------------------------------------------------------------------------
Disciplined Small and                None                --            --          --           --          None((d))       N/A
Mid Cap Equity
--------------------------------------------------------------------------------------------------------------------------------
Disciplined Small                    None                --            --          --           --          None((e))       N/A
Cap Value
--------------------------------------------------------------------------------------------------------------------------------
Floating Rate                        None                --            --          --           --          None((e))       N/A
--------------------------------------------------------------------------------------------------------------------------------
Growth                                                    1        $    0          --           --              0        13,720*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
Income Opportunities                 None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Inflation Protected Securities       None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Large Cap Equity                                          1             0          --           --              0        10,214*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
Large Cap Value                                           1             0          --           --              0           276*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
Limited Duration Bond                None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
--------------------------------------------------------------------------------------------------------------------------------
California Tax-Exempt(f)             None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Diversified Bond                     None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt(f)          None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt(f)               None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt(f)              None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
New York Tax-Exempt(f)               None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt(f)                   None                --            --          --           --              0            0
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
--------------------------------------------------------------------------------------------------------------------------------
Balanced                                                 --            --          --           --              0             0
                                     None
--------------------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth         None(g)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Diversified Equity Income                                 1             0          --           --              0        1,716*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value                                            --            --          --           --              0             0
                                     None
--------------------------------------------------------------------------------------------------------------------------------
Strategic Allocation                 None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Strategic Income Allocation          None(g)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 53

                                                                                           PERCENT OF
                                                                                            AGGREGATE
                                                                 AGGREGATE                   DOLLAR      AGGREGATE    AGGREGATE
                                                                   DOLLAR                   AMOUNT OF      DOLLAR       DOLLAR
                                                                 AMOUNT OF    PERCENT OF  TRANSACTIONS   AMOUNT OF    AMOUNT OF
                                                                COMMISSIONS   AGGREGATE     INVOLVING   COMMISSIONS  COMMISSIONS
                                                    NATURE OF     PAID TO     BROKERAGE    PAYMENT OF     PAID TO      PAID TO
                                        BROKER     AFFILIATION     BROKER    COMMISSIONS   COMMISSIONS     BROKER       BROKER
FUND                                 -------------------------------------------------------------------------------------------
                                                                    2007                                    2006         2005
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           PERCENT OF
                                                                                            AGGREGATE
                                                                 AGGREGATE                   DOLLAR      AGGREGATE    AGGREGATE
                                                                   DOLLAR                   AMOUNT OF      DOLLAR       DOLLAR
                                                                 AMOUNT OF    PERCENT OF  TRANSACTIONS   AMOUNT OF    AMOUNT OF
                                                                COMMISSIONS   AGGREGATE     INVOLVING   COMMISSIONS  COMMISSIONS
                                                    NATURE OF     PAID TO     BROKERAGE    PAYMENT OF     PAID TO      PAID TO
                                        BROKER     AFFILIATION     BROKER    COMMISSIONS   COMMISSIONS     BROKER       BROKER
FUND                                 -------------------------------------------------------------------------------------------
                                                                    2006                                    2005         2004
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
--------------------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and Income  None(h)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Disciplined International Equity     None(i)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
Emerging Markets                     None                --            --          --           --        $     0      $      0
--------------------------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                None(j)             --            --          --           --            N/A           N/A
--------------------------------------------------------------------------------------------------------------------------------
European Equity                      None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Global Bond                          None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Global Equity                        None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Global Technology                                         1             0           0            0              0        97,718*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
International Aggressive Growth      JPMorgan             4        $8,149        1.24%        0.66%         9,426        22,343
                                     Securities,
                                     Inc.
--------------------------------------------------------------------------------------------------------------------------------
                                                          4             0           0            0            339             0
                                     Cazenove,
                                     Inc.
--------------------------------------------------------------------------------------------------------------------------------
International Equity                 None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
International Opportunity            None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
International Select Value                               10             0           0            0          8,829        20,637
                                     Sanford C.
                                     Bernstein &
                                     Co. LLC
--------------------------------------------------------------------------------------------------------------------------------
International Small Cap              None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
--------------------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt              None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth                                            1             0           0            0              0        17,994*
                                     AEIS
--------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                      None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income               None                --            --          --           --              0             0
--------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
--------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market              None                --            --          --            0              0            --
--------------------------------------------------------------------------------------------------------------------------------




      * Represents brokerage clearing fees.


    (1) American Enterprise Investment Services, Inc., a wholly-owned subsidiary of Ameriprise Financial.
    (2) Affiliate of UBS, a subadviser.
    (3) Affiliate of Neuberger Berman Management, Inc., a former subadviser, terminated July 24, 2003.
    (4) Affiliate of American Century, a subadviser.
    (5) Affiliate of Goldman Sachs Asset Management, L.P., a subadviser.
    (6) Affiliate of Eagle Asset Management, Inc., a former subadviser, terminated April 2005.
    (7) Affiliate of GAMCO Investors, Inc. a former subadviser, terminated Sept. 29, 2006.
    (8) Affiliate of Royce & Associates, LLC., a former subadviser, terminated April 24, 2006.
    (9) Affiliate of Third Avenue Management, LLC., a former subadviser, terminated March 15, 2004.
   (10) Affiliate of AllianceBernstein, a subadviser.

    (a) For the period from March 4, 2004 (when shares became publicly available) to Jan. 31, 2005.
    (b) For the period from May 18, 2006 (when shares became publicly available) to April 30, 2007.
    (c) For the period from Feb. 16, 2006 (when shares became publicly available) to May 31, 2006.
    (d) For the period from May 18, 2006 (when shares became publicly available) to July 31, 2006.

    (e) For the period from Feb. 16, 2006 (when shares became publicly available) to July 31, 2006.



Statement of Additional Information - Nov. 29, 2007                      Page 54

    (f) The fund changed its fiscal year end in 2006 from June 30 to Aug. 31. For 2006, the information shown is for the period from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended on June 30.


    (g) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.



    (h) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.



    (i) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.



    (j) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.


VALUING FUND SHARES

As of the end of the most recent fiscal period, the computation of net asset value was based on net assets divided by shares outstanding as shown in the following table. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                          TABLE 8. VALUING FUND SHARES


FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
-----------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive
     Class A                                   $  400,073,034         32,781,390                $12.20
     Class B                                       98,479,846          8,131,609                 12.11
     Class C                                       12,215,638          1,011,229                 12.08
     Class R4(a)                                       76,765              6,275                 12.23
-----------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative
     Class A                                       82,673,511          7,926,810                 10.43
     Class B                                       35,957,945          3,458,347                 10.40
     Class C                                        5,208,785            500,413                 10.41
     Class R4(a)                                       23,731              2,296                 10.34
-----------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate
     Class A                                      600,269,888         52,846,837                 11.36
     Class B                                      188,670,967         16,679,954                 11.31
     Class C                                       27,189,749          2,401,836                 11.32
     Class R4(a)                                      111,556              9,835                 11.34
-----------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive
     Class A                                      801,243,094         68,285,569                 11.73
     Class B                                      202,093,816         17,295,309                 11.68
     Class C                                       25,618,875          2,193,231                 11.68
     Class R4(a)                                      339,106             28,867                 11.75
-----------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative
     Class A                                      197,884,478         18,243,067                 10.85
     Class B                                       70,978,040          6,562,786                 10.82
     Class C                                       12,991,707          1,200,747                 10.82
     Class R4(a)                                       28,252              2,615                 10.80
-----------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity
     Class A                                      364,207,385         28,873,885                 12.61
     Class B                                       91,174,410          7,283,997                 12.52
     Class C                                       11,361,042            909,754                 12.49
     Class R4(a)                                      194,364             15,365                 12.65
-----------------------------------------------------------------------------------------------------------------
S&P 500 Index
     Class D                                       57,268,626         10,342,190                  5.54
     Class E                                      241,190,686         43,377,282                  5.56
-----------------------------------------------------------------------------------------------------------------
Small Company Index
     Class A                                      834,954,281         99,373,376                  8.40
     Class B                                      229,997,889         30,755,493                  7.48
     Class R4(a)                                   10,300,727          1,199,527                  8.59


Statement of Additional Information - Nov. 29, 2007                      Page 55

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
-----------------------------------------------------------------------------------------------------------------
Equity Value
     Class A                                   $1,038,420,343         77,344,252                $13.43
     Class B                                      185,258,605         13,764,180                 13.46
     Class C                                        6,274,898            470,398                 13.34
     Class I                                           14,387              1,070                 13.45
     Class R2                                           5,024                374                 13.43
     Class R3                                           5,024                374                 13.43
     Class R4(a)                                   11,834,082            880,545                 13.44
     Class R5                                           5,024                374                 13.43
     Class W                                            5,102                380                 13.43
-----------------------------------------------------------------------------------------------------------------
Precious Metals and Mining
     Class A                                       97,644,562          6,936,869                 14.08
     Class B                                       17,659,188          1,336,794                 13.21
     Class C                                        1,801,852            137,792                 13.08
     Class I                                           14,068                989                 14.22
     Class R4(a)                                       90,369              6,356                 14.22
-----------------------------------------------------------------------------------------------------------------
Small Cap Advantage
     Class A                                      441,693,595         73,720,330                  5.99
     Class B                                      129,336,345         23,611,177                  5.48
     Class C                                        8,769,589          1,600,573                  5.48
     Class I                                            9,161              1,484                  6.17
     Class R2                                           4,138                679                  6.09
     Class R3                                           4,143                679                  6.10
     Class R4(a)                                      407,304             66,765                  6.10
     Class R5                                           4,149                679                  6.11
-----------------------------------------------------------------------------------------------------------------
Small Cap Growth
     Class A                                      113,612,985         22,851,570                  4.97
     Class B                                       43,605,178          9,235,700                  4.72
     Class C                                        4,604,901            974,784                  4.72
     Class I                                       51,300,183         10,105,257                  5.08
     Class R2                                           4,770                951                  5.02
     Class R3                                           4,771                951                  5.02
     Class R4(a)                                      270,967             53,975                  5.02
     Class R5                                           4,779                951                  5.03
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2010
     Class A                                          570,807             52,343                 10.91
     Class R2                                           5,101                468                 10.90
     Class R3                                           5,102                468                 10.90
     Class R4                                           5,103                468                 10.90
     Class R5                                           5,103                468                 10.90
     Class Y                                       17,027,528          1,561,292                 10.91
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2015
     Class A                                        1,558,139            141,208                 11.03
     Class R2                                           5,124                465                 11.02
     Class R3                                           5,128                465                 11.03
     Class R4                                           5,133                465                 11.04
     Class R5                                           5,137                465                 11.05
     Class Y                                       24,335,322          2,202,953                 11.05
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2020
     Class A                                        1,811,990            163,746                 11.07
     Class R2                                           5,138                464                 11.07
     Class R3                                           5,142                464                 11.08
     Class R4                                           5,147                464                 11.09
     Class R5                                           5,152                464                 11.10
     Class Y                                       36,822,853          3,319,542                 11.09

Statement of Additional Information - Nov. 29, 2007                      Page 56

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2025
     Class A                                   $    1,626,912            146,790                $11.08
     Class R2                                           5,166                466                 11.09
     Class R3                                           5,171                466                 11.10
     Class R4                                           5,168                465                 11.11
     Class R5                                           5,173                465                 11.12
     Class Y                                       36,511,597          3,284,899                 11.11
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2030
     Class A                                        1,234,023            110,886                 11.13
     Class R2                                           5,159                464                 11.12
     Class R3                                           5,164                464                 11.13
     Class R4                                           5,169                464                 11.14
     Class R5                                           5,173                464                 11.15
     Class Y                                       34,804,136          3,120,579                 11.15
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2035
     Class A                                          856,259             77,424                 11.06
     Class R2                                           5,163                467                 11.06
     Class R3                                           5,168                467                 11.07
     Class R4                                           5,173                467                 11.08
     Class R5                                           5,177                467                 11.09
     Class Y                                       20,424,143          1,842,764                 11.08
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2040
     Class A                                          408,307             36,765                 11.11
     Class R2                                           5,152                464                 11.10
     Class R3                                           5,157                464                 11.11
     Class R4                                           5,161                464                 11.12
     Class R5                                           5,166                464                 11.13
     Class Y                                       26,163,420          2,350,709                 11.13
-----------------------------------------------------------------------------------------------------------------
Retirement Plus 2045
     Class A                                          449,557             40,512                 11.10
     Class R2                                           5,165                466                 11.08
     Class R3                                           5,170                466                 11.09
     Class R4                                           5,174                466                 11.10
     Class R5                                           5,179                466                 11.11
     Class Y                                        6,194,498            557,075                 11.12
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
-----------------------------------------------------------------------------------------------------------------
Aggressive Growth
     Class A                                      399,711,131         40,595,431                  9.85
     Class B                                       97,376,249         10,200,166                  9.55
     Class C                                        1,777,567            186,186                  9.55
     Class I                                       98,651,692          9,896,891                  9.97
     Class R2                                           5,658                572                  9.89
     Class R3                                           5,665                572                  9.90
     Class R4(a)                                       90,912              9,173                  9.91
     Class R5                                           5,679                572                  9.93
-----------------------------------------------------------------------------------------------------------------
Fundamental Growth
     Class A                                       18,943,663          2,707,778                  7.00
     Class B                                        5,745,289            848,868                  6.77
     Class C                                          758,297            111,896                  6.78
     Class I                                      212,413,837         29,927,715                  7.10
     Class R4(a)                                       48,276              6,836                  7.06
-----------------------------------------------------------------------------------------------------------------
Fundamental Value
     Class A                                      822,766,661        117,196,079                  7.02
     Class B                                      257,797,220         37,969,190                  6.79
     Class C                                       19,629,840          2,880,002                  6.82
     Class I                                       90,894,421         12,814,095                  7.09
     Class R4(a)                                    1,044,983            148,002                  7.06

Statement of Additional Information - Nov. 29, 2007                      Page 57

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
High Yield Bond
     Class A                                   $1,462,714,531        484,680,021                $ 3.02
     Class B                                      320,767,041        106,329,088                  3.02
     Class C                                       25,659,465          8,557,601                  3.00
     Class I                                       97,100,427         32,190,847                  3.02
     Class R2                                           5,120              1,695                  3.02
     Class R3                                           5,119              1,695                  3.02
     Class R4(a)                                    1,252,245            415,365                  3.01
     Class R5                                           5,120              1,695                  3.02
     Class W                                       30,060,498         10,016,119                  3.00
-----------------------------------------------------------------------------------------------------------------
Income Builder Basic Income
     Class A                                      197,480,474         18,306,514                 10.79
     Class B                                       33,369,169          3,098,661                 10.77
     Class C                                        8,088,151            750,276                 10.78
     Class R4(a)                                      106,546              9,868                 10.80
-----------------------------------------------------------------------------------------------------------------
Income Builder Enhanced Income
     Class A                                      266,493,709         24,047,577                 11.08
     Class B                                       38,769,941          3,502,670                 11.07
     Class C                                       10,729,906            969,089                 11.07
     Class R4(a)                                       39,068              3,524                 11.09
-----------------------------------------------------------------------------------------------------------------
Income Builder Moderate Income
     Class A                                      458,497,113         41,715,177                 10.99
     Class B                                       68,996,638          6,291,731                 10.97
     Class C                                       15,332,314          1,396,682                 10.98
     Class R4(a)                                       19,870              1,806                 11.00
-----------------------------------------------------------------------------------------------------------------
Select Value
     Class A                                      448,392,699         75,595,343                  5.93
     Class B                                      125,804,793         22,107,427                  5.69
     Class C                                        8,953,531          1,574,251                  5.69
     Class I                                       30,305,964          5,025,259                  6.03
     Class R4(a)                                       95,049             15,886                  5.98
-----------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government
     Class A                                      513,555,337        108,496,677                  4.73
     Class B                                      216,252,753         45,676,904                  4.73
     Class C                                       10,269,796          2,169,685                  4.73
     Class I                                       54,815,256         11,563,982                  4.74
     Class R4(a)                                    3,856,258            814,685                  4.73
     Class W                                            4,980              1,053                  4.73
-----------------------------------------------------------------------------------------------------------------
Small Cap Equity
     Class A                                      274,668,755         40,475,947                  6.79
     Class B                                       43,661,999          6,746,392                  6.47
     Class C                                        3,367,966            521,089                  6.46
     Class I                                           11,768              1,724                  6.83
     Class R4(a)                                    4,055,830            590,525                  6.87
-----------------------------------------------------------------------------------------------------------------
Small Cap Value
     Class A                                      682,266,694        104,074,892                  6.56
     Class B                                      260,475,063         41,623,621                  6.26
     Class C                                       18,231,415          2,907,017                  6.27
     Class I                                       26,529,768          3,966,668                  6.69
     Class R2                                           4,526                685                  6.61
     Class R3                                           4,532                685                  6.62
     Class R4(a)                                      349,188             52,748                  6.62
     Class R5                                           4,543                685                  6.63
-----------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage
     Class A                                      110,626,774         22,121,800                  5.00
     Class B                                       44,391,082          8,873,574                  5.00
     Class C                                        4,878,851            975,139                  5.00
     Class I                                      207,377,398         41,508,753                  5.00
     Class R4(a)                                   39,842,143          7,972,479                  5.00

Statement of Additional Information - Nov. 29, 2007                      Page 58

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Value
     Class A                                   $  211,688,779         37,389,078                $ 5.66
     Class B                                       88,890,354         16,146,970                  5.51
     Class C                                        6,587,937          1,193,612                  5.52
     Class I                                       60,205,362         10,545,615                  5.71
     Class R4(a)                                      126,927             22,309                  5.69
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Dividend Opportunity
     Class A                                    1,452,870,794        150,496,501                  9.65
     Class B                                      303,235,001         31,632,609                  9.59
     Class C                                       25,821,807          2,697,582                  9.57
     Class I                                      241,944,888         25,013,097                  9.67
     Class R4(a)                                    1,327,869            137,249                  9.67
     Class W                                            5,493                568                  9.67
-----------------------------------------------------------------------------------------------------------------
Real Estate
     Class A                                      146,543,348          9,256,921                 15.83
     Class B                                       29,348,848          1,867,016                 15.72
     Class C                                        2,336,410            148,656                 15.72
     Class I                                       94,663,945          5,966,761                 15.87
     Class R4(a)                                      189,682             12,014                 15.79
     Class W                                            4,340                275                 15.78
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
-----------------------------------------------------------------------------------------------------------------
Cash Management
     Class A                                    4,662,135,661      4,661,926,326                  1.00
     Class B                                       75,691,552         75,887,752                  1.00
     Class C                                        3,601,400          3,602,252                  1.00
     Class I                                       49,244,173         49,241,684                  1.00
     Class R5                                           4,999              5,000                  1.00
     Class W                                      120,154,895        120,156,352                  1.00
     Class Y                                       43,544,377         43,630,241                  1.00
-----------------------------------------------------------------------------------------------------------------
Core Bond
     Class A                                       39,913,930          4,212,416                  9.48
     Class B                                       10,154,475          1,070,928                  9.48
     Class C                                          587,688             61,965                  9.48
     Class I                                      259,104,810         27,376,402                  9.46
     Class R2                                           4,912                518                  9.48
     Class R3                                           4,912                518                  9.48
     Class R4(a)                                        9,474              1,000                  9.47
     Class R5                                           4,912                518                  9.48
     Class W                                            4,889                516                  9.47
-----------------------------------------------------------------------------------------------------------------
Disciplined Equity
     Class A                                    1,410,073,147        195,317,511                  7.22
     Class B                                       62,090,519          8,724,783                  7.12
     Class C                                        3,322,979            467,585                  7.11
     Class I                                      441,406,784         60,689,061                  7.27
     Class R2                                           4,763                661                  7.21
     Class R3                                           4,770                661                  7.22
     Class R4(a)                                  157,584,051         21,739,173                  7.25
     Class R5                                           4,783                661                  7.24
     Class W                                      744,887,615        103,164,030                  7.22
-----------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity
     Class A                                       18,372,667          1,924,399                  9.55
     Class B                                        1,365,013            144,191                  9.47
     Class C                                          183,734             19,407                  9.47
     Class I                                       38,785,276          4,051,418                  9.57
     Class R4(a)                                       15,157              1,586                  9.56
     Class W                                       57,063,032          5,979,419                  9.54

Statement of Additional Information - Nov. 29, 2007                      Page 59

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value
     Class A                                   $   13,618,506          1,361,629                $10.00
     Class B                                          551,233             55,679                  9.90
     Class C                                           46,126              4,657                  9.90
     Class I                                       25,166,988          2,509,791                 10.03
     Class R2                                           4,536                455                  9.97
     Class R3                                           4,544                455                  9.99
     Class R4(a)                                       10,004              1,000                 10.00
     Class R5                                           4,557                455                 10.02
-----------------------------------------------------------------------------------------------------------------
Floating Rate
     Class A                                      426,098,639         43,927,296                  9.70
     Class B                                       48,127,927          4,961,642                  9.70
     Class C                                       23,742,707          2,447,587                  9.70
     Class I                                      186,030,163         19,185,525                  9.70
     Class R4(a)                                      294,089             30,330                  9.70
     Class W                                            4,822                497                  9.70
-----------------------------------------------------------------------------------------------------------------
Growth
     Class A                                    2,392,774,288         73,100,079                 32.73
     Class B                                      369,487,313         12,401,019                 29.79
     Class C                                       20,332,352            682,923                 29.77
     Class I                                      298,304,650          8,893,003                 33.54
     Class R2                                           5,135                155                 33.13
     Class R3                                           5,143                155                 33.18
     Class R4(a)                                  145,831,935          4,373,779                 33.34
     Class R5                                           5,159                155                 33.28
     Class W                                            5,214                157                 33.21
-----------------------------------------------------------------------------------------------------------------
Income Opportunities
     Class A                                      177,438,822         17,763,829                  9.99
     Class B                                       43,356,468          4,342,532                  9.98
     Class C                                        4,788,510            479,660                  9.98
     Class I                                       85,512,402          8,550,686                 10.00
     Class R4(a)                                      152,957             15,307                  9.99
-----------------------------------------------------------------------------------------------------------------
Inflation Protected Securities
     Class A                                       65,959,818          6,807,001                  9.69
     Class B                                       16,143,740          1,666,752                  9.69
     Class C                                        1,784,275            184,194                  9.69
     Class I                                      310,160,205         32,014,702                  9.69
     Class R4(a)                                        9,661              1,000                  9.66
     Class W                                            4,932                509                  9.69
-----------------------------------------------------------------------------------------------------------------
Large Cap Equity
     Class A                                    5,038,950,020        833,522,641                  6.05
     Class B                                      833,234,754        140,889,101                  5.91
     Class C                                       31,622,901          5,341,167                  5.92
     Class I                                       67,937,053         11,159,673                  6.09
     Class R2                                           5,001                822                  6.08
     Class R3                                           5,009                822                  6.09
     Class R4(a)                                  330,120,266         53,887,010                  6.13
     Class R5                                      25,375,778          4,153,053                  6.11
-----------------------------------------------------------------------------------------------------------------
Large Cap Value
     Class A                                       62,421,177         10,928,420                  5.71
     Class B                                       15,116,287          2,672,256                  5.66
     Class C                                        1,041,705            184,547                  5.64
     Class I                                       16,865,439          2,934,662                  5.75
     Class R2                                           4,345                763                  5.69
     Class R3                                           4,352                763                  5.70
     Class R4(a)                                       37,830              6,589                  5.74
     Class R5                                           4,364                763                  5.72

Statement of Additional Information - Nov. 29, 2007                      Page 60

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Limited Duration Bond
     Class A                                   $   61,546,982          6,425,229                $ 9.58
     Class B                                        9,671,171          1,009,974                  9.58
     Class C                                        1,598,714            167,013                  9.57
     Class I                                       78,906,235          8,234,187                  9.58
     Class R4(a)                                        9,580              1,000                  9.58
     Class W                                            4,907                512                  9.58
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
-----------------------------------------------------------------------------------------------------------------
California Tax-Exempt
     Class A                                      164,203,362         32,628,583                  5.03
     Class B                                        6,098,994          1,212,728                  5.03
     Class C                                        1,892,236            375,541                  5.04
-----------------------------------------------------------------------------------------------------------------
Diversified Bond
     Class A                                    1,936,988,090        402,638,195                  4.81
     Class B                                      303,507,236         63,093,643                  4.81
     Class C                                       16,840,412          3,499,861                  4.81
     Class I                                      386,010,354         80,134,097                  4.82
     Class R2                                           4,993              1,040                  4.80
     Class R3                                           4,993              1,040                  4.80
     Class R4(a)                                   77,835,688         16,200,659                  4.80
     Class R5                                           4,993              1,040                  4.80
     Class W                                      223,104,264         46,359,028                  4.81
-----------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt
     Class A                                       40,717,606          7,820,119                  5.21
     Class B                                        5,814,908          1,116,878                  5.21
     Class C                                          544,269            104,584                  5.20
-----------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt
     Class A                                       37,592,746          7,275,112                  5.17
     Class B                                        1,227,309            237,390                  5.17
     Class C                                        1,036,661            200,598                  5.17
-----------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt
     Class A                                      287,817,910         55,944,378                  5.14
     Class B                                       19,653,652          3,819,066                  5.15
     Class C                                        7,032,169          1,366,714                  5.15
-----------------------------------------------------------------------------------------------------------------
New York Tax-Exempt
     Class A                                       58,346,141         11,846,759                  4.93
     Class B                                        4,552,447            924,299                  4.93
     Class C                                          792,261            160,882                  4.92
-----------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt
     Class A                                       37,930,078          7,353,281                  5.16
     Class B                                        3,179,195            616,144                  5.16
     Class C                                          946,879            183,489                  5.16
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
-----------------------------------------------------------------------------------------------------------------
Balanced
     Class A                                      928,530,399         80,993,116                 11.46
     Class B                                       51,600,913          4,530,330                 11.39
     Class C                                        5,095,786            447,856                 11.38
     Class R4(a)                                   66,243,594          5,777,310                 11.47
-----------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth
     Class A                                        4,279,021            413,231                 10.36
     Class B                                          326,632             31,617                 10.33
     Class C                                           31,221              3,023                 10.33
     Class I                                       76,002,552          7,326,008                 10.37
     Class R2                                          10,341              1,000                 10.34
     Class R3                                          10,351              1,000                 10.35
     Class R4                                          10,361              1,000                 10.36
     Class R5                                          10,371              1,000                 10.37


Statement of Additional Information - Nov. 29, 2007                      Page 61

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Diversified Equity Income
     Class A                                   $6,501,873,578        453,432,458                $14.34
     Class B                                    1,113,206,377         77,559,340                 14.35
     Class C                                      113,516,275          7,925,624                 14.32
     Class I                                      131,741,947          9,192,333                 14.33
     Class R2                                          30,353              2,118                 14.33
     Class R3                                     118,360,158          8,262,415                 14.33
     Class R4(a)                                  209,638,131         14,606,415                 14.35
     Class R5                                       9,908,675            690,653                 14.35
     Class W                                            5,179                361                 14.35
-----------------------------------------------------------------------------------------------------------------
Mid Cap Value
     Class A                                    2,025,925,988        199,669,660                 10.15
     Class B                                      306,040,101         31,110,273                  9.84
     Class C                                       41,928,292          4,260,232                  9.84
     Class I                                       29,272,035          2,842,058                 10.30
     Class R2                                         286,713             28,176                 10.18
     Class R3                                       1,378,297            135,282                 10.19
     Class R4(a)                                  157,136,066         15,373,885                 10.22
     Class R5                                          11,647              1,138                 10.23
     Class W                                            5,162                506                 10.20
-----------------------------------------------------------------------------------------------------------------
Strategic Allocation
     Class A                                    1,871,507,235        150,019,394                 12.48
     Class B                                      243,036,227         19,659,018                 12.36
     Class C                                       66,994,896          5,441,062                 12.31
     Class I                                            5,413                434                 12.47
     Class R2                                           5,412                434                 12.47
     Class R3                                           5,412                434                 12.47
     Class R4(a)                                   16,864,439          1,351,237                 12.48
     Class R5                                           5,413                434                 12.47
-----------------------------------------------------------------------------------------------------------------
Strategic Income Allocation
     Class A                                      111,724,275         11,351,342                  9.84
     Class B                                        7,178,608            729,232                  9.84
     Class C                                        2,293,610            233,160                  9.84
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
-----------------------------------------------------------------------------------------------------------------
Absolute Return Currency and Income
     Class A                                       10,053,611            996,000                 10.09
     Class B                                           10,093              1,000                 10.09
     Class C                                           10,093              1,000                 10.09
     Class I                                       68,129,549          6,743,149                 10.10
     Class R4(a)                                       10,094              1,000                 10.09
     Class W                                              N/A                N/A                   N/A
-----------------------------------------------------------------------------------------------------------------
Disciplined International Equity
     Class A                                       10,874,410          1,107,013                  9.82
     Class B                                          190,838             19,499                  9.79
     Class C                                           31,275              3,195                  9.79
     Class I                                       62,926,083          6,399,203                  9.83
     Class R4(a)                                       11,885              1,209                  9.83
     Class W                                              N/A                N/A                   N/A
-----------------------------------------------------------------------------------------------------------------
Emerging Markets
     Class A                                      425,229,317         37,571,472                 11.32
     Class B                                       76,605,821          7,204,484                 10.63
     Class C                                        4,798,555            450,159                 10.66
     Class I                                       41,144,243          3,576,427                 11.50
     Class R4(a)                                    5,734,130            498,653                 11.50


Statement of Additional Information - Nov. 29, 2007                      Page 62

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Emerging Markets Bond
     Class A                                   $   11,663,305          1,147,539                $10.16
     Class B                                          510,005             50,209                 10.16
     Class C                                           38,734              3,818                 10.15
     Class I                                       47,400,407          4,663,886                 10.16
     Class R4(a)                                       14,378              1,415                 10.16
     Class W                                              N/A                N/A                   N/A
-----------------------------------------------------------------------------------------------------------------
European Equity
     Class A                                       85,143,488         15,798,323                  5.39
     Class B                                       29,438,905          5,546,040                  5.31
     Class C                                        1,489,197            280,865                  5.30
     Class I                                           15,461              2,865                  5.40
     Class R4(a)                                        4,340                802                  5.41
-----------------------------------------------------------------------------------------------------------------
Global Bond
     Class A                                      276,081,128         41,822,802                  6.60
     Class B                                       63,316,660          9,495,713                  6.67
     Class C                                        3,116,080            470,447                  6.62
     Class I                                      144,623,214         21,955,114                  6.59
     Class R4(a)                                       80,561             12,204                  6.60
     Class W                                              N/A                N/A                   N/A
-----------------------------------------------------------------------------------------------------------------
Global Equity
     Class A                                      608,153,308         80,859,119                  7.52
     Class B                                      110,122,992         15,600,152                  7.06
     Class C                                        5,663,445            807,287                  7.02
     Class R2                                             N/A                N/A                   N/A
     Class R3                                             N/A                N/A                   N/A
     Class R4(a)                                    9,464,690          1,246,167                  7.60
     Class R5                                             N/A                N/A                   N/A
     Class W                                              N/A                N/A                   N/A
-----------------------------------------------------------------------------------------------------------------
Global Technology
     Class A                                      122,944,396         50,874,610                  2.42
     Class B                                       42,498,835         20,342,056                  2.09
     Class C                                        3,415,678          1,630,088                  2.10
     Class I                                           14,460              5,882                  2.46
     Class R4(a)                                      544,605            223,793                  2.43
-----------------------------------------------------------------------------------------------------------------
International Aggressive Growth
     Class A                                      293,775,958         31,171,014                  9.42
     Class B                                       66,512,481          7,289,751                  9.12
     Class C                                        4,436,253            486,251                  9.12
     Class I                                      127,665,491         13,394,495                  9.53
     Class R4(a)                                      830,516             87,614                  9.48
-----------------------------------------------------------------------------------------------------------------
International Equity
     Class A                                       99,431,354         11,739,511                  8.47
     Class B                                       25,438,560          3,052,687                  8.33
     Class C                                        1,752,171            210,053                  8.34
     Class I                                       68,401,947          8,030,624                  8.52
     Class R4(a)                                      208,406             24,590                  8.48
-----------------------------------------------------------------------------------------------------------------
International Opportunity
     Class A                                      464,197,404         48,662,459                  9.54
     Class B                                       77,061,945          8,313,137                  9.27
     Class C                                        3,350,335            364,611                  9.19
     Class I                                      105,055,917         10,892,334                  9.64
     Class R2                                             N/A                N/A                   N/A
     Class R3                                             N/A                N/A                   N/A
     Class R4(a)                                      814,767             83,796                  9.72
     Class R5                                             N/A                N/A                   N/A

Statement of Additional Information - Nov. 29, 2007                      Page 63

FUND                                             NET ASSETS     SHARES OUTSTANDING   NET ASSET VALUE OF ONE SHARE
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
International Select Value
     Class A                                   $1,541,660,931        140,143,797                $11.00
     Class B                                      380,209,275         35,755,399                 10.63
     Class C                                       25,603,920          2,411,018                 10.62
     Class I                                       89,262,817          8,020,468                 11.13
     Class R4(a)                                    1,779,472            160,592                 11.08
-----------------------------------------------------------------------------------------------------------------
International Small Cap
     Class A                                       66,757,092          7,136,008                  9.35
     Class B                                       16,957,050          1,862,179                  9.11
     Class C                                          992,519            108,850                  9.12
     Class I                                       15,421,576          1,630,325                  9.46
     Class R4(a)                                      105,171             11,180                  9.41
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
-----------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt
     Class A                                       79,222,404         14,870,237                  5.33
     Class B                                       10,105,406          1,898,265                  5.32
     Class C                                        3,889,860            730,718                  5.32
-----------------------------------------------------------------------------------------------------------------
Mid Cap Growth
     Class A                                    1,092,797,106         75,865,923                 14.40
     Class B                                      207,104,427         15,809,072                 13.10
     Class C                                        8,971,125            684,902                 13.10
     Class I                                            5,584                379                 14.73
     Class R4(a)                                   28,734,870          1,966,443                 14.61
-----------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond
     Class A                                      788,062,658        202,199,047                  3.90
     Class B                                       42,861,116         10,998,990                  3.90
     Class C                                        6,544,550          1,678,589                  3.90
-----------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income
     Class A                                    3,042,227,492        684,487,152                  4.44
     Class B                                      126,941,031         28,569,339                  4.44
     Class C                                       17,942,164          4,035,449                  4.45
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
-----------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                           117,705,960        117,733,876                  1.00
-----------------------------------------------------------------------------------------------------------------






   (a) Effective Dec. 11, 2006, Class Y was renamed Class R4.

FOR FUNDS OTHER THAN MONEY MARKET FUNDS. In determining net assets before shareholder transactions, a fund's securities are valued as follows as of the close of business of the New York Stock Exchange (the Exchange):

    - Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

    - Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

    - Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

    - Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

    - Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

    - Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars utilizing spot exchange rates at the close of regular trading on the NYSE.

    - Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the Exchange. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the Board. This

Statement of Additional Information - Nov. 29, 2007                      Page 64
      occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

    - Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

    - Securities without a readily available market price and securities for which the price quotations or valuations received from other sources are deemed unreliable or not reflective of market value are valued at fair value as determined in good faith by the Board. The Board is responsible for selecting methods it believes provide fair value.

    - When possible, bonds are valued by a pricing service independent from the funds. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

The assets of funds-of-funds consist primarily of shares of the underlying funds, which are valued at their NAVs. Other securities held by funds-of-funds are valued as described above.

FOR MONEY MARKET FUNDS. In accordance with Rule 2a-7 of the 1940 Act, all of the securities in the fund's portfolio are valued at amortized cost. The amortized cost method of valuation is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. Amortized cost does not take into consideration unrealized capital gains or losses.

The Board has established procedures designed to stabilize the fund's price per share for purposes of sales and redemptions at $1, to the extent that it is reasonably possible to do so. These procedures include review of the fund's securities by the Board, at intervals deemed appropriate by it, to determine whether the fund's net asset value per share computed by using available market quotations deviates from a share value of $1 as computed using the amortized cost method. The Board must consider any deviation that appears and, if it exceeds 0.5%, it must determine what action, if any, needs to be taken. If the Board determines a deviation exists that may result in a material dilution of the holdings of current shareholders or investors, or in any other unfair consequences for shareholders, it must undertake remedial action that it deems necessary and appropriate. Such action may include withholding dividends, calculating net asset value per share for purposes of sales and redemptions using available market quotations, making redemptions in kind, and selling securities before maturity in order to realize capital gains or losses or to shorten average portfolio maturity.

While the amortized cost method provides certainty and consistency in portfolio valuation, it may result in valuations of securities that are either somewhat higher or lower than the prices at which the securities could be sold. This means that during times of declining interest rates the yield on the fund's shares may be higher than if valuations of securities were made based on actual market prices and estimates of market prices. Accordingly, if using the amortized cost method were to result in a lower portfolio value, a prospective investor in the fund would be able to obtain a somewhat higher yield than the investor would get if portfolio valuations were based on actual market values. Existing shareholders, on the other hand, would receive a somewhat lower yield than they would otherwise receive. The opposite would happen during a period of rising interest rates.

PORTFOLIO HOLDINGS DISCLOSURE

Each fund's Board and the investment manager believe that the investment ideas of the investment manager with respect to management of a fund should benefit the fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating fund trading strategies or by using fund portfolio holdings information for stock picking. However, each fund's Board also believes that knowledge of the fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

Each fund's Board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of subadviser practices, relating to disclosure of the fund's portfolio securities. These policies and procedures are intended to protect the confidentiality of fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the fund not to provide or

Statement of Additional Information - Nov. 29, 2007                      Page 65
permit others to provide holdings information on a selective basis, and the investment manager does not intend to selectively disclose holdings information or expect that such holdings information will be selectively disclosed, except where necessary for the fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.

A complete schedule of each fund's portfolio holdings is available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of a fund's fiscal quarter, on the SEC's website. Once holdings information is filed with the SEC, it will also be posted on the funds' website (riversource.com/funds), and it may be mailed, e-mailed or otherwise transmitted to any person.

In addition, the investment manager makes publicly available information regarding a fund's top ten holdings (including name and percentage of a fund's assets invested in each such holding) and the percentage breakdown of a fund's investments by country, sector and industry, as applicable. This holdings information is generally made available through the website, marketing communications (including printed advertisements and sales literature), and/or telephone customer service centers that support the fund. This holdings information is generally as of a month-end and is not released until it is at least thirty (30) days old.

From time to time, the investment manager may make partial or complete fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the fund (including, without limitation entities identified by name in the fund's prospectus or this SAI, such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Vestek), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (Institutional Shareholder Services), and companies that deliver or support systems that provide analytical or statistical information (including Factset Research Systems, Bloomberg, L.P.), (2) to facilitate the review and/or rating of the fund by ratings and rankings agencies (including Morningstar, Inc., Thomson Financial and Lipper Inc.), (3) entities that provide trading, research or other investment related services (including Citigroup, Lehman Brothers Holdings, Merrill Lynch & Co., and Morgan Stanley), and (4) fund intermediaries that include the funds in discretionary wrap or other investment programs that request such information in order to support the services provided to investors in the programs. In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (for example, applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the fund discloses holdings information as required by federal, state or international securities laws, and may disclose holdings information in response to requests by governmental authorities, or in connection with litigation or potential litigation, a restructuring of a holding, where such disclosure is necessary to participate or explore participation in a restructuring of the holding (e.g., as part of a bondholder group), or to the issuer of a holding, pursuant to a request of the issuer or any other party who is duly authorized by the issuer.

Each fund's Board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the fund's Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a fund and its shareholders, to consider any potential conflicts of interest between the fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by a fund's Chief Compliance Officer or the fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of fund holdings information and to prohibit


Statement of Additional Information - Nov. 29, 2007                      Page 66
their release to individual investors, institutional investors, intermediaries that distribute the fund's shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.

Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect a fund from the potential misuse of holdings information by individuals or firms in possession of that information.

PROXY VOTING

GENERAL GUIDELINES, POLICIES AND PROCEDURES

The funds uphold a long tradition of supporting sound and principled corporate governance. For over 30 years, the Board, which consists of a majority of independent Board members, has determined policies and voted proxies. The funds' investment manager, RiverSource Investments, and the funds' administrator, Ameriprise Financial, provide support to the Board in connection with the proxy voting process.

GENERAL GUIDELINES

CORPORATE GOVERNANCE MATTERS -- The Board supports proxy proposals that it believes are tied to the interests of shareholders and votes against proxy proposals that appear to entrench management. For example:

    - The Board generally votes in favor of proposals for an independent chairman or, if the chairman is not independent, in favor of a lead independent director.

    - The Board supports annual election of all directors and proposals to eliminate classes of directors.

    - In a routine election of directors, the Board will generally vote with management's recommendations because the Board believes that management and nominating committees of independent directors are in the best position to know what qualifications are required of directors to form an effective board. However, the Board will generally vote against a nominee who has been assigned to the audit, compensation, or nominating committee if the nominee is not independent of management based on established criteria. The Board will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company and, in general, will vote against nominees who are determined to have been involved in options backdating.

    - The Board generally supports proposals requiring director nominees to receive a majority of affirmative votes cast in order to be elected to the board, and opposes cumulative voting based on the view that each director elected should represent the interests of all shareholders.

    - Votes in a contested election of directors are evaluated on a case-by-case basis. In general, the Board believes that incumbent management and nominating committees, with access to more and better information, are in the best position to make strategic business decisions. However, the Board will consider an opposing slate if it makes a compelling business case for leading the company in a new direction.

SHAREHOLDER RIGHTS PLANS -- The Board generally supports shareholder rights plans based on a belief that such plans force uninvited bidders to negotiate with a company's board. The Board believes these negotiations allow time for the company to maximize value for shareholders by forcing a higher premium from a bidder, attracting a better bid from a competing bidder or allowing the company to pursue its own strategy for enhancing shareholder value. The Board supports proposals to submit shareholder rights plans to shareholders and supports limiting the vote required for approval of such plans to a majority of the votes cast.

AUDITORS -- The Board values the independence of auditors based on established criteria. The Board supports a reasonable review of matters that may raise concerns regarding an auditor's service that may cause the Board to vote against a management recommendation, including, for example, auditor involvement in significant financial restatements, options backdating, material weaknesses in control, attempts to limit auditor liability or situations where independence has been compromised.

STOCK OPTION PLANS AND OTHER MANAGEMENT COMPENSATION ISSUES -- The Board expects company management to give thoughtful consideration to providing competitive long-term employee incentives directly tied to the interest of shareholders. The Board votes against proxy proposals that it believes dilute shareholder value excessively.



Statement of Additional Information - Nov. 29, 2007                      Page 67

The Board believes that equity compensation awards can be a useful tool, when not abused, for retaining employees and giving them incentives to engage in conduct that will improve the performance of the company. In this regard, the Board generally favors minimum holding periods of stock obtained by senior management pursuant to an option plan and will vote against compensation plans for executives that it deems excessive.

SOCIAL AND CORPORATE POLICY ISSUES -- The Board believes proxy proposals should address the business interests of the corporation. Shareholder proposals sometime seek to have the company disclose or amend certain business practices based purely on social or environmental issues rather than compelling business arguments. In general, the Board recognizes our fund shareholders are likely to have differing views of social and environmental issues and believes that these matters are primarily the responsibility of a company's management and its board of directors.

POLICIES AND PROCEDURES

The policy of the Board is to vote all proxies of the companies in which a fund holds investments. Because of the volume and complexity of the proxy voting process, including inherent inefficiencies in the process that are outside the control of the Board or the Proxy Team (below), not all proxies may be voted. The Board has implemented policies and procedures that have been reasonably designed to vote proxies and to ensure that there are no conflicts between interests of a fund's shareholders and those of the funds' principal underwriters, RiverSource Investments, or other affiliated persons. In exercising its proxy voting responsibilities, the Board may rely upon the research or recommendations of one or more third party service providers.

The administration of the proxy voting process is handled by the RiverSource Proxy Administration Team ("Proxy Team"). In exercising its responsibilities, the Proxy Team may rely upon one or more third party service providers. The Proxy Team assists the Board in identifying situations where its guidelines do not clearly require a vote in a particular manner and assists in researching matters and making voting recommendations. RiverSource Investments may recommend that a proxy be voted in a manner contrary to the Board's guidelines. In making recommendations to the Board about voting on a proposal, the investment manager relies on its own investment personnel (or the investment personnel of a fund's subadviser(s)) and information obtained from an independent research firm. The investment manager makes the recommendation in writing. The process requires that Board members who are independent from the investment manager consider the recommendation and decide how to vote the proxy proposal or establish a protocol for voting the proposal.

On an annual basis, or more frequently as determined necessary, the Board reviews recommendations to revise the existing guidelines or add new guidelines. Recommendations are based on, among other things, industry trends and the frequency that similar proposals appear on company ballots.

The Board considers management's recommendations as set out in the company's proxy statement. In each instance in which a fund votes against management's recommendation (except when withholding votes from a nominated director), the Board sends a letter to senior management of the company explaining the basis for its vote. This permits both the company's management and the Board to have an opportunity to gain better insight into issues presented by the proxy proposal(s).

VOTING IN COUNTRIES OUTSIDE THE UNITED STATES (NON-U.S. COUNTRIES) -- Voting proxies for companies not domiciled in the United States may involve greater effort and cost due to the variety of regulatory schemes and corporate practices. For example, certain non-U.S. countries require securities to be blocked prior to a vote, which means that the securities to be voted may not be traded within a specified number of days before the shareholder meeting. The Board typically will not vote securities in non-U.S. countries that require securities to be blocked as the need for liquidity of the securities in the funds will typically outweigh the benefit of voting. There may be additional costs associated with voting in non-U.S. countries such that the Board may determine that the cost of voting outweighs the potential benefit.

SECURITIES ON LOAN -- The Board will generally refrain from recalling securities on loan based upon its determination that the costs and lost revenue to the funds, combined with the administrative effects of recalling the securities, generally outweigh the benefit of voting the proxy. While neither the Board nor the funds' administrator assesses the economic impact and benefits of voting loaned securities on a case-by-case basis, situations may arise where the Board requests that loaned securities be recalled in order to vote a proxy. In this regard, if a proxy relates to matters that may impact the nature of a company, such as a proposed merger or acquisition, and the funds' ownership position is more significant, the Board has established a guideline to direct the funds' administrator to use its best efforts to recall such securities based upon its determination that, in these situations, the benefits of voting such proxies generally outweigh the costs or lost revenue to the funds, or any potential adverse administrative effects to the funds, of not recalling such securities.

INVESTMENT IN AFFILIATED FUNDS -- Certain RiverSource funds may invest in shares of other RiverSource funds (referred to in this context as "underlying funds") and may own substantial portions of these underlying funds. The proxy policy of the funds is to ensure that direct public shareholders of underlying funds control the outcome of any shareholder vote. To help


Statement of Additional Information - Nov. 29, 2007                      Page 68
manage this potential conflict of interest, recognizing that the direct public shareholders of these underlying funds may represent only a minority interest, the policy of the funds is to vote proxies of the underlying funds in the same proportion as the vote of the direct public shareholders. If there are no direct public shareholders of an underlying fund, the policy is to cast votes in accordance with instructions from the independent members of the Board.

OBTAIN A PROXY VOTING RECORD

Each year the RiverSource funds file their proxy voting records with the SEC and make them available by August 31 for the 12-month period ending June 30 of that year. The records can be obtained without charge through riversource.com/funds or searching the website of the SEC at www.sec.gov.

INVESTING IN A FUND

Absolute Return Currency and Income Fund is available to investors purchasing Classes A, C, I, R4, R5 and W shares in authorized investment programs managed by investment professionals, including discretionary managed account programs. Class B shares are closed to investors.

SALES CHARGE

Investors should understand that the purpose and function of the initial sales charge and distribution fee for Class A shares is the same as the purpose and function of the contingent deferred sales charge (CDSC) and distribution fee for Class B and Class C shares. The sales charges and distribution fees applicable to each class pay for the distribution of shares of a fund.

Shares of a fund are sold at the public offering price. The public offering price is the NAV of one share adjusted for the sales charge for Class A. For Class B, Class C, Class D, Class E, Class I, Class R2, Class R3, Class R4, Class R5, Class W and Class Y there is no initial sales charge so the public offering price is the same as the NAV.

CLASS A - CALCULATION OF THE SALES CHARGE
Sales charges are determined as shown in the following tables. The first table is organized by investment category. You can find your fund's investment category in Table 1.

                          TABLE 9. CLASS A SALES CHARGE

For all funds EXCEPT Absolute Return Currency and Income

---------------------------------------------------------------------------------
                                                         FUND OF FUNDS - FIXED
                                                       INCOME, STATE TAX-EXEMPT
                                                      FIXED INCOME, TAXABLE FIXED
                         BALANCED, EQUITY, FUND OF     INCOME, TAX-EXEMPT FIXED
                               FUNDS - EQUITY                   INCOME
                       ----------------------------------------------------------
     FUND CATEGORY                  SALES CHARGE* AS A PERCENTAGE OF:
---------------------------------------------------------------------------------
                            PUBLIC                       PUBLIC
                           OFFERING     NET AMOUNT      OFFERING      NET AMOUNT
  TOTAL MARKET VALUE       PRICE**       INVESTED       PRICE**        INVESTED
---------------------------------------------------------------------------------
Up to $49,999               5.75%          6.10%         4.75%          4.99%
---------------------------------------------------------------------------------
$50,000 - $99,999           4.75%          4.99%         4.25%          4.44%
---------------------------------------------------------------------------------
$100,000 - $249,999         3.50%          3.63%         3.50%          3.63%
---------------------------------------------------------------------------------
$250,000 - $499,999         2.50%          2.56%         2.50%          2.56%
---------------------------------------------------------------------------------
$500,000 - $999,999         2.00%          2.04%         2.00%          2.04%
---------------------------------------------------------------------------------
$1,000,000 or more***       0.00%          0.00%         0.00%          0.00%
---------------------------------------------------------------------------------





Statement of Additional Information - Nov. 29, 2007                      Page 69

For Absolute Return Currency and Income

-----------------------------------------------------------------------------------------
                                           SALES CHARGE* AS A
                                              PERCENTAGE OF          SALES CHARGE* AS A
                                             PUBLIC OFFERING            PERCENTAGE OF
          TOTAL MARKET VALUE                     PRICE**             NET AMOUNT INVESTED
-----------------------------------------------------------------------------------------
Up to $49,999                                     3.00%                     3.09%
-----------------------------------------------------------------------------------------
$50,000 - $99,999                                 3.00%                     3.09%
-----------------------------------------------------------------------------------------
$100,000 - $249,999                               2.50%                     2.56%
-----------------------------------------------------------------------------------------
$250,000 - $499,999                               2.00%                     2.04%
-----------------------------------------------------------------------------------------
$500,000 - $999,999                               1.50%                     1.52%
-----------------------------------------------------------------------------------------
$1,000,000 or more***                             0.00%                     0.00%
-----------------------------------------------------------------------------------------



     * Because of rounding in the calculation of purchase price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

    ** Purchase price includes the sales charge.

   *** Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial institution the following: a sales commission of up to 1.00% for a sale with a total market value of $1,000,000 to $2,999,999; a sales commission up to 0.50% for a sale of $3,000,000 to $9,999,999; and a sales commission up to 0.25% for a sale of $10,000,000 or more.

Using the sales charge schedule in the table above, for Class A, the public offering price for an investment of less than $50,000, made on the last day of the most recent fiscal period, was determined as shown in the following table. The sales charge is paid to the distributor by the person buying the shares. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                         TABLE 10. PUBLIC OFFERING PRICE

                                                                 1.0 MINUS      PUBLIC
                                                   NET ASSET      MAXIMUM      OFFERING
FUND                                                 VALUE     SALES CHARGE      PRICE
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
-----------------------------------------------------------------------------------------
Portfolio Builder Aggressive                        $12.20        0.9425        $12.94
-----------------------------------------------------------------------------------------
Portfolio Builder Conservative                       10.43        0.9525         10.95
-----------------------------------------------------------------------------------------
Portfolio Builder Moderate                           11.36        0.9425         12.05
-----------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive                11.73        0.9425         12.45
-----------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative              10.85        0.9525         11.39
-----------------------------------------------------------------------------------------
Portfolio Builder Total Equity                       12.61        0.9425         13.38
-----------------------------------------------------------------------------------------
S&P 500 Index (for Class D)                                      No sales
                                                      5.54        charge          5.54
-----------------------------------------------------------------------------------------
Small Company Index                                   8.40        0.9425          8.91
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
-----------------------------------------------------------------------------------------
Equity Value                                         13.43        0.9425         14.25
-----------------------------------------------------------------------------------------
Precious Metals and Mining                           14.08        0.9425         14.94
-----------------------------------------------------------------------------------------
Small Cap Advantage                                   5.99        0.9425          6.36
-----------------------------------------------------------------------------------------
Small Cap Growth                                      4.97        0.9425          5.27
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
-----------------------------------------------------------------------------------------
Retirement Plus 2010                                 10.91        0.9425         11.58
-----------------------------------------------------------------------------------------
Retirement Plus 2015                                 11.03        0.9425         11.70
-----------------------------------------------------------------------------------------
Retirement Plus 2020                                 11.07        0.9425         11.75
-----------------------------------------------------------------------------------------
Retirement Plus 2025                                 11.08        0.9425         11.76
-----------------------------------------------------------------------------------------
Retirement Plus 2030                                 11.13        0.9425         11.81
-----------------------------------------------------------------------------------------
Retirement Plus 2035                                 11.06        0.9425         11.73
-----------------------------------------------------------------------------------------
Retirement Plus 2040                                 11.11        0.9425         11.79
-----------------------------------------------------------------------------------------
Retirement Plus 2045                                 11.10        0.9425         11.78
-----------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 70

                                                                 1.0 MINUS      PUBLIC
                                                   NET ASSET      MAXIMUM      OFFERING
FUND                                                 VALUE     SALES CHARGE      PRICE
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
-----------------------------------------------------------------------------------------
Aggressive Growth                                   $ 9.85        0.9425        $10.45
-----------------------------------------------------------------------------------------
Fundamental Growth                                    7.00        0.9425          7.43
-----------------------------------------------------------------------------------------
Fundamental Value                                     7.02        0.9425          7.45
-----------------------------------------------------------------------------------------
High Yield Bond                                       3.02        0.9525          3.17
-----------------------------------------------------------------------------------------
Income Builder Basic Income                          10.79        0.9525         11.33
-----------------------------------------------------------------------------------------
Income Builder Enhanced Income                       11.08        0.9525         11.63
-----------------------------------------------------------------------------------------
Income Builder Moderate Income                       10.99        0.9525         11.54
-----------------------------------------------------------------------------------------
Select Value                                          5.93        0.9425          6.29
-----------------------------------------------------------------------------------------
Short Duration U.S. Government                        4.73        0.9525          4.97
-----------------------------------------------------------------------------------------
Small Cap Equity                                      6.79        0.9425          7.20
-----------------------------------------------------------------------------------------
Small Cap Value                                       6.56        0.9425          6.96
-----------------------------------------------------------------------------------------
U.S. Government Mortgage                              5.00        0.9525          5.25
-----------------------------------------------------------------------------------------
Value                                                 5.66        0.9425          6.01
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
-----------------------------------------------------------------------------------------
Dividend Opportunity                                  9.65        0.9425         10.24
-----------------------------------------------------------------------------------------
Real Estate                                          15.83        0.9425         16.80
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
-----------------------------------------------------------------------------------------
Cash Management                                                  No sales
                                                      1.00        charge          1.00
-----------------------------------------------------------------------------------------
Core Bond                                             9.48        0.9525          9.95
-----------------------------------------------------------------------------------------
Disciplined Equity                                    7.22        0.9425          7.66
-----------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity                  9.55        0.9425         10.13
-----------------------------------------------------------------------------------------
Disciplined Small Cap Value                          10.00        0.9425         10.61
-----------------------------------------------------------------------------------------
Floating Rate                                         9.70        0.9525         10.18
-----------------------------------------------------------------------------------------
Growth                                               32.73        0.9425         34.73
-----------------------------------------------------------------------------------------
Income Opportunities                                  9.99        0.9525         10.49
-----------------------------------------------------------------------------------------
Inflation Protected Securities                        9.69        0.9525         10.17
-----------------------------------------------------------------------------------------
Large Cap Equity                                      6.05        0.9425          6.42
-----------------------------------------------------------------------------------------
Large Cap Value                                       5.71        0.9425          6.06
-----------------------------------------------------------------------------------------
Limited Duration Bond                                 9.58        0.9525         10.06
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
-----------------------------------------------------------------------------------------
California Tax-Exempt                                 5.03        0.9525          5.28
-----------------------------------------------------------------------------------------
Diversified Bond                                      4.81        0.9525          5.05
-----------------------------------------------------------------------------------------
Massachusetts Tax-Exempt                              5.21        0.9525          5.47
-----------------------------------------------------------------------------------------
Michigan Tax-Exempt                                   5.17        0.9525          5.43
-----------------------------------------------------------------------------------------
Minnesota Tax-Exempt                                  5.14        0.9525          5.40
-----------------------------------------------------------------------------------------
New York Tax-Exempt                                   4.93        0.9525          5.18
-----------------------------------------------------------------------------------------
Ohio Tax-Exempt                                       5.16        0.9525          5.42
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
-----------------------------------------------------------------------------------------
Balanced                                             11.46        0.9425         12.16
-----------------------------------------------------------------------------------------
Disciplined Large Cap Growth                         10.36        0.9425         10.99
-----------------------------------------------------------------------------------------
Diversified Equity Income                            14.34        0.9425         15.21
-----------------------------------------------------------------------------------------
Mid Cap Value                                        10.15        0.9425         10.77
-----------------------------------------------------------------------------------------
Strategic Allocation                                 12.48        0.9425         13.24
-----------------------------------------------------------------------------------------
Strategic Income Allocation                           9.84        0.9525         10.33
-----------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 71

                                                                 1.0 MINUS      PUBLIC
                                                   NET ASSET      MAXIMUM      OFFERING
FUND                                                 VALUE     SALES CHARGE      PRICE
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
-----------------------------------------------------------------------------------------
Absolute Return Currency and Income                 $10.09        0.9525        $10.59
-----------------------------------------------------------------------------------------
Disciplined International Equity                      9.82        0.9425         10.42
-----------------------------------------------------------------------------------------
Emerging Markets                                     11.32        0.9425         12.01
-----------------------------------------------------------------------------------------
Emerging Markets Bond                                10.16        0.9525         10.67
-----------------------------------------------------------------------------------------
European Equity                                       5.39        0.9425          5.72
-----------------------------------------------------------------------------------------
Global Bond                                           6.60        0.9525          6.93
-----------------------------------------------------------------------------------------
Global Equity                                         7.52        0.9425          7.98
-----------------------------------------------------------------------------------------
Global Technology                                     2.42        0.9425          2.57
-----------------------------------------------------------------------------------------
International Aggressive Growth                       9.42        0.9425          9.99
-----------------------------------------------------------------------------------------
International Equity                                  8.47        0.9425          8.99
-----------------------------------------------------------------------------------------
International Opportunity                             9.54        0.9425         10.12
-----------------------------------------------------------------------------------------
International Select Value                           11.00        0.9425         11.67
-----------------------------------------------------------------------------------------
International Small Cap                               9.35        0.9425          9.92
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
-----------------------------------------------------------------------------------------
Intermediate Tax-Exempt                               5.33        0.9525          5.60
-----------------------------------------------------------------------------------------
Mid Cap Growth                                       14.40        0.9425         15.28
-----------------------------------------------------------------------------------------
Tax-Exempt Bond                                       3.90        0.9525          4.09
-----------------------------------------------------------------------------------------
Tax-Exempt High Income                                4.44        0.9525          4.66
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
-----------------------------------------------------------------------------------------
Tax-Exempt Money Market                                          No sales
                                                      1.00        charge          1.00
-----------------------------------------------------------------------------------------



CLASS A - LETTER OF INTENT (LOI)

If you intend to invest $50,000 or more over a period of time, you may be able to reduce the sales charge for investments in Class A by completing a LOI form and committing to invest a certain amount. The LOI must be filed with and accepted in good order by the distributor. The LOI can start at any time and you will have up to 13 months to fulfill your commitment. The LOI start date can be backdated by up to 90 days, but backdating the LOI will shorten the going forward window by the length of the backdating. Your holdings in RiverSource funds acquired more than 90 days before your financial institution receives your signed LOI will not be counted towards the LOI commitment amount and cannot be used as the starting point for the LOI. While these purchases cannot be included within an LOI, you may still be able to take advantage of a reduced sales charge on future purchases because the historic purchases may count toward the combined market value for Rights of Accumulation. For example, if you made an investment more than 90 days ago, and that investment's current market value is $75,000, the sales charge you would pay on additional investment is 4.5% until the market value of your accounts is $100,000, at which point your sales charge will be reduced to 3.5%. If you plan to invest another $50,000 over the next 13 month period, you may not rely on a letter of intent to take immediate advantage of the lower 3.5% sales charge, but instead would naturally realize the lower sales charge of 3.5% (under Rights of Accumulation) after you invested $25,000. To take immediate advantage of the 3.5% sales charge level, you would need to sign a $100,000 LOI and then invest another $100,000. Your investments will be charged the sales charge that applies to the amount you have committed to invest under the LOI. Five percent of the commitment amount will be placed in escrow. The LOI will remain in effect for the entire 13 months, even if you reach your commitment amount. At the end of the 13-month period, the LOI will end and the shares will be released from escrow. Once the LOI has ended, future sales charges will be determined by Rights of Accumulation or the total value of the new investment combined with the market value of the existing RiverSource fund investments as described in the prospectus. If you do not invest the commitment amount by the end of the 13 months, the remaining unpaid sales charge will be redeemed from the escrowed shares and the remaining balance released from escrow. The commitment amount does not include purchases in any class of RiverSource funds other than Class A; does not include reinvested dividends and directed dividends earned in any RiverSource funds; purchases in RiverSource funds held within a wrap product; and purchases of RiverSource Cash Management Fund and RiverSource Tax-Exempt Money Market Fund unless they are subsequently exchanged to Class A shares of a RiverSource fund within the 13 month period. A LOI is not an option (absolute right) to buy shares. If you purchase shares through different channels, for example, in a brokerage account or through a third party, you must inform your financial institution in writing about the LOI when placing any purchase orders during the period of the LOI. If you do not complete and file the LOI form, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge.



Statement of Additional Information - Nov. 29, 2007                      Page 72

CLASS B SHARES
Class B shares have a CDSC for six years. For Class B shares purchased prior to May 21, 2005, those shares will convert to Class A shares in the ninth calendar year of ownership. For Class B shares purchased beginning May 21, 2005, those shares will convert to Class A shares one month after the eighth year of ownership.

CLASS C SHARES
Class C shares are available to all investors. Class C shares are sold without a front-end sales charge. For Class C shares, a 1% CDSC may apply if shares are sold within one year after purchase. Class C shares are subject to a distribution fee.

CLASS D SHARES
Class D shares are offered through wrap fee programs or other investment products. Class D shares are sold without a front-end sales charge or CDSC. Class D shares are subject to a distribution fee.

CLASS E SHARES
Class E shares are offered to qualifying institutional investors and brokerage accounts. Class E shares are sold without a front-end sales charge or CDSC. Class E shares are subject to a plan administration fee.

CLASS I SHARES
Class I shares are offered to qualifying institutional investors. Class I shares are sold without a front-end sales charge or CDSC.

CLASS R SHARES
Class R2, Class R3, Class R4 and Class R5 shares are offered to certain institutional investors. Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or a CDSC. Class R2 and Class R3 shares are subject to a distribution fee. Class R2, Class R3 and R4 shares are subject to a plan administration fee. The following investors are eligible to purchase Class R2, Class R3, Class R4 and Class R5 shares:

    - Qualified employee benefit plans;

    - Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code;

    - Nonqualified deferred compensation plans;

    - State sponsored college savings plans established under Section 529 of the Internal Revenue Code;

    - Health Savings Accounts (HSAs) created pursuant to public law 108-173.

Additionally, the following eligible investors may purchase Class R5 shares:

    - Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all RiverSource funds); and

    - Bank Trusts.

CLASS W SHARES
Class W shares are offered to qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC. Class W shares are subject to a distribution fee.

CLASS Y SHARES
Class Y shares are offered to certain institutional investors. Class Y shares are sold without a front-end sales charge or a CDSC. Class Y shares are subject to a plan administration fee. The following investors are eligible to purchase Class Y shares:

    - Qualified employee benefit plans;

    - Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code;

    - Nonqualified deferred compensation plans; and

    - State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

MONEY MARKET FUNDS
The minimum purchase amount for Board members, officers and employees of the fund or the investment manager and Ameriprise Financial Services financial advisors is $1,000 (except payroll deduction plans), with a minimum additional


Statement of Additional Information - Nov. 29, 2007                      Page 73
purchase amount of $100 on a monthly systematic purchase plan. The minimum amount for additional purchases in a direct-at-fund account is $25 monthly.

SYSTEMATIC INVESTMENT PROGRAMS

You decide how often to make payments - monthly, quarterly, or semiannually. Provided your account meets the minimum balance requirement, you are not obligated to make any payments. You can omit payments or discontinue the investment program altogether. A fund also can change the program or end it at any time.

REJECTION OF BUSINESS

Each fund and RiverSource Service Corporation reserve the right to reject any business, in its sole discretion.

SELLING SHARES

You have a right to sell your shares at any time. For an explanation of sales procedures, please see the applicable prospectus.

During an emergency, the Board can suspend the computation of NAV, stop accepting payments for purchase of shares, or suspend the duty of a fund to redeem shares for more than seven days. Such emergency situations would occur if:

    - The Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

    - Disposal of a fund's securities is not reasonably practicable or it is not reasonably practicable for the fund to determine the fair value of its net assets, or,

    - The SEC, under the provisions of the 1940 Act, declares a period of emergency to exist.

Should a fund stop selling shares, the Board may make a deduction from the value of the assets held by the fund to cover the cost of future liquidations of the assets so as to distribute these costs fairly among all shareholders.

Each fund has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the fund to redeem shares in cash, with respect to any one shareholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the fund at the beginning of the period. Although redemptions in excess of this limitation would normally be paid in cash, the fund reserves the right to make these payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing shareholders of the fund as determined by the Board. In these circumstances, the securities distributed would be valued as set forth in this SAI. Should a fund distribute securities, a shareholder may incur brokerage fees or other transaction costs in converting the securities to cash.

PAY-OUT PLANS

You can use any of several pay-out plans to redeem your investment in regular installments. If you redeem shares, you may be subject to a contingent deferred sales charge as discussed in the prospectus. While the plans differ on how the pay-out is figured, they all are based on the redemption of your investment. Net investment income dividends and any capital gain distributions will automatically be reinvested, unless you elect to receive them in cash. If you redeem an IRA or a qualified retirement account, certain restrictions, federal tax penalties, and special federal income tax reporting requirements may apply. You should consult your tax advisor about this complex area of the tax law.

Applications for a systematic investment in a class of a fund subject to a sales charge normally will not be accepted while a pay-out plan for any of those funds is in effect. Occasional investments, however, may be accepted.

To start any of these plans, please consult your financial institution. Your authorization must be received at least five days before the date you want your payments to begin. Payments will be made on a monthly, bimonthly, quarterly, semiannual, or annual basis. Your choice is effective until you change or cancel it.

The following pay-out plans are designed to take care of the needs of most shareholders in a way that can be handled efficiently and at a reasonable cost. If you need a more irregular schedule of payments, it may be necessary for you to make a series of individual redemptions, in which case you will have to send in a separate redemption request for each pay-out. Each fund reserves the right to change or stop any pay-out plan and to stop making such plans available.

PLAN #1: PAY-OUT FOR A FIXED PERIOD OF TIME
If you choose this plan, a varying number of shares will be redeemed at regular intervals during the time period you choose. This plan is designed to end in complete redemption of all shares in your account by the end of the fixed period.



Statement of Additional Information - Nov. 29, 2007                      Page 74

PLAN #2: REDEMPTION OF A FIXED NUMBER OF SHARES
If you choose this plan, a fixed number of shares will be redeemed for each payment and that amount will be sent to you. The length of time these payments continue is based on the number of shares in your account.

PLAN #3: REDEMPTION OF A FIXED DOLLAR AMOUNT
If you decide on a fixed dollar amount, whatever number of shares is necessary to make the payment will be redeemed in regular installments until the account is closed.

PLAN #4: REDEMPTION OF A PERCENTAGE OF NET ASSET VALUE
Payments are made based on a fixed percentage of the net asset value of the shares in the account computed on the day of each payment. Percentages range from 0.25% to 0.75%. For example, if you are on this plan and arrange to take 0.5% each month, you will get $100 if the value of your account is $20,000 on the payment date.

CAPITAL LOSS CARRYOVER

For federal income tax purposes, certain funds had total capital loss carryovers at the end of the most recent fiscal period that, if not offset by subsequent capital gains, will expire as follows. Because the measurement periods for a regulated investment company's income are different for excise tax purposes verses income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the funds are permitted to treat net capital losses realized between November 1 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. The total capital loss carryovers below include post-October losses, if applicable. It is unlikely that the Board will authorize a distribution of any net realized capital gains until the available capital loss carryover has been offset or has expired except as required by Internal Revenue Service rules. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                        TABLE 11. CAPITAL LOSS CARRYOVER


                      TOTAL     AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT
                     CAPITAL   EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING
                      LOSS        IN        IN        IN        IN        IN        IN        IN        IN        IN
FUND               CARRYOVERS    2008      2009      2010      2011      2012      2013      2014      2015      2016
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
-----------------------------------------------------------------------------------------------------------------------
Portfolio Builder
Aggressive         $        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Portfolio Builder
Conservative                0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Portfolio Builder
Moderate                    0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Portfolio Builder
Moderate
Aggressive                  0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Portfolio Builder
Moderate
Conservative                0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Portfolio Builder
Total Equity                0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                    10,331,1-             2,387,-   5,430,-                       2,512,-
S&P 500 Index              19         0       603       872         0         0       644         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Small Company
Index                       0        --        --        --        --        --        --        --        --        --


Statement of Additional Information - Nov. 29, 2007                      Page 75

                      TOTAL     AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT
                     CAPITAL   EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING
                      LOSS        IN        IN        IN        IN        IN        IN        IN        IN        IN
FUND               CARRYOVERS    2008      2009      2010      2011      2012      2013      2014      2015      2016
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
-----------------------------------------------------------------------------------------------------------------------
Equity Value       $        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Precious Metals
and Mining                  0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Small Cap
Advantage                   0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Small Cap Growth            0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2010                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2015                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2020                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2025                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2030                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2035                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2040                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Retirement Plus
2045                        0        --        --        --        --        --        --        --        --        --

Statement of Additional Information - Nov. 29, 2007                      Page 76

                      TOTAL     AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT
                     CAPITAL   EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING
                      LOSS        IN        IN        IN        IN        IN        IN        IN        IN        IN
FUND               CARRYOVERS    2008      2009      2010      2011      2012      2013      2014      2015      2016
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
-----------------------------------------------------------------------------------------------------------------------
                   $1,192,60-             826,40-   315,34-   23,741-   27,111-
Aggressive Growth       7,972         0     6,866     8,051      ,111      ,944         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Fundamental
Growth                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Fundamental Value           0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                    1,365,33-   50,473-   226,00-   517,12-   552,66-                       19,078-
High Yield Bond         9,132      ,765     1,198     1,802     4,309         0         0      ,058         0         0
-----------------------------------------------------------------------------------------------------------------------
Income Builder              0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Basic Income               --        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Income Builder
Enhanced Income             0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Income Builder
Moderate Income             0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                                                              2,366,-   2,508,-
Select Value        4,875,220         0         0         0       790       430         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Short Duration      220,701,-   35,174-   117,35-                                 36,267-   20,469-   9,579,-   1,854,-
U.S. Government           443      ,077     6,906         0         0         0      ,962      ,230       187       081
-----------------------------------------------------------------------------------------------------------------------
                    28,072,0-                       28,072-
Small Cap Equity           92         0         0      ,092         0         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Small Cap Value             0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
U.S. Government
Mortgage            1,209,634         0         0         0         0         0         0   545,026   664,608         0
-----------------------------------------------------------------------------------------------------------------------
Value                       0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
-----------------------------------------------------------------------------------------------------------------------
Dividend            398,074,-                                 398,07-
Opportunity               003         0         0         0     4,003         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Real Estate                 0        --        --        --        --        --        --        --        --        --

Statement of Additional Information - Nov. 29, 2007                      Page 77

                      TOTAL     AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT
                     CAPITAL   EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING
                      LOSS        IN        IN        IN        IN        IN        IN        IN        IN        IN
FUND               CARRYOVERS    2008      2009      2010      2011      2012      2013      2014      2015      2016
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
-----------------------------------------------------------------------------------------------------------------------
Cash Management    $    6,554  $      0  $      0  $      0  $      0  $      0  $      0  $      0  $      0  $  6,554
-----------------------------------------------------------------------------------------------------------------------
                                                                                                      1,632,-
Core Bond           2,830,266         0         0         0         0         0         0   526,700       056   671,570
-----------------------------------------------------------------------------------------------------------------------
Disciplined
Equity                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Disciplined Small
and Mid Cap
Equity                121,627         0         0         0         0         0         0    93,125    21,904     6,598
-----------------------------------------------------------------------------------------------------------------------
Disciplined Small
Cap Value                   0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                1,885,-
Floating Rate       1,918,822         0         0         0         0         0         0         0    33,562       260
-----------------------------------------------------------------------------------------------------------------------
                    284,278,-                                 284,27-
Growth                    656         0         0         0     8,656         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Income
Opportunities               0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Inflation
Protected                                                                                             2,136,-   1,836,-
Securities          3,973,349         0         0         0         0         0         0         0       395       954
-----------------------------------------------------------------------------------------------------------------------
                    158,388,-   51,243-   70,190-   24,231-   12,722-
Large Cap Equity          854      ,861      ,395      ,893      ,705         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Large Cap Value             0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Limited Duration                                                                                      2,946,-
Bond                3,394,837         0         0         0         0         0         0   388,116       394    60,327
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
-----------------------------------------------------------------------------------------------------------------------
California Tax-
Exempt                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                    154,484,-             75,831-   49,658-             5,227,-             12,836-             10,930-
Diversified Bond          363         0      ,798      ,521         0       159         0      ,807         0      ,078
-----------------------------------------------------------------------------------------------------------------------
Massachusetts
Tax-Exempt            121,051         0         0         0         0         0         0    32,687         0    88,364
-----------------------------------------------------------------------------------------------------------------------
Michigan Tax-
Exempt                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Minnesota Tax-
Exempt              2,437,360         0         0         0         0         0   993,611   913,006        --   530,743
-----------------------------------------------------------------------------------------------------------------------
New York Tax-
Exempt                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt             0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
-----------------------------------------------------------------------------------------------------------------------
                    695,010,-                       300,68-   368,67-   24,886-
Balanced                  276         0   757,502     8,916     6,980      ,878         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
Disciplined Large
Cap Growth            245,720         0         0         0         0         0         0         0   245,720         0
-----------------------------------------------------------------------------------------------------------------------
Diversified
Equity Income               0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Mid Cap
Value                       0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Strategic
Allocation                  0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Strategic Income
Allocation             27,193         0         0         0         0         0         0         0    27,193         0


Statement of Additional Information - Nov. 29, 2007                      Page 78

                      TOTAL     AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT    AMOUNT
                     CAPITAL   EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING  EXPIRING
                      LOSS        IN        IN        IN        IN        IN        IN        IN        IN        IN
FUND               CARRYOVERS    2008      2009      2010      2011      2012      2013      2014      2015      2016
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
-----------------------------------------------------------------------------------------------------------------------
Absolute Return
Currency and
Income             $        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Disciplined
International
Equity                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Emerging Markets            0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
Emerging Markets
Bond                        0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                    70,998,6-             49,462-   16,514-   5,021,-
European Equity            33         0      ,900      ,518       215         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
                                                    6,100,-
Global Bond         6,599,145         0         0       374   498,771         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
                    468,974,-             294,82-   143,63-   30,509-
Global Equity             678         0     9,842     4,885      ,951         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
                    362,948,-             281,64-   81,299-
Global Technology         879         0     9,652      ,227         0         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
International
Aggressive Growth           0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
International
Equity                      0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
International       338,762,-             241,26-   59,231-   38,262-
Opportunity               980         0     8,010      ,998      ,972         0         0         0         0         0
-----------------------------------------------------------------------------------------------------------------------
International
Select Value                0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
International
Small Cap                   0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
-----------------------------------------------------------------------------------------------------------------------
Intermediate Tax-
Exempt                393,731         0         0         0         0         0         0   393,731         0         0
-----------------------------------------------------------------------------------------------------------------------
Mid Cap Growth              0        --        --        --        --        --        --        --        --        --
-----------------------------------------------------------------------------------------------------------------------
                                                                                            2,385,-
Tax-Exempt Bond     2,385,866         0         0         0         0         0         0       866         0         0
-----------------------------------------------------------------------------------------------------------------------
Tax-Exempt High                                                                             9,460,-
Income              9,460,668         0         0         0         0         0         0       668         0         0
-----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
-----------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money
Market                 22,784       166         0    18,331         0         0     4,287         0         0         0
-----------------------------------------------------------------------------------------------------------------------





TAXES

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. If you sell shares for less than their cost, the difference is a capital loss. If you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held more than one year).

If you buy Class A shares and within 91 days exchange into another fund, you may not include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased.


Statement of Additional Information - Nov. 29, 2007                      Page 79

FOR EXAMPLE
You purchase 100 shares of an Equity Fund having a public offering price of $10.00 per share. With a sales load of 5.75%, you pay $57.50 in sales load. With a NAV of $9.425 per share, the value of your investment is $942.50. Within 91 days of purchasing that fund, you decide to exchange out of that fund, now at a NAV of $11.00 per share, up from the original NAV of $9.425, and purchase a second fund, at a NAV of $15.00 per share. The value of your investment is now $1,100.00 ($11.00 x 100 shares). You cannot use the $57.50 paid as a sales load when calculating your tax gain or loss in the sale of the first fund shares. So instead of having a $100.00 gain ($1,100.00 - $1,000.00), you have a $157.50 gain ($1,100.00 - $942.50). You can include the $57.50 sales load in the calculation of your tax gain or loss when you sell shares in the second fund.

The following paragraphs provide information based on a fund's investment category. You can find your fund's investment category in Table 1.

FOR STATE TAX-EXEMPT FIXED INCOME AND TAX-EXEMPT FIXED INCOME FUNDS, all distributions of net investment income during the year will have the same percentage designated as tax-exempt. This annual percentage is expected to be substantially the same as the percentage of tax-exempt income actually earned during any particular distribution period.

FOR BALANCED, EQUITY, FUNDS-OF-FUNDS, TAXABLE MONEY MARKET AND TAXABLE FIXED INCOME FUNDS, if you have a nonqualified investment in a fund and you wish to move part or all of those shares to an IRA or qualified retirement account in the fund, you can do so without paying a sales charge. However, this type of exchange is considered a redemption of shares and may result in a gain or loss for tax purposes. In addition, this type of exchange may result in an excess contribution under IRA or qualified plan regulations if the amount exchanged exceeds annual contribution limitations. You should consult your tax advisor for further details about this complex subject.

Net investment income dividends received should be treated as dividend income for federal income tax purposes. Corporate shareholders are generally entitled to a deduction equal to 70% of that portion of a fund's dividend that is attributable to dividends the fund received from domestic (U.S.) securities. If there is debt-financed portfolio stock, that is, bank financing is used to purchase long securities, the 70% dividends received deduction would be reduced by the average amount of portfolio indebtedness divided by the average adjusted basis in the stock. This does not impact the qualified dividend income available to individual shareholders. For the most recent fiscal period, net investment income dividends qualified for the corporate deduction as shown in the following table.

Only certain qualified dividend income (QDI) will be subject to the 15% and 5% (and 0%) tax rates. QDI is dividends earned from domestic corporations and qualified foreign corporations. Qualified foreign corporations are corporations incorporated in a U.S. possession, corporations whose stock is readily tradable on an established U.S. securities market (ADRs), and certain other corporations eligible for relief under an income tax treaty with the U.S. that includes an exchange of information agreement. Excluded are passive foreign investment companies (PFICs), foreign investment companies and foreign personal holding companies. Holding periods for shares must also be met to be eligible for QDI treatment (more than 60 days for common stock and more than 90 days for certain preferred's dividends).

The QDI for individuals for the most recent fiscal period is shown in the table below. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

           TABLE 12. CORPORATE DEDUCTION AND QUALIFIED DIVIDEND INCOME

                                                  PERCENT OF DIVIDENDS
                                                       QUALIFYING        QUALIFIED DIVIDEND INCOME
FUND                                            FOR CORPORATE DEDUCTION       FOR INDIVIDUALS
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                             27.35%                    36.66%
--------------------------------------------------------------------------------------------------
Portfolio Builder Conservative                            7.60                     10.38
--------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                               17.05                     23.07
--------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive                    24.15                     32.29
--------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative                  12.62                     16.99
--------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity                           41.49                     55.64
--------------------------------------------------------------------------------------------------
S&P 500 Index                                            100.00                    100.00
--------------------------------------------------------------------------------------------------
Small Company Index                                      100.00                    100.00

Statement of Additional Information - Nov. 29, 2007                      Page 80

                                                  PERCENT OF DIVIDENDS
                                                       QUALIFYING        QUALIFIED DIVIDEND INCOME
FUND                                            FOR CORPORATE DEDUCTION       FOR INDIVIDUALS
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Equity Value                                            100.00%                   100.00%
--------------------------------------------------------------------------------------------------
Precious Metals and Mining                                1.78                     10.69
--------------------------------------------------------------------------------------------------
Small Cap Advantage                                      20.49                     20.53
--------------------------------------------------------------------------------------------------
Small Cap Growth                                         18.94                     19.28
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Retirement Plus 2010                                      9.72                     13.21
--------------------------------------------------------------------------------------------------
Retirement Plus 2015                                     12.59                     17.30
--------------------------------------------------------------------------------------------------
Retirement Plus 2020                                     15.32                     21.40
--------------------------------------------------------------------------------------------------
Retirement Plus 2025                                     17.48                     24.42
--------------------------------------------------------------------------------------------------
Retirement Plus 2030                                     17.11                     24.03
--------------------------------------------------------------------------------------------------
Retirement Plus 2035                                     16.97                     23.78
--------------------------------------------------------------------------------------------------
Retirement Plus 2040                                     17.24                     24.10
--------------------------------------------------------------------------------------------------
Retirement Plus 2045                                     16.31                     22.81
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Aggressive Growth                                        20.97                     24.18
--------------------------------------------------------------------------------------------------
Fundamental Growth                                       35.34                     44.28
--------------------------------------------------------------------------------------------------
Fundamental Value                                        100.00                    100.00
--------------------------------------------------------------------------------------------------
High Yield Bond                                            0                         0
--------------------------------------------------------------------------------------------------
Income Builder Basic Income                               9.45                     10.91
--------------------------------------------------------------------------------------------------
Income Builder Enhanced Income                            9.71                     11.64
--------------------------------------------------------------------------------------------------
Income Builder Moderate Income                           11.65                     13.13
--------------------------------------------------------------------------------------------------
Select Value                                             100.00                    100.00
--------------------------------------------------------------------------------------------------
Short Duration U.S. Government                             0                         0
--------------------------------------------------------------------------------------------------
Small Cap Equity                                           0                         0
--------------------------------------------------------------------------------------------------
Small Cap Value                                          18.32                     19.93
--------------------------------------------------------------------------------------------------
U.S. Government Mortgage                                   0                         0
--------------------------------------------------------------------------------------------------
Value                                                    97.77                     100.00
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Dividend Opportunity                                     99.84                     100.00
--------------------------------------------------------------------------------------------------
Real Estate                                               1.61                      3.93
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Cash Management                                            0                         0
--------------------------------------------------------------------------------------------------
Core Bond                                                  0                         0
--------------------------------------------------------------------------------------------------
Disciplined Equity                                       25.90                     26.15
--------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity                     100.00                    100.00
--------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                              18.44                     18.71
--------------------------------------------------------------------------------------------------
Floating Rate                                              0                         0
--------------------------------------------------------------------------------------------------
Growth                                                   100.00                    100.00
--------------------------------------------------------------------------------------------------
Income Opportunities                                       0                         0
--------------------------------------------------------------------------------------------------
Inflation Protected Securities                             0                         0

Statement of Additional Information - Nov. 29, 2007                      Page 81

                                                  PERCENT OF DIVIDENDS
                                                       QUALIFYING        QUALIFIED DIVIDEND INCOME
FUND                                            FOR CORPORATE DEDUCTION       FOR INDIVIDUALS
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Large Cap Equity                                         48.37%                    51.53%
--------------------------------------------------------------------------------------------------
Large Cap Value                                          79.11                     85.37
--------------------------------------------------------------------------------------------------
Limited Duration Bond                                      0                         0
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
California Tax-Exempt                                      0                         0
--------------------------------------------------------------------------------------------------
Diversified Bond                                           0                         0
--------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt                                   0                         0
--------------------------------------------------------------------------------------------------
Michigan Tax-Exempt                                        0                         0
--------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt                                       0                         0
--------------------------------------------------------------------------------------------------
New York Tax-Exempt                                        0                         0
--------------------------------------------------------------------------------------------------
Ohio Tax-Exempt                                            0                         0
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Balanced                                                 58.30                     62.48
--------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                               0                         0
--------------------------------------------------------------------------------------------------
Diversified Equity Income                                100.00                    100.00
--------------------------------------------------------------------------------------------------
Mid Cap Value                                            65.46                     80.61
--------------------------------------------------------------------------------------------------
Strategic Allocation                                     53.06                     87.46
--------------------------------------------------------------------------------------------------
Strategic Income Allocation                               4.92                      4.92
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Absolute Return Currency and Income                        0                         0
--------------------------------------------------------------------------------------------------
Disciplined International Equity                           0                         0
--------------------------------------------------------------------------------------------------
Emerging Markets                                           0                       100.00
--------------------------------------------------------------------------------------------------
Emerging Markets Bond                                      0                         0
--------------------------------------------------------------------------------------------------
European Equity                                            0                       100.00
--------------------------------------------------------------------------------------------------
Global Bond                                                0                         0
--------------------------------------------------------------------------------------------------
Global Equity                                            99.99                     100.00
--------------------------------------------------------------------------------------------------
Global Technology                                          0                         0
--------------------------------------------------------------------------------------------------
International Aggressive Growth                           0.11                     77.83
--------------------------------------------------------------------------------------------------
International Equity                                       0                       39.74
--------------------------------------------------------------------------------------------------
International Opportunity                                  0                       100.00
--------------------------------------------------------------------------------------------------
International Select Value                                 0                       52.44
--------------------------------------------------------------------------------------------------
International Small Cap                                    0                       31.95
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                                    0                         0
--------------------------------------------------------------------------------------------------
Mid Cap Growth                                             0                         0
--------------------------------------------------------------------------------------------------
Tax-Exempt Bond                                            0                         0
--------------------------------------------------------------------------------------------------
Tax-Exempt High Income                                     0                         0
--------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                                    0                         0
--------------------------------------------------------------------------------------------------



A fund may be subject to U.S. taxes resulting from holdings in a PFIC. To avoid taxation, a fund may make an election to mark to market. A foreign corporation is a PFIC when 75% or more of its gross income for the taxable year is passive income or 50% or more of the average value of its assets consists of assets that produce or could produce passive income.



Statement of Additional Information - Nov. 29, 2007                      Page 82

Income earned by a fund may have had foreign taxes imposed and withheld on it in foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If more than 50% of a fund's total assets at the close of its fiscal year consists of securities of foreign corporations, the fund will be eligible to file an election with the Internal Revenue Service under which shareholders of the fund would be required to include their pro rata portions of foreign taxes withheld by foreign countries as gross income in their federal income tax returns. These pro rata portions of foreign taxes withheld may be taken as a credit or deduction in computing the shareholders' federal income taxes. If the election is filed, the fund will report to its shareholders the per share amount of such foreign taxes withheld and the amount of foreign tax credit or deduction available for federal income tax purposes.

Capital gain distributions, if any, received by shareholders should be treated as long-term capital gains regardless of how long shareholders owned their shares. Short-term capital gains earned by a fund are paid to shareholders as part of their ordinary income dividend and are taxable. Special rates on capital gains may apply to sales of precious metals, if any, owned directly by a fund and to investments in REITs.

Under the Internal Revenue Code of 1986 (the Code), gains or losses attributable to fluctuations in exchange rates that occur between the time a fund accrues interest or other receivables, or accrues expenses or other liabilities denominated in a foreign currency and the time the fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, gains or losses on disposition of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition also are treated as ordinary gains or losses. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders as ordinary income.

Under federal tax law, by the end of a calendar year a fund must declare and pay dividends representing 98% of ordinary income for that calendar year and 98% of net capital gains (both long-term and short-term) for the 12-month period ending Oct. 31 of that calendar year. The fund is subject to an excise tax equal to 4% of the excess, if any, of the amount required to be distributed over the amount actually distributed. Each fund intends to comply with federal tax law and avoid any excise tax. For purposes of the excise tax distributions, section 988 ordinary gains and losses are distributable based on an Oct. 31 year end. This is an exception to the general rule that ordinary income is paid based on a calendar year end.

The Code imposes two asset diversification rules that apply to each fund as of the close of each quarter. First, as to 50% of its holdings, the fund may hold no more than 5% of its assets in securities of one issuer and no more than 10% of any one issuer's outstanding voting securities. Second, a fund cannot have more than 25% of its assets in any one issuer.

If a mutual fund is the holder of record of any share of stock on the record date for any dividend payable with respect to the stock, the dividend will be included in gross income by the fund as of the later of (1) the date the share became ex-dividend or (2) the date the fund acquired the share. Because the dividends on some foreign equity investments may be received some time after the stock goes ex-dividend, and in certain rare cases may never be received by the fund, this rule may cause a fund to pay income to its shareholders that it has not actually received. To the extent that the dividend is never received, the fund will take a loss at the time that a determination is made that the dividend will not be received. Distributions, if any, that are in excess of a fund's current or accumulated earnings and profits will first reduce a shareholder's tax basis in the fund and, after the basis is reduced to zero, will generally result in capital gains to a shareholder.

This is a brief summary that relates to federal income taxation only. Shareholders should consult their tax advisor as to the application of federal, state, and local income tax laws to fund distributions.

The 1995 Minnesota Legislature enacted a statement of intent (codified at Minn. Stat. sec. 289A.50, subdivision 10) that interest on obligations of Minnesota governmental units and Indian tribes be included in net income of individuals, estates and trusts for Minnesota income tax purposes if a court determines that Minnesota's exemption of such interest unlawfully discriminates against interstate commerce because interest on obligations of governmental issuers located in other states is so included. This provision applies to taxable years that begin during or after the calendar year in which any such court decision becomes final, irrespective of the date on which the obligations were issued. Only two states have addressed whether a state's exemption of interest on its own bonds or those of its political subdivisions, but not of interest on the bonds of other states or their political subdivisions, unlawfully discriminates against interstate commerce or otherwise contravenes the United States Constitution. A court in Ohio decided in 1994 that the Ohio law was not unconstitutional. However, the Kentucky Court of Appeals held early in 2006 that the Kentucky law violated the Commerce Clause. The Kentucky Supreme Court declined to review this decision, however, the U.S. Supreme Court accepted certiorari in May 2007, and is expected to review the case in the fall of 2007. The Funds cannot predict the likelihood that interest on the Minnesota bonds held by the Funds would become taxable for Minnesota income tax purposes under
Section 289A.50, subdivision 10.

Similarly, the other State Tax-Exempt Funds cannot predict the likelihood that interest on state and municipal bonds held in such funds would become taxable under such applicable state law.

See Appendix B for more information regarding state tax-exempt funds.



Statement of Additional Information - Nov. 29, 2007                      Page 83

SERVICE PROVIDERS

INVESTMENT MANAGEMENT SERVICES

RiverSource Investments is the investment manager for each fund. Under the Investment Management Services Agreement, the investment manager, subject to the policies set by the Board, provides investment management services.

For its services, the investment manager is paid a fee based on the following schedule. Each class of a fund pays its proportionate share of the fee. The fee is calculated for each calendar day on the basis of net assets as of the close of the preceding day.

         TABLE 13. INVESTMENT MANAGEMENT SERVICES AGREEMENT FEE SCHEDULE

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and Income         First $1.0           0.890%                       0.890%
                                            Next 1.0             0.865
                                            Next 1.0             0.840
                                            Next 3.0             0.815
                                            Next 1.5             0.790
                                            Next 1.5             0.775
                                            Next 1.0             0.770
                                            Next 5.0             0.760
                                            Next 5.0             0.750
                                            Next 4.0             0.740
                                            Next 26.0            0.720
                                            Over 50.0            0.700
---------------------------------------------------------------------------------------------------------------------
Aggressive Growth                           First $0.50          0.890                         0.886
                                            Next 0.50            0.865
                                            Next 1.0             0.840
                                            Next 1.0             0.815
                                            Next 3.0             0.790
                                            Over 6.0             0.765
---------------------------------------------------------------------------------------------------------------------
Balanced                                    First $1.0           0.530                         0.529
                                            Next 1.0             0.505
                                            Next 1.0             0.480
                                            Next 3.0             0.455
                                            Next 1.5             0.430
                                            Next 2.5             0.410
                                            Next 5.0             0.390
                                            Next 9.0             0.370
                                            Over 24.0            0.350
---------------------------------------------------------------------------------------------------------------------
California Tax-Exempt                       First $0.25          0.410                  California - 0.410
Massachusetts Tax-Exempt                    Next 0.25            0.385                 Massachusetts - 0.410
Michigan Tax-Exempt                         Next 0.25            0.360                   Michigan - 0.410
Minnesota Tax-Exempt                        Next 0.25            0.345                   Minnesota - 0.405
New York Tax-Exempt                         Next 6.5             0.320                   New York - 0.410
Ohio Tax-Exempt                             Next 2.5             0.310                     Ohio - 0.410
                                            Next 5.0             0.300
                                            Next 9.0             0.290
                                            Next 26.0            0.270
                                            Over 50.0            0.250
---------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 84

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Cash Management                             First $1.0           0.330%                       0.285%
                                            Next 0.5             0.313
                                            Next 0.5             0.295
                                            Next 0.5             0.278
                                            Next 2.5             0.260
                                            Next 1.0             0.240
                                            Next 1.5             0.220
                                            Next 1.5             0.215
                                            Next 1.0             0.190
                                            Next 5.0             0.180
                                            Next 5.0             0.170
                                            Next 4.0             0.160
                                            Over 24.0            0.150
---------------------------------------------------------------------------------------------------------------------
Core Bond                                   First $1.0           0.480                   Core Bond - 0.480
Diversified Bond                            Next 1.0             0.455               Diversified Bond - 0.455
Limited Duration Bond                       Next 1.0             0.430             Limited Duration Bond - 0.480
                                            Next 3.0             0.405
                                            Next 1.5             0.380
                                            Next 1.5             0.365
                                            Next 1.0             0.360
                                            Next 5.0             0.350
                                            Next 5.0             0.340
                                            Next 4.0             0.330
                                            Next 26.0            0.310
                                            Over 50.0            0.290
---------------------------------------------------------------------------------------------------------------------
Disciplined Equity                          First $1.0           0.600              Disciplined Equity - 0.577
Disciplined Large Cap Growth                Next 1.0             0.575         Disciplined Large Cap Growth - 0.600
Diversified Equity Income                   Next 1.0             0.550           Diversified Equity Income - 0.535
Growth                                      Next 3.0             0.525                    Growth - 0.571
Large Cap Equity                            Next 1.5             0.500               Large Cap Equity - 0.547
Large Cap Value                             Next 2.5             0.485                Large Cap Value - 0.600
                                            Next 5.0             0.470
                                            Next 5.0             0.450
                                            Next 4.0             0.425
                                            Next 26.0            0.400
                                            Over 50.0            0.375
---------------------------------------------------------------------------------------------------------------------
Disciplined International Equity            First $0.25          0.800       Disciplined International Equity - 0.800
European Equity                             Next 0.25            0.775                European Equity - 0.800
Global Equity                               Next 0.25            0.750                 Global Equity - 0.776
International Opportunity                   Next 0.25            0.725           International Opportunity - 0.779
                                            Next 1.0             0.700
                                            Next 5.5             0.675
                                            Next 2.5             0.660
                                            Next 5.0             0.645
                                            Next 5.0             0.635
                                            Next 4.0             0.610
                                            Next 26.0            0.600
                                            Over 50.0            0.570
---------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 85

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity        First $1.0           0.700%            Disciplined Small and Mid Cap
Mid Cap Growth                              Next 1.0             0.675                    Equity - 0.700%
                                            Next 1.0             0.650                Mid Cap Growth - 0.694
                                            Next 3.0             0.625
                                            Next 1.5             0.600
                                            Next 2.5             0.575
                                            Next 5.0             0.550
                                            Next 9.0             0.525
                                            Next 26.0            0.500
                                            Over 50.0            0.475
---------------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                 First $0.25          0.850                         0.850
                                            Next 0.25            0.825
                                            Next 0.25            0.800
                                            Next 0.25            0.775
                                            Next 1.0             0.750
                                            Over 2.0             0.725
---------------------------------------------------------------------------------------------------------------------
Dividend Opportunity                        First $0.50          0.610                         0.578
                                            Next 0.50            0.585
                                            Next 1.0             0.560
                                            Next 1.0             0.535
                                            Next 3.0             0.510
                                            Next 4.0             0.480
                                            Next 5.0             0.470
                                            Next 5.0             0.450
                                            Next 4.0             0.425
                                            Next 26.0            0.400
                                            Over 50.0            0.375
---------------------------------------------------------------------------------------------------------------------
Emerging Markets                            First $0.25          1.100                         1.087
                                            Next 0.25            1.080
                                            Next 0.25            1.060
                                            Next 0.25            1.040
                                            Next 1.0             1.020
                                            Next 5.5             1.000
                                            Next 2.5             0.985
                                            Next 5.0             0.970
                                            Net 5.0              0.960
                                            Next 4.0             0.935
                                            Next 26.0            0.920
                                            Over 50.0            0.900
---------------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                       First $0.25          0.720             Emerging Markets Bond - 0.720
Global Bond                                 Next 0.25            0.695                  Global Bond - 0.708
                                            Next 0.25            0.670
                                            Next 0.25            0.645
                                            Next 6.5             0.620
                                            Next 2.5             0.605
                                            Next 5.0             0.590
                                            Next 5.0             0.580
                                            Next 4.0             0.560
                                            Next 26.0            0.540
                                            Over 50.0            0.520
---------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 86

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Equity Value                                First $0.50          0.530%                       0.510%
                                            Next 0.50            0.505
                                            Next 1.0             0.480
                                            Next 1.0             0.455
                                            Next 3.0             0.430
                                            Over 6.0             0.400
---------------------------------------------------------------------------------------------------------------------
Floating Rate                               First $1.0           0.610                         0.610
Income Opportunities                        Next 1.0             0.585
                                            Next 1.0             0.560
                                            Next 3.0             0.535
                                            Next 1.5             0.510
                                            Next 1.5             0.495
                                            Next 1.0             0.470
                                            Next 5.0             0.455
                                            Next 5.0             0.445
                                            Next 4.0             0.420
                                            Next 26.0            0.405
                                            Over 50.0            0.380
---------------------------------------------------------------------------------------------------------------------
Fundamental Growth                          First $1.0           0.780                         0.780
                                            Next 1.0             0.755
                                            Next 1.0             0.730
                                            Next 3.0             0.705
                                            Over 6.0             0.680
---------------------------------------------------------------------------------------------------------------------
Fundamental Value                           First $0.50          0.730               Fundamental Value - 0.711
Value                                       Next 0.50            0.705                     Value - 0.730
                                            Next 1.0             0.680
                                            Next 1.0             0.655
                                            Next 3.0             0.630
                                            Over 6.0             0.600
---------------------------------------------------------------------------------------------------------------------
Global Technology                           First $0.25          0.720                         0.720
                                            Next 0.25            0.695
                                            Next 0.25            0.670
                                            Next 0.25            0.645
                                            Next 1.0             0.620
                                            Over 2.0             0.595
---------------------------------------------------------------------------------------------------------------------
High Yield Bond                             First $1.0           0.590                         0.578
                                            Next 1.0             0.565
                                            Next 1.0             0.540
                                            Next 3.0             0.515
                                            Next 1.5             0.490
                                            Next 1.5             0.475
                                            Next 1.0             0.450
                                            Next 5.0             0.435
                                            Next 5.0             0.425
                                            Next 4.0             0.400
                                            Next 26.0            0.385
                                            Over 50.0            0.360
---------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 87

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Income Builder Basic Income                 N/A                    N/A                          N/A
Income Builder Enhanced Income
Income Builder Moderate Income
Portfolio Builder Aggressive
Portfolio Builder Conservative
Portfolio Builder Moderate
Portfolio Builder Moderate Aggressive
Portfolio Builder Moderate Conservative
Portfolio Builder Total Equity
Retirement Plus 2010
Retirement Plus 2015
Retirement Plus 2020
Retirement Plus 2025
Retirement Plus 2030
Retirement Plus 2035
Retirement Plus 2040
Retirement Plus 2045
---------------------------------------------------------------------------------------------------------------------
Inflation Protected Securities              First $1.0           0.440%                       0.440%
                                            Next 1.0             0.415
                                            Next 1.0             0.390
                                            Next 3.0             0.365
                                            Next 1.5             0.340
                                            Next 1.5             0.325
                                            Next 1.0             0.320
                                            Next 5.0             0.310
                                            Next 5.0             0.300
                                            Next 4.0             0.290
                                            Next 26.0            0.270
                                            Over 50.0            0.250
---------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                     First $1.0           0.390                         0.390
                                            Next 1.0             0.365
                                            Next 1.0             0.340
                                            Next 3.0             0.315
                                            Next 1.5             0.290
                                            Next 2.5             0.280
                                            Next 5.0             0.270
                                            Next 35.0            0.260
                                            Over 50.0            0.250
---------------------------------------------------------------------------------------------------------------------
International Aggressive Growth             First $0.25          1.000                         0.988
                                            Next 0.25            0.975
                                            Next 0.25            0.950
                                            Next 0.25            0.925
                                            Next 1.0             0.900
                                            Over 2.0             0.875
---------------------------------------------------------------------------------------------------------------------
International Equity                        First $0.25          0.970                         0.970
                                            Next 0.25            0.945
                                            Next 0.25            0.920
                                            Next 0.25            0.895
                                            Next 1.0             0.870
                                            Over 2.0             0.845
---------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 88

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
International Select Value                  First $0.25          0.900%                       0.830%
                                            Next 0.25            0.875
                                            Next 0.25            0.850
                                            Next 0.25            0.825
                                            Next 1.0             0.800
                                            Over 2.0             0.775
---------------------------------------------------------------------------------------------------------------------
International Small Cap                     First $0.25          1.120                         1.120
                                            Next 0.25            1.095
                                            Next 0.25            1.070
                                            Next 0.25            1.045
                                            Next 1.0             1.020
                                            Over 2.0             0.995
---------------------------------------------------------------------------------------------------------------------
Mid Cap Value                               First $1.0           0.700                         0.679
                                            Next 1.0             0.675
                                            Next 1.0             0.650
                                            Next 3.0             0.625
                                            Next 1.5             0.600
                                            Next 2.5             0.575
                                            Next 5.0             0.550
                                            Next 9.0             0.525
                                            Next 26.0            0.500
                                            Over 50.0            0.475
---------------------------------------------------------------------------------------------------------------------
Precious Metals and Mining                  First $0.25          0.800                         0.800
                                            Next 0.25            0.775
                                            Next 0.25            0.750
                                            Next 0.25            0.725
                                            Next 1.0             0.700
                                            Over 2.0             0.675
---------------------------------------------------------------------------------------------------------------------
Real Estate                                 First $1.0           0.840                         0.840
                                            Next 1.0             0.815
                                            Next 1.0             0.790
                                            Next 3.0             0.765
                                            Next 6.0             0.740
                                            Next 12.0            0.730
                                            Over 24.0            0.720
---------------------------------------------------------------------------------------------------------------------
S&P 500 Index                               First $1.0           0.220                         0.220
                                            Next 1.0             0.210
                                            Next 1.0             0.200
                                            Next 4.5             0.190
                                            Next 2.5             0.180
                                            Next 5.0             0.170
                                            Next 9.0             0.160
                                            Next 26.0            0.140
                                            Over 50.0            0.120
---------------------------------------------------------------------------------------------------------------------
Select Value                                First $0.50          0.780                         0.775
                                            Next 0.50            0.755
                                            Next 1.0             0.730
                                            Next 1.0             0.705
                                            Next 3.0             0.680
                                            Over 6.0             0.650
---------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 89

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government              First $1.0           0.480%                       0.480%
                                            Next 1.0             0.455
                                            Next 1.0             0.430
                                            Next 3.0             0.405
                                            Next 1.5             0.380
                                            Next 1.5             0.365
                                            Next 1.0             0.340
                                            Next 5.0             0.325
                                            Next 5.0             0.315
                                            Next 4.0             0.290
                                            Next 26.0            0.275
                                            Over 50.0            0.250
---------------------------------------------------------------------------------------------------------------------
Small Cap Advantage                         First $0.25          0.790                         0.772
                                            Next 0.25            0.765
                                            Next 0.25            0.740
                                            Next 0.25            0.715
                                            Next 1.0             0.690
                                            Over 2.0             0.665
---------------------------------------------------------------------------------------------------------------------
Small Cap Equity                            First $0.25          0.970                         0.964
                                            Next 0.25            0.945
                                            Next 0.25            0.920
                                            Next 0.25            0.895
                                            Over 1.0             0.870
---------------------------------------------------------------------------------------------------------------------
Small Cap Growth                            First $0.25          0.920                         0.920
                                            Next 0.25            0.895
                                            Next 0.25            0.870
                                            Next 0.25            0.845
                                            Next 1.0             0.820
                                            Over 2.0             0.795
---------------------------------------------------------------------------------------------------------------------
Small Cap Value                             First $0.25          0.970                         0.933
                                            Next 0.25            0.945
                                            Next 0.25            0.920
                                            Next 0.25            0.895
                                            Over 1.0             0.870
---------------------------------------------------------------------------------------------------------------------
Small Company Index                         First $0.25          0.360                         0.343
                                            Next 0.25            0.350
                                            Next 0.25            0.340
                                            Next 0.25            0.330
                                            Next 6.5             0.320
                                            Next 7.5             0.300
                                            Next 9.0             0.280
                                            Next 26.0            0.260
                                            Over 50.0            0.240
---------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 90

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Strategic Allocation                        First $1.0           0.570%                        0.554
                                            Next 1.0             0.545
                                            Next 1.0             0.520
                                            Next 3.0             0.495
                                            Next 1.5             0.470
                                            Next 2.5             0.450
                                            Next 5.0             0.430
                                            Next 9.0             0.410
                                            Over 24.0            0.390
---------------------------------------------------------------------------------------------------------------------
Strategic Income Allocation                 First $0.25          0.550                         0.550
                                            Next 0.25            0.525
                                            Next 0.25            0.500
                                            Over 0.75            0.475
---------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                             First $1.0           0.410                         0.410
                                            Next 1.0             0.385
                                            Next 1.0             0.360
                                            Next 3.0             0.335
                                            Next 1.5             0.310
                                            Next 2.5             0.300
                                            Next 5.0             0.290
                                            Next 9.0             0.280
                                            Next 26.0            0.260
                                            Over 50.0            0.250
---------------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income                      First $1.0           0.470                         0.442
                                            Next 1.0             0.445
                                            Next 1.0             0.420
                                            Next 3.0             0.395
                                            Next 1.5             0.370
                                            Next 2.5             0.360
                                            Next 5.0             0.350
                                            Next 9.0             0.340
                                            Next 26.0            0.320
                                            Over 50.0            0.300
---------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                     First $1.0           0.330                         0.330
                                            Next 0.5             0.313
                                            Next 0.5             0.295
                                            Next 0.5             0.278
                                            Next 2.5             0.260
                                            Next 1.0             0.240
                                            Next 1.5             0.220
                                            Next 1.5             0.215
                                            Next 1.0             0.190
                                            Next 5.0             0.180
                                            Next 5.0             0.170
                                            Next 4.0             0.160
                                            Over 24.0            0.150
---------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 91

                                                                                           DAILY RATE ON
                                               ASSETS      ANNUAL RATE AT                LAST DAY OF MOST
FUND                                         (BILLIONS)   EACH ASSET LEVEL             RECENT FISCAL PERIOD
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage                    First $1.0           0.480%                       0.480%
                                            Next 1.0             0.455
                                            Next 1.0             0.430
                                            Next 3.0             0.405
                                            Next 1.5             0.380
                                            Next 1.5             0.365
                                            Next 1.0             0.360
                                            Next 5.0             0.350
                                            Next 5.0             0.340
                                            Next 4.0             0.330
                                            Next 26.0            0.310
                                            Over 50.0            0.290
---------------------------------------------------------------------------------------------------------------------





The management fee is paid monthly. Under the agreement, a fund also pays taxes, brokerage commissions and nonadvisory expenses, which include custodian fees and charges; fidelity bond premiums; certain legal fees; registration fees for shares; consultants' fees; compensation of Board members, officers and employees not employed by the investment manager or its affiliates; corporate filing fees; organizational expenses; expenses incurred in connection with lending securities; interest and fee expense related to a fund's participation in inverse floater structures; and expenses properly payable by a fund, approved by the Board.

For Equity and Balanced Funds, except for S&P 500 Index and Small Company Index, before the fee based on the asset charge is paid, it is adjusted for the fund's investment performance relative to a Lipper Index (Index) as shown in the table below. The adjustment increased or decreased the fee for the last fiscal period as shown in the following table. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                            TABLE 14. LIPPER INDEXES

                                                                               FEE INCREASE OR
FUND                                    LIPPER INDEX                              (DECREASE)
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING MARCH 31
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Equity Value                            Lipper Large-Cap Value Funds             $   842,685
----------------------------------------------------------------------------------------------
Precious Metals and Mining              Lipper Gold Funds                            (20,073)
----------------------------------------------------------------------------------------------
Small Cap Advantage                     Lipper Small-Cap Core Funds                 (506,105)
----------------------------------------------------------------------------------------------
Small Cap Growth                        Lipper Small-Cap Growth Funds                 74,739
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING MAY 31
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Aggressive Growth                       Lipper Mid-Cap Growth Funds                 (363,354)
----------------------------------------------------------------------------------------------
Fundamental Growth                      Lipper Large-Cap Growth Funds                  3,495
----------------------------------------------------------------------------------------------
Fundamental Value                       Lipper Large-Cap Value Funds                (596,440)
----------------------------------------------------------------------------------------------
Select Value                            Lipper Multi-Cap Value Funds                 151,566
----------------------------------------------------------------------------------------------
Small Cap Equity                        Lipper Small-Cap Core Funds                 (259,546)
----------------------------------------------------------------------------------------------
Small Cap Value                         Lipper Small-Cap Value Funds                  77,314
----------------------------------------------------------------------------------------------
Value                                   Lipper Large-Cap Value Funds                 (29,980)
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING JUNE 30
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Dividend Opportunity                    Lipper Equity Income Funds                 1,238,194
----------------------------------------------------------------------------------------------
Real Estate                             Lipper Real Estate Funds                     155,486
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING JULY 31
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Disciplined Equity                      Lipper Large-Cap Core Funds                  716,428
----------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity    Lipper Mid-Cap Core Funds                    (17,062)
----------------------------------------------------------------------------------------------
Disciplined Small Cap Value             Lipper Small-Cap Value Funds                 (13,668)
----------------------------------------------------------------------------------------------
Growth                                  Lipper Large-Cap Growth Funds              2,987,141
----------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 92

                                                                               FEE INCREASE OR
FUND                                    LIPPER INDEX                              (DECREASE)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Large Cap Equity                        Lipper Large-Cap Core Funds              $   788,515
----------------------------------------------------------------------------------------------
Large Cap Value                         Lipper Large-Cap Value Funds                  (3,332)
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING SEPTEMBER 30
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Balanced                                Lipper Balanced Funds                        520,967
----------------------------------------------------------------------------------------------
Disciplined Large Cap Growth            Lipper Large-Cap Growth Funds                    0(a)
----------------------------------------------------------------------------------------------
Diversified Equity Income               Lipper Equity Income Funds                 1,134,237
----------------------------------------------------------------------------------------------
Mid Cap Value                           Lipper Mid-Cap Value Funds                   578,014
----------------------------------------------------------------------------------------------
Strategic Allocation                    Lipper Flexible Portfolio Funds              929,457
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING OCTOBER 31
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                        Lipper International Large-Cap Core
Disciplined International Equity        Funds                                            0(b)
----------------------------------------------------------------------------------------------
Emerging Markets                        Lipper Emerging Markets Funds                105,658
----------------------------------------------------------------------------------------------
European Equity                         Lipper European Funds                        (71,748)
----------------------------------------------------------------------------------------------
Global Equity                           Lipper Global Funds                          527,514
----------------------------------------------------------------------------------------------
Global Technology                       Lipper Science and Technology Funds          113,421
----------------------------------------------------------------------------------------------
                                        Lipper International Multi-Cap
International Aggressive Growth         Growth Funds                                (262,382)
----------------------------------------------------------------------------------------------
International Equity                    Lipper International Funds                    (3,284)
----------------------------------------------------------------------------------------------
                                        Lipper International Large-Cap Core
International Opportunity               Funds                                        194,820
----------------------------------------------------------------------------------------------
                                        Lipper International Multi-Cap Value
International Select Value              Funds                                      1,234,231
----------------------------------------------------------------------------------------------
International Small Cap                 Lipper International Small-Cap Funds        (117,356)
----------------------------------------------------------------------------------------------
FISCAL YEAR ENDING NOVEMBER 30
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Mid Cap Growth                          Lipper Mid-Cap Growth Funds               (1,683,464)
----------------------------------------------------------------------------------------------



 (a) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.



 (b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.



The adjustment will be determined monthly by measuring the percentage difference over a rolling 12-month period between the performance of one Class A share of the fund and the change in the Index. The performance difference is then used to determine the adjustment rate. The adjustment rate, computed to five decimal places, is determined in accordance with the following table. The table is organized by fund category. You can find your fund's category in Table 1.




Statement of Additional Information - Nov. 29, 2007                      Page 93

             TABLE 15. PERFORMANCE INCENTIVE ADJUSTMENT CALCULATION

--------------------------------------------------------------------------------------------------------
                   EQUITY FUNDS                                         BALANCED FUNDS
--------------------------------------------------------------------------------------------------------
 PERFORMANCE                                          PERFORMANCE
  DIFFERENCE   ADJUSTMENT RATE                         DIFFERENCE    ADJUSTMENT RATE
--------------------------------------------------------------------------------------------------------
0.00% - 0.50%  0                                     0.00% - 0.50%   0
--------------------------------------------------------------------------------------------------------
0.50% - 1.00%  6 basis points times the              0.50% - 1.00%   6 basis points times the
               performance difference over 0.50%,                    performance difference over 0.50%,
               times 100 (maximum of 3 basis                         times 100 (maximum of 3 basis
               points if a 1% performance                            points if a 1% performance
               difference)                                           difference)
--------------------------------------------------------------------------------------------------------
1.00% - 2.00%  3 basis points, plus 3 basis points   1.00% - 2.00%   3 basis points, plus 3 basis points
               times the performance difference                      times the performance difference
               over 1.00%, times 100 (maximum 6                      over 1.00%, times 100 (maximum 6
               basis points if a 2% performance                      basis points if a 2% performance
               difference)                                           difference)
--------------------------------------------------------------------------------------------------------
2.00% - 4.00%  6 basis points, plus 2 basis points   2.00% - 3.00%   6 basis points, plus 2 basis points
               times the performance difference                      times the performance difference
               over 2.00%, times 100 (maximum 10                     over 2.00%, times 100 (maximum 8
               basis points if a 4% performance                      basis points if a 3% performance
               difference)                                           difference)
--------------------------------------------------------------------------------------------------------
4.00% - 6.00%  10 basis points, plus 1 basis point      3.00% or     8 basis points
               times the performance difference           more
               over 4.00%, times 100 (maximum 12
               basis points if a 6% performance
               difference)
--------------------------------------------------------------------------------------------------------
6.00% or more  12 basis points
--------------------------------------------------------------------------------------------------------


For example, if the performance difference for an Equity Fund is 2.38%, the adjustment rate is 0.000676 (0.0006 [6 basis points] plus 0.0038 [the 0.38% performance difference over 2.00%] x 0.0002 [2 basis points] x 100 (0.000076)). Rounded to five decimal places, the adjustment rate is 0.00068. The maximum adjustment rate for the fund is 0.0012 per year. Where the fund's Class A performance exceeds that of the Index, the fee paid to the investment manager will increase. Where the performance of the Index exceeds the performance of the fund's Class A shares, the fee paid to the investment manager will decrease. The 12-month comparison period rolls over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

CHANGE IN INDEX
If an Index ceases to be published for a period of more than 90 days, changes in any material respect, otherwise becomes impracticable or, at the discretion of the Board, is no longer appropriate to use for purposes of a performance incentive adjustment, for example, if Lipper reclassifies the fund from one peer group to another, the Board may take action it deems appropriate and in the best interests of shareholders, including: (1) discontinuance of the performance incentive adjustment until such time as it approves a substitute index; or (2) adoption of a methodology to transition to a substitute index it has approved.

In the case of a change in index, a fund's performance will be compared to a 12 month blended index return that reflects the performance of the current index for the portion of the 12 month performance measurement period beginning the effective date of the current index and the performance of the prior index for the remainder of the measurement period. At the conclusion of the transition period, the performance of the prior index will be eliminated from the performance incentive adjustment calculation, and the calculation will include only the performance of the current index.

TRANSITION PERIOD
The performance incentive adjustment will not be calculated for the first 6 months from the inception of the fund. After 6 full calendar months, the performance fee adjustment will be determined using the average assets and performance difference over the first 6 full calendar months, and the adjustment rate will be applied in full. Each successive month an additional calendar month will be added to the performance adjustment computation. After 12 full calendar months, the full rolling 12-month period will take affect.



Statement of Additional Information - Nov. 29, 2007                      Page 94

The table below shows the total management fees paid by each fund for the last three fiscal periods as well as nonadvisory expenses, net of earnings credits, waivers and expenses reimbursed by the investment manager and its affiliates. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

               TABLE 16. MANAGEMENT FEES AND NONADVISORY EXPENSES


---------------------------------------------------------------------------------------------------------------------
                                              MANAGEMENT FEES                       NONADVISORY EXPENSES
---------------------------------------------------------------------------------------------------------------------
FUND                                   2007         2006         2005          2007         2006         2005
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive              N/A*  $   204,941  $    55,141(a)$   209,004  $   154,484  $    34,746(a)
---------------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative            N/A*       71,579       23,875(a)    134,788      117,318       43,296(a)
---------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                N/A*      342,180       93,838(a)    246,216      251,538      142,907(a)
---------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate
  Aggressive                              N/A*      418,633      112,009(a)    355,360      269,480      116,480(a)
---------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate
  Conservative                            N/A*      137,483       43,118(a)    140,615      144,243       75,264(a)
---------------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity            N/A*      165,740       43,835(a)    188,843      122,935       27,696(a)
---------------------------------------------------------------------------------------------------------------------
S&P 500 Index                      $   566,109      706,270      933,587      (272,996)    (357,906)    (402,204)
---------------------------------------------------------------------------------------------------------------------
Small Company Index                  3,889,499    4,419,815    4,547,058      (662,392)     471,768      536,282
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Equity Value                         6,969,436    7,043,854    6,836,800       361,720      400,520      465,953
---------------------------------------------------------------------------------------------------------------------
Precious Metals and Mining             876,127      579,779      659,595       144,337      207,159      176,012
---------------------------------------------------------------------------------------------------------------------
Small Cap Advantage                  4,703,119    5,845,601    6,341,134      (252,816)     510,707      533,489
---------------------------------------------------------------------------------------------------------------------
Small Cap Growth                     2,066,992    1,878,991    2,276,290       111,014      343,335      421,008
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2010                       N/A(b)       N/A          N/A         4,075(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2015                       N/A(b)       N/A          N/A         3,927(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2020                       N/A(b)       N/A          N/A         6,231(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2025                       N/A(b)       N/A          N/A         4,478(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2030                       N/A(b)       N/A          N/A         2,766(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2035                       N/A(b)       N/A          N/A           878(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2040                       N/A(b)       N/A          N/A         2,640(b)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Retirement Plus 2045                       N/A(b)       N/A          N/A        (2,522)(b)      N/A          N/A
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Aggressive Growth                    4,627,106    1,950,153      399,501    (1,047,823)    (167,264)      82,999
---------------------------------------------------------------------------------------------------------------------
Fundamental Growth                   1,824,581      987,877      410,475       158,403      191,085      177,899
---------------------------------------------------------------------------------------------------------------------
Fundamental Value                    7,530,722    7,971,622    5,556,219      (215,041)     501,862      488,580
---------------------------------------------------------------------------------------------------------------------
High Yield Bond                     11,401,845   12,713,321   14,973,845       481,606      688,374      817,018
---------------------------------------------------------------------------------------------------------------------
Income Builder Basic Income                N/A          N/A          N/A       145,971        3,184(c)       N/A
---------------------------------------------------------------------------------------------------------------------
Income Builder Enhanced Income             N/A          N/A          N/A       153,282        6,657(c)       N/A
---------------------------------------------------------------------------------------------------------------------
Income Builder Moderate Income             N/A          N/A          N/A       202,410        7,419(c)       N/A
---------------------------------------------------------------------------------------------------------------------
Select Value                         4,807,861    5,211,061    5,256,934      (162,440)     330,794      423,030
---------------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government       4,419,003    6,683,201   10,141,504    (1,025,939)  (1,688,300)    (958,143)
---------------------------------------------------------------------------------------------------------------------
Small Cap Equity                     2,964,236    2,525,974    1,560,155      (464,274)    (134,739)       6,490
---------------------------------------------------------------------------------------------------------------------
Small Cap Value                      9,159,989    9,285,758    9,857,858      (878,605)     735,477      788,885
---------------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage             1,348,887    1,327,433    1,532,464      (438,473)    (549,885)    (188,134)
---------------------------------------------------------------------------------------------------------------------
Value                                2,884,225    3,018,867    3,311,867       (12,895)     275,068      285,856
---------------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 95

---------------------------------------------------------------------------------------------------------------------
                                              MANAGEMENT FEES                       NONADVISORY EXPENSES
---------------------------------------------------------------------------------------------------------------------
FUND                                   2007         2006         2005          2007         2006         2005
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Dividend Opportunity               $10,678,661  $ 7,688,134  $ 6,201,403   $   540,349  $   480,473  $   453,329
---------------------------------------------------------------------------------------------------------------------
Real Estate                          2,299,121    1,398,778      725,491       207,925      153,244      133,564
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Cash Management                     12,713,351   10,801,723   12,052,160       859,062   (1,747,535)   1,220,672
---------------------------------------------------------------------------------------------------------------------
Core Bond                            1,096,973      991,804      846,872       (66,961)     (58,636)      99,940
---------------------------------------------------------------------------------------------------------------------
Disciplined Equity                  14,110,274    5,175,451      408,720      (202,920)     (83,131)     130,016
---------------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap
  Equity                               273,481       13,335(d)       N/A        91,799        4,577(d)       N/A
---------------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value            206,071       49,035(e)       N/A        37,535        9,684(e)       N/A
---------------------------------------------------------------------------------------------------------------------
Floating Rate                        3,332,472      412,667(e)       N/A       151,486       19,402(e)       N/A
---------------------------------------------------------------------------------------------------------------------
Growth                              22,705,786   19,922,079   18,968,320       954,358    1,214,759    1,217,404
---------------------------------------------------------------------------------------------------------------------
Income Opportunities                 2,116,555    2,229,460    1,954,757       187,627      198,512      214,865
---------------------------------------------------------------------------------------------------------------------
Inflation Protected Securities       1,313,892    1,078,635      552,220      (126,032)     (45,905)      28,432
---------------------------------------------------------------------------------------------------------------------
Large Cap Equity                    39,667,264   20,724,477    9,680,873     1,168,504      682,652      161,534
---------------------------------------------------------------------------------------------------------------------
Large Cap Value                        602,406      715,200      803,736       184,710      186,504      293,194
---------------------------------------------------------------------------------------------------------------------
Limited Duration Bond                  726,809      990,881      960,788       (73,339)     (96,959)      57,170
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
California Tax-Exempt(f)               717,999    1,008,174    1,010,591        20,854       (8,449)     116,440
---------------------------------------------------------------------------------------------------------------------
Diversified Bond                    12,770,016   12,388,294   13,003,467    (1,129,485)  (1,870,049)  (1,032,114)
---------------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt(f)            220,140      347,506      372,649         5,447       19,719(g)    74,396(g)
---------------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt(f)                 186,717      286,107      294,025         3,199       (9,110)(g)   36,732
---------------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt(f)              1,351,439    1,898,065    1,895,714       676,782      599,362(g)   580,040(g)
---------------------------------------------------------------------------------------------------------------------
New York Tax-Exempt(f)                 279,438      402,241      434,449       134,099      133,306(g)   146,336(g)
---------------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt(f)                     187,674      285,080      307,214         1,386      (12,492)(g)   43,253(g)
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Balanced                             6,315,077    5,690,832    7,169,932       368,447      563,493      651,610
---------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth           114,048(h)       N/A          N/A        54,709(h)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Diversified Equity Income           42,530,087   37,321,661   24,183,415     1,561,033    1,761,776    1,530,714
---------------------------------------------------------------------------------------------------------------------
Mid Cap Value                       15,908,732   11,459,838    5,816,781       826,273      728,841      531,095
---------------------------------------------------------------------------------------------------------------------
Strategic Allocation                11,025,000    7,064,937    5,960,581       921,198      665,164      642,432
---------------------------------------------------------------------------------------------------------------------
Strategic Income Allocation            168,875(h)       N/A          N/A        76,656(h)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
                                       2006         2005         2004          2006         2005         2004
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and
  Income                               176,149(i)       N/A          N/A        28,907(i)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Disciplined International Equity       147,388(j)       N/A          N/A        48,716(j)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
Emerging Markets                     5,659,680    3,801,760    2,770,886       745,246      636,569      519,598
---------------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                  191,237(k)       N/A          N/A        77,772(k)       N/A          N/A
---------------------------------------------------------------------------------------------------------------------
European Equity                        821,750      837,577      872,149       182,061      224,833      236,203
---------------------------------------------------------------------------------------------------------------------
Global Bond                          3,734,676    4,359,713    4,143,713      (159,716)     408,133      427,277
---------------------------------------------------------------------------------------------------------------------
Global Equity                        5,791,016    4,471,632    3,302,062       517,920      485,178      506,708
---------------------------------------------------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 96

---------------------------------------------------------------------------------------------------------------------
                                              Management Fees                       Nonadvisory expenses
---------------------------------------------------------------------------------------------------------------------
FUND                                   2006         2005         2004          2006         2005         2004
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Global Technology                  $ 1,327,883  $ 1,574,791  $ 1,812,789   $   249,939  $   282,889  $   304,625
---------------------------------------------------------------------------------------------------------------------
International Aggressive Growth      4,039,162    3,119,859    1,878,346       530,707      384,996      250,484
---------------------------------------------------------------------------------------------------------------------
International Equity                 1,767,556    1,431,433    1,015,577       265,839      323,432      316,320
---------------------------------------------------------------------------------------------------------------------
International Opportunity            4,840,788    3,988,205    2,926,933       505,513      566,027      442,832
---------------------------------------------------------------------------------------------------------------------
International Select Value          15,936,398   10,340,380    6,467,621       990,734      812,998      473,274
---------------------------------------------------------------------------------------------------------------------
International Small Cap              1,050,011      933,818      600,389       246,920      333,478      208,586
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                435,316      644,499      752,882       (25,206)      67,781      136,017
---------------------------------------------------------------------------------------------------------------------
Mid Cap Growth                       9,852,112   10,413,718   10,550,526       670,574      901,194      744,839
---------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                      3,345,629    3,066,023    3,457,986       905,255      661,982(l)   510,620(l)
---------------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income              15,027,647   17,998,361   20,079,644     8,025,340    7,139,120(l) 5,135,426(l)
---------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                390,170      423,253      515,265       118,441      116,613      177,477
---------------------------------------------------------------------------------------------------------------------



     * Effective Feb. 1, 2006, this fee was eliminated.



(a) For the period from March 4, 2004 (when shares became publicly available) to Jan. 31, 2005.

(b) For the period from May 18, 2006 (when shares became publicly available) to April 30, 2007.

(c) For the period from Feb. 16, 2006 (when shares became publicly available) to May 31, 2006.
(d) For the period from May 18, 2006 (when shares became publicly available) to July 31, 2006.
(e) For the period from Feb. 16, 2006 (when shares became publicly available) to July 31, 2006.

(f) The fund changed its fiscal year end in 2006 from June 30 to Aug. 31. For 2006, the information shown is from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended June 30.

(g) During 2006, the Fund changed the method of accounting for its participation in inverse floater structures. Previously, nonadvisory expenses for fiscal year end 2006, 2005 and 2004 were reported as $(22,871), $43,112 and $52,958 for Massachusetts Tax-Exempt Fund, $(13,107), $36,732 and $43,425 for Michigan Tax-Exempt Fund, $(68,320),
       $161,536 and $182,884 for Minnesota Tax-Exempt Fund, $(21,864), $54,945
       and $62,139 for New York Tax-Exempt Fund and $(16,487), $38,356 and $43,070 for Ohio Tax-Exempt Fund, respectively.


(h) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.



(i) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.



(j) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.



(k) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.



(l) During 2006, the Fund changed the method of accounting for its participation in inverse floater structures. Previously, nonadvisory expenses for fiscal year end 2005 and 2004 were reported as $136,155 and $248,267 for Tax-Exempt Bond Fund, and $308,271 and $976,647 for Tax-Exempt High Income Fund, respectively.


MANAGER OF MANAGERS EXEMPTION
The RiverSource funds have received an order from the SEC that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for a fund without first obtaining shareholder approval. The order permits the fund to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

For California Tax-Exempt, Cash Management, Diversified Bond, Global Bond, High Yield Bond, Intermediate Tax-Exempt, Massachusetts Tax-Exempt, Michigan Tax-Exempt, Minnesota Tax-Exempt, New York Tax-Exempt, Ohio Tax-Exempt, Short Duration U.S. Government, Tax-Exempt Bond, Tax-Exempt High Income, Tax-Exempt Money Market and U.S. Government Mortgage funds: before the fund may rely on the order, holders of a majority of the fund's outstanding voting securities will need to approve operating the fund in this manner. There is no assurance shareholder approval will be received, and no changes will be made without shareholder approval until that time.

SUBADVISORY AGREEMENTS
The assets of certain funds are managed by subadvisers that have been selected by the investment manager, subject to the review and approval of the Board. The investment manager has recommended the subadvisers to the Board based upon its assessment of the skills of the subadvisers in managing other assets with objectives and investment strategies substantially similar to those of the applicable fund. Short-term investment performance is not the only factor in selecting or terminating a subadviser, and the investment manager does not expect to make frequent changes of subadvisers. Certain subadvisers, affiliated with the investment manager, have been directly approved by shareholders. These subadvisers are noted in Table 18.



Statement of Additional Information - Nov. 29, 2007                      Page 97

The investment manager allocates the assets of a fund with multiple subadvisers among the subadvisers. Each subadviser has discretion, subject to oversight by the Board and the investment manager, to purchase and sell portfolio assets, consistent with the fund's investment objectives, policies, and restrictions. Generally, the services that a subadviser provides to the fund are limited to asset management and related recordkeeping services.

The investment manager has entered into an advisory agreement with each subadviser under which the subadviser provides investment advisory assistance and day-to-day management of some or all of the fund's portfolio, as well as investment research and statistical information. A subadviser may also serve as a discretionary or non-discretionary investment adviser to management or advisory accounts that are unrelated in any manner to the investment manager or its affiliates.

The following table shows the advisory fee schedules for fees paid by the investment manager to subadvisers for funds that have subadvisers. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

          TABLE 17. SUBADVISERS AND SUBADVISORY AGREEMENT FEE SCHEDULES

                                                                  PARENT
                                                                 COMPANY,
FUND                        SUBADVISER NAME                       IF ANY    FEE SCHEDULE
--------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
---------------------------------------------------------------------------
Small Cap Advantage         Kenwood Capital Management LLC           A      0.60% on the first $100 million,
                                                                            reducing to
                            (Kenwood)(a), (c)                               0.45% as assets increase, and
                            (effective May 4, 1999)                         subject to a performance incentive
                                                                            adjustment(b)
---------------------------------------------------------------------------
Small Cap Growth            Essex Investment Management              B      0.70% on the first $20 million,
                            Company, LLC                                    reducing to
                                                                            0.60% as assets increase
                            (effective Sept. 23, 2005)
                            ----------------------------------------------------------------------------------
                            Federated MDTA, LLC (MDTA)               C      0.60% on all assets
                            (effective Sept. 23, 2005)
                            ----------------------------------------------------------------------------------
                            Turner Investment Partners, LLC         N/A     0.60% on the first $50 million,
                                                                            reducing to
                            (Turner)                                        0.50% as assets increase
                            (effective Aug. 18, 2003)
                            ----------------------------------------------------------------------------------
                            UBS Global Asset                        N/A     0.55% on the first $150 million,
                            Management (Americas) (UBS)                     reducing to
                                                                            0.50% as assets increase
                            (effective Aug. 18, 2003)
---------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
---------------------------------------------------------------------------
Aggressive Growth           American Century                         D      0.50% on the first $100 million,
                                                                            reducing to
                            (effective April 24, 2003)                      0.38% as assets increase
                            ----------------------------------------------------------------------------------
                            Turner                                  N/A     0.55% on the first $100 million,
                            (effective April 24, 2003)                      reducing to
                                                                            0.38% as assets increase
---------------------------------------------------------------------------
Fundamental Growth          Goldman Sachs Asset Management,          E      0.50% on the first $50 million,
                            L.P. (Goldman)                                  reducing to 0.30% as assets
                            (effective April 24, 2003)                      increase
                            ----------------------------------------------------------------------------------
                            Wellington Management Company, LLP      N/A     0.50% on the first $50 million,
                            (Wellington Management)                         reducing to 0.40% as assets
                            (effective April 26, 2005)                      increase
---------------------------------------------------------------------------
Fundamental Value           Davis Selected Advisers,                N/A     0.45% on the first $100 million,
                            LP (Davis)(a), (c)                              reducing to
                            (effective June 18, 2001)                       0.25% as assets increase
---------------------------------------------------------------------------
Select Value                Systematic Financial Management,         F      0.50% on the first $50 million,
                            L.P. (Systematic)(c)                            reducing to 0.30% as assets
                            (effective Sept. 29, 2006)                      increase
                            ----------------------------------------------------------------------------------
                            WEDGE Capital Management L.L.P.         N/A     0.75% on the first $10 million,
                            (WEDGE)(c)                                      reducing to 0.30% as assets
                            (effective Sept. 29, 2006)                      increase
---------------------------------------------------------------------------



Statement of Additional Information - Nov. 29, 2007                      Page 98

                                                                  PARENT
                                                                 COMPANY,
FUND                        SUBADVISER NAME                       IF ANY    FEE SCHEDULE
--------------------------------------------------------------------------------------------------------------
Small Cap Equity            American Century                         D      0.65% on the first $25 million,
                            (effective Dec. 12, 2003)                       reducing to 0.55% as assets
                                                                            increase
                            ----------------------------------------------------------------------------------
                            Lord, Abbett & Co. LLC                  N/A     0.65% on the first $100 million,
                            (Lord Abbett)                                   reducing to
                            (effective Dec. 12, 2003)                       0.55% as assets increase
                            ----------------------------------------------------------------------------------
                            Wellington Management                   N/A     0.60%, subject to a performance
                            (effective March 8, 2002)                       incentive adjustment(d)
---------------------------------------------------------------------------
Small Cap Value             Barrow, Hanley, Mewhinney &              G      1.00% on the first $10 million,
                            Strauss (BHMS)(c)                               reducing to 0.30% as assets
                            (effective March 12, 2004)                      increase
                            ----------------------------------------------------------------------------------
                            Donald Smith & Co., Inc.                N/A     0.60% on the first $175 million,
                            (Donald Smith)(c)                               reducing to
                            (effective March 12, 2004)                      0.55% as assets increase
                            ----------------------------------------------------------------------------------
                            Franklin Portfolio Associates            H      0.60% on the first $100 million,
                            LLC(c) (Franklin Portfolio                      reducing to
                            Associates)                                     0.55% as assets increase
                            (effective March 12, 2004)
                            ----------------------------------------------------------------------------------
                            Metropolitan West Capital                I      0.50% on all assets
                            Management, LLC (MetWest Capital)
                            (effective April 24, 2006)
---------------------------------------------------------------------------
Value                       Lord Abbett                             N/A     0.35% on the first $200 million,
                            (effective June 18, 2001)                       reducing to
                                                                            0.25% as assets increase
---------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
---------------------------------------------------------------------------
Emerging Markets            Threadneedle International               J      0.45% of the first $150 million,
                            Limited(a)                                      reducing to
                            (Threadneedle)                                  0.30% as assets increase, and
                            (effective July 9, 2004)                        subject to a performance incentive
                                                                            adjustment(e)
---------------------------------------------------------------------------
European Equity             Threadneedle(a)                          J      0.35% of the first $150 million,
                            (effective July 9, 2004)                        reducing to
                                                                            0.20% as assets increase, and
                                                                            subject to a performance incentive
                                                                            adjustment(e)
---------------------------------------------------------------------------
Global Equity               Threadneedle(a)                          J      0.35% of the first $150 million,
                            (effective July 9, 2004)                        reducing to 0.20% as assets
                                                                            increase, and subject to a
                                                                            performance incentive
                                                                            adjustment(e)
---------------------------------------------------------------------------
International               Columbia Wanger Asset Management         K      0.70% on the first $100 million,
Aggressive Growth           L.P.                                            reducing to
                            (Columbia WAM)                                  0.50% as assets increase
                            (effective Sept. 5, 2001)
                            ----------------------------------------------------------------------------------
                            Principal Global Investors,             N/A     0.55% on the first $100 million,
                            LLC (Principal)                                 reducing to
                            (effective April 24, 2006)                      0.42% as assets increase
---------------------------------------------------------------------------
International Equity        The Boston Company Asset                 L      0.50% on the first $150 million,
                            Management, LLC                                 reducing to
                            (Boston Company)                                0.35% as assets increase
                            (effective Sept. 25, 2002)
                            ----------------------------------------------------------------------------------
                            Marsico Capital Management,              M      0.55% on the first $100 million,
                            LLC (Marsico)                                   reducing to 0.45% as assets
                            (effective Oct. 1, 2004)                        increase
---------------------------------------------------------------------------
International Opportunity   Threadneedle(a)                          J      0.35% of the first $150 million,
                            (effective July 9, 2004)                        reducing to 0.20% as assets
                                                                            increase, and subject to a
                                                                            performance incentive
                                                                            adjustment(e)
---------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                      Page 99

                                                                  PARENT
                                                                 COMPANY,
FUND                        SUBADVISER NAME                       IF ANY    FEE SCHEDULE
--------------------------------------------------------------------------------------------------------------
International Select Value  Alliance Capital Management L.P.        N/A     0.65% on the first $75 million,
                            (Alliance Capital)                              reducing to 0.30% as assets
                            (effective Sept. 17, 2001)                      increase
---------------------------------------------------------------------------
International Small Cap     AIG Global Investment Corp.              N      0.75% on the first $100 million,
                            (AIGGIC)                                        reducing to
                            (effective April 24, 2006)                      0.70% as assets increase
                            ----------------------------------------------------------------------------------
                            Batterymarch Financial Management,       O      0.75% on the first $100 million,
                            Inc.                                            reducing to
                            (Batterymarch)                                  0.70% as assets increase
                            (effective April 24, 2006)
---------------------------------------------------------------------------




(a) Davis is a 1940 Act affiliate of the investment manager because it owns or has owned more than 5% of the public issued securities of the investment manager's parent company, Ameriprise Financial. Kenwood is an affiliate of the investment manager as an indirect partially-owned subsidiary of Ameriprise Financial. Threadneedle is an affiliate of the investment manager as an indirect wholly-owned subsidiary of Ameriprise Financial.

(b) The adjustment will increase or decrease based on the performance of the subadviser's allocated portion of the fund compared to the performance of the Russell 2000 Index, up to a maximum adjustment of 12 basis points (0.12%).

(c) The fee is calculated based on the combined net assets subject to the subadviser's investment management.

(d) The adjustment will increase or decrease based on the performance of the subadviser's allocated portion of the fund compared to the performance of the Russell 2000 Index, up to a maximum adjustment of 10 basis points (0.10%).

(e) The adjustment for Threadneedle is based on the performance of one Class A share of the fund and the change in the Lipper Index described in Table 15. The performance of the fund and the Index will be calculated using the method described above for the performance incentive adjustment paid to the investment manager under the terms of the Investment Management Services Agreement. The amount of the adjustment to Threadneedle's fee, whether positive or negative, shall be equal to one-half of the performance incentive adjustment made to the investment management fee payable to the investment manager under the terms of the Investment Management Services Agreement. The performance incentive adjustment was effective Dec. 1, 2004.

(f) These rates are retroactive. When average daily net assets fall within this range, the corresponding rate applies to all the assets in the fund, e.g., if average daily net assets are $200 million, the fee rate of 0.60% applies to the entire $200 million balance.

A -     Kenwood is an indirect partially-owned subsidiary of Ameriprise
        Financial.

B -     Essex is majority owned by Affiliated Managers Group.

C -     Federated MDTA LLC is an indirect subsidiary of Federated Investors,
        Inc.

D - American Century Investment Management, Inc. is a direct, wholly-owned subsidiary of American Century Companies, Inc.

E -     Goldman is an affiliate of Goldman Sachs & Co.

F -     Systematic is an affiliate of Affiliated Managers Group.

G -     BHMS is an independent-operating subsidiary of Old Mutual Asset
        Management.

H - Franklin Portfolio Associates is an indirect wholly-owned subsidiary of Mellon Financial Corporation.

I - MetWest Capital is a majority-owned subsidiary of Evergreen Investments and Wachovia Corporation.

J -     Threadneedle is an indirect wholly-owned subsidiary of Ameriprise
        Financial.

K - Columbia WAM is an indirect wholly-owned subsidiary of Columbia Management Group, Inc., which in turn is a wholly-owned subsidiary of Bank of America Corporation.

L - Boston Company is a subsidiary of Mellon Financial Corporation and an affiliate of The Dreyfus Corporation.

M -     Marsico is an indirect wholly-owned subsidiary of Bank of America
        Corporation.

N - AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. (AIG).

O - Batterymarch is a wholly-owned, independent subsidiary of Legg Mason, Inc.


Statement of Additional Information - Nov. 29, 2007                     Page 100

The following table shows the subadvisory fees paid by the investment manager to subadvisers in the last three fiscal periods. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                           TABLE 18. SUBADVISORY FEES

                                                                                SUBADVISORY FEES PAID
                                                                        -----------------------------------------
FUND                                        SUBADVISER                     2007         2006         2005
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
-----------------------------------------------------------------------------------------------------------------
Small Cap Advantage         Kenwood                                     $3,180,483   $2,856,138   $3,089,403
-----------------------------------------------------------------------------------------------------------------
Small Cap Growth            Essex                                          281,295      120,556(a)       N/A
                            -------------------------------------------------------------------------------------
                            MDTA                                           411,034      165,110(a)       N/A
                            -------------------------------------------------------------------------------------
                            Turner                                         265,516      321,406      371,758
                            -------------------------------------------------------------------------------------
                            UBS                                            342,871      371,341      342,815
                            -------------------------------------------------------------------------------------
                            Former Subadviser: Bjurman, Barry &
                            Associates
                            (from Aug. 18, 2003 to Sept. 23, 2005)             N/A      175,818(b)   366,178
                            -------------------------------------------------------------------------------------
                            Former Subadviser: RS Investment
                            Management, L.P.
                            (from Jan. 24, 2001 to Sept. 23, 2005)             N/A      257,675(b)   581,602
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
-----------------------------------------------------------------------------------------------------------------
Aggressive Growth           American Century                             1,321,245      512,880      114,981
                            -------------------------------------------------------------------------------------
                            Turner                                       1,304,994      525,422      119,529
-----------------------------------------------------------------------------------------------------------------
Fundamental Growth          Goldman                                        524,246      322,470      143,448
                            -------------------------------------------------------------------------------------
                            Wellington Management*                         511,380      323,866       21,015(c)
                            -------------------------------------------------------------------------------------
                            Former subadviser: Eagle Asset
                            Management, Inc., a subsidiary of Raymond
                            James Financial, Inc.
                            (from inception to April 26, 2005)                 N/A          N/A      139,312(d)
-----------------------------------------------------------------------------------------------------------------
Fundamental Value           Davis                                        3,673,544    3,787,565    2,834,365
-----------------------------------------------------------------------------------------------------------------
Select Value                Systematic                                     753,292(e)       N/A          N/A
                            -------------------------------------------------------------------------------------
                            WEDGE                                          776,260(e)       N/A          N/A
                            -------------------------------------------------------------------------------------
                            Former subadviser: GAMCO Asset Management
                            Inc.
                            (from inception to September 28, 2006)         786,466(f) 2,763,925    2,709,039
-----------------------------------------------------------------------------------------------------------------
Small Cap Equity            American Century                               662,396      457,181      302,079
                            -------------------------------------------------------------------------------------
                            Lord Abbett                                    677,462      433,241      278,497
                            -------------------------------------------------------------------------------------
                            Wellington Management*                         650,960      614,053      388,922
-----------------------------------------------------------------------------------------------------------------


Statement of Additional Information - Nov. 29, 2007                     Page 101

                                                                                SUBADVISORY FEES PAID
                                                                        -----------------------------------------
FUND                                        SUBADVISER                     2007         2006         2005
-----------------------------------------------------------------------------------------------------------------
Small Cap Value             BHMS                                        $  970,241   $1,008,072   $  823,441
                            -------------------------------------------------------------------------------------
                            Donald Smith                                 1,180,183    1,242,221      992,659
                            -------------------------------------------------------------------------------------
                            Franklin Portfolio Associates                1,198,029    1,289,120      957,263
                            -------------------------------------------------------------------------------------
                            MetWest Capital                              1,769,553      225,545(g)       N/A
                            -------------------------------------------------------------------------------------
                            Former subadviser: Royce & Associates,
                            LLC
                            (from inception to April 24, 2006)                 N/A    1,395,487(h) 2,287,184
                            -------------------------------------------------------------------------------------
                            Former subadviser: Goldman Sachs Asset
                            Management, L.P.
                            (from Aug. 2002 to April 24, 2006)              38,601    1,312,424(h) 1,599,715
-----------------------------------------------------------------------------------------------------------------
Value                       Lord Abbett                                  1,236,484    1,369,949    1,389,323
-----------------------------------------------------------------------------------------------------------------
                                                                              2006         2005         2004
-----------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
-----------------------------------------------------------------------------------------------------------------
Emerging Markets            Threadneedle                                 2,170,719    1,556,386      361,626(i)
                            -------------------------------------------------------------------------------------
                            Former subadviser: American Express Asset
                            Management International Inc. (AEAMI)
                            (from inception until July 8, 2004)                N/A          N/A      942,983(j)
-----------------------------------------------------------------------------------------------------------------
European Equity             Threadneedle                                   356,308      432,362      131,177
                            -------------------------------------------------------------------------------------
                            Former subadviser: AEAMI
                            (from inception until July 8, 2004)                N/A          N/A      316,031(j)
-----------------------------------------------------------------------------------------------------------------
Global Equity               Threadneedle                                 2,358,731    1,621,159      449,149
                            -------------------------------------------------------------------------------------
                            Former subadviser: AEAMI
                            (from inception until July 8, 2004)                N/A          N/A      484,676(j)
-----------------------------------------------------------------------------------------------------------------
International Aggressive    Columbia WAM                                 1,264,808      985,095      709,378
                            -------------------------------------------------------------------------------------
Growth                      Principal                                      632,882(k)       N/A          N/A
                            -------------------------------------------------------------------------------------
                            Former subadviser: American Century
                            Global Investment Management**
                            (from Jan. 2005 to April 24, 2006)             821,124(l)   959,879      542,561
-----------------------------------------------------------------------------------------------------------------
International Equity        Boston Company                                 463,380      412,238      288,191
                            -------------------------------------------------------------------------------------
                            Marsico                                        495,063      410,005       30,840(m)
                            -------------------------------------------------------------------------------------
                            Former subadviser: Putnam Investment
                            Management, LLC
                            (from inception until Sept. 30, 2004)              N/A          N/A      308,350(n)
-----------------------------------------------------------------------------------------------------------------
International Opportunity   Threadneedle                                 1,948,352    1,720,351      434,968(i)
                            -------------------------------------------------------------------------------------
                            Former subadviser: AEAMI
                            (from inception until July 8, 2004)                N/A          N/A    1,000,707(j)
-----------------------------------------------------------------------------------------------------------------
International Select Value  AllianceBernstein                            6,022,579    4,126,134    2,869,277
-----------------------------------------------------------------------------------------------------------------
International Small Cap     AIGGIC                                         201,650(k)       N/A          N/A
                            -------------------------------------------------------------------------------------
                            Batterymarch                                   205,659(k)       N/A          N/A
                            -------------------------------------------------------------------------------------
                            Former subadviser: Templeton Investment
                            Counsel, LLC (Franklin Templeton)
                            (from Oct. 3, 2002 to April 24, 2006)          226,154(l)   317,358      200,710
                            -------------------------------------------------------------------------------------
                            Former subadviser: Wellington Management
                            Company, LLP together with its affiliate
                            Wellington Management International Ltd
                            (from Oct. 3, 2002 to April 24, 2006)          243,185(l)   331,593      215,256
-----------------------------------------------------------------------------------------------------------------





Statement of Additional Information - Nov. 29, 2007                     Page 102

     * Beginning on July 1, 2006, under the Subadvisory Agreement, RiverSource Investments is subject to a minimum annual fee of $350,000, payable to Wellington Management.

    ** American Century Global Investment Management managed the portion of the
       Fund's portfolio previously managed by American Century since Sept. 2001. The change of subadviser is the result of corporate restructuring of American Century and did not result in any modifications to the investment objective, principal investment strategies, portfolio managers, or the fees paid by the Fund.

(a)    For the fiscal period from Sept. 23, 2005 to March 31, 2006.

(b)    For the fiscal period from April 1, 2005 to Sept. 23, 2005.

(c)    For the fiscal period from April 26, 2005 to May 31, 2005.

(d)    For the fiscal period from June 1, 2004 to April 26, 2005.

(e)    For the fiscal period from Sept. 29, 2006 to May 31, 2007.

(f)    For the fiscal period from June 1, 2006 to Sept. 28, 2006.

(g)    For the fiscal period from April 24, 2006 to May 31, 2006.

(h)    For the fiscal period from June 1, 2005 to April 24, 2006.

(i)    For the fiscal period from July 9, 2004 to Oct. 31, 2004.

(j)    For the fiscal period from Nov. 1, 2003 to July 8, 2004.

(k)    For the fiscal period from April 24, 2006 to Oct. 31, 2006.

(l)    For the fiscal period from Nov. 1, 2005 to April 24, 2006.

(m)    For the fiscal period from Oct. 1, 2004 to Oct. 31, 2004.

(n)    For the fiscal period from Nov. 1, 2003 to Sept. 30, 2004.


Statement of Additional Information - Nov. 29, 2007                     Page 103

PORTFOLIO MANAGERS. For funds other than money market funds, the following table provides information about the fund's portfolio managers as of the end of the most recent fiscal period. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                          TABLE 19. PORTFOLIO MANAGERS


                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Portfolio      Kent M. Bergene(b)                                                                $10,001 -
  Builder                                                                                        $50,000
  Aggressive
               -------------------------                                                         ----------
               David M. Joy              5 RICs               $2.72 billion   None               None          (1)        (29)
               -------------------------                                                         ----------
               Michelle M. Keeley(c)                                                             None
               -------------------------                                                         ----------
               William F. Truscott(c)                                                            None
----------------------------------------------------------------------------------------------------------------------------------
Portfolio      Kent M. Bergene                                                                   $10,001 -
  Builder                                                                                        $50,000
  Conservative
               -------------------------                                                         ----------
               David M. Joy              5 RICs               $3.11 billion   None               None          (1)        (29)
               -------------------------                                                         ----------
               Michelle M. Keeley                                                                None
               -------------------------                                                         ----------
               William F. Truscott                                                               None
----------------------------------------------------------------------------------------------------------------------------------
Portfolio      Kent M. Bergene                                                                   $10,001 -
Builder                                                                                          $50,000
Moderate
               -------------------------                                                         ----------
               David M. Joy              5 RICs               $2.41 billion   None               None          (1)        (29)
               -------------------------                                                         ----------
               Michelle M. Keeley                                                                $100,001 -
                                                                                                 $500,000
               -------------------------                                                         ----------
               William F. Truscott                                                               None
----------------------------------------------------------------------------------------------------------------------------------
Portfolio      Kent M. Bergene                                                                   $10,001 -
  Builder                                                                                        $50,000
  Moderate
  Aggressive
               -------------------------                                                         ----------
               David M. Joy              5 RICs               $2.2 billion    None               $100,001 -    (1)        (29)
                                                                                                 $500,000
               -------------------------                                                         ----------
               Michelle M. Keeley                                                                None
               -------------------------                                                         ----------
               William F. Truscott                                                               $100,001 -
                                                                                                 $500,000
----------------------------------------------------------------------------------------------------------------------------------
Portfolio      Kent M. Bergene                                                                   $10,001 -
  Builder                                                                                        $50,000
  Moderate
  Conservative
               -------------------------                                                         ----------
               David M. Joy              5 RICs               $2.95 billion   None               None          (1)        (29)
               -------------------------                                                         ----------
               Michelle M. Keeley                                                                None
               -------------------------                                                         ----------
               William F. Truscott                                                               None
----------------------------------------------------------------------------------------------------------------------------------
Portfolio      Kent M. Bergene                                                                   $10,001 -
  Builder                                                                                        $50,000
  Total Equity
               -------------------------                                                         ----------
               David M. Joy              5 RICs               $2.76 billion   None               None          (1)        (29)
               -------------------------                                                         ----------
               Michelle M. Keeley                                                                None
               -------------------------                                                         ----------
               William F. Truscott                                                               None
----------------------------------------------------------------------------------------------------------------------------------
S&P 500 Index  David Factor              2 RICs               $1.5 billion    None               None          (2)        (30)
                                         2 PIVs               $2.4 billion
----------------------------------------------------------------------------------------------------------------------------------
Small Company  David Factor              2 RICs               $0.7 billion    None               None          (2)        (30)
Index
                                         2 PIVs               $2.4 billion
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Equity Value   Warren Spitz                                                                      $10,001 -
                                                                                                 $50,000
               -------------------------                                                         ----------
               Steve Schroll             8 RICs               $16.03 billion                     $50,001 -
                                         1 PIV                $104.55 million 5 RICs             $100,000      (2)        (30)
               -------------------------                                                         ----------
               Laton Spahr               3 other accounts(f)  $390.11 million ($15.64 B)         $100,001 -
                                                                                                 $500,000
               -------------------------                                                         ----------
               Paul Stocking                                                                     $100,001 -
                                                                                                 $500,000
----------------------------------------------------------------------------------------------------------------------------------
Precious       Clay Hoes                 1 PIV                $62.62 million  None               $1 -        (2), (3)     (30)
Metals and                                                                                       $10,000
Mining
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 104

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Small Cap      UBS: Paul A. Graham       6 RICs               $931.0 million
Growth                                   2 PIVs               $236.0 million
                                         8 other accounts     $470.0 million  1 other account    None          (4)        (31)
               --------------------------------------------------------------
               UBS: David N. Wabnik      6 RICs               $931.0 million  ($56 M)
                                         2 PIVs               $236.0 million
                                         28 other accounts    $461.0 million
               -------------------------------------------------------------------------------------------------------------------
               Turner: William C. McVail 7 RICs               $1.1 billion    1 RIC ($35 M);
                                         9 PIVs               $166.0 million  3 other
                                         48 other accounts    $3.6 billion    accounts
                                                                              ($124 M)
               ---------------------------------------------------------------------------------
               Turner:                   18 RICs              $4.1 billion    3 RICs
               Christopher K. McHugh     35 PIVs              $687.0 million  ($797 M);
                                         77 other accounts    $5.5 billion    5 other
                                                                              accounts
                                                                              ($249 M)           None          (5)        (32)
               ---------------------------------------------------------------------------------
               Turner:                   5 RICs               $1.0 billion    1 RIC
               Frank L. Sustersic        7 PIVs               $95.0 million   ($46 M);
                                         47 other accounts    $2.4 billion    3 other
                                                                              accounts
                                                                              ($124 M)
               ---------------------------------------------------------------------------------
               Turner:                   13 RICs              $3.2 billion    1 RIC
               Jason D. Schrotberger     27 PIVs              $500.0 million  ($20 M);
                                         55 other accounts    $2.9 billion    5 other
                                                                              accounts
                                                                              ($249 M)
               -------------------------------------------------------------------------------------------------------------------
               Essex: Nancy B. Prial     1 RIC                $63.1 million   None               None          (6)        (33)
                                         1 PIV                $85.5 million
                                         26 other accounts    $310.1 million
               -------------------------------------------------------------------------------------------------------------------
               MDTA: David Goldsmith
               -------------------------
               MDTA:
               Frederick L. Konopka
               -------------------------
               MDTA: Sarah A. Stahl
               -------------------------
               MDTA:
               Stephen R. Griscom
               -------------------------
               MDTA: Daniel J. Mahr      7 RICs               $448.34 million None               None          (7)        (34)
                                         34 other accounts    $7.28 billion
               -------------------------
               MDTA:
               Douglas K. Thunen
               -------------------------
               MDTA:
               Brian M. Greenberg
               -------------------------
               MDTA: David N. Esch
               -------------------------
               MDTA: Alok Bhushan
               -------------------------
               MDTA: David A. Troiano
----------------------------------------------------------------------------------------------------------------------------------
Small Cap      Kenwood:                  1 RIC                $201.34 million 1 RIC              $100,001 -
Advantage      Jake Hurwitz              1 PIV                $111.48 million ($201.34 M);       $500,000
               -------------------------                                                         ----------
               Kenwood:                  22 other accounts    $702.14 million 1 other            $100,001 -    (8)        (35)
               Kent Kelley                                                    account            $500,000
                                                                              ($106.42 M)
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.87 billion   5 RICs
Plus 2010                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $742.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.87 billion   None
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 105

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.86 billion   5 RICs
Plus 2015                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $743.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.87 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.85 billion   5 RICs
Plus 2020                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $743.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.85 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.85 billion   5 RICs
Plus 2025                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $743.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.85 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.85 billion   5 RICs
Plus 2030                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $743.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.86 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.87 billion   5 RICs
Plus 2035                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $742.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.87 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.86 billion   5 RICs
Plus 2040                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $743.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.87 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
Retirement     Dimitris Bertsimas        15 RICs              $5.88 billion   5 RICs
Plus 2045                                3 PIVs               $229.57 million ($4.67 B)
                                         18 other accounts    $743.89 million                    None          (9)        (30)
               ---------------------------------------------------------------------------------
               Colin Lundgren            11 RICs              $1.89 billion
               -------------------------
               Erol Sonderegger
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Aggressive     Turner:                   18 RICs              $4.2 billion    3 RICs
Growth         Christopher K. McHugh     43 PIVs              $626.0 million  ($836 M);
                                         58 other accounts    $4.6 billion    2 PIVs ($4 M);
                                                                              5 other
                                                                              accounts
                                                                              ($273 M)
               ---------------------------------------------------------------------------------
               Turner:                   9 RICs               $2.8 billion    1 RIC ($21 M);     None          (5)        (32)
               Tara Hedlund              23 PIVs              $330.0 million  2 PIVs ($4 M);
                                         16 other accounts    $875.0 million  2 other accounts
                                                                              ($139 M)
               ---------------------------------------------------------------------------------
               Turner:                   14 RICs              $3.3 billion    1 RIC ($21 M);
               Jason Schrotberger        38 PIVs              $543.0 million  2 PIVs ($4 M);
                                         53 other accounts    $3.1 billion    5 other accounts
                                                                              ($273 M)
               -------------------------------------------------------------------------------------------------------------------
               American Century:         8 RICs               $6.7 billion
               Glen A. Fogle             2 other accounts     $147.92 million
               -------------------------
               American Century:                                              None               None          (10)       (36)
               David M. Holland
               --------------------------------------------------------------
               American Century:         5 RICs               $3.22 billion
               Bradley X. Eixmann        2 other accounts     $147.92 million
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 106

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Fundamental    Goldman:
Growth         Steven M. Barry
               -------------------------
               Goldman:                  22 RICs              $9.46 billion   14 other accounts
               David G. Shell            1 PIV                $10.54 million  ($2.98 B)          None          (11)       (37)
               -------------------------
               Goldman:                  373 other accounts   $18.98 billion
               Gregory H. Ekizian
               -------------------------------------------------------------------------------------------------------------------
               Wellington Management:    5 RICs               $2.30 billion   1 PIV ($312 M);    None          (12)       (38)
               Andrew J. Shilling        9 PIVs               $2.05 billion   2 other accounts
                                         41 other accounts    $9.03 billion   ($439 M)
----------------------------------------------------------------------------------------------------------------------------------
Fundamental    Christopher C. Davis      28 RICs              $83.75 billion
Value                                    12 PIVs              $1.34 billion
                                         49,000 other         $16.61 billion
                                         accounts(f)
               --------------------------------------------------------------
               Kenneth C. Feinberg       26 RICs              $83.71 billion  None               None((g))     (13)       (39)
                                         12 PIVs              $1.34 billion
                                         49,000 other         $16.61 billion
                                         accounts(f)
----------------------------------------------------------------------------------------------------------------------------------
High Yield     Scott Schroepfer          1 RIC                $1.25 billion   None               $100,001 -
Bond                                                                                             $500,000
               --------------------------------------------------------------------------------------------
               Jennifer Ponce de Leon    5 RICs               $8.3 billion    None               None          (2)        (30)
                                         1 PIV                $19.62 million
                                         8 other accounts     $2.31 billion
----------------------------------------------------------------------------------------------------------------------------------
Income Builder Dimitris Bertsimas        17 RICs              $6.27 billion   6 RICs             None
Basic Income                             3 PIVs               $233.07 million ($5.13 B)
                                         19 other accounts    $1.09 billion                                    (9)        (30)
               --------------------------------------------------------------------------------------------
               Colin Lundgren
               -------------------------                                                         None
               Erol Sonderegger          12 RICs              $1.86 billion   None               $10,001 -
                                                                                                 $50,000
----------------------------------------------------------------------------------------------------------------------------------
Income Builder Dimitris Bertsimas        17 RICs              $6.19 billion   6 RICs
Enhanced                                 3 PIVs               $233.07 million ($5.13 B)
Income                                   19 other accounts    $1.09 billion
               ---------------------------------------------------------------------------------
               Colin Lundgren                                                 None               None          (9)        (30)
               -------------------------
               Erol Sonderegger          12 RICs              $1.79 billion
----------------------------------------------------------------------------------------------------------------------------------
Income Builder Dimitris Bertsimas        17 RICs              $5.96 billion   6 RICs             $500,001 -
Moderate                                 3 PIVs               $233.07 million ($5.13 B)          $1,000,000
Income                                   19 other accounts    $1.09 billion
               --------------------------------------------------------------------------------------------
               Colin Lundgren                                                                    $100,001 -    (9)        (30)
                                                                                                 $500,000
               -------------------------                                                         ----------
               Erol Sonderegger          12 RICs              $1.56 billion   None               $10,001 -
                                                                                                 $50,000
----------------------------------------------------------------------------------------------------------------------------------
Select Value   Systematic:               5 RICs               $1.06 billion   None
               Ron Mushock               2 PIVs               $26.9 million
                                         1,422 other accounts $1.30 billion                      None          (27)       (53)
               ---------------------------------------------------------------------------------
               Systematic:               6 RICs               $1.19 billion   1 other
               Kevin McCreesh            6 PIVs               $832.1 million  account
                                         257 other accounts   $4.64 billion   ($365.0 M)
               -------------------------------------------------------------------------------------------------------------------
               WEDGE:
               R. Michael James
               -------------------------
               WEDGE:                    2 RICs               $143.2 million  None               None          (28)       (54)
               Peter F. Bridge           1 PIV                $6.7 million
               -------------------------
               WEDGE:                    231 other accounts   $3.9 billion
               Paul M. VeZolles
----------------------------------------------------------------------------------------------------------------------------------
Short Duration Scott Kirby               10 RICs              $12.60 billion  3 RICs ($5.16 B);  $10,001 -
U.S.                                     5 PIVs               $1.99 billion   1 other account    $50,000
Government                               44 other accounts(d) $20.83 billion  ($19.48 M)                       (2)        (30)
               --------------------------------------------------------------------------------------------
               Jamie Jackson             12 RICs              $16.63 billion  3 RICs ($5.16 B);  $10,001 -
                                         6 PIVs               $2.71 billion   1 other account    $50,000
                                         29 other accounts(d) $7.58 billion   ($40.58 M)
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 107

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Small Cap      American Century:         10 RICs              $7.05 billion
Equity         Thomas P. Vaiana          2 PIVs               $121.07 million
                                         3 other accounts     $285.37 million
               --------------------------------------------------------------
               American Century:         6 RICs               $2.31 billion
               Wihelmine von Turk        1 PIV                $67.39 million  None               None          (10)       (36)
                                         2 other accounts     $270.92 million
               --------------------------------------------------------------
               American Century:         7 RICs               $2.34 billion
               Brian Ertley              1 PIV                $67.39 million
                                         2 other accounts     $270.92 million
               -------------------------------------------------------------------------------------------------------------------
               Lord Abbett:              3 RICs               $1.86 billion   None               None(h)       (14)       (40)
               Michael T. Smith          14 other accounts    $966.20 million
               -------------------------------------------------------------------------------------------------------------------
               Wellington Management:    3 RICs               $1.89 billion
               Kenneth L. Abrams         5 PIVs               $1.19 billion   1 RIC
                                         9 other accounts     $2.27 billion   ($1.67 B);
               --------------------------------------------------------------
               Wellington Management:    3 RICs               $1.89 billion   1 other account    None          (12)       (38)
               Daniel J. Fitzpatrick     3 PIVs               $1.18 billion
                                         9 other accounts     $2.27 billion   ($364 M)
----------------------------------------------------------------------------------------------------------------------------------
Small Cap      Donald Smith:
Value
               Donald G. Smith           2 RICs               $1.79 billion
               -------------------------
               Donald Smith:             1 PIV                $197.0 million  None               None          (15)       (41)
               Richard L. Greenberg      33 other accounts    $2.83 billion
               -------------------------------------------------------------------------------------------------------------------
               Franklin Portfolio
               Associates:
               John S. Cone
               -------------------------
               Franklin Portfolio
               Associates:
               Michael F. Dunn
               -------------------------
               Franklin Portfolio        19 RICs              $16.8 billion   2 RICs             None
               Associates:               5 PIVs               $784.9 million  ($10.6 B); 18                    (16)       (42)
               Oliver E. Buckley         98 other accounts    $18.3 billion   other accounts
                                                                              ($5.5 B)
               -------------------------
               Franklin Portfolio
               Associates:
               Kristin J. Crawford
               -------------------------
               Franklin Portfolio
               Associates:
               Langton Garvin
               -------------------------
               Franklin Portfolio
               Associates:
               Patrick Slattery
               -------------------------------------------------------------------------------------------------------------------
               BHMS: James S. McClure
                                         3 RICs               $6.92 million
               -------------------------
               BHMS: John P.             1 PIV                $5.5 million    None               None          (17)       (43)
               Harloe                    16 other accounts    $811.0 million
               -------------------------------------------------------------------------------------------------------------------
               MetWest Capital:
               Gary W. Lisenbee          4 RICs               $326.9 million
               ------------------------- 4 PIVs               $64.2 million
               MetWest Capital:          9 other accounts     $58.1 million   None               None          (18)       (44)
               Samir Sikka
----------------------------------------------------------------------------------------------------------------------------------
U.S.           Scott Kirby               10 RICs              $12.99 billion  3 RICs             $10,001 -     (2)        (30)
Government                               5 PIVs               $1.99 billion   ($5.16 B);         $50,000
Mortgage                                 44 other accounts(d) $20.83 billion  1 other
                                                                              account
                                                                              ($19.48 M)
----------------------------------------------------------------------------------------------------------------------------------
Value          Lord, Abbett:             10 RICs              $29.34 billion  1 other
               Eli M. Salzmann           9 PIVs               $847.8 million  account
               -------------------------
               Lord, Abbett:             43,988 other         $19.04 million  ($316.3 M)         None(i)       (14)       (40)
               Sholom Dinsky
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 108

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Dividend       Warren Spitz                                                                      $500,001 -
Opportunity
                                                                                                 $1,000,000
               -------------------------                                                         ----------
               Steve Schroll             8 RICs               $17.07 billion                     $100,001 -
                                         1 PIV                $82.40 billion  5 RICs             $500,000
               -------------------------                                                         ----------
               Laton Spahr               5 other accounts(d)  $489.88 million ($16.61)           $100,001 -    (2)        (30)
                                                                                                 $500,000
               -------------------------                                                         ----------
               Paul Stocking                                                                     $50,001 -
                                                                                                 $100,000
----------------------------------------------------------------------------------------------------------------------------------
Real Estate    Julene Melquist           None                 N/A             N/A                $10,001 -   (2),(3)      (30)
                                                                                                 $50,000
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Core Bond      Tom Murphy                7 RICs               $11.77 billion  3 RICs             $10,001  -
                                         3 PIVs               $1.02 billion   ($4.96 B)          $50,000
                                         13 other accounts    $13.24 billion
               --------------------------------------------------------------------------------------------
               Jamie Jackson             12 RICs              $17.27 billion  3 RICs             $10,001 -
                                         6 PIVs               $2.49 billion   ($4.96 B);         $50,000
                                         29 other accounts(d) $8.82 billion   1 other account                  (2)        (30)
                                                                              ($27.78 M)
               --------------------------------------------------------------------------------------------
               Scott Kirby               10 RICs              $13.39 billion  3 RICs             $10,001 -
                                         6 PIVs               $1.93 billion   ($4.96 B);         $50,000
                                         44 other accounts(d) $20.24 billion  1 other account
                                                                              ($94.02 M)
----------------------------------------------------------------------------------------------------------------------------------
Disciplined    Dimitris Bertsimas        17 RICs              $4.11 billion   5 RICs             $100,001 -
Equity
                                         3 PIVs               $207.45 million ($2.64 B)          $500,000
                                         21 other accounts(d) $1.71 billion                                    (2)        (30)
               --------------------------------------------------------------------------------------------
               Gina Mourtzinou           4 RICs               $2.27 billion   4 RICs             $50,001 -
                                         5 other accounts     $158.02 million ($2.27 B)          $100,000
----------------------------------------------------------------------------------------------------------------------------------
Disciplined    Dimitris Bertsimas        17 RICs              $6.80 billion   5 RICs             $100,001 -
Small and Mid
Cap Equity
                                         3 PIVs               $207.45 million ($2.64 B)          $500,000
                                         21 other accounts(d) $1.71 billion
               --------------------------------------------------------------------------------------------
               Gina Mourtzinou           4 RICs               $4.96 billion   4 RICs             None          (2)        (30)
                                         5 other accounts     $158.02 million ($2.27 B)
               --------------------------------------------------------------------------------------------
               Steve Kokkotos            2 RICs               $2.08 billion   2 RICs             $10,001 -
                                         1 other account      $10.86 million  ($2.08 B)          $50,000
----------------------------------------------------------------------------------------------------------------------------------
Disciplined    Dimitris Bertsimas        17 RICs              $6.88 billion   5 RICs             $100,001 -
Small Cap
Value
                                         3 PIVs               $207.45 million ($2.64 B)          $500,000
                                         21 other accounts(d) $1.71 billion
               --------------------------------------------------------------------------------------------
               Gina Mourtzinou           4 RICs               $5.04 billion   4 RICs             $10,001 -     (2)        (30)
                                         5 other accounts     $158.02 million ($2.27 B)          $50,000
               --------------------------------------------------------------------------------------------
               Steve Kokkotos            2 RICs               $2.15 billion   2 RICs             $10,001 -
                                         1 other account      $10.86 million  ($2.08 B)          $50,000
----------------------------------------------------------------------------------------------------------------------------------
Floating Rate  Lynn Hopton               14 PIVs              $6.21 billion   None               None
               -------------------------
               Yvonne Stevens            1 other account      $66.22 million
               --------------------------------------------------------------------------------------------
               Erol Sonderegger                                                                  $10,001 -
                                         12 RICs              $1.47 billion   None               $50,000       (2)        (30)
               -------------------------                                                         ----------
               Colin Lundgren                                                                    None
----------------------------------------------------------------------------------------------------------------------------------
Growth         Nick Thakore              6 RICs               $12.92 billion  5 RICs             None          (2)        (30)
                                         2 PIVs               $1.22 million   ($12.52 B)
                                         2 other accounts(d)  $90.78 million
----------------------------------------------------------------------------------------------------------------------------------
Income         Brian Lavin               1 RIC                $584.56 million                    $50,001 -
Opportunity
                                         1 PIV                $15.02 million                     $100,000
                                         1 other account      $510.78 million
               --------------------------------------------------------------                    ----------
               Jennifer Ponce de Leon    5 RICs               $10.07 billion  None               $10,001 -     (2)        (30)
                                         1 PIV                $15.02 million                     $50,000
                                         8 other accounts     $2.04 billion
----------------------------------------------------------------------------------------------------------------------------------
Inflation      Jamie Jackson             12 RICs              $17.19 billion  3 RICs             $10,001 -     (2)        (30)
Protected
Securities
                                         6 PIVs               $2.49 billion   ($4.96 B);         $50,000
                                         29 other accounts(d) $8.82 billion   1 other account
                                                                              ($27.78 M)
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 109

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Large Cap      Nick Thakore              5 RICs               $6.59 billion   4 RICs
Equity
                                         2 PIVs               $1.22 million   ($6.19 B)
                                         2 other accounts(d)  $90.78 million
               ---------------------------------------------------------------------------------
               Bob Ewing                 7 RICs               $6.93 billion   6 RICs             None          (2)        (30)
                                         2 PIVs               $1.22 million   ($6.54 B)
                                         2 other accounts(d)  $90.78 million
----------------------------------------------------------------------------------------------------------------------------------
Large Cap      Bob Ewing                 7 RICs               $13.17 billion  6 RICs             None          (2)        (30)
Value
                                         2 PIVs               $1.22 million   ($12.77 B)
                                         2 other accounts(d)  $90.78 million
----------------------------------------------------------------------------------------------------------------------------------
Limited        Tom Murphy                7 RICs               $11.92 billion  3 RICs             $50,001 -
Duration Bond
                                         3 PIVs               $1.02 billion   ($4.96 B)          $100,000
                                         13 other accounts    $13.24 billion
               --------------------------------------------------------------------------------------------
               Jamie Jackson             12 RICs              $17.43 billion  3 RICs             $10,001 -
                                         6 PIVs               $2.49 billion   ($4.96 B);         $50,000       (2)        (30)
                                         29 other accounts(d) $8.82 billion   1 other account
                                                                              ($27.78 M)
               --------------------------------------------------------------------------------------------
               Scott Kirby               10 RICs              $13.55 billion  3 RICs             $10,001 -
                                         6 PIVs               $1.93 billion   ($4.96 B);         $50,000
                                         44 other accounts(d) $20.24 billion  1 other account
                                                                              ($94.02 M)
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
California                               8 RICs               $4.07 billion
Tax-Exempt
                                         14 other accounts    $8.07 billion
--------------                           ------------------------------------
Massachusetts                            8 RICs               $4.20 billion
Tax-Exempt
                                         14 other accounts    $8.07 billion
--------------                           ------------------------------------
Michigan Tax-                            8 RICs               $4.21 billion
Exempt
                                         14 other accounts    $8.07 billion
--------------                           ------------------------------------
Minnesota Tax- Catherine Stienstra       8 RICs               $3.93 billion   None               None          (2)        (30)
Exempt
                                         14 other accounts    $8.07 billion
--------------                           ------------------------------------
New York Tax-                            8 RICs               $4.18 billion
Exempt
                                         14 other accounts    $8.07 billion
--------------                           ------------------------------------
Ohio Tax-                                8 RICs               $4.20 billion
Exempt
                                         14 other accounts    $8.07 billion
----------------------------------------------------------------------------------------------------------------------------------
Diversified    Tom Murphy                7 RICs               $9.41 billion   3 RICs ($4.99 B)   $100,001 -
Bond
                                         3 PIVs               $1.02 billion                      $500,000
                                         13 other accounts    $13.18 billion
               --------------------------------------------------------------------------------------------
               Jamie Jackson             13 RICs              $14.50 billion  3 RICs ($5.4 B);   $50,001 -
                                         6 PIVs               $2.62 billion   1 other account    $100,000
                                         29 other accounts(d) $8.43 billion   ($43.92 M)
               --------------------------------------------------------------------------------------------
               Scott Kirby               10 RICs              $11.07 billion  3 RICs ($4.99 B);  $50,001 -
                                         6 PIVs               $1.93 billion   1 other account    $100,000      (2)        (30)
                                         44 other accounts(d) $20.03 billion  ($78.43 M)
               --------------------------------------------------------------------------------------------
               Jennifer Ponce de         5 RICs               $7.68 billion   None               $50,001 -
               Leon                      1 PIV                $14.63 million                     $100,000
                                         8 other accounts     $2.11 billion
               --------------------------------------------------------------------------------------------
               Nicolas Pifer             6 RICs               $6.45 billion   1 other account    $10,001 -
                                         6 PIVs               $728.27 million ($538.24 M)        $50,000
                                         11 other accounts    $3.79 billion
----------------------------------------------------------------------------------------------------------------------------------
FOR FUND WITH FISCAL PERIOD ENDING SEPTEMBER 30
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Balanced       Tom Murphy                7 RICs               $8.55 billion   2 RICs ($1.0 B)    $10,001 -
                                         3 PIVs               $1.01 billion                      $50,000
                                         13 other accounts    $12.78 billion
               --------------------------------------------------------------------------------------------
               Jamie Jackson             12 RICs              $14.43 billion  2 RICs ($1.0 B);   $10,001 -
                                         6 PIVs               $2.68 billion   1 other account    $50,000
                                         29 other accounts(d) $9.19 billion   ($45.13 M)
               --------------------------------------------------------------------------------------------
               Scott Kirby               10 RICs              $10.20 billion  2 RICs ($1.0 B);   None          (2)        (30)
                                         6 PIVs               $1.92 billion   1 other account
                                         44 other accounts(d) $19.12 billion  ($71.78 M)
               --------------------------------------------------------------------------------------------
               Bob Ewing                 7 RICs               $11.72 billion  6 RICs ($11.32 B)  $100,001 -
                                         1 PIV                $10.55 million                     $500,000(n)
                                         2 other accounts     $89.12 million
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 110

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Disciplined    Dimitris Bertsimas        17 RICs              $7.30 billion   5 RICs ($5.81 B)   None
Large Cap
Growth                                   3 PIVs               $242.83 million
                                         16 other accounts    $2.42 billion                                    (2)        (30)
               --------------------------------------------------------------------------------------------
               Gina Mourtzinou           4 RICs               $5.22 billion   4 RICs ($5.22 B)   None
                                         5 other accounts     $188.6 million
----------------------------------------------------------------------------------------------------------------------------------
Diversified    Warren Spitz                                                                      $50,001 -
Equity Income                                                                                    $100,000
               -------------------------                                                         ----------
               Laton Spahr               8 RICs               $10.85 billion                     $100,001 -
                                         1 PIV                $61.27 million  5 RICs ($10.36 B)  $500,000
               -------------------------                                                         ----------
               Steve Schroll             5 other accounts(d)  $490.56 million                    $50,001 -     (2)        (30)
                                                                                                 $100,000
               -------------------------                                                         ----------
               Paul Stocking                                                                     $100,001 -
                                                                                                 $500,000
----------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value  Warren Spitz                                                                      $50,001 -
                                                                                                 $100,000
               -------------------------                                                         ----------
               Laton Spahr               8 RICs               $16.49 billion                     $100,001 -
                                         1 PIV                $61.27 million  5 RICs ($16.0 B)   $500,000
               -------------------------                                                         ----------
               Steve Schroll             5 other accounts(d)  $490.56 million                    $50,001 -     (2)        (30)
                                                                                                 $100,000
               -------------------------                                                         ----------
               Paul Stocking                                                                     $100,001 -
                                                                                                 $500,000
----------------------------------------------------------------------------------------------------------------------------------
Strategic      Tom Murphy                7 RICs               $8.56 billion   2 RICs ($1.01 B)   $100,001 -
Allocation
                                         3 PIVs               $1.01 billion                      $500,000
                                         13 other accounts    $12.78 billion
               --------------------------------------------------------------------------------------------
               Jamie Jackson             12 RICs              $14.43 billion  2 RICs ($1.01 B);  $10,001 -
                                         6 PIVs               $2.68 billion   1 other account    $50,000
                                         29 other accounts(d) $9.19 billion   ($45.13 M)
               --------------------------------------------------------------------------------------------
               Scott Kirby               10 RICs              $10.21 billion  2 RICs ($1.01 B);  $10,001 -
                                         6 PIVs               $1.92 billion   1 other account    $50,000
                                         44 other accounts(d) $19.12 billion  ($71.78 M)
               --------------------------------------------------------------------------------------------
               Dimitris Bertsimas        17 RICs              $5.54 billion   5 RICs ($4.04 B)   Over          (2)        (30)
                                         3 PIVs               $242.83 million                    $1,000,000
                                         16 other accounts    $2.42 billion
               --------------------------------------------------------------------------------------------
               Gina Mourtzinou           4 RICs               $3.46 billion   4 RICs ($3.46 B)   $100,001 -
                                         5 other accounts     $188.6 million                     $500,000
               --------------------------------------------------------------------------------------------
               Alex Sauer-Budge          1 RIC                $586.36 million 1 RIC ($586.36 M)  None
               --------------------------------------------------------------------------------------------
               Steve E. Kokkotos         2 RICs               $138.37 million 2 RICs ($138.37 M) $100,001 -
                                         1 other account      $11.12 million                     $500,000
----------------------------------------------------------------------------------------------------------------------------------
Strategic      Dimitris Bertsimas        17 RICs              $7.37 billion   6 RICs ($5.89 B)   None
Income
Allocation                               3 PIVs               $242.83 million
                                         16 other accounts    $2.42 billion                                    (2)        (30)
               --------------------------------------------------------------------------------------------
               Colin Lundgren                                                                    None
               -------------------------                                                         ----------
               Erol Sonderegger          12 RICs              $2.12 billion   None               $10,001 -
                                                                                                 $50,000
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Absolute       Nicholas Pifer            6 RICs               $6.99 billion   None               None          (2)        (30)
Return
Currency and                             6 PIVs               $738.12 million
Income
                                         13 other accounts    $3.77 billion
----------------------------------------------------------------------------------------------------------------------------------
Disciplined    Dimitris Bertsimas        15 RICs              $3.79 billion   4 RICs
International
Equity
                                         1 PIV                $118.90 million ($3.24 B)
                                         11 other accounts    $229.10 million                    None          (2)        (30)
               ---------------------------------------------------------------------------------
               Alex Sauer-Budge          1 RIC                $1.22 billion   2 RICs ($1.3 B)
----------------------------------------------------------------------------------------------------------------------------------
Emerging       Threadneedle:             1 RIC                $0.47 billion
Markets
               Julian A.S. Thompson      1 PIV                $0.03 billion
                                         3 other accounts     $0.34 billion
               --------------------------------------------------------------
               Threadneedle:             1 RIC                $0.47 billion   None               None(k)       (19)       (45)
               Jules Mort                1 PIV                $1.56 billion
                                         1 other account      $0.84 billion
----------------------------------------------------------------------------------------------------------------------------------
Emerging       Nicholas Pifer            6 RICs               $7.01 billion   None               $10,0001 -    (2)        (30)
Markets Bond
                                         6 PICs               $738.12 million                    $50,000
                                         13 other accounts    $3.77 billion
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 111

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
European       Threadneedle:             None                 N/A             N/A                None(k)       (19)       (45)
Equity
               Rob Jones
----------------------------------------------------------------------------------------------------------------------------------
Global Bond    Nicholas Pifer            6 RICs               $6.55 billion   None               $50,000 -     (2)        (30)
                                         6 PIVs               $738.12 million                    $100,000
                                         13 other accounts    $3.77 billion
----------------------------------------------------------------------------------------------------------------------------------
Global Equity  Threadneedle:             2 RICs               $1.93 billion
               Dominic Rossi             1 other account      $0.10 billion   None               None(k)       (19)       (45)
               -------------------------
               Threadneedle:             2 PIVs               $0.17 billion
               Stephen Thornber
----------------------------------------------------------------------------------------------------------------------------------
Global         Bob Ewing(l)              7 RICs               $13.77 billion  6 RICs
Technology
                                         2 PIVs               $33.78 million  ($13.36 B);
                                         2 other accounts(d)  $95.17 million                     None          (2)        (30)
               ---------------------------------------------------------------------------------
               Nick Thakore(l)           5 RICs               $14.70 billion  4 RICs
                                         2 PIVs               $33.78 million  ($14.29 B)
                                         2 other accounts(d)  $95.17 million
----------------------------------------------------------------------------------------------------------------------------------
International  Columbia WAM:             1 RIC                $4.0 billion
Aggressive     P. Zachary Egan
Growth
               --------------------------------------------------------------
               Columbia WAM:             2 RICs               $5.3 billion    None               None          (20)       (46)
               Louis J. Mendes
               -------------------------------------------------------------------------------------------------------------------
               Principal: John Pihlblad  1 RIC                $1.27 billion
                                         1 other account      $5.31 million
               -------------------------
               Principal: Steven Larson                                       None               None          (21)       (47)
----------------------------------------------------------------------------------------------------------------------------------
International  Boston Company:
Equity                                   11 RICs              $4.86 billion   1 other account
               D. Kirk Henry             8 PIVs               $4.96 billion   ($323.0 M)         None          (22)       (48)
               -------------------------
                                         55 other accounts    $16.76 billion
               Boston Company:
               Clifford A. Smith
               -------------------------------------------------------------------------------------------------------------------
               Marsico:                  14 RICs              $8.17 billion   None               None          (23)       (49)
               James G. Gendelman        8 other accounts     $535.08 million
----------------------------------------------------------------------------------------------------------------------------------
International  Threadneedle:             1 RIC                $1.27 billion
Opportunity    Alex Lyle                 25 PIVs              $1.74 billion   None               None(k)       (19)       (45)
               --------------------------------------------------------------
               Threadneedle:             2 RICs               $2.01 billion
               Dominic Rossi             1 other account      $0.10 billion
----------------------------------------------------------------------------------------------------------------------------------
International  AllianceBernstein:
Select Value
               Kevin F. Simms
               -------------------------
               AllianceBernstein:                                             2 RICs
               Henry S. D'Auria                                               ($3.77 B);
               -------------------------
                                         78 RICs              $32.93 billion  1 PIV
               AllianceBernstein:        134 PIVs             $24.49 billion  ($813.0 M);        None          (24)       (50)
               Sharon E. Fay             751 other accounts   $125.03 billion 106 other accounts
               -------------------------
               AllianceBernstein:                                             ($20.71 B)
               Marilyn G. Fedak
               -------------------------
               AllianceBernstein:
               John P. Mahedy
----------------------------------------------------------------------------------------------------------------------------------
International  AIGGIC:                   4 RICs               $60.6 million   1 other account
Small Cap
               Hans K. Danielsson        5 PIVs               $906.08 million ($100.01 M)
                                         6 other accounts     $1.68 billion
               ---------------------------------------------------------------------------------
               AIGGIC:                   3 PIVs               $432.26 million
               Chantal Brennan
               --------------------------------------------------------------
               AIGGIC:                   3 PIVs               $66.75 million  None               None          (25)       (51)
               Ming Hsu                  5 other accounts     $270.73 million
               ---------------------------------------------------------------------------------
               AIGGIC:                   2 PIVs               $309.58 million 1 other account
               Noriko Umino              1 other account      $270.36 million ($270.36 M)
               -------------------------------------------------------------------------------------------------------------------
               Batterymarch:             12 RICs              $2.43 billion   2 other accounts
               Charles F. Lovejoy        10 PIVs              $971.76 million ($53.8 B)          None          (26)       (52)
               -------------------------
               Batterymarch:             20 other accounts    $3.38 billion
               Christopher W. Floyd
----------------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Intermediate   Catherine                 8 RICs               $4.17 billion   None               None          (2)        (30)
Tax-Exempt     Stienstra(j)              14 other accounts    $8.07 billion
----------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 112

                                               OTHER ACCOUNTS MANAGED (EXCLUDING THE FUND)
                                         -------------------------------------------------------            POTENTIAL
                                                                APPROXIMATE                       OWNERSHIP CONFLICTS
                                            NUMBER AND TYPE      TOTAL NET     PERFORMANCE BASED   OF FUND      OF    STRUCTURE OF
FUND               PORTFOLIO MANAGER          OF ACCOUNT*          ASSETS         ACCOUNTS(A)      SHARES    INTEREST COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Mid Cap        John K. Schonberg         1 RIC                $683.4 million  1 RIC              None          (2)        (30)
Growth                                   2 PIVs               $102.8 million  ($683.4 M)
                                         7 other accounts     $38.8 million
               -------------------------------------------------------------------------------------------------------------------
               Sam Murphy(m)             1 RIC                $653.03 million 1 RIC              None        (2), (3)     (30)
               -------------------------
               Mike Marzolf(m)                                                ($653.03 M)
----------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt     Catherine Stienstra(j)    8 RICs               $3.51 billion   None               None          (2)        (30)
Bond                                     14 other accounts    $8.07 billion
----------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt     Catherine Stienstra(j)    8 RICs               $1.49 billion   None               None          (2)        (30)
High Income                              14 other accounts    $8.07 billion
----------------------------------------------------------------------------------------------------------------------------------



    * RIC refers to a Registered Investment Company; PIV refers to a Pooled Investment Vehicle.

(a) Number of accounts for which the advisory fee paid is based in part or wholly on performance and the aggregate net assets in those accounts. (b) Mr. Bergene has overall accountability for the group that monitors the subadvisers for RiverSource funds and for making recommendations to the Boards of Directors on changes to those subadvisers.

(c) Ms. Keeley, who serves as Executive Vice President -- Equity and Fixed Income for RiverSource Investments, and Mr. Truscott, who serves as Chief Investment Officer for RiverSource Investments, oversee the portfolio managers who manage other accounts for RiverSource Investments, including the underlying funds in which the Funds-of-Funds invest, and other accounts managed by RiverSource Investments and its affiliates including institutional assets, proprietary assets and hedge funds.


(d) Reflects each wrap program strategy as a single client, rather than counting each participant in the program as a separate client.

(e) Ms. Hedlund and Mr. Schrotberger began managing the fund as of Oct. 1, 2006; therefore reporting information is as of Oct. 31, 2006.

(f) Primarily managed money/wrap accounts generally requiring a minimum deposit of $100,000.

(g) Neither Christopher Davis nor Kenneth Feinberg own any shares of RiverSource Fundamental Value Fund. However, both portfolio managers have over $1 million invested in the Davis Funds, which are managed in a similar style.

(h) Michael T. Smith does not own any shares of RiverSource Small Cap Equity Fund. However, he invests in the Lord Abbett Small Cap Blend Fund, which is managed in a similar style.

(i) Eli M. Salzmann and Sholom Dinsky do not own any shares of RiverSource Value Fund. However, they invest in the Lord Abbett Affiliated Fund, which is managed in a similar style.

(j) Ms. Stienstra began managing the fund as of Aug. 31, 2007; therefore reporting information is as of Aug. 31, 2007.

(k) The fund is available for sale only in the U.S. The portfolio managers do not reside in the U.S. and therefore do not hold any shares of the fund.

(l) The portfolio manager began managing the fund after its last fiscal year end; therefor reporting information is as of June 30, 2007.

(m) The portfolio manager began managing the fund as of June 20, 2007, therefore reporting information is as of June 30, 2007.

(n) The portfolio manager participates in a mandatory deferred compensation plan where deferred compensation is treated as if it was invested in shares of one or more RiverSource funds and the amount paid to the portfolio manager will be determined based on the performance of such investments.


POTENTIAL CONFLICTS OF INTEREST
(1) Management of Funds-of-Funds differs from that of the other RiverSource funds. The portfolio management process is set forth generally below and in more detail in the funds' prospectus.

        Management of the portfolios is based on initial asset class guidance provided by the Capital Markets Committee, a group of RiverSource Investments investment professionals, and subsequent allocation determinations by the Asset Allocation Committee and Fund Selection Committee within established guidelines set forth in the prospectus. The Asset Allocation Committee, comprised of portfolio managers Joy, Keeley and Truscott, determines each funds-of-fund's allocation among the three main asset classes (equity, fixed income and cash) and allocation among investment categories within each asset class. The Fund Selection Committee, comprised portfolio managers Bergene, Joy, Keeley and Truscott, determines each funds-of-fund's allocation among the underlying funds. These allocation determinations are reviewed by the Asset Allocation Committee and Fund Selection Committee at least quarterly.

        Because of the structure of the funds-of-funds, the potential conflicts of interest for the portfolio managers may be different than the potential conflicts of interest for portfolio managers who manage other funds. These potential conflicts of interest include

        - The portfolio managers of the underlying funds are under the supervision of portfolio managers Keeley and Truscott. Keeley and Truscott may have influence over the management of the underlying funds through their supervision of the underlying funds' portfolio managers and/or through their ability, as part of the Asset Allocation Committee and Fund Selection Committee, to influence the allocation of funds-of-funds assets to or away from the underlying funds.

        - Portfolio managers Joy, Keeley and Truscott also serve as members of the Capital Markets Committee. As described above, the Capital Markets Committee provides initial guidance with respect to asset allocation, and its view may

Statement of Additional Information - Nov. 29, 2007                     Page 113
          play a significant role in the asset class determinations made by the Asset Allocation Committee and, as a result, in the underlying fund determinations made by the Fund Selection Committee.

        In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager has in place a Code of Ethics that is designed to address conflicts and that, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

(2) RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

        RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

        In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager's Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

(3) The portfolio manager's responsibilities also include working as a securities analyst. This dual role may give rise to conflicts with respect to making investment decisions for accounts that the portfolio manager manages versus communicating his or her analyses to other portfolio managers concerning securities that he or she follows as an analyst.

(4) The management of a portfolio and other accounts by a portfolio manager could result in potential conflicts of interest if the portfolio and other accounts have different objectives, benchmarks and fees because the portfolio manager and his team must allocate time and investment expertise across multiple accounts, including the portfolio. The portfolio manager and his team manage the portfolio and other accounts utilizing a model portfolio approach that groups similar accounts within a model portfolio. UBS Global Asset Management (Americas) Inc. manages accounts according to the appropriate model portfolio, including where possible, those accounts that have specific investment restrictions. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across accounts, which may minimize the potential for conflicts of interest.

        If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one account or model portfolio, the portfolio may not be able to take full advantage of that opportunity due to an allocation or filled purchase or sale orders across all eligible model portfolios and accounts. To deal with these situations, UBS Global Asset Management (Americas) Inc. has adopted procedures for allocating portfolio trades among multiple accounts to provide fair treatment to all accounts.

        The management of personal accounts by a portfolio manager may also give rise to potential conflicts of interest. UBS Global Asset Management (Americas) Inc. has adopted Codes of Ethics that govern such personal trading, but there is no assurance that the Codes will adequately address all such conflicts.

(5) As is typical for many money managers, potential conflicts of interest may arise related to Turner's management of accounts including the Fund where not all accounts are able to participate in a desired IPO, or other limited opportunity, relating to use of soft dollars and other brokerage practices, related to the voting of proxies, employee personal securities trading, and relating to a variety of other circumstances. In all cases, however, Turner believes it has written policies and procedures in place reasonably designed to prevent violations of the federal securities laws and to prevent material conflicts of interest from arising. Please also see Turner's Form ADV, Part II for a description of some of its policies and procedures in this regard.

(6) To ensure that Essex addresses compliance and control issues, an open dialogue exists between the portfolio managers, the trading desk, and our account services groups. This allows Essex to monitor compliance among these parties to

Statement of Additional Information - Nov. 29, 2007                     Page 114
        accommodate both our clients' and the firm's investment guidelines. In order to prevent and detect violations, we have the following checks and balances built into our compliance process:

        - The client service group and the Compliance Officer - Christopher P. McConnell, Chief Executive Officer - interpret each compliance restriction.

        - Portfolio Managers review each trade for appropriateness.

        - Our trading systems are state of the art and have been developed to prevent an inappropriate security or position from being purchased in a portfolio once the system is coded.

        - Our administrative group reviews each trade on a daily basis for reconciliation purposes.

        - Each member of our firm has signed our Code of Ethics policy which outlines authorized trading activity and procedures.

(7) As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Fund has adopted policies and procedures, reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

(8) Kenwood, an indirect partially-owned subsidiary of Ameriprise Financial, is an affiliate of RiverSource Investments. Kenwood portfolio managers may manage one or more mutual funds as well as other types of accounts, including proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicle whose fees may be materially greater than the management fees paid by the Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades.

        Kenwood has a fiduciary responsibility to all of the clients for which it manages accounts. Kenwood seeks to provide best execution of all securities transactions. Where possible, security transactions are aggregated and allocated to client accounts in a fair and timely manner. Kenwood has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients. In addition to monitoring these policies and procedures, Kenwood monitors compliance with the firm's Code of Ethics and places additional investment restrictions on portfolio managers who manage certain other accounts.

(9) Management of the Income Builder and Retirement Plus Funds-of-Funds differs from that of the other RiverSource funds. The portfolio management process is set forth generally below and in more detail in the funds' prospectus.

        Management of the portfolios is based on proprietary, quantitative techniques and qualitative review of the quantitative output. Using these methodologies, a group of RiverSource investment professionals allocates each fund's assets within and across different asset classes in an effort to achieve the fund's objective of providing a high level of current income and growth of capital. After the initial allocation, the fund will be rebalanced monthly in an effort to maximize the level of income and capital growth, incorporating various measures of relative value subject to constraints that set minimum or maximum exposure within asset classes, as set forth in the prospectus. Within the equity and fixed income asset classes, the quantitative model establishes allocations for the funds, seeking to achieve each fund's objective by investing in defined investment categories. The target allocation range constraints are intended, in part, to promote diversification within the asset classes.

        Because of the structure of the funds-of-funds, the potential conflicts of interest for the portfolio managers may be different than the potential conflicts of interest for portfolio managers who manage other funds. These potential conflicts of interest include:

        - In certain cases, the portfolio managers of the underlying funds are the same as the portfolio managers of the Income Builder and Retirement Plus Funds-of-Funds, and could influence the allocation of funds-of-funds assets to or away from the underlying funds that they manage.

        - RiverSource Investments, LLC and its affiliates may receive higher compensation as a result of allocations to underlying funds with higher fees.


Statement of Additional Information - Nov. 29, 2007                     Page 115

        - RiverSource Investments, LLC monitors the performance of the underlying funds and may, from time to time, recommend to the board of directors of the funds a change in portfolio management or fund strategy or the closure or merger of an underlying fund. In addition, RiverSource Investments, LLC may believe that certain RiverSource funds may benefit from additional assets or could be harmed by redemptions. All of these factors may also influence decisions in connection with the allocation of funds-of-funds assets to or away from certain underlying funds.

        In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager has in place a Code of Ethics that is designed to address conflicts and that, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

(10) Certain conflicts of interest may arise in connection with the management of multiple portfolios. Potential conflicts include, for example, conflicts among investment strategies and conflicts in the allocation of investment opportunities. American Century has adopted policies and procedures that are designed to minimize the effects of these conflicts.

        Responsibility for managing American Century client portfolios is organized according to investment discipline. Investment disciplines include, for example, quantitative equity, small- and mid-cap growth, large-cap growth, value, international, fixed income, asset allocation, and sector funds. Within each discipline are one or more portfolio teams responsible for managing specific client portfolios. Generally, client portfolios with similar strategies are managed by the same team using the same objective, approach, and philosophy. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which minimizes the potential for conflicts of interest.

        For each investment strategy, one portfolio is generally designated as the "policy portfolio." Other portfolios with similar investment objectives, guidelines and restrictions are referred to as "tracking portfolios." When managing policy and tracking portfolios, a portfolio team typically purchases and sells securities across all portfolios that the team manages. American Century's trading systems include various order entry programs that assist in the management of multiple portfolios, such as the ability to purchase or sell the same relative amount of one security across several funds. In some cases a tracking portfolio may have additional restrictions or limitations that cause it to be managed separately from the policy portfolio. Portfolio managers make purchase and sale decisions for such portfolios alongside the policy portfolio to the extent the overlap is appropriate, and separately, if the overlap is not.

        American Century may aggregate orders to purchase or sell the same security for multiple portfolios when it believes such aggregation is consistent with its duty to seek best execution on behalf of its clients. Orders of certain client portfolios may, by investment restriction or otherwise, be determined not available for aggregation. American Century has adopted policies and procedures to minimize the risk that a client portfolio could be systematically advantaged or disadvantaged in connection with the aggregation of orders. To the extent equity trades are aggregated, shares purchased or sold are generally allocated to the participating portfolios pro rata based on order size. Because initial public offerings (IPOs) are usually available in limited supply and in amounts too small to permit across-the-board pro rata allocations, American Century has adopted special procedures designed to promote a fair and equitable allocation of IPO securities among clients over time. Fixed income securities transactions are not executed through a centralized trading desk. Instead, portfolio teams are responsible for executing trades with broker/dealers in a predominantly dealer marketplace. Trade allocation decisions are made by the portfolio manager at the time of trade execution and orders entered on the fixed income order management system.

        Finally, investment of American Century's corporate assets in proprietary accounts may raise additional conflicts of interest. To mitigate these potential conflicts of interest, American Century has adopted policies and procedures intended to provide that trading in proprietary accounts is performed in a manner that does not give improper advantage to American Century to the detriment of client portfolios.

(11) Goldman Sachs Asset Management, L.P. ("GSAM") portfolio managers are often responsible for managing one or more Funds as well as other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles, such as unregistered hedge funds. A portfolio manager may manage a separate account or other pooled investment vehicle which may have materially higher fee arrangements than the Fund and may also have a performance-based fee. The side-by-side management of these funds may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades.

        GSAM has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, GSAM has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, GSAM has adopted policies limiting the circumstances under which cross-trades may be affected between a Fund and another client account. GSAM conducts periodic reviews of trades for consistency with these policies.


Statement of Additional Information - Nov. 29, 2007                     Page 116

(12) Individual investment professionals at Wellington Management manage multiple portfolios for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. The investment professionals primarily responsible for the day-to-day management of the funds ("Investment Professionals") generally manage portfolios in several different investment styles. These portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the funds. The Investment Professionals make investment decisions for the funds based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that portfolio. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one portfolio and not another portfolio, and the performance of securities purchased for the fund may vary from the performance of securities purchased for other portfolios. Alternatively, these portfolios may be managed in a similar fashion to the relevant fund and thus the portfolio may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the relevant fund.

        The Investment Professionals or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the fund, or make investment decisions that are similar to those made for the funds, both of which have the potential to adversely impact the funds depending on market conditions. For example, the Investment Professionals may purchase a security in one portfolio while appropriately selling that same security in another portfolio. Similarly, an Investment Professional may purchase the same security for the relevant fund and one or more other portfolios at or about the same time, and in those instances the other portfolios will have access to their respective holdings prior to the public disclosure of the relevant fund's holdings. In addition, some of these portfolios have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees paid by the funds to Wellington Management. Because incentive payments are tied to revenues earned by Wellington Management, and where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by the Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

        Wellington Management's goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures that it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary fund guidelines, the allocation of IPOs, and compliance with the firm's Code of Ethics, and places additional investment restrictions on Investment Professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management's Investment Professionals. Although Wellington Management does not track the time an Investment Professional spends on a single portfolio, Wellington Management does periodically assess whether an Investment Professional has adequate time and resources to effectively manage the Investment Professional's various client mandates.

(13) Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one portfolio or other account. More specifically, portfolio managers who manage multiple portfolios and /or other accounts are presented with the following potential conflicts:

        - The management of multiple portfolios and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each portfolio and/or other account. Davis Advisors seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the portfolios.

        - If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one portfolio or other account, a portfolio may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible portfolios and other accounts. To deal with these situations, Davis Advisors has adopted procedures for allocating portfolio transactions across multiple accounts.

        - With respect to securities transactions for the portfolios, Davis Advisors determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts (such as mutual funds, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), Davis Advisors may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, Davis Advisors may place separate, non-simultaneous, transactions for a portfolio and another account which may temporarily affect

Statement of Additional Information - Nov. 29, 2007                     Page 117
          the market price of the security or the execution of the transaction, or both, to the detriment of the portfolio or the other account.

        - Finally, substantial investment of Davis Advisor or Davis Family assets in certain mutual funds may lead to conflicts of interest. To mitigate these potential conflicts of interest, Davis Advisors has adopted policies and procedures intended to ensure that all clients are treated fairly over time. Davis Advisors does not receive an incentive based fee on any account.

(14) Conflicts of interest may arise in connection with the investment manager's management of the investments of the relevant fund and the investments of the other accounts. Such conflicts may arise with respect to the allocation of investment opportunities among the relevant fund and other accounts Conflicts of interest may arise in connection with the portfolio managers' management of the investments of the relevant fund and the investments of the other accounts included in the table above. Such conflicts may arise with respect to the allocation of investment opportunities among the relevant fund and other accounts with similar investment objectives and policies. A portfolio manager potentially could use information concerning the relevant fund's transactions to the advantage of other accounts and to the detriment of the relevant fund. To address these potential conflicts of interest, Lord Abbett has adopted and implemented a number of policies and procedures. Lord Abbett has adopted Policies and Procedures for Evaluating Best Execution of Equity Transactions, as well as Trading Practices/Best Execution Procedures. The objective of these policies and procedures is to ensure the fair and equitable treatment of transactions and allocation of investment opportunities on behalf of all accounts managed by Lord Abbett. In addition, Lord Abbett's Code of Ethics sets forth general principles for the conduct of employee personal securities transactions in a manner that avoids any actual or potential conflicts of interest with the interests of Lord Abbett's clients including the relevant fund. Moreover, Lord Abbett's Statement of Policy and Procedures on Receipt and Use of Inside Information sets forth procedures for personnel to follow when they have inside information. Lord Abbett is not affiliated with a full service broker-dealer and therefore does not execute any portfolio transactions through such an entity, a structure that could give rise to additional conflicts. Lord Abbett does not conduct any investment bank functions and does not manage any hedge funds. Lord Abbett does not believe that any material conflicts of interest exist in connection with the portfolio managers' management of the investments of the relevant fund and the investments of the other accounts referenced in the table above.

(15) Donald Smith & Co., Inc. is very sensitive to conflicts of interest that could possibly arise in its capacity of serving as an investment adviser. It remains committed to resolving any and all conflicts in the best interest of its clients.

        Donald Smith & Co., Inc. is an independent investment advisor with no parent or subsidiary organizations. Additionally, it has no affiliated organizations, brokerage, nor any investment banking activities.

        Clients include mutual funds, public and corporate pension plans, endowments and foundations, and other separate accounts. Donald Smith & Co., Inc. has put in place systems, policies and procedures, which have been designed to maintain fairness in portfolio management across all clients. Potential conflicts between funds or with other types of accounts are managed via allocation policies and procedures, internal review processes, and direct oversight by Donald G. Smith, President.

(16) Portfolio Managers at Franklin Portfolio Associates (FPA) may manage one or more mutual funds as well as other types of accounts, including proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicle whose fees may be materially greater than the management fees paid by Small Cap Value Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades.

        FPA has a fiduciary responsibility to all of the clients for which it manages accounts. FPA seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. FPA has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

(17) Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including the Fund). BHMS manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, internal review processes and oversight by directors and independent third parties to ensure that no client, regardless of type or fee structure, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.


Statement of Additional Information - Nov. 29, 2007                     Page 118

(18) Certain conflicts of interest may arise in connection with the management of multiple portfolios and investment strategies. Potential conflicts include the allocation of investment opportunities across client accounts and the allocation of similar investments across different strategies. MetWest Capital has adopted policies and procedures designed to minimize the effects of these conflicts.

        Responsibility for managing MetWest Capital client portfolios is organized according to investment strategy. All accounts in each strategy are managed to a model portfolio, as specified by the investment team. The investment team implements the model consistently across client portfolios. Consequently, position sizes and industry and sector allocations are similar across our clients' portfolios. Typically, no positions differ from portfolio to portfolio, except in the case of client-imposed restrictions. For such a portfolio, the investment team determines the position(s) that comply with client requirements. This process minimizes the potential for conflicts of interest.

        MetWest Capital's allocation policy allocates all investment opportunities among clients in the fairest possible way, taking into account clients' best interests. We have adopted policies and procedures designed to ensure that allocations do not involve a practice of favoring or disfavoring any strategy, client or group of clients. Account and strategy performance is never a factor in trade allocations. When necessary, we address known conflicts of interests in our trading practices by disclosure to clients and/or in our Form ADV or other appropriate action.

        The decision to buy or sell a position in the model portfolio is based on the direction of the investment team. Once the decision is made, traders prepare the trade "blocks." All participating strategies and client portfolios (those without pending cash flows or prohibited transactions) are block-traded together, typically grouped either by custodian or trade broker according to best-execution practices. Orders are placed to ensure random fills so that no one strategy, client or group of clients is favored or disfavored on a systematic basis.

        Each portfolio/relationship manager is responsible for reviewing the blocks and implementing all buy and sell orders for his/her accounts, taking into consideration client-specific factors. Both the lead strategist and the portfolio/relationship manager review trade reports for all accounts on a daily basis.

(19) Threadneedle Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including proprietary accounts, separate accounts for institutions, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage a separate account or other pooled investment vehicle whose fees may be materially greater than the management fees paid by the Fund and may include a performance-based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of trades. In addition, the portfolio manager's responsibilities at Threadneedle Investments include working as a securities analyst. This dual role may give rise to conflicts with respect to making investment decisions for accounts that he/she manages versus communicating his/her analyses to other portfolio managers concerning securities that he/she follows as an analyst.

        Threadneedle Investments has a fiduciary responsibility to all of the clients for which it manages accounts. Threadneedle Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and timely manner. Threadneedle Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

(20) Like other investment professionals with multiple clients, a portfolio manager for a Fund may face certain potential conflicts of interest in connection with managing both the Fund and other accounts at the same time. The paragraphs below describe some of these potential conflicts that Columbia WAM believes are faced by investment professionals at most major financial firms. Columbia WAM and the Trustees of the Funds have adopted compliance policies and procedures that attempt to address certain of these potential conflicts.

        The management of accounts with different advisory fee rates and/or fee structures may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts. These potential conflicts may include, among others:

        - The most attractive investments could be allocated to higher-fee accounts.

        - The trading of higher-fee accounts could be favored as to timing and/or execution price. For example, higher-fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

        - The trading of other accounts could be used to benefit higher-fee accounts (front-running).

        - The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.


Statement of Additional Information - Nov. 29, 2007                     Page 119

        Potential conflicts of interest may also arise when the portfolio managers have personal investments in other accounts that may create an incentive to favor those accounts. As a general matter and subject to limited exceptions, Columbia WAM's investment professionals do not have the opportunity to invest in client accounts, other than the Funds.

        A potential conflict of interest may arise when a Fund and other accounts purchase or sell the same securities. On occasions when a portfolio manager considers the purchase or sale of a security to be in the best interests of a Fund as well as other accounts, Columbia WAM's trading desk may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. Aggregation of trades may create the potential for unfairness to the Fund or another account if one account is favored over another in allocating the securities purchased or sold - for example, by allocating a disproportionate amount of a security that is likely to increase in value to a favored account.

        "Cross trades," in which one Columbia account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest. Cross trades may be seen to involve a potential conflict of interest if, for example, one account is permitted to sell a security to another account at a higher price than an independent third party would pay. Columbia WAM and the Funds' Trustees have adopted compliance procedures that provide that any transactions between the Funds and another Columbia-advised account are to be made at an independent current market price, as required by law.

        Another potential conflict of interest may arise based on the different investment objectives and strategies of the Funds and other accounts. For example, another account may have a shorter-term investment horizon or different investment objectives, policies or restrictions than a Fund. Depending on another account's objectives or other factors, a portfolio manager may give advice and make decisions that may differ from advice given, or the timing or nature of decisions made, with respect to a Fund. In addition, investment decisions are the product of many factors in addition to basic suitability for the particular account involved. Thus, a particular security may be bought or sold for certain accounts even though it could have been bought or sold for other accounts at the same time. More rarely, a particular security may be bought for one or more accounts managed by a portfolio manager when one or more other accounts are selling the security (including short sales). There may be circumstances when purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts.

        A Fund's portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

        The Funds' portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the Funds. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to a Fund, a portfolio manager's decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the Funds and/or accounts that he or she manages.

        Columbia WAM or an affiliate may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of a Fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

        The Funds' portfolio managers may also face other potential conflicts of interest in managing the Funds, and the description above is not a complete description of every conflict that could be deemed to exist in managing both a Fund and other accounts. In addition, the Funds' portfolio managers may also manage other accounts (including their personal assets or the assets of family members) in their personal capacity. The management of these accounts may also involve certain of the potential conflicts described above. Investment personnel at Columbia WAM, including the Funds' portfolio managers, are subject to restrictions on engaging in personal securities transactions pursuant to Codes of Ethics adopted by Columbia WAM and the Funds, which contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Funds.

(21) Principal Global Investors provides investment advisory services to numerous clients other than the Fund. The investment objectives and policies of these accounts may differ from those of the Fund. Based on these differing circumstances, potential conflicts of interest may arise because the subadviser may be required to pursue different

Statement of Additional Information - Nov. 29, 2007                     Page 120
        investment strategies on behalf of the Fund and other client accounts. For example, a subadviser may be required to consider an individual client's existing positions, personal tax situation, suitability, personal biases and investment time horizon, which considerations would not affect his investment decisions on behalf of the Fund. This means that research on securities to determine the merits of including them in the Fund's portfolio are similar, but not identical, to those employed in building private client portfolios. As a result, there may be instances in which a subadviser purchases or sells an investment for one or more private accounts and not for the Fund, or vice versa. To the extent the Fund and other clients seek to acquire the same security at about the same time, the Fund may not be able to acquire as large a position in such security as it desires or it may have to pay a higher price for the security. Similarly, the Fund may not be able to obtain as large an execution of an order to sell or as high a price for any particular security if the subadviser desires to sell the same portfolio security at the same time on behalf of other clients. On the other hand, if the same securities are bought or sold at the same time by more than one client, the resulting participation in volume transactions could produce better executions for the Fund.

(22)    INTRODUCTION
        A conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. The Boston Company Asset Management, LLC ("The Boston Company") has implemented various policies and procedures that are intended to address the conflicts of interest that may exist or be perceived to exist at The Boston Company.

        These conflicts may include, but are not limited to when a portfolio manager is responsible for the management of more than one account; the potential arises for the portfolio manager to favor one account over another. Generally, the risk of such conflicts of interest could increase if a portfolio manager has a financial incentive to favor one account over another.

        This disclosure statement is not intended to cover all of the conflicts that exist within The Boston Company, but rather to highlight the general categories of conflicts and the associated mitigating controls. Other conflicts are addressed within the policies of The Boston Company. Further, the Chief Compliance Officer of The Boston Company shall maintain a Conflicts Matrix that further defines the conflicts specific to The Boston Company.

        NEW INVESTMENT OPPORTUNITIES
        Potential Conflict: A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply, such as initial public offerings and private placements. If, for example, an initial public offering that was expected to appreciate in value significantly shortly after the offering was allocated to a single account, that account may be expected to have better investment performance than other accounts that did not receive an allocation.

        - The Boston Company has policies that require a portfolio manager to allocate such investment opportunities in an equitable manner and generally to allocate such investments proportionately among all accounts with similar investment objectives.

        COMPENSATION
        Potential Conflict: A portfolio manager may favor an account if the portfolio manager's compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager. If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the bonus achieve the best possible performance to the possible detriment of other accounts. Similarly, if The Boston Company receives a performance-based advisory fee, the portfolio manager may favor that account, regardless of whether the performance of that account directly determines the portfolio manager's compensation.

        - The investment performance on specific accounts is not a factor in determining the portfolio manager's compensation.

        INVESTMENT OBJECTIVES
        Potential Conflict: Where different accounts managed by the same portfolio manager have materially and potentially conflicting investment objectives or strategies, a conflict of interest may arise. For example, if a portfolio manager purchases a security for one account and sells the same security short for another account, such a trading pattern could potentially disadvantage either account.

        - To mitigate the conflict in this scenario The Boston Company has in places a restriction in the order management system and requires a written explanation from the portfolio manager before determining whether to lift the restriction. However, where a portfolio manager is responsible for accounts with differing investment objectives and policies, it is possible that the portfolio manager will conclude that it is in the best interest of one account to sell a portfolio security while another account continues to hold or increase the holding in such security.


Statement of Additional Information - Nov. 29, 2007                     Page 121

        TRADING
        Potential Conflict: A portfolio manager could favor one account over another in the order in which trades for the accounts are placed. If a portfolio manager determines to purchase a security for more than one account in an aggregate amount that may influence the market price of the security, accounts that purchased or sold the security first may receive a more favorable price than accounts that make subsequent transactions. The less liquid the market for the security or the greater the percentage that the proposed aggregate purchases or sales represent of average daily trading volume, the greater the potential for accounts that make subsequent purchases or sales to receive a less favorable price.

        - When a portfolio manager intends to trade the same security for more than one account, the policies of The Boston Company generally require that such trades be "bunched," which means that the trades for the individual accounts are aggregated and each account receives the same price. Some accounts may not be eligible for bunching for contractual reasons (such as directed brokerage arrangements). Circumstances may also arise where the trader believes that bunching the orders may not result in the best possible price. Where those accounts or circumstances are involved, The Boston Company will place the order in a manner intended to result in as favorable a price as possible for such client.

        PERSONAL INTEREST
        Potential Conflict: A portfolio manager may favor an account if the portfolio manager has a beneficial interest in the account, in order to benefit a large client or to compensate a client that had poor returns. For example, if the portfolio manager held an interest in a mutual fund that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest.

        - All accounts with the same or similar investment objectives are part of a trading group. All accounts in a particular trading group are managed and traded identically taking into account client imposed restrictions or cash flows. As a result of this management and trading style an account in a trading group cannot be treated any differently than any other account in that trading group.

        OUTSIDE DIRECTORSHIP
        Potential Conflict: Employees may serve as directors, officers or general partners of certain outside entities after obtaining the appropriate approvals in compliance with the Code of Conduct and Mellon Corporate Policy on Outside Directorships and Offices (CPP-805-I). However, in view of the potential conflicts of interest and the possible liability for The Boston Company, its affiliates and its employees, employees are urged to be cautious when considering serving as directors, officers, or general partners of outside entities.

        - In addition to completing the reporting requirements set forth in the Mellon corporate policies, employees should ensure that their service as an outside director, officer or general partner does not interfere with the discharge of their job responsibilities and must recognize that their primary obligation is to complete their assigned responsibilities at The Boston Company in a timely manner.

        PROXY VOTING
        Potential Conflict: Whenever The Boston Company owns the securities of client or prospective client in fiduciary accounts there is a potential conflict between the interests of the firm and the interests of the beneficiaries of our client accounts.

        - Material conflicts of interest are addressed through the establishment of our parent company's Proxy Committee structure. It applies detailed, pre-determined proxy voting guidelines in an objective and consistent manner across client accounts, based on internal and external research and recommendations provided by a third party vendor, and without consideration of any client relationship factors. Further, we engage a third party as an independent fiduciary to vote all proxies for Mellon securities and Fund securities.

        PERSONAL TRADING
        Potential Conflict: There is an inherent conflict where a portfolio manager manages personal accounts alongside client accounts. Further, there is a conflict where other employees in the firm know of portfolio decisions in advance of trade execution and could potentially use this information to their advantage and to the disadvantage of The Boston Company's clients.

        - Subject to the personal Securities Trading Policy, employees of The Boston Company may buy and sell securities which are recommended to its clients; however, no employee is permitted to do so (a) where such purchase or sale would affect the market price of such securities, or
          (b) in anticipation of the effect of such recommendation on the market price.

        - Consistent with the Securities Trading Policy relating to Investment Employees (which includes all Access Persons), approval will be denied for sales/purchases of securities for which investment transactions are pending and, at minimum, for two business days after transactions for the security were completed for client accounts. Portfolio

Statement of Additional Information - Nov. 29, 2007                     Page 122
          managers are prohibited from trading in a security for seven days before and after transactions in that security are completed for client accounts managed by that Portfolio Manager.

        SOFT DOLLARS
        Potential Conflict: Use of client commissions to pay for services that benefit The Boston Company and not client accounts.

        - It is the policy of The Boston Company to enter into soft-dollar arrangements in a manner which will ensure the availability of the safe harbor provided by Section 28(e) of the Securities Exchange Act of 1934 and which will ensure that the firm meets its fiduciary obligations for seeking to obtain best execution for its clients. All soft dollar services are justified in writing by the user specifically noting how the service will assist in the investment decision making process and approved in advance by the Soft Dollar Committee.

        CONSULTANT BUSINESS
        Potential Conflict: Many of our clients retain consulting firms to assist them in selecting investment managers. Some of these consulting firms provide services to both those who hire investment managers (i.e., clients) and to investment management firms. The Boston Company may pay to attend conferences sponsored by consulting firms and/or purchase services from consulting firms where it believes those services will be useful to it in operating its investment management business.

        - The Boston Company does not pay referral fees to consultants.

        GIFTS
        Potential Conflict: Where investment personnel are offered gifts or entertainment by business associates that assist them in making or executing portfolio decisions or recommendations for client accounts a potential conflict exists.

        The Code of Conduct sets forth broad requirements for accepting gifts and entertainment. The Boston Company's Gift Policy supplements the Code of Conduct and provides further clarification for The Boston Company employees.

        - The Boston Company has established a Gift Policy that supplements the Mellon Code of Conduct. Gifts received with a face value under $100 may be accepted so long as they are not intended to influence. It is imperative that common sense and good judgment be used when accepting gifts in the course of business. For gifts accepted in accordance with the Gift Policy and the Mellon Code of Conduct with a face value over $100, The Boston Company has determined that it is in the best interest of the firm and its employees that any amount over $100 shall be donated to a 501(c)(3) charitable organization of the employee's choice.

(23) Portfolio managers at Marsico Capital Management, LLC (MCM) typically manage multiple accounts. These accounts may include, among others, mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations, and accounts managed on behalf of individuals), and commingled trust accounts. Portfolio managers make investment decisions for each portfolio based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio, or may take similar actions for different portfolios at different times. As a result, the mix of securities purchased in one portfolio may perform better than the mix of securities purchased for another portfolio. Similarly, the sale of securities from one portfolio may cause that portfolio to perform better than others if the value of those securities decline.

        Potential conflicts of interest may also arise when allocating and/or aggregating trades. MCM often aggregates into a single trade order several individual contemporaneous client trade orders in a single security. Under MCM's trade management policy and procedures, when trades are aggregated on behalf of more than one account, such transactions will be allocated to all participating client accounts in a fair and equitable manner. With respect to IPOs and other syndicated or limited offerings, it is MCM's policy to seek to ensure that over the long term, accounts with the same or similar investment objectives will receive an equitable opportunity to participate meaningfully and will not be unfairly disadvantaged. To deal with these situations, MCM has adopted policies and procedures for allocating transactions across multiple accounts. MCM's policies also seek to ensure that portfolio managers do not systematically allocate other types of trades in a manner that would be more beneficial to one account than another. MCM's compliance department monitors transactions made on behalf of multiple clients to seek to ensure adherence to its policies.

        As discussed above, MCM has adopted and implemented policies and procedures that seek to minimize potential conflicts of interest that may arise as a result of a portfolio manager advising multiple accounts. In addition, MCM monitors a variety of areas, including compliance with primary Fund guidelines, the allocation of securities, and compliance with its Code of Ethics.

(24) As an investment adviser and fiduciary, AllianceBernstein owes its clients and shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies and procedures (including oversight monitoring) reasonably designed to detect, manage and mitigate the effects of actual or

Statement of Additional Information - Nov. 29, 2007                     Page 123
        potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including AllianceBernstein Mutual Funds, and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight monitoring to ensure that all clients are treated equitably. We place the interests of our clients first and expect all of our employees to meet their fiduciary duties.

        Employee Personal Trading
        AllianceBernstein has adopted a Code of Business Conduct and Ethics that is designed to detect and prevent conflicts of interest when investment professionals and other personnel of AllianceBernstein own, buy or sell securities which may be owned by, or bought or sold for, clients. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. Subject to the reporting requirements and other limitations of its Code of Business Conduct and Ethics, AllianceBernstein permits its employees to engage in personal securities transactions, and also allows them to acquire investments in the AllianceBernstein Mutual Funds through direct purchase, 401K/profit sharing plan investment and/or notionally in connection with deferred incentive compensation awards. AllianceBernstein's Code of Ethics and Business Conduct requires disclosure of all personal accounts and maintenance of brokerage accounts with designated broker-dealers approved by AllianceBernstein. The Code also requires preclearance of all securities transactions and imposes a one-year holding period for securities purchased by employees to discourage short-term trading.

        Managing Multiple Accounts for Multiple Clients
        AllianceBernstein has compliance policies and oversight monitoring in place to address conflicts of interest relating to the management of multiple accounts for multiple clients. Conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. The investment professional or investment professional teams for each client may have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies, unregistered investment vehicles, such as hedge funds, pension plans, separate accounts, collective trusts and charitable foundations. Among other things, AllianceBernstein's policies and procedures provide for the prompt dissemination to investment professionals of initial or changed investment recommendations by analysts so that investment professionals are better able to develop investment strategies for all accounts they manage. In addition, investment decisions by investment professionals are reviewed for the purpose of maintaining uniformity among similar accounts and ensuring that accounts are treated equitably. No investment professional that manages client accounts carrying performance fees is compensated directly or specifically for the performance of those accounts. Investment professional compensation reflects a broad contribution in multiple dimensions to long-term investment success for our clients and is not tied specifically to the performance of any particular client's account, nor is it directly tied to the level or change in the level of assets under management.

        Allocating Investment Opportunities
        AllianceBernstein has policies and procedures intended to address conflicts of interest relating to the allocation of investment opportunities. These policies and procedures are designed to ensure that information relevant to investment decisions is disseminated promptly within its portfolio management teams and investment opportunities are allocated equitably among different clients. The investment professionals at AllianceBernstein routinely are required to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest relating to the allocation of investment opportunities. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as size of the account, cash position, tax status, risk tolerance and investment restrictions or for other reasons.

        AllianceBernstein's procedures are also designed to prevent potential conflicts of interest that may arise when AllianceBernstein has a particular financial incentive, such as a performance-based management fee, relating to an account. An investment professional may perceive that he or she has an incentive to devote more time to developing and analyzing investment strategies and opportunities or allocating securities preferentially to accounts for which AllianceBernstein could share in investment gains.

        To address these conflicts of interest, AllianceBernstein's policies and procedures require, among other things, the prompt dissemination to investment professionals of any initial or changed investment recommendations by analysts; the aggregation of orders to facilitate best execution for all accounts; price averaging for all aggregated orders; objective allocation for limited investment opportunities (e.g., on a rotational basis) to ensure fair and equitable allocation among accounts; and limitations on short sales of securities. These procedures also require documentation and review of

Statement of Additional Information - Nov. 29, 2007                     Page 124
        justifications for any decisions to make investments only for select accounts or in a manner disproportionate to the size of the account.

(25) AIG Global Investment Corp. ("AIGGIC") aims to conduct its activities in such a manner that permits it to deal fairly with each of its clients on an overall basis in accordance with applicable securities laws and fiduciary obligations. In that regard, AIGGIC has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which AIGGIC believes address the conflicts associated with managing multiple accounts for multiple clients (including affiliated clients). AIGGIC also monitors a variety of areas, including compliance with guidelines of the Fund and other accounts it manages and compliance with AIGGIC's Code of Ethics. Furthermore, AIGGIC's management periodically reviews the performance of a portfolio manager. Although AIGGIC does not track the time a portfolio manager spends on a single portfolio, AIGGIC does periodically assess whether a portfolio manager has adequate time and resources to effectively manage all of such portfolio manager's accounts.

(26) Actual or potential conflicts may arise in managing multiple client accounts. A brief description of some of the potential conflicts of interest and compliance factors that may arise as a result is included below. We do not believe any of these potential conflicts of interest and compliance factors pose significant risk to any client account.

        Allocation of Limited Investment Opportunities
        If an investment team identifies a limited investment opportunity (including initial public offerings) that may be suitable for multiple client accounts, each account may not be able to take full advantage of that opportunity due to liquidity constraints or other factors. Batterymarch has adopted policies and procedures designed to ensure that allocations of limited investment opportunities are conducted in a fair and equitable manner between client accounts.

        Although Batterymarch strives to ensure that client accounts managed under similar investment mandates have similar portfolio characteristics, Batterymarch does not "clone" client accounts (i.e., assemble multiple client accounts with identical portfolios of securities). As a result, the portfolio of securities held in any single client account may perform better or worse than the portfolio of securities held in another similarly managed client account.

        Allocation of Partially-Filled Transactions in Securities
        Batterymarch often aggregates for execution as a single transaction orders for the purchase or sale of a particular security for multiple client accounts. If Batterymarch is unable to fill an aggregated order completely, but receives a partial fill, Batterymarch will typically allocate the transactions relating to the partially filled order to clients on a pro-rata basis with a minimum fill size. Batterymarch may make exceptions from this general policy from time to time based on factors such as the availability of cash, country/regional/sector allocation decisions, investment guidelines and restrictions, and the costs for minimal allocation actions.

        Opposite (i.e., Contradictory) Transactions in Securities
        Batterymarch provides investment advisory services for various clients and under various investment mandates and may give advice, and take action, with respect to any of those clients that may differ from the advice given, or the timing or nature of action taken, with respect to any other individual client account.

        In the course of providing advisory services, Batterymarch may simultaneously recommend the sale of a particular security for one client account while recommending the purchase of the same or a similar security for another account. This may occur for a variety of reasons. For example, in order to raise cash to handle a redemption/withdrawal from a client account, Batterymarch may be forced to sell a security that is ranked a "buy" by its stock selection model.

        Certain Batterymarch portfolio managers that manage long-only portfolios also manage portfolios that sell securities short. As such, Batterymarch may purchase or sell a security in one or more of its long-only portfolios under management during the same day it executes an opposite transaction in the same or a similar security for one or more of its portfolios under management that hold securities short, and certain Batterymarch client account portfolios may contain securities sold short that are simultaneously held as long positions in certain of the long-only portfolios managed by Batterymarch. The stock selection model(s), risk controls and portfolio construction rules used by Batterymarch to manage its clients' long-only portfolios differ from the model and rules that are used to manage client account portfolios that hold securities short. Because different stock selection models, risk controls and portfolio construction rules are used, it is possible that the same or similar securities may be ranked differently for different mandates and that the timing of trading in such securities may differ.

        Batterymarch has created certain compliance policies and procedures designed to minimize harm from such contradictory activities/events.

        Selection of Brokers/Dealers
        In selecting a broker or dealer, Batterymarch may choose a broker whose commission rate is in excess of that which another broker might have charged for the same transaction, based upon Batterymarch's judgment of that broker's superior execution capabilities and/or as a result of Batterymarch's perceived value of the broker's research services.

Statement of Additional Information - Nov. 29, 2007                     Page 125

        Although Batterymarch does not participate in any traditional soft dollar arrangements whereby a broker purchases research from a third party on Batterymarch's behalf, Batterymarch does receive proprietary research services from brokers. Batterymarch generally seeks to achieve trade executions with brokers of the highest quality and at the lowest possible cost, although there can be no assurance that this objective will always be achieved. Batterymarch does not enter into any arrangements with brokers, formal or otherwise, regarding order flow as a result of research received. Clients should consider that there is a potential conflict of interest between their interests in obtaining best execution and an investment adviser's receipt of research from brokers selected by the investment adviser for trade executions. The proprietary research services which Batterymarch obtains from brokers may be used to service all of Batterymarch's clients and not just those clients paying commissions to brokers providing those research services, and not all proprietary research may be used by Batterymarch for the benefit of the one or more client accounts which paid commissions to a broker providing such research.

        Personal Securities Transactions
        Batterymarch allows its employees to trade in securities that it recommends to advisory clients. Batterymarch's supervised persons, to the extent not prohibited by Batterymarch's Code of Ethics, may buy, hold or sell securities or investment products (including interests in partnerships and investment companies) at or about the same time that Batterymarch is purchasing, holding or selling the same or similar securities or investment products for client account portfolios and the actions taken by such persons on a personal basis may be, or may be deemed to be, inconsistent with the actions taken by Batterymarch for its client accounts. Clients should understand that these activities may create a conflict of interest between Batterymarch, its supervised persons and its clients.

        Batterymarch employees may also invest in mutual funds that are managed by Batterymarch. This may result in a potential conflict of interest since Batterymarch employees have knowledge of such funds' investment holdings, which is non-public information.

        To address this, Batterymarch has adopted a written Code of Ethics designed to prevent and detect personal trading activities that may interfere or conflict with client interests (including shareholders' interests in funds managed by Batterymarch).

        Batterymarch and certain Batterymarch employees may also have ownership interests in certain other client accounts, including pooled investment vehicles, that invest in long and short positions. Firm and employee ownership of such accounts may create additional potential conflicts of interest for Batterymarch.

        Although Batterymarch believes that its policies and procedures are appropriate to prevent, eliminate or minimize the harm of many potential conflicts of interest between Batterymarch, its related persons and clients, clients should be aware that no set of policies and procedures can possibly anticipate or relieve all potential conflicts of interest. Moreover, it is possible that additional potential conflicts of interest may exist that Batterymarch has not identified in the summary above.

(27) Systematic Financial Management, L.P. is an affiliated firm of Affiliated Managers Group, Inc. (AMG). The AMG Affiliates do not formulate advice for Systematic's clients and do not, in Systematic's view, present any potential conflict of interest with Systematic's clients. Portfolio managers oversee the investment of various types of accounts in the same strategy such as mutual funds, pooled investment vehicle and separate accounts for individuals and institutions. Investment decisions generally are applied to all accounts utilizing that particular strategy taking into consideration client restrictions, instructions and individual needs. A portfolio manager may manage an account whose fees may be higher or lower than the basic fee schedule to provide for varying client circumstances. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of client trades.

        Conflicts of interest, including employee personal securities trading, security selection, proxy voting and security allocation, those more material in nature, may arise as a result of providing advisory services to a diverse group of clients invested in various strategies. To avoid such potential conflicts and harm to Systematic's clients, Systematic has adopted policies and procedures, including but not limited to, its Code of Ethics, which addresses personal securities trading, Proxy Voting and Trade Error Policies, which are accompanied by periodic testing and reviews, and are reasonably designed to detect such conflicts and protect the interests of its clients.

(28) During the normal course of managing assets for multiple clients of varying types and asset levels, WEDGE will inevitably encounter conflicts of interest that could, if not properly addressed, be harmful to one or more of its clients. Those of a material nature that are encountered most frequently surround security selection, brokerage selection, employee personal securities trading, proxy voting and the allocation of securities. WEDGE is therefore forced to consider the possible personal conflicts that occur for an analyst and portfolio manager as well as those for the firm when a security is recommended for purchase or sale. When trading securities, WEDGE must address the issues surrounding the selection of brokers to execute trades considering the personal conflicts of the trader and the firm's conflict to obtain best execution of client transactions versus offsetting the cost of research or selfishly enhancing its

Statement of Additional Information - Nov. 29, 2007                     Page 126
        relationship with a broker/consultant for potential future gain. And finally, WEDGE must consider the implications that a limited supply or demand for a particular security poses on the allocation of that security across accounts. To mitigate these conflicts and ensure its clients are not negatively impacted by the adverse actions of WEDGE or its employees, WEDGE has implemented a series of policies including its Personal Security Trading Policy, Proxy Voting Policy, Equity Trading Policy, Trading Error Policy, and others designed to prevent and detect conflicts when they occur. WEDGE reasonably believes that these and other policies combined with the periodic review and testing performed by its compliance professionals adequately protects the interests of its clients.

STRUCTURE OF COMPENSATION
(29) The compensation of RiverSource Investments employees consists of (i) a base salary, (ii) an annual cash bonus, and (iii) equity incentive awards in the form of stock options and/or restricted stock. The annual cash bonus is based on management's assessment of the employee's performance relative to individual and business unit goals and objectives which, for portfolio managers Joy, Keeley and Truscott, may be based, in part, on achieving certain investment performance goals and retaining and attracting assets under management, and for portfolio manager Bergene, on developing competitive products, managing existing products, and selecting and monitoring subadvisers for RiverSource funds. In addition, subject to certain vesting requirements, the compensation of portfolio managers Joy, Keeley and Truscott, includes an annual award based on the performance of Ameriprise Financial over rolling three-year periods. RiverSource Investments' portfolio managers are provided with a benefit package including life insurance, health insurance and participation in the company's 401(k) plan comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments' portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(30) Portfolio manager compensation is typically comprised of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, institutional portfolios and hedge funds. Funding for the bonus pool for equity portfolio managers is determined by a percentage of the aggregate assets under management in the accounts managed by the portfolio managers, including the fund, plus, where applicable, a percentage of the assets of the funds they support as research analysts*, and by the short term (typically one-year) and long-term (typically three year) performance of those accounts in relation to the relevant peer group universe. Funding for the bonus pool for fixed income portfolio managers is determined by the aggregate market competitive bonus targets for the teams of which the portfolio manager is a member and by the short-term (typically one year) and long-term (typically three year) performance of those accounts in relation to applicable benchmarks or the relevant peer group universe. Bonus pool funding for Lynn Hopton and Yvonne Stevens, is based upon a percentage of profits generated by the institutional portfolios they manage. Lynn Hopton and Yvonne Stevens may also be paid from a bonus pool based upon the performance of the mutual fund(s) they manage. Funding for this bonus pool is determined by a percentage of the aggregate assets under management in the mutual fund(s) they manage, and by the short term (typically one-year) and long-term (typically three year) performance of the mutual fund(s) in relation to the relevant peer group universe. With respect to hedge funds and separately managed accounts that follow a hedge fund mandate, funding for the bonus pool is a percentage of performance fees earned on the hedge funds or accounts managed by the portfolio managers, plus, where applicable, a percentage of performance fees earned on the hedge funds or accounts they support as research analysts*.

        Senior management of RiverSource Investments has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. In addition, where portfolio managers invest in a hedge fund managed by the investment manager, they receive a cash reimbursement for the fees charged on their hedge fund investments. Senior management of RiverSource Investments does not have discretion over the size of the bonus pool related to institutional portfolios managed by Lynn Hopton and Yvonne Stevens. RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

(31) As an employer, UBS Global Asset Management operates within a highly competitive compensation environment. To review industry comparatives, we measure our compensation structures against benchmark data of competitors provided

----------
* The portfolio managers that currently support funds as research analysts are:
  Clay Hoes, Julene Melquist, Sam Murphy and Mike Marzolf.


Statement of Additional Information - Nov. 29, 2007                     Page 127
        by McLagan Partners, the industry standard provider for compensation measurement and assessment, on an annual basis. We also perform compensation analysis on an as-needed basis, e.g., when bringing new employees into the organization, or when the market shifts and we need to consider adjustments for retention purposes. Our Global Head of Compensation works closely with our parent company and various data sources to validate our procedures and assumptions.

        Our compensation and benefits programs are designed to provide our investment professionals with incentives to excel, and to promote an entrepreneurial, performance-oriented culture. They also align the interests of our investment professionals with the interests of our clients. Overall compensation can be grouped into four categories:

        1. Competitive salary, benchmarked annually to maintain very competitive compensation opportunities.

        2. Annual bonus, tied to individual contributions and investment performance.

        3. Analyst incentives, tied to performance of model portfolios.

        4. UBS equity awards, promoting company-wide success and employee retention.

        Base salary is used to recognize the experience, skills and knowledge that our investment professionals bring to their roles. Salary levels are monitored and adjusted periodically in order to remain competitive within the investment management industry.

        Annual bonuses are strictly and rigorously correlated with performance. As such, annual incentives can be highly variable, and are based on three components: 1) the firm's overall business success; 2) the performance of the respective asset class and/or investment mandate; and
        3) an individual's specific contribution to the firm's results. We strongly believe that tying bonuses to both long-term (3-year) and shorter-term (1-year) portfolio performance closely aligns our investment professionals' interests with those of our clients.

        Analyst Incentives. Because we value our proprietary research, we have designed a compensation system that has made investment analysis a highly regarded career within our firm. Grouped into 12 global sector teams, our analysts manage model portfolios in global and local sectors. Our portfolio managers use the model sector portfolios to build actual client portfolios. Analyst incentives are tied to the performance of the model portfolios, which we evaluate over rolling three-year periods. One-third of each analyst's rating is based upon the performance of the model global sector portfolio; one-third on the model local sector portfolio; and one-third is a qualitative assessment of their contribution. We believe that this system closely aligns our analysts' incentives with our clients.

        UBS AG equity. Many of our senior investment professionals are required to defer a portion of their annual performance-based incentive in the form of deferred or restricted UBS AG shares or employee stock options. Not only does this reinforce the critical importance of creating long-term business value, it also serves as an effective retention tool as the equity shares typically vest over a number of years.

        Broader equity share ownership is encouraged for all employees through "Equity Plus". This long-term incentive program gives employees the opportunity to purchase UBS stock with after-tax funds from their bonus or salary. Two UBS stock options are given for each share acquired and held for two years. We feel this engages our employees as partners in the firm's success, and helps to maximize our integrated business strategy.

(32) Turner's investment professionals receive a base salary commensurate with their level of experience. Turner's goal is to maintain competitive base salaries through review of industry standards, market conditions, and salary surveys. Bonus compensation, which is a multiple of base salary, is based on the performance of each individual's sector and portfolio assignments relative to appropriate market benchmarks. In addition, each employee is eligible for equity ownership and equity owners share the firm's profits. Most of the members of the Investment Team and all Portfolio Managers for The Funds, are equity owners of Turner. This compensation and ownership structure provides incentive to attract and retain highly qualified people, as each member of the firm has the opportunity to share directly in the accomplishments of the business.

        The objective performance criteria noted above accounts for 90% of the bonus calculation. The remaining 10% is based upon subjective, "good will" factors including teamwork, interpersonal relations, the individual's contribution to overall success of the firm, media and client relations, presentation skills, and professional development. Portfolio managers/analysts are reviewed on an annual basis. The Chief Investment Officer is responsible for setting base salaries, bonus targets, and making all subjective judgments related to an investment professionals' compensation. The CIO is also responsible for identifying investment professionals that should be considered for equity ownership on an annual basis.

(33) The professionals at Essex are compensated by a three-tiered approach. First, all of the investment professionals have industry-competitive base salaries and receive a percentage of the firm's profits through a profit-sharing/pension plan. Second, Essex's professionals receive a year-end bonus based on the portfolio's performance on an absolute basis as well as relative to our peers and benchmarks. Third, Essex offers a competitive benefit package including comprehensive family health coverage.


Statement of Additional Information - Nov. 29, 2007                     Page 128

        Portfolio managers, specifically those that are Principals of the firm, are evaluated on the basis of two components: (1) overall performance of the firm and (2) performance of his or her managed portfolios. Overall performance of the firm is the overriding measure by which Principals are evaluated. A lesser weighting, but certainly one of importance, is the portfolio's performance, which is measured in terms of absolute, benchmark-relative and competitor-relative performance.

        An analyst's evaluation consists of three components: the performance of the portfolio, production/work ethic/communications, and teamwork. The performance of the portfolio is measured in terms of both absolute performance, as well as relative performance to that of the comparative benchmark and peer group. Productivity, work ethic, and communication is very much a qualitative measure and is first and foremost a comprehensive assessment of how individual analysts generate stock ideas. It is an assessment of the number of names that are looked at, knowledge of those names, the frequency with which the analyst's recommendations are incorporated into the portfolio and the analyst's overall preparedness for coverage meetings. Teamwork is another rather qualitative element of the evaluation. It is a measurement of an individual analyst's functioning within the team largely in terms of cooperation, collaboration, and the sharing of ideas. An analyst's evaluation plays a part, in addition to the performance of the overall firm, in determining the size of his or her bonus, which typically ranges from 25% - 150% of base salary.

        Each trader at Essex is evaluated annually by the firm's Chief Executive Officers. The two Chief Executive Officers examine several factors such as: number of errors, obtaining best execution, opinions of our portfolio managers, etc. A trader's performance evaluation contributes to 25% - 30% of his or her total pay.

        As an added retention mechanism, Essex offers ownership to both existing and prospective employees. The current ownership structure allows Essex to capitalize a portion of its free cash flow each year and transform it into stock ownership. Essex envisions granting ownership as an additional incentive to the employees who contribute the greatest to the firm's future success. We feel that our compensation structure is extremely competitive when compared with other firms in the industry.

        Finally, Essex offers a deferred compensation plan for certain employees by way of granting them a Special Recognition Award.

        Essex maintains a fundamental team approach that encourages continuity among its investment professionals and makes a conscious effort to reward its team members accordingly. Our investment professionals are continuously motivated by our compensation structure, competitive personnel benefit packages, and entrepreneurial-like culture.

(34) Dr. David Goldsmith is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. For purposes of calculating the annual incentive amount, each mutual fund and institutional account managed by the Adviser is categorized as reflecting one of several designated "Strategies." The annual incentive amount is based on current calendar year asset-weighted composite investment performance of each Strategy, which is measured on a total return basis gross of fees and expenses vs. the Strategy's designated benchmark (i.e., with respect to the Fund's Strategy, Russell 2000 Growth Index). Dr. Goldsmith is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may be categorized as reflecting different Strategies, which may have different benchmarks. Although the performance of each Strategy composite is considered in calculating the annual incentive amount, their relative weightings differ. The performance of one of the other Strategies (which does not include the Fund in its composite performance) represents a significant portion of the calculation. The remaining Strategies are divided into two groups, with each Strategy within a group receiving equal weighting. The Strategy to which the Fund is assigned and the other Strategies in the same group receive higher weighting than Strategies in the other group. As a separate matter, pursuant to the terms of a business acquisition agreement, investment professionals hired before the acquisition may receive additional consideration based on the achievement of specified revenue targets.

(35) Messrs. Hurwitz and Kelley are both equity owners of Kenwood. Their compensation consists of a salary, plus a pro rata share of the annual net earnings of Kenwood, some of which derives from fees paid by the fund. Messrs. Hurwitz and Kelley are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other employees of Kenwood. Messrs. Hurwitz and Kelley are also eligible for certain benefits that are available to all equity owners of Kenwood.

(36) The compensation of American Century's portfolio managers is structured to align the interests of portfolio managers with those of the shareholders whose assets they manage. It includes the components described below, each of which is determined with reference to a number of factors, such as overall performance, market competition, and internal equity. Compensation is not directly tied to the value of assets held in client portfolios.

        Base Salary
        Portfolio managers receive base pay in the form of a fixed annual salary.


Statement of Additional Information - Nov. 29, 2007                     Page 129

        Bonus
        A significant portion of portfolio manager compensation takes the form of an annual incentive bonus tied to performance. Bonus payments are determined by a combination of factors. One factor is fund investment performance. For policy portfolios, investment performance is measured by a combination of one- and three-year pre-tax performance relative to a pre-established, internally-customized peer group and/or market benchmark. Custom peer groups are constructed using all the funds in appropriate Lipper or Morningstar categories as a starting point. Funds are then eliminated from the peer group based on a standardized methodology designed to result in a final peer group that more closely represents the fund's true peers based on internal investment mandates and that is more stable (i.e., has less peer turnover) over the long-term. In cases where a portfolio manager has responsibility for more than one policy portfolio, the performance of each is assigned a percentage weight commensurate with the portfolio manager's level of responsibility.

        With regard to tracking portfolios, investment performance may be measured in a number of ways. The performance of the tracking portfolio may be measured against a customized peer group and/or market benchmark as described above for policy portfolios. Alternatively, the tracking portfolio may be evaluated relative to the performance of its policy portfolio, with the goal of matching the policy portfolio's performance as closely as possible. This is the case for the Small Cap Equity Fund.

        In some cases, the performance of a tracking portfolio is not separately considered. Rather, the performance of the policy portfolio is the key metric. This is the case for the Aggressive Growth Fund.

        A second factor in the bonus calculation relates to the performance of all American Century funds managed according to a particular investment style, such as U.S. growth or value. Performance is measured for each product individually as described above and then combined to create an overall composite for the product group. These composites may measure one-year performance (equal weighted) or a combination of one- and three-year performance (asset weighted) depending on the portfolio manager's responsibilities and products managed. This feature is designed to encourage effective teamwork among portfolio management teams in achieving long-term investment success for similarly styled portfolios.

        A portion of some portfolio managers' bonuses may be tied to individual performance goals, such as research projects and the development of new products.

        Finally, portfolio manager bonuses may occasionally be affected by extraordinarily positive or negative financial performance by American Century Companies, Inc. (ACC), the advisor's privately-held parent company. This feature has been designed to maintain investment performance as the primary component of portfolio manager bonuses while also providing a link to the advisor's ability to pay.

        Restricted Stock Plans
        Portfolio managers are eligible for grants of restricted stock of ACC. These grants are discretionary, and eligibility and availability can vary from year to year. The size of an individual's grant is determined by individual and product performance as well as other product-specific considerations. Grants can appreciate/depreciate in value based on the performance of the ACC stock during the restriction period (generally three years).

        Deferred Compensation Plans
        Portfolio managers are eligible for grants of deferred compensation. These grants are used in very limited situations, primarily for retention purposes. Grants are fixed and can appreciate/depreciate in value based on the performance of the American Century mutual funds in which the portfolio manager chooses to invest them.

(37) GSAM's Growth Team's (the "Growth Team") compensation packages for its portfolio managers are comprised of a base salary and performance bonus. The performance bonus is first and foremost tied to the Growth Team's pre-tax performance for its clients and the Growth Team's total revenues for the past year which in part is derived from advisory fees and for certain accounts, performance based fees. The Growth Team measures its performance on a market cycle basis which is typically measured over a three to seven year period, rather than being focused on short term gains in its strategies or short term contributions from a portfolio manager in any given year.

        The performance bonus for portfolio managers is significantly influenced by the following criteria: (1) whether the team performed consistently with objectives and client commitments; (2) whether the team's performance exceeded performance benchmarks over a market cycle; (3) consistency of performance across accounts with similar profiles; and
        (4) communication with other portfolio managers within the research process. Benchmarks for measuring performance can either be broad based or narrow based indices which will vary based on client expectations.

        The Growth Team also considers each portfolio manager's individual performance, his or her contribution to the overall performance of the strategy long-term and his/her ability to work as a member of the Team. The Growth Team's

Statement of Additional Information - Nov. 29, 2007                     Page 130
        decision may also be influenced by the following: the performance of GSAM, the profitability of Goldman, Sachs & Co. ("Goldman Sachs") and anticipated compensation levels among competitor firms.

        Other Compensation. In addition to base salary and performance bonus, GSAM has a number of additional benefits/deferred compensation programs for all portfolio managers in place including: (i) a 401k program that enables employees to direct a percentage of their pretax salary and bonus income into a tax-qualified retirement plan; (ii) a profit sharing program to which Goldman Sachs makes a pretax contribution; and (iii) investment opportunity programs in which certain professionals are eligible to participate subject to certain net worth requirements. Portfolio managers may also receive grants of restricted stock units and/or stock options as part of their compensation.

        Certain GSAM portfolio managers may also participate in the firm's Partner Compensation Plan, which covers many of the firm's senior executives. In general, under the Partner Compensation Plan, participants receive a base salary and a bonus (which may be paid in cash or in the form of an equity-based award) that is linked to Goldman Sachs' overall financial performance.

(38) The funds pay Wellington Management a fee based on the assets under management of the fund as set forth in the Subadvisory Agreement between Wellington Management and Ameriprise Financial, Inc. with respect to each fund. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to each fund. The following information relates to the fiscal year ended May 31, 2007.

        Wellington Management's compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management's compensation of the Investment Professionals includes a base salary and incentive components. The base salary for each Investment Professional who is a partner of Wellington Management is determined by the Managing Partners of the firm. A partner's base salary is generally a fixed amount that may change as a result of an annual review. The base salary for all other Investment Professionals is determined by their experience and performance in their role as an Investment Professional. Base salaries for employees are reviewed annually and may be adjusted based on the recommendation of the Investment Professional's business manager, using guidelines established by Wellington Management's Compensation Committee, which has final oversight responsibility for base salaries for employees of the firm. Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the fund managed by the Investment Professional and generally each other portfolio managed by such Investment Professional. Each Investment Professional's incentive payment relating to the Funds is linked to the gross pre-tax performance of the Funds compared to the benchmark or peer group identified below over one and three year periods, with an emphasis on three year results. Wellington Management applies similar incentive structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the Investment Professional, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by an Investment Professional can, and typically do, represent a significant portion of a Investment Professional's overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. Some Investment Professionals are also eligible for bonus payments based on their overall contribution to Wellington Management's business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance. Each partner of Wellington Management is also eligible to participate in a partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula, as a partner of the firm. Mr. Abrams, Boselli and Shilling are partners of the firm.

------------------------------------------------------------------
                                  BENCHMARK INDEX AND/OR PEER
                                  GROUP FOR
 FUND                             INCENTIVE PERIOD
------------------------------------------------------------------
 Small Cap Equity Fund            Russell 2000 Index
------------------------------------------------------------------
 Fundamental Growth Fund          Russell 1000 Growth Index
------------------------------------------------------------------


(39)    Kenneth Feinberg's compensation as a Davis Advisors employee consists of
        (i) a base salary, (ii) an annual bonus equal to a percentage of growth in Davis Advisors' profits, (iii) awards of equity ("Units") in Davis Advisors including Units, options on Units, and/or phantom Units, and
        (iv) an incentive plan whereby Davis Advisors purchases shares in selected funds managed by Davis Advisors. At the end of specified periods, generally five years following the date of purchase, some, all, or none of the fund shares will be registered in the employee's name based on fund performance after expenses on a pre-tax basis versus the S&P 500 Index and versus peer groups as defined by Morningstar or Lipper. Davis Advisors' portfolio managers are provided benefits packages including life insurance, health insurance, and participation in company 401(k) plan comparable to that received by other company employees.


Statement of Additional Information - Nov. 29, 2007                     Page 131

        Christopher Davis's annual compensation as an employee of Davis Advisors consists of a base salary. Davis Advisors' portfolio managers are provided benefits packages including life insurance, health insurance, and participation in company 401(k) plan comparable to that received by other company employees.

(40) Lord Abbett compensates its portfolio managers on the basis of salary, bonus and profit sharing plan contributions. The level of compensation takes into account the portfolio manager's experience, reputation and competitive market rates.

        Fiscal year-end bonuses, which can be a substantial percentage of base level compensation, are determined after an evaluation of various factors. These factors include the portfolio manager's investment results and style consistency, the dispersion among funds with similar objectives, the risk taken to achieve the fund returns, and similar factors. Investment results are evaluated based on an assessment of the portfolio manager's three- and five-year investment returns on a pre-tax basis vs. both the appropriate style benchmarks and the appropriate peer group rankings. Finally, there is a component of the bonus that reflects leadership and management of the investment team. The evaluation does not follow a formulaic approach, but rather is reached following a review of these factors. No part of the bonus payment is based on the portfolio manager's assets under management, the revenues generated by those assets, or the profitability of the portfolio manager's unit. Lord Abbett does not manage hedge funds. Lord Abbett may designate a bonus payment of a manager for participation in the firm's senior incentive compensation plan, which provides for a deferred payout over a five-year period. The plan's earnings are based on the overall asset growth of the firm as a whole. Lord Abbett believes this incentive focuses portfolio managers on the impact their fund's performance has on the overall reputation of the firm as a whole and encourages exchanges of investment ideas among investment professionals managing different mandates.

        Lord Abbett provides a 401(k) profit-sharing plan for all eligible employees. Contributions to a portfolio manager's profit-sharing account are based on a percentage of the portfolio manager's total base and bonus paid during the fiscal year, subject to a specified maximum amount. The assets of this profit-sharing plan are entirely invested in Lord Abbett-sponsored funds.

(41) All employees at Donald Smith & Co., Inc. are compensated on incentive plans. The compensation for portfolio managers, analysts and traders at Donald Smith consists of a base salary, a partnership interest in the firm's profits, and possibly an additional, discretionary bonus. This discretionary bonus can exceed 100% of the base salary if performance for clients exceeds established benchmarks. The current benchmark utilized is the Russell 2000 Value Index. Additional distribution of firm ownership is a strong motivation for continued employment at Donald Smith & Co., Inc. Administrative personnel are also given a bonus as a function of their contribution and the profitability of the firm.

(42) FPA's portfolio managers are encouraged and expected to work as a team. Compensation is commensurate with their performance and that of the firm. The percentage of compensation derived from base salary, bonus and other incentives varies widely across the firm and is dependent on the area of responsibility and seniority of the employee.

        FPA feels that the salary component of its compensation structure is competitive with other investment managers. All of our investment professionals participate in a deferred compensation arrangement; they receive a share of the firm's profits which are allocated to an account, payable at a future point in time, provided they remain with the firm.

(43) In addition to base salary, all portfolio managers and analysts share in a bonus pool that is distributed semi-annually. Analysts and portfolio managers are rated on their value added to the team-oriented investment process. Overall compensation applies with respect to all accounts managed and compensation does not differ with respect to distinct accounts managed by a portfolio manager. Compensation is not tied to a published or private benchmark. It is important to understand that contributions to the overall investment process may include not recommending securities in an analyst's sector if there are no compelling opportunities in the industries covered by that analyst.

        The compensation of portfolio managers is not directly tied to fund performance or growth in assets for any fund or other account managed by a portfolio manager and portfolio managers are not compensated for bringing in new business. Of course, growth in assets from the appreciation of existing assets and/or growth in new assets will increase revenues and profit. The consistent, long-term growth in assets at any investment firm is to a great extent, dependent upon the success of the portfolio management team. The compensation of the portfolio management team at the Adviser will increase over time, if and when assets continue to grow through competitive performance.

(44) MetWest Capital's compensation system is designed not only to attract and retain experienced, highly qualified investment personnel, but also to closely align employees' interests with clients' interests. Compensation for investment professionals consists of a base salary, bonus, and generous benefits. Benefits include a comprehensive insurance benefits program (medical, vision and dental), 401(k) plan with an employer-matched contribution. A material portion of each such professional's annual compensation is in the form of a bonus tied to results relative to clients' benchmarks and overall client satisfaction. Bonuses may range from 20% to over 100% of salary.

        MetWest Capital's compensation system is not determined on an account-specific basis. Rather, bonuses are tied to overall firm profitability and composite performance relative to the benchmark. The primary benchmark for the Small

Statement of Additional Information - Nov. 29, 2007                     Page 132

        Cap Intrinsic Value strategy is the Russell 2000 Value Index. To reinforce long-term focus, performance is measured over MetWest Capital's investment horizon (typically two to three years). Analysts are encouraged to maintain a long-term focus and are not compensated for the number of their recommendations that are purchased in the portfolio. Rather, their bonuses are tied to overall strategy performance.

        Mr. Lisenbee is an owner of MetWest Capital. As such, his compensation consists of a fixed salary and participation in the firm's profits.

(45) The portfolio manager's compensation as a Threadneedle Investments employee consists of (i) a base salary, (ii) an annual cash bonus, and
        (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on both mutual fund and institutional portfolio performance. Funding for the bonus pool is determined by the aggregate market competitive bonus targets for the teams of which the portfolio manager is a member and by the short-term (typically one year) and long-term (typically three year) performance of the accounts compared to applicable benchmarks. Senior management of Threadneedle Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager's bonus based on his/her performance as an employee. Threadneedle Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company pension plan, comparable to that received by other Threadneedle Investments employees. Depending upon their job level, Threadneedle Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all Threadneedle Investments employees at the same job level.

(46) As of October 31, 2006, the portfolio managers receive all of their compensation from Columbia WAM and its parent company. P. Zachary Egan, and Louis J. Mendes each received compensation in the form of salary and bonus. In addition, Mr. Egan received a distribution in connection with his association with Columbia WAM prior to its acquisition in September 2000 and Columbia WAM's recent performance. Mr. Mendes participated in a supplemental pool for Columbia WAM employees that was established in connection with the acquisition of Columbia WAM and was based on Columbia WAM's recent performance.

        All analysts and portfolio managers have performance benchmarks. Analyst performance is compared to assigned industry or region stock performance within benchmark indices while portfolio manager performance is compared to entire benchmark indices. Performance compared to benchmark indices is the dominant performance evaluation factor for all analysts and managers. Industry (or country) weighting recommendations are the second most important factor for analysts. Other factors are assets managed, new analyst mentoring, teamwork, and managerial, marketing, compliance and other qualitative contributions.

        Analysts and managers are positioned in a number of compensation tiers based on cumulative performance. Excellent performance results in advancement to a higher tier each two or three years, until the highest tier is reached. Higher tiers have higher base compensation levels and wider bonus ranges. While cumulative performance places analysts and managers in tiers, current year performance drives changes in cash bonus levels. Cash incentive bonuses vary by tier, and can range between a fraction of base pay to several times base pay; the objective being to provide very competitive total compensation for high performers.

        Typically, a very high proportion of an analyst's or manager's bonus is paid in cash with a smaller proportion going into an investment program where the employee can select Columbia mutual funds as their investment vehicle. Bank of America restricted stock or options may also be part of an individual's compensation. These mutual fund investments and Bank of America restricted stock or options vest over three years.

(47) Principal Global Investors offers all employees a competitive salary and incentive compensation plan that is evaluated annually. Percentages of base salary versus performance bonus vary by position but are based on nationally competitive market data and are consistent with industry standards. Total cash compensation is targeted at the median of the market and benefits are targeted slightly above median. The investment staff is compensated under a base salary plus variable annual bonus (incentive compensation). The incentive compensation plan for equity portfolio managers is 90% weighted to investment performance and 10% weighted to Principal Global Investors annual performance score. The target incentive for equity portfolio managers ranges from 150% to 350% of actual base earnings, depending on job level.

        - Investment performance is based on gross performance versus a benchmark, peer group or both, depending on the client mandate.

        - Performance versus peers is measured for a period up to three years (shorter if the portfolio manager has managed the respective portfolio for a period less than three years).

        - Versus the peer group, incentive payout starts at 49th percentile and reaches 100% at the 25th percentile for the 1, 2, and 3-year periods. 15% of incentive payout is achieved at 49th percentile. No payout is realized if performance is below 50th percentile.


Statement of Additional Information - Nov. 29, 2007                     Page 133

        As a wholly owned subsidiary of Principal Financial Group, all Principal Global employees are eligible to participate in our Employee Stock Purchase Plan that allows them to purchase company stock at a 15% discount each quarter. In addition, through our 401(k) plan, employees are able to contribute to an Employee Stock Ownership Plan (ESOP) through which they can buy additional company stock.

(48) The portfolio managers' cash compensation is comprised primarily of a market-based salary and incentive compensation plans (annual and long term incentive). Funding for the TBCAM Annual Incentive Plan and Long Term Incentive Plan is through a pre-determined fixed percentage of overall TBCAM profitability. Therefore, all bonus awards are based initially on TBCAM's financial performance. The portfolio managers are eligible to receive annual cash bonus awards from the Annual Incentive Plan. Annual incentive opportunities are pre-established for each individual, expressed as a percentage of base salary ("target awards"). Annual awards are determined by applying multiples to this target award (0-2 times target award represents a portfolio manager's range of opportunity) and are capped at a maximum range of incentive opportunity for the job category. Awards are 100% discretionary and regardless of performance will be subject to pool funding availability. Awards are paid in cash on an annual basis. A significant portion of the target opportunity awarded is based upon the one-year and three-year (weighted more heavily) pre-tax performance of the portfolio manager's accounts relative to the performance of the appropriate Lipper and Callan peer groups. Other factors considered in determining the award are individual qualitative performance and the asset size and revenue growth of the products managed.

        For research analysts and other investment professionals, awards are distributed to the respective product teams (in the aggregate) based upon product performance relative to TBCAM-wide performance measured on the same basis as described above. Further allocations are made to specific team members by the product portfolio manager based upon sector contribution and other qualitative factors.

        All portfolio managers and analysts are also eligible to participate in the TBCAM Long Term Incentive Plan. This plan provides for an annual award, payable in cash after a three-year cliff vesting period. The value of the award increases during the vesting period based upon the growth in TBCAM's net income (capped at 20% and with a minimum payout of the Mellon 3 year CD rate).

(49) MCM's portfolio managers are generally subject to the compensation structure applicable to all MCM employees. As such, Mr. Gendelman's compensation consists of a base salary (reevaluated at least annually), and periodic cash bonuses. Bonuses are typically based on two primary factors: (1) MCM's overall profitability for the period, and (2) individual achievement and contribution.

        Portfolio manager compensation takes into account, among other factors, the overall performance of all accounts for which the manager provides investment advisory services. Portfolio managers do not receive special consideration based on the performance of particular accounts. Exceptional individual efforts are rewarded through greater participation in the bonus pool. Portfolio manager compensation comes solely from MCM.

        Although MCM may compare account performance with relevant benchmark indices, portfolio manager compensation is not directly tied to achieving any pre-determined or specified level of performance. In order to encourage a long-term time horizon for managing portfolios, MCM seeks to evaluate the portfolio manager's individual performance over periods longer than the immediate compensation period. In addition, portfolio managers are compensated based on other criteria, including effectiveness of leadership within MCM's Investment Team, contributions to MCM's overall investment performance, discrete securities analysis, and other factors.

        In addition to his salary and bonus, Mr. Gendelman may participate in other MCM benefits to the same extent and on the same basis as other MCM employees.

(50) AllianceBernstein's compensation program for investment professionals is designed to be competitive and effective in order to attract and retain the highest caliber employees. The compensation program for investment professionals is designed to reflect their ability to generate long-term investment success for our clients, including shareholders of the AllianceBernstein Mutual Funds. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account, nor is compensation tied directly to the level or change in the level of assets under management. Investment professionals' annual compensation is comprised of the following:

    (i) Fixed base salary: This is generally the smallest portion of compensation. The base salary is a relatively low, fixed salary within a similar range for all investment professionals. The base salary (determined at the outset of employment based on level of experience), does not change significantly from year-to-year, and hence, is not particularly sensitive to performance.

   (ii) Discretionary incentive compensation in the form of an annual cash bonus: AllianceBernstein's overall profitability determines the total amount of incentive compensation available to investment professionals. This portion of compensation is determined subjectively based on qualitative and quantitative factors. In evaluating this component of an investment professional's compensation, AllianceBernstein considers the contribution to his/her team or

Statement of Additional Information - Nov. 29, 2007                     Page 134
        discipline as it relates to that team's overall contribution to the long-term investment success, business results and strategy of AllianceBernstein. Quantitative factors considered include, among other things, relative investment performance (e.g., by comparison to competitor or peer group funds or similar styles of investments, and appropriate, broad-based or specific market indices), and consistency of performance. There are no specific formulas used to determine this part of an investment professional's compensation and the compensation is not tied to any pre-determined or specified level of performance. AllianceBernstein also considers qualitative factors such as the complexity and risk of investment strategies involved in the style or type of assets managed by the investment professional; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of AllianceBernstein's leadership criteria.

  (iii) Discretionary incentive compensation in the form of awards under AllianceBernstein's Partners Compensation Plan ("deferred awards"):
        AllianceBernstein's overall profitability determines the total amount of deferred awards available to investment professionals. The deferred awards are allocated among investment professionals based on criteria similar to those used to determine the annual cash bonus. There is no fixed formula for determining these amounts. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or AllianceBernstein terminates his/her employment. Investment options under the deferred awards plan include many of the same AllianceBernstein Mutual Funds offered to mutual fund investors, thereby creating a close alignment between the financial interests of the investment professionals and those of AllianceBernstein's clients and mutual fund shareholders with respect to the performance of those mutual funds. AllianceBernstein also permits deferred award recipients to allocate up to 50% of their award to investments in AllianceBernstein's publicly traded equity securities (prior to 2002, investment professional compensation also included discretionary long-term incentive in the form of restricted grants of AllianceBernstein's Master Limited Partnership Units).

   (iv) Contributions under AllianceBernstein's Profit Sharing/401(k) Plan: The contributions are based on AllianceBernstein's overall profitability. The amount and allocation of the contributions are determined at the sole discretion of AllianceBernstein.

(51) Compensation for AIGGIC portfolio managers has both a salary and a bonus component. The salary component is a fixed base salary, which is generally based upon several factors, including experience and market levels of salary for such position. The bonus component is based both on a portfolio manager's individual performance and the organizational performance of AIGGIC. The bonus component is generally calculated as follows: (1) 60% is linked to the management of a portfolio manager's funds; (2) 20% is based on AIGGIC's profitability; and (3) 20% is determined on a discretionary basis (including individual qualitative goals). For the 60% component, the measures for a portfolio manager may vary according to the day-to-day responsibilities of a particular portfolio manager. The measures comprise any combination of (a) total return measures, (b) benchmark measures and (c) peer group measures. Any long-term compensation may include stock options and restricted stock units, both having vesting schedules.

(52) Portfolio manager compensation includes a combination of base salary, annual bonus and long-term incentive compensation, as well as a generous benefits package made available to all Batterymarch employees on a non-discretionary basis.

        The bonus and long term incentive compensation is discretionary compensation; the amount of such awards is determined on an annual basis following the completion of the firm's fiscal year. The overall "pool" of discretionary compensation is based on the profitability of the firm for each fiscal year. Individual allocation to portfolio managers is based on several factors, including:

        - Short term and longer term investment performance of the product that the portfolio manager works on. Longer term performance is generally three to five year performance. Performance is evaluated on an aggregate product basis that the portfolio manager is responsible for and is not analyzed by any individual client portfolio, such as the Fund. The analysis of this performance is based on comparison to an appropriate published index for a particular product as well as a comparison to a group of peer managers. There is no fixed formula used in this analysis;

        - Portfolio manager assistance in servicing clients; and

        - Portfolio manager contribution to new business development.

        Portfolio manager compensation is not tied to, nor increased or decreased as the result of, any performance fees that may be earned by Batterymarch. As noted above, compensation is not impacted by the investment performance of any one client account; all performance analysis is reviewed on an aggregate product basis. Portfolio managers do not receive a percentage of the revenue earned on any of Batterymarch's client portfolios.

(53) Ron Mushock and Kevin McCreesh are partners of the firm and co-Portfolio managers for the strategy. Employee-owners receive income distributions scaled to the company's profit margins. Other investment professionals are compensated with both a competitive salary and an annual performance bonus determined by their contribution to our

Statement of Additional Information - Nov. 29, 2007                     Page 135
        investment process and its results. Other factors influencing the performance bonus include overall growth and profitability of the firm and client service responsibilities. Systematic's ability to offer equity ownership to senior professionals also provides a significant incentive for our investment team. Moreover, Messrs. Mushock and McCreesh are provided with a benefits package, including health insurance, and participation in a company 401(k) plan, comparable to that received by other Systematic employees.

(54) WEDGE's incentive compensation has been structured to reward all professionals for their contribution to the growth and profitability of the firm. General Partners are compensated via a percentage of the firm's net profitability following a peer review, which focuses on performance in their specific area of responsibility, as well as their contribution to the general management of the firm, and their importance to the firm in the future. Other investment professionals' compensation is based on similar criteria including relative short and long-term portfolio performance as compared to both the index and a universe of peer managers.


Statement of Additional Information - Nov. 29, 2007                     Page 136

ADMINISTRATIVE SERVICES

Each fund listed in the table below has an Administrative Services Agreement with Ameriprise Financial. Under this agreement, the fund pays Ameriprise Financial for providing administration and accounting services. The fee is calculated as follows:

            TABLE 20. ADMINISTRATIVE SERVICES AGREEMENT FEE SCHEDULE

                                                          ASSET LEVELS AND BREAKPOINTS IN APPLICABLE FEES
                                    ------------------------------------------------------------------------------------------
                                                       $500,000,001 -   $1,000,000,001 -   $3,000,000,001 -
FUND                                $0 - 500,000,000    1,000,000,000     3,000,000,000     $12,000,000,000   12,000,000,001 +
------------------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and
  Income                                  0.080%            0.075%            0.070%             0.060%             0.050%
Disciplined International Equity
Disciplined Small Cap Value
Emerging Markets
Emerging Markets Bond
European Equity
Global Bond
Global Equity
International Aggressive Growth
International Equity
International Opportunity
International Select Value
International Small Cap
Small Cap Advantage
Small Cap Equity
Small Cap Growth
Small Cap Value
Small Company Index
Strategic Allocation
------------------------------------------------------------------------------------------------------------------------------
California Tax-Exempt                     0.070%            0.065%            0.060%             0.050%             0.040%
Core Bond
Diversified Bond
Floating Rate
High-Yield Bond
Income Opportunities
Inflation Protected
Intermediate Tax-Exempt
Limited Duration Bond
Massachusetts Tax-Exempt
Michigan Tax-Exempt
Minnesota Tax-Exempt
New York Tax-Exempt
Ohio Tax-Exempt
Short Duration U.S. Government
Strategic Income Allocation
Tax-Exempt Bond
Tax-Exempt High Income
U.S. Government Mortgage
------------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 137

                                                          ASSET LEVELS AND BREAKPOINTS IN APPLICABLE FEES
                                    ------------------------------------------------------------------------------------------
                                                       $500,000,001 -   $1,000,000,001 -   $3,000,000,001 -
FUND                                $0 - 500,000,000    1,000,000,000     3,000,000,000     $12,000,000,000   12,000,000,001 +
------------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                         0.060%            0.055%            0.050%             0.040%             0.030%
Balanced
Cash Management
Disciplined Equity
Disciplined Large Cap Growth
Disciplined Small and Mid Cap
  Equity
Diversified Equity Income
Dividend Opportunity
Equity Value
Fundamental Growth
Fundamental Value
Global Technology
Growth
Large Cap Equity
Large Cap Value
Mid Cap Growth
Mid Cap Value
Precious Metals and Mining
Real Estate
S&P 500 Index
Select Value
Tax-Exempt Money Market
Value
------------------------------------------------------------------------------------------------------------------------------
Income Builder Basic Income               0.020%            0.020%            0.020%             0.020%             0.020%
Income Builder Enhanced Income
Income Builder Moderate Income
Portfolio Builder Aggressive
Portfolio Builder Conservative
Portfolio Builder Moderate
Portfolio Builder Moderate
  Aggressive
Portfolio Builder Moderate
  Conservative
Portfolio Builder Total Equity
Retirement Plus 2010
Retirement Plus 2015
Retirement Plus 2020
Retirement Plus 2025
Retirement Plus 2030
Retirement Plus 2035
Retirement Plus 2040
Retirement Plus 2045
------------------------------------------------------------------------------------------------------------------------------





Statement of Additional Information - Nov. 29, 2007                     Page 138

The fee is calculated for each calendar day on the basis of net assets as of the close of the preceding day. Fees paid in each of the last three fiscal periods are shown in the table below. The table also shows the daily rate applied to each fund's net assets as of the last day of the most recent fiscal period. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                          TABLE 21. ADMINISTRATIVE FEES

-------------------------------------------------------------------------------------------------------------
                                                      Administrative services fees paid in:
                                                                                                   Daily rate
                                                     ---------------------------------------       applied to
FUND                                                     2007          2006          2005         fund assets
-------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                          $   86,301    $   51,235    $   13,785(a)      0.020%
------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative                            24,051        17,895         5,969(a)      0.020
------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                               138,034        85,545        23,460(a)      0.020
------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Aggressive                    172,602       104,658        28,002(a)      0.020
------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate Conservative                   50,763        34,371        10,779(a)      0.020
------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity                            76,312        41,435        10,959(a)      0.020
------------------------------------------------------------------------------------------------------------
S&P 500 Index                                            153,231       222,321       319,791         0.060
------------------------------------------------------------------------------------------------------------
Small Company Index                                      867,030       861,455       784,439         0.077
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
------------------------------------------------------------------------------------------------------------
Equity Value                                             674,042       558,514       454,202         0.056
------------------------------------------------------------------------------------------------------------
Precious Metals and Mining                                67,215        50,123        51,848         0.060
------------------------------------------------------------------------------------------------------------
Small Cap Advantage                                      534,163       568,712       491,869         0.079
------------------------------------------------------------------------------------------------------------
Small Cap Growth                                         173,239       180,537       224,042         0.080
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
------------------------------------------------------------------------------------------------------------
Retirement Plus 2010                                       1,779(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2015                                       1,861(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2020                                       2,961(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2025                                       2,293(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2030                                       2,579(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2035                                       1,548(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2040                                       2,928(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
Retirement Plus 2045                                         586(b)        N/A           N/A         0.020
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
------------------------------------------------------------------------------------------------------------
Aggressive Growth                                        334,364       130,418        24,630         0.059
------------------------------------------------------------------------------------------------------------
Fundamental Growth                                       140,084        83,643        31,978         0.060
------------------------------------------------------------------------------------------------------------
Fundamental Value                                        645,012       658,982       458,121         0.056
------------------------------------------------------------------------------------------------------------
High Yield Bond                                        1,259,292     1,328,295     1,219,476         0.064
------------------------------------------------------------------------------------------------------------
Income Builder Basic Income                               25,671           581(c)        N/A         0.020
------------------------------------------------------------------------------------------------------------
Income Builder Enhanced Income                            37,153         1,226(c)        N/A         0.020
------------------------------------------------------------------------------------------------------------
Income Builder Moderate Income                            58,560         1,394(c)        N/A         0.020
------------------------------------------------------------------------------------------------------------
Select Value                                             355,085       443,873       427,460         0.059
------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government                           623,283       821,082       960,018         0.068
------------------------------------------------------------------------------------------------------------
Small Cap Equity                                         267,622       205,335       129,820         0.080
------------------------------------------------------------------------------------------------------------
Small Cap Value                                          754,675       858,118       824,914         0.078
------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage                                 196,713       172,175       152,145         0.070
------------------------------------------------------------------------------------------------------------
Value                                                    239,524       285,079       285,752         0.060
------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 139

-------------------------------------------------------------------------------------------------------------
                                                      Administrative services fees paid in:
                                                                                                   Daily rate
                                                     ---------------------------------------       applied to
FUND                                                     2007          2006          2005         fund assets
-------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
------------------------------------------------------------------------------------------------------------
Dividend Opportunity                                     884,333       658,242       406,110         0.054
------------------------------------------------------------------------------------------------------------
Real Estate                                              153,117        91,341        41,449         0.060
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
------------------------------------------------------------------------------------------------------------
Cash Management                                        2,141,669     1,741,492     1,016,703         0.048
------------------------------------------------------------------------------------------------------------
Core Bond                                                159,975       133,655        78,241         0.070
------------------------------------------------------------------------------------------------------------
Disciplined Equity                                     1,224,572       496,810        29,441         0.053
------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap Equity                      24,904         1,143(d)        N/A         0.060
------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                               20,681         4,615(e)        N/A         0.080
------------------------------------------------------------------------------------------------------------
Floating Rate                                            378,190        46,916(e)        N/A         0.069
------------------------------------------------------------------------------------------------------------
Growth                                                 1,763,087     1,791,547     1,370,094         0.052
------------------------------------------------------------------------------------------------------------
Income Opportunities                                     242,883       253,936       164,038         0.070
------------------------------------------------------------------------------------------------------------
Inflation Protected Securities                           209,028       169,778        61,197         0.070
------------------------------------------------------------------------------------------------------------
Large Cap Equity                                       3,245,953     2,119,930       860,387         0.046
------------------------------------------------------------------------------------------------------------
Large Cap Value                                           60,574        78,248        67,667         0.060
------------------------------------------------------------------------------------------------------------
Limited Duration Bond                                    105,993       133,102        88,881         0.070
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
------------------------------------------------------------------------------------------------------------
California Tax-Exempt(f)                                 122,586       149,235        87,771         0.070
------------------------------------------------------------------------------------------------------------
Diversified Bond                                       1,752,212     1,698,244     1,259,427         0.063
------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt(f)                               37,586        49,506        30,362         0.070
------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt(f)                                    31,880        40,475        23,283         0.070
------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt(f)                                  234,353       286,050       163,503         0.070
------------------------------------------------------------------------------------------------------------
New York Tax-Exempt(f)                                    47,710        57,973        36,031         0.070
------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt(f)                                        32,042        40,235        24,486         0.070
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
------------------------------------------------------------------------------------------------------------
Balanced                                                 623,784       697,753       524,986         0.057
------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                              11,405(g)        N/A           N/A         0.060
------------------------------------------------------------------------------------------------------------
Diversified Equity Income                              3,449,519     2,960,505     1,216,876         0.045
------------------------------------------------------------------------------------------------------------
Mid Cap Value                                          1,196,773       854,082       385,071         0.053
------------------------------------------------------------------------------------------------------------
Strategic Allocation                                   1,340,234       948,662       383,942         0.073
------------------------------------------------------------------------------------------------------------
Strategic Income Allocation                               21,493(g)        N/A           N/A         0.070
------------------------------------------------------------------------------------------------------------
                                                            2006          2005          2004
-------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
------------------------------------------------------------------------------------------------------------
Absolute Return Currency and Income                       15,823(h)        N/A           N/A         0.080
------------------------------------------------------------------------------------------------------------
Disciplined International Equity                          14,739(i)        N/A           N/A         0.080
------------------------------------------------------------------------------------------------------------
Emerging Markets                                         406,991       351,359       271,857         0.080
------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                                     21,248(j)        N/A           N/A         0.080
------------------------------------------------------------------------------------------------------------
European Equity                                           89,350        75,504        78,835         0.080
------------------------------------------------------------------------------------------------------------
Global Bond                                              412,783       342,324       314,640         0.080
------------------------------------------------------------------------------------------------------------
Global Equity                                            532,772       305,907       284,795         0.078
------------------------------------------------------------------------------------------------------------
Global Technology                                        101,197       112,326       131,702         0.060
------------------------------------------------------------------------------------------------------------
International Aggressive Growth                          347,819       240,889       149,750         0.080
------------------------------------------------------------------------------------------------------------
International Equity                                     146,048       127,687        88,536         0.080
------------------------------------------------------------------------------------------------------------
International Opportunity                                470,847       331,818       255,871         0.079
------------------------------------------------------------------------------------------------------------
International Select Value                             1,306,775       861,655       549,050         0.074
------------------------------------------------------------------------------------------------------------
International Small Cap                                   83,383        74,264        46,103         0.080
------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 140

-------------------------------------------------------------------------------------------------------------
                                                      Administrative services fees paid in:
                                                                                                   Daily rate
                                                     ---------------------------------------       applied to
FUND                                                     2006          2005          2004         fund assets
-------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                                   74,912        64,053        69,058         0.070
------------------------------------------------------------------------------------------------------------
Mid Cap Growth                                           946,943     1,023,124     1,056,445         0.056
------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                                          544,894       321,037       323,368         0.068
------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income                                 2,064,819     1,505,060     1,447,459         0.062
------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                                   69,922        42,768        45,528         0.060
------------------------------------------------------------------------------------------------------------



   (a) For the period from March 4, 2004 (when shares became publicly available) to Jan. 31, 2005.

   (b) For the period from May 18, 2006 (when shares became publicly available) to April 30, 2007.

   (c) For the period from Feb. 16, 2006 (when shares became publicly available) to May 31, 2006.

   (d) For the period from May 18, 2006 (when shares became publicly available) to July 31, 2006.

   (e) For the period from Feb. 16, 2006 (when shares became publicly available) to July 31, 2006.

   (f) The fund changed its fiscal year end in 2006 from June 30 to Aug. 31. For 2006, the information shown is for the period from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended on June 30.

   (g) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.

   (h) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.

   (i) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

   (j) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.


Third parties with which Ameriprise Financial contracts to provide services for the fund or its shareholders may pay a fee to Ameriprise Financial to help defray the cost of providing administrative and accounting services. The amount of any such fee is negotiated separately with each service provider and does not constitute compensation for investment advisory, distribution, or other services. Payment of any such fee neither increases nor reduces fees or expenses paid by shareholders of the fund.

TRANSFER AGENCY SERVICES

Each fund has a Transfer Agency Agreement with RiverSource Service Corporation (the "transfer agent") located at 734 Ameriprise Financial Center, Minneapolis, MN 55474. This agreement governs RiverSource Service Corporation's responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing shareholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the fund's shares.

CLASS A, CLASS B, CLASS C AND CLASS D. For Class A, Class B, Class C and Class D, RiverSource Service Corporation will earn a fee from the fund determined by multiplying the number of shareholder accounts at the end of the day by a rate determined for each class per year and dividing by the number of days in the year. The fund will pay on the basis of the relative percentage of net assets of each class of shares, first allocating the base fee (equal to Class A shares) across share classes, and then allocating the incremental per share class fee, based on the number of shareholder accounts. The fee varies depending on the investment category of the fund. You can find your fund's investment category in Table 1.

                 BALANCED, EQUITY, FUNDS-OF-FUNDS - EQUITY FUNDS

The annual per account fee accrued daily and payable monthly, for the applicable classes is as follows:

Class A   Class B   Class C   Class D
-------   -------   -------   -------
 $19.50    $20.50    $20.00    $19.50


          FUNDS-OF-FUNDS - FIXED INCOME, STATE TAX-EXEMPT FIXED INCOME,
               TAXABLE FIXED INCOME, TAX-EXEMPT FIXED INCOME FUNDS

The annual per account fee accrued daily and payable monthly, for the applicable classes is as follows:

Class A   Class B   Class C
-------   -------   -------
 $20.50    $21.50    $21.00




Statement of Additional Information - Nov. 29, 2007                     Page 141

                               MONEY MARKET FUNDS

For Cash Management Fund and Tax-Exempt Money Market Fund, the annual per account fee accrued daily and payable monthly, for the applicable classes is as follows. The fee for Tax-Exempt Money Market Fund, which does not have separate classes of shares, is the same as that applicable to Class A:

Class A   Class B   Class C
-------   -------   -------
 $22.00    $23.00    $22.50


CLASS E, CLASS R2, CLASS R3, CLASS R4, CLASS R5, CLASS W AND CLASS Y. For Class E, Class R2, Class R3, Class R4, Class R5, Class W and Class Y, RiverSource Service Corporation will earn a fee from the fund, accrued daily and payable monthly, determined by multiplying the average daily net assets of the applicable class by the annual rate shown below:

Class E    Class R2    Class R3    Class R4    Class R5    Class W    Class Y
-------    --------    --------    --------    --------    -------    -------
 0.05%       0.05%       0.05%       0.05%       0.05%      0.20%      0.05%


In addition, an annual closed-account fee of $5.00 per inactive account is charged on a pro rata basis for 12 months from the date the account becomes inactive. The fees paid to RiverSource Service Corporation may be changed by the Board without shareholder approval.

PLAN ADMINISTRATION SERVICES

The funds* have a Plan Administration Services Agreement with the transfer agent. Under the agreement the fund pays for plan administration services, including services such as implementation and conversion services, account set-up and maintenance, reconciliation and account recordkeeping, education services and administration to various plan types, including 529 plans, retirement plans and Health Savings Accounts (HSAs).

The fee for services is equal on an annual basis to the following percentage of the average daily net assets of the fund attributable to the applicable class:

Class E   Class R2   Class R3   Class R4   Class Y
-------   --------   --------   --------   -------
 0.15%      0.25%      0.25%      0.25%     0.15%


The fees paid to the transfer agent may be changed by the Board without shareholder approval.

DISTRIBUTION SERVICES

RiverSource Distributors, Inc. and Ameriprise Financial Services, Inc. (collectively, the distributor), 70100 Ameriprise Financial Center, Minneapolis, MN 55474, both wholly owned subsidiaries of Ameriprise Financial, Inc., serve as the fund's principal underwriter. As of Oct. 1, 2007, RiverSource Distributors serves as the sole principal underwriter and distributor to the funds. The fund's shares are offered on a continuous basis. Under a Distribution Agreement, sales charges deducted for distributing fund shares are paid to the distributor daily. The following table shows the sales charges paid to the distributor and the amount retained by the distributor after paying commissions and other expenses for each of the last three fiscal periods. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                   TABLE 22. SALES CHARGES PAID TO DISTRIBUTOR

----------------------------------------------------------------------------------------------------------------------------
                                                                                         AMOUNT RETAINED AFTER PAYING
                                         SALES CHARGES PAID TO DISTRIBUTOR              COMMISSIONS AND OTHER EXPENSES
----------------------------------------------------------------------------------------------------------------------------
FUND                                     2007           2006           2005           2007           2006           2005
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive           $3,260,693     $3,095,956  $2,689,735(a)     $1,029,231     $1,116,369   $1,129,812(a)
----------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Conservative            455,765        577,821     722,689(a)         94,296        105,590      178,650(a)
----------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate              4,127,743      4,118,788   3,810,185(a)      1,084,978      1,075,302    1,309,727(a)
----------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate              6,845,238      7,078,581   6,114,118(a)      2,326,266      2,691,706    2,610,071(a)
Aggressive
----------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate              1,084,727      1,286,540   1,603,913(a)        252,979        274,017      530,042(a)
Conservative
----------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Total Equity          2,414,356      1,845,156   1,393,255(a)        594,766        518,093      509,719(a)
----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index                            N/A - No            N/A            N/A            N/A            N/A            N/A
                                     sales charge
----------------------------------------------------------------------------------------------------------------------------
Small Company Index                       973,579      1,228,665      1,511,932        220,620        337,031        554,278
----------------------------------------------------------------------------------------------------------------------------

----------
* Currently, tax-exempt and state tax-exempt funds do not have classes of shares that are subject to this fee.

Statement of Additional Information - Nov. 29, 2007                     Page 142

----------------------------------------------------------------------------------------------------------------------------
                                                                                         AMOUNT RETAINED AFTER PAYING
                                         SALES CHARGES PAID TO DISTRIBUTOR              COMMISSIONS AND OTHER EXPENSES
----------------------------------------------------------------------------------------------------------------------------
FUND                                     2007           2006           2005           2007           2006           2005
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Equity Value                              928,630        645,442        740,741         86,064        116,536        258,954
----------------------------------------------------------------------------------------------------------------------------
Precious Metals and Mining                178,460        104,779        141,256         33,944         21,277         58,658
----------------------------------------------------------------------------------------------------------------------------
Small Cap Advantage                       569,430        986,996      1,972,996        100,405        276,857        774,287
----------------------------------------------------------------------------------------------------------------------------
Small Cap Growth                          265,315        401,382        636,221         52,127        127,479        251,743
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2010                     2,283(b)            N/A            N/A     (6,048)(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2015                    35,493(b)            N/A            N/A      27,942(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2020                    35,121(b)            N/A            N/A      23,828(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2025                    38,880(b)            N/A            N/A      25,335(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2030                    29,205(b)            N/A            N/A      15,221(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2035                    21,303(b)            N/A            N/A      13,718(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2040                    14,822(b)            N/A            N/A       7,670(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2045                    10,606(b)            N/A            N/A       5,832(b)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Aggressive Growth                         359,329        217,559        166,200         63,452         44,653         72,464
----------------------------------------------------------------------------------------------------------------------------
Fundamental Growth                         53,206         69,062        109,110         11,221         15,922         43,395
----------------------------------------------------------------------------------------------------------------------------
Fundamental Value                       1,266,023      1,915,417      2,827,644        158,689        406,545      1,038,987
----------------------------------------------------------------------------------------------------------------------------
High Yield Bond                         1,787,813      2,479,319      3,295,433        139,630        682,596      1,011,136
----------------------------------------------------------------------------------------------------------------------------
Income Builder Basic Income             1,155,448     128,246(c)            N/A          6,089      25,697(c)            N/A
----------------------------------------------------------------------------------------------------------------------------
Income Builder Enhanced Income          1,678,918     326,707(c)            N/A        287,006      73,038(c)            N/A
----------------------------------------------------------------------------------------------------------------------------
Income Builder Moderate Income          2,955,938     437,903(c)            N/A        435,561     109,389(c)            N/A
----------------------------------------------------------------------------------------------------------------------------
Select Value                              518,110        945,839      1,633,975         61,797        213,839        582,671
----------------------------------------------------------------------------------------------------------------------------
Short Duration U.S. Government            962,025      1,908,960      3,842,195       (85,482)        482,228      1,629,476
----------------------------------------------------------------------------------------------------------------------------
Small Cap Equity                          309,112        604,021        523,687         95,646        190,699        187,706
----------------------------------------------------------------------------------------------------------------------------
Small Cap Value                         1,147,620      1,616,642      2,787,117        249,915        478,093      1,053,640
----------------------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage                  252,402        442,638        631,090       (67,241)         61,137        197,759
----------------------------------------------------------------------------------------------------------------------------
Value                                     267,672        474,692        836,914        (2,163)         83,140        248,868
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Dividend Opportunity                    2,653,148      1,665,096      1,604,180        266,495        207,486        523,080
----------------------------------------------------------------------------------------------------------------------------
Real Estate                               813,437        598,431        556,465        218,298        180,632        223,572
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Cash Management                           437,392        718,247        994,923        423,832        714,638        993,250
----------------------------------------------------------------------------------------------------------------------------
Core Bond                                 117,004        180,034        207,266         31,663         62,588         90,811
----------------------------------------------------------------------------------------------------------------------------
Disciplined Equity                        661,751        322,731        126,376        140,529         67,609         47,059
----------------------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap              55,865       1,760(d)            N/A          9,445         852(d)            N/A
Equity
----------------------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                15,644       6,304(e)            N/A          1,960       1,708(e)            N/A
----------------------------------------------------------------------------------------------------------------------------
Floating Rate                           1,282,342     364,914(e)            N/A      (554,729)   (118,354)(e)            N/A
----------------------------------------------------------------------------------------------------------------------------
Growth                                  3,028,179      4,553,722      3,540,317        548,978        955,528      1,430,279
----------------------------------------------------------------------------------------------------------------------------
Income Opportunities                      320,351        486,593        891,368        (6,952)        108,764        201,999
----------------------------------------------------------------------------------------------------------------------------
Inflation Protected Securities            105,703        326,780        429,879         18,732         47,098         84,033
----------------------------------------------------------------------------------------------------------------------------
Large Cap Equity                        4,596,427      3,400,059      1,812,939        641,330        629,348        723,158
----------------------------------------------------------------------------------------------------------------------------
Large Cap Value                           102,472        123,212        196,360         26,452         37,908         71,406
----------------------------------------------------------------------------------------------------------------------------
Limited Duration Bond                     136,687        220,446        393,925         28,890         28,711        115,701
----------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 143

----------------------------------------------------------------------------------------------------------------------------
                                                                                         AMOUNT RETAINED AFTER PAYING
                                         SALES CHARGES PAID TO DISTRIBUTOR              COMMISSIONS AND OTHER EXPENSES
----------------------------------------------------------------------------------------------------------------------------
FUND                                     2007           2006           2005           2007           2006           2005
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
California Tax-Exempt(f)                  150,760        212,157        218,698         46,117         77,373        111,053
----------------------------------------------------------------------------------------------------------------------------
Diversified Bond                        2,340,251      2,757,988      3,072,387        419,415        788,192      1,203,503
----------------------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt(f)                53,880        107,050         98,324         18,208         45,035         44,188
----------------------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt(f)                     21,458         54,648         68,367        (9,718)        (3,556)         20,700
----------------------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt(f)                   338,160        480,402        463,661         12,594        102,088        141,616
----------------------------------------------------------------------------------------------------------------------------
New York Tax-Exempt(f)                     43,518         89,560        134,248          6,984         19,641         63,799
----------------------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt(f)                         39,647         68,092         55,404          3,003         19,353          9,152
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Balanced                                  474,702        400,884        501,366         32,524         59,347        168,698
----------------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth            20,834(g)            N/A            N/A       5,197(g)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Diversified Equity Income               9,553,810     12,904,884      9,791,165      1,407,616      2,114,315      2,664,788
----------------------------------------------------------------------------------------------------------------------------
Mid Cap Value                           3,538,910      4,477,119      3,098,747        862,120      1,010,224        986,793
----------------------------------------------------------------------------------------------------------------------------
Strategic Allocation                    8,570,846      3,667,041      1,083,154      1,738,063        739,852        244,136
----------------------------------------------------------------------------------------------------------------------------
Strategic Income Allocation            267,319(g)            N/A            N/A      26,129(g)            N/A           N/A
----------------------------------------------------------------------------------------------------------------------------
                                         2006           2005           2004           2006           2005           2004
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and                 0(h)            N/A            N/A           0(h)            N/A            N/A
Income
----------------------------------------------------------------------------------------------------------------------------
Disciplined International Equity         4,700(i)            N/A            N/A         434(i)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Emerging Markets                        1,075,586        798,990        556,829    (9,848,080)    (6,658,875)     (6,660,972)
----------------------------------------------------------------------------------------------------------------------------
Emerging Markets Bond                   11,348(j)            N/A            N/A       2,036(j)            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
European Equity                           107,816            N/A            N/A         29,463            N/A            N/A
----------------------------------------------------------------------------------------------------------------------------
Global Bond                               447,007        765,438        956,580        320,724        390,806        536,364
----------------------------------------------------------------------------------------------------------------------------
Global Equity                           1,272,084        778,062        467,198        218,974        211,977        203,564
----------------------------------------------------------------------------------------------------------------------------
Global Technology                         242,177        328,770        591,744         29,861         67,485        208,704
----------------------------------------------------------------------------------------------------------------------------
International Aggressive Growth           810,514        816,345        796,060        234,619        282,465        360,944
----------------------------------------------------------------------------------------------------------------------------
International Equity                      243,753        299,410        456,321         64,053         96,946        175,987
----------------------------------------------------------------------------------------------------------------------------
International Opportunity                 563,174        873,855        997,517        107,305        244,843        371,845
----------------------------------------------------------------------------------------------------------------------------
International Select Value              3,895,267      3,425,153      3,105,887        815,331      1,020,350      1,220,539
----------------------------------------------------------------------------------------------------------------------------
International Small Cap                   173,659        203,543        324,756         37,954         60,817        115,235
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt                   115,280        176,349        306,545         29,590         40,451         86,091
----------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth                          1,388,577      1,821,533      3,566,760        346,497        635,918      1,373,111
----------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                           346,932        371,626        495,541         79,024        107,815        197,028
----------------------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income                  1,485,792      2,115,452      3,131,234        389,650      2,736,405      1,256,629
----------------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                 N/A -  No            N/A            N/A            N/A            N/A            N/A
                                     sales charge
----------------------------------------------------------------------------------------------------------------------------



 (a) For the period from March 4, 2004 (when shares became publicly available) to Jan. 31, 2005.
 (b) For the period from May 18, 2006 (when shares became publicly available) to April 30, 2007.
 (c) For the period from Feb. 16, 2006 (when shares became publicly available) to May 31, 2006.
 (d) For the period from May 18, 2006 (when shares became publicly available) to July 31, 2006.
 (e) For the period from Feb. 16, 2006 (when shares became publicly available) to July 31, 2006.
   (f) The fund changed its fiscal year end in 2006 from June 30 to Aug. 31. For 2006, the information shown is for the period from July 1, 2005 through Aug. 31, 2006. For years prior to 2006, the fiscal period ended on June 30.
 (g) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.
 (h) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.


Statement of Additional Information - Nov. 29, 2007                     Page 144

 (i) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

 (j) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.


Part of the sales charge may be paid to selling dealers who have agreements with the distributor. The distributor will retain the balance of the sales charge. At times the entire sales charge may be paid to selling dealers.

PLAN AND AGREEMENT OF DISTRIBUTION

To help defray the cost of distribution and servicing not covered by the sales charges received under the Distribution Agreement, each fund listed in Table 24. 12b-1 Fees, approved a Plan of Distribution (Plan) and entered into an agreement under the Plan pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, of the type known as a reimbursement plan, the fund pays the distributor a fee up to actual expenses incurred at an annual rate as follows:

FOR FUNDS OTHER THAN MONEY MARKET FUNDS:
    The fee is equal on an annual basis to the following percentage of the average daily net assets of the fund attributable to the applicable class:

Class A   Class B   Class C   Class D   Class R2   Class R3   Class W
-------   -------   -------   -------   --------   --------   -------
 0.25%     1.00%     1.00%     0.25%      0.50%      0.25%     0.25%


    For Class B and Class C, up to 0.75% of the fee is reimbursed for distribution expenses. Up to an additional 0.25% is paid to the distributor to reimburse certain expenses incurred in connection with providing services to fund shareholders.

    For Class R2, up to 0.50% and for Class R3, up to 0.25% shall be reimbursed for distribution expenses. Of that amount, for Class R2, up to 0.25% may be reimbursed for shareholder servicing expenses.

FOR MONEY MARKET FUNDS:
    The fee for services is equal on an annual basis to the following percentage of the average daily net assets of the fund attributable to the applicable class. The fee for Tax-Exempt Money Market, which does not have separate classes of shares, is the same as that applicable to Class A:

Class A   Class B   Class C   Class W
-------   -------   -------   -------
 0.10%     0.85%     0.75%     0.10%


    For Class B, up to 0.75% of the fee is reimbursed for distribution expenses. Up to an additional 0.10% is paid to the distributor to reimburse certain expenses incurred in connection with providing services to fund shareholders. The distributor has currently agreed not to be reimbursed by the Fund for distribution (12b-1) fees equal to 0.10% of the stated amount for Class B.

FOR ALL FUNDS:
Distribution and shareholder servicing expenses include payment of distribution and shareholder servicing fees to financial institutions that sell shares of the fund. Financial institutions may compensate their financial advisors with the distribution and shareholder servicing fees paid to them by the distributor. Payments under the Plan are intended to result in an increase in fund assets and thus potentially result in economies of scale and lower costs for all shareholders.

Each class has exclusive voting rights on the Plan as it applies to that class. In addition, because Class B shares convert to Class A shares, Class B shareholders have the right to vote on any material increase to expenses charged under the Class A plan.

Distribution expenses covered under this Plan include commissions to financial intermediaries, printing prospectuses and reports used for sales purposes, the preparation, printing and distribution of advertising and sales literature, personnel, travel, office expense and equipment, and other distribution-related expenses. Shareholder service expenses include costs of establishing and maintaining shareholder accounts and records, assisting with purchase, redemption and exchange requests, arranging for bank wires, monitoring dividend payments from the funds on behalf of shareholders, forwarding certain shareholder communications from funds to shareholders, receiving and responding to inquiries and answering questions regarding the funds, aiding in maintaining the investment of shareholders in the funds and other service-related expenses.

A substantial portion of the expenses are not specifically identified to any one of the RiverSource funds. The fee is not allocated to any one service (such as advertising, compensation to financial intermediaries, or other uses). However, a significant portion of the fee is generally used for sales and promotional expenses.


Statement of Additional Information - Nov. 29, 2007                     Page 145

The Plan must be approved annually by the Board, including a majority of the disinterested Board members, if it is to continue for more than a year. At least quarterly, the Board reviews written reports concerning the amounts expended under the Plan and the purposes for which such expenditures were made. The Plan and any agreement related to it may be terminated at any time by vote of a majority of Board members who are not interested persons of the fund and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or by vote of a majority of the outstanding voting securities of the relevant class of shares or by the distributor.

Any agreement related to the Plan will terminate in the event of its assignment, as that term is defined in the 1940 Act. The Plan may not be amended to increase the amount to be spent for distribution without shareholder approval, and all material amendments to the Plan must be approved by a majority of the Board members, including a majority of the Board members who are not interested persons of the fund and who do not have a financial interest in the operation of the Plan or any agreement related to it. The selection and nomination of disinterested Board members is the responsibility of the other disinterested Board members. No Board member who is not an interested person has any direct or indirect financial interest in the operation of the Plan or any related agreement.

For its most recent fiscal period, each fund paid 12b-1 fees as shown in the following table. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                              TABLE 23. 12B-1 FEES


FUND                             CLASS A      CLASS B   CLASS C   CLASS D  CLASS R2  CLASS R3   CLASS W
-------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
------------------------------------------------------------------------------------------------------
Portfolio Builder               $837,585     $871,878   $92,112       N/A       N/A       N/A       N/A
Aggressive
------------------------------------------------------------------------------------------------------
Portfolio Builder                195,700      362,205    57,303       N/A       N/A       N/A       N/A
Conservative
------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate     1,248,370    1,685,146   222,324       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate     1,668,911    1,749,200   202,249       N/A       N/A       N/A       N/A
Aggressive
------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate       434,923      681,066   117,115       N/A       N/A       N/A       N/A
Conservative
------------------------------------------------------------------------------------------------------
Portfolio Builder Total          733,984      793,853    83,860       N/A       N/A       N/A       N/A
Equity
------------------------------------------------------------------------------------------------------
S&P 500 Index                        N/A          N/A       N/A  $143,473       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Small Company Index            2,109,546    2,771,834       N/A       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
------------------------------------------------------------------------------------------------------
Equity Value                   2,462,327    1,951,663    50,362       N/A         7         3         4
------------------------------------------------------------------------------------------------------
Precious Metals and Mining       229,568      182,836    18,005       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Small Cap Advantage            1,274,129    1,546,551   103,108       N/A         6         3       N/A
------------------------------------------------------------------------------------------------------
Small Cap Growth                 312,614      496,176    50,257       N/A         7         3       N/A
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
------------------------------------------------------------------------------------------------------
Retirement Plus 2010(a)              749          N/A       N/A       N/A        10         4       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2015(a)            1,762          N/A       N/A       N/A        10         4       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2020(a)            1,718          N/A       N/A       N/A        10         5       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2025(a)            1,481          N/A       N/A       N/A        10         4       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2030(a)            1,216          N/A       N/A       N/A        10         4       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2035(a)              876          N/A       N/A       N/A        10         5       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2040(a)              321          N/A       N/A       N/A        10         5       N/A
------------------------------------------------------------------------------------------------------
Retirement Plus 2045(a)              464          N/A       N/A       N/A        10         5       N/A
------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 146

FUND                             CLASS A      CLASS B   CLASS C   CLASS D  CLASS R2  CLASS R3   CLASS W
-------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
------------------------------------------------------------------------------------------------------
Aggressive Growth                968,992      964,778    17,993       N/A        12         6       N/A
------------------------------------------------------------------------------------------------------
Fundamental Growth                49,742       62,405     6,619       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Fundamental Value              1,949,704    2,565,192   186,220       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
High Yield Bond                3,770,904    3,490,903   260,374       N/A        12         6     7,834
------------------------------------------------------------------------------------------------------
Income Builder Basic Income      266,605      179,793    36,091       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Income Builder Enhanced          388,750      241,288    61,000       N/A       N/A       N/A       N/A
Income
------------------------------------------------------------------------------------------------------
Income Builder Moderate          620,930      371,546    72,544       N/A       N/A       N/A       N/A
Income
------------------------------------------------------------------------------------------------------
Select Value                   1,116,653    1,282,538    88,805       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Short Duration U.S.            1,466,190    2,610,675   119,778       N/A       N/A       N/A         6
Government
------------------------------------------------------------------------------------------------------
Small Cap Equity                 695,371      474,779    35,431       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Small Cap Value                1,670,091    2,630,734   181,325       N/A        10         5       N/A
------------------------------------------------------------------------------------------------------
U.S. Government Mortgage         299,282      529,573    56,655       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Value                            543,221      939,804    68,182       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
------------------------------------------------------------------------------------------------------
Dividend Opportunity           2,921,042    2,684,130   189,487       N/A       N/A       N/A         8
------------------------------------------------------------------------------------------------------
Real Estate                      362,012      303,076    22,109       N/A       N/A       N/A         7
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
------------------------------------------------------------------------------------------------------
Cash Management                4,173,165      726,794    20,932       N/A       N/A       N/A    20,714
------------------------------------------------------------------------------------------------------
Core Bond                         93,444      114,825     5,557       N/A        16         7         8
------------------------------------------------------------------------------------------------------
Disciplined Equity             3,592,175      774,204    30,535       N/A        15         7   360,341
------------------------------------------------------------------------------------------------------
Disciplined Small and Mid         36,017        7,170       845       N/A       N/A       N/A    13,719
Cap Equity
------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value       34,465        4,763       349       N/A        16         7       N/A
------------------------------------------------------------------------------------------------------
Floating Rate                    850,476      411,313   148,157       N/A       N/A       N/A         8
------------------------------------------------------------------------------------------------------
Growth                         6,060,271    4,642,489   201,604       N/A        16         8         9
------------------------------------------------------------------------------------------------------
Income Opportunities             473,678      539,206    53,830       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Inflation Protected              197,429      254,136    22,157       N/A       N/A       N/A         8
Securities
------------------------------------------------------------------------------------------------------
Large Cap Equity              13,273,226   11,344,113   344,990       N/A        16         8       N/A
------------------------------------------------------------------------------------------------------
Large Cap Value                  160,778      188,820    11,437       N/A        14         7       N/A
------------------------------------------------------------------------------------------------------
Limited Duration Bond            166,025      127,161    17,304       N/A       N/A       N/A         8
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
------------------------------------------------------------------------------------------------------
California Tax-Exempt            412,060       82,230    20,739       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Diversified Bond               4,860,209    3,704,597   168,420       N/A        18         8   128,130
------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt         113,078       78,218     6,386       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt              105,247       21,951    12,458       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt             751,419      265,289    76,915       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
New York Tax-Exempt              153,046       59,859     9,503       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt                  100,075       44,993    12,438       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
------------------------------------------------------------------------------------------------------
Balanced                       2,372,601      664,087    47,138       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Disciplined Large Cap              1,799          596        94       N/A        18         9       N/A
Growth(b)
------------------------------------------------------------------------------------------------------
Diversified Equity Income     15,091,455   12,454,200  1,006,4-       N/A        37    25,993        10
                                                             85
------------------------------------------------------------------------------------------------------
Mid Cap Value                  4,403,769    3,263,100   328,848       N/A       195       272        10
------------------------------------------------------------------------------------------------------
Strategic Allocation           3,858,078    2,055,354   433,308       N/A        21        10       N/A
------------------------------------------------------------------------------------------------------
Strategic Income                  72,743       12,441     3,633       N/A       N/A       N/A       N/A
Allocation(b)
------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 147

FUND                             CLASS A      CLASS B   CLASS C   CLASS D  CLASS R2  CLASS R3   CLASS W
-------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
------------------------------------------------------------------------------------------------------
Absolute Return Currency           9,416           38        38       N/A       N/A       N/A       N/A
and Income(c)
------------------------------------------------------------------------------------------------------
Disciplined International         10,920          278       104       N/A       N/A       N/A       N/A
Equity(d)
------------------------------------------------------------------------------------------------------
Emerging Markets                 962,664      874,959    40,971       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Emerging Markets Bond(e)          18,917        2,217       212       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
European Equity                  199,348      305,006    14,257       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Global Bond                      762,624      850,871    35,610       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Global Equity                  1,369,019    1,166,873    41,196       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Global Technology                300,030      449,937    32,281       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
International Aggressive         650,601      659,823    40,332       N/A       N/A       N/A       N/A
Growth
------------------------------------------------------------------------------------------------------
International Equity             242,885      263,442    16,516       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
International Opportunity      1,104,799      844,548    31,174       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
International Select Value     3,237,723    3,631,768   217,884       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
International Small Cap          177,484      183,656     9,465       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt          222,998      129,780    48,379       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Mid Cap Growth                 3,114,493    2,748,569   109,599       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Tax-Exempt Bond                1,878,827      432,834    62,203       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
Tax-Exempt High Income         8,005,917    1,573,435   199,250       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market          116,536          N/A       N/A       N/A       N/A       N/A       N/A
------------------------------------------------------------------------------------------------------


(a) For the period from May 16, 2006 (when shares became publicly available) to April 30, 2007.

(b) For the period from May 17, 2007 (when shares became publicly available) to Sept. 30, 2007.

(c) For the period from June 15, 2006 (when shares became publicly available) to Oct. 31, 2006.

(d) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.

(e) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.


PAYMENTS TO FINANCIAL INSTITUTIONS

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial institutions, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial institution, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial institution charges its representatives for effecting transactions in the funds. The amount of payment varies by financial institution, and

Statement of Additional Information - Nov. 29, 2007                     Page 148
often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial institution in addition to such asset-based fees, are considered on a case-by-case basis.

MARKETING AND SALES SUPPORT
Payments may be paid in support of retail, institutional, plan or other fee-based advisory program distribution efforts. These payments are typically made by the distributor in its efforts to advertise to and/or educate the financial institution's personnel, including its registered representatives, about the fund. As a result of these payments, the distributor may obtain a higher profile and greater visibility for the fund within the financial institution's organization, including placement of the fund on the financial institution's preferred or recommended list. The distributor may also obtain greater access to sales meetings, sales representatives, and management representatives of the financial institution, including potentially having increased opportunity for fund representatives to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and their clients and other events sponsored by the financial institution.

PROGRAM AND SHAREHOLDER SERVICING
Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial institution to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial institution may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

OTHER PAYMENTS
The distributor and its affiliates may separately pay financial institutions in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial institution employees, client and investor events and other financial institution-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law.

From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

FINANCIAL INSTITUTION ARRANGEMENTS
The financial institution through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial institution.

CUSTODIAN SERVICES

Custody information varies depending on the fund's investment category. You can find your fund's investment category in Table 1.

FOR BALANCED, EQUITY, FUNDS-OF-FUNDS, TAXABLE MONEY MARKET AND TAXABLE FIXED INCOME FUNDS OTHER THAN DIVERSIFIED BOND AND HIGH YIELD BOND: The fund's securities and cash are held by Ameriprise Trust Company, 200 Ameriprise Financial Center, Minneapolis, MN 55474, through a custodian agreement. The custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the fund pays the

Statement of Additional Information - Nov. 29, 2007                     Page 149
custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

FOR STATE TAX-EXEMPT FIXED INCOME, TAX-EXEMPT FIXED INCOME AND TAX-EXEMPT MONEY MARKET FUNDS, AS WELL AS DIVERSIFIED BOND AND HIGH YIELD BOND: The fund's securities and cash are held by U.S. Bank National Association, 180 E. Fifth St., St. Paul, MN 55101-1631, through a custodian agreement. The custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the fund pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

FOR ALL FUNDS: The custodian may enter into a subcustodian agreement with The Bank of New York, 90 Washington Street, New York, NY 10286. As part of this arrangement, securities purchased outside the United States are maintained in the custody of various foreign branches of The Bank of New York or in other financial institutions as permitted by law and by the fund's subcustodian agreement.

BOARD SERVICES CORPORATION

The funds have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

ORGANIZATIONAL INFORMATION

Each fund is an open-end management investment company. The fund's headquarters are at 901 S. Marquette Ave., Suite 2810, Minneapolis, MN 55402-3268.

SHARES

The shares of a fund represent an interest in that fund's assets only (and profits or losses), and, in the event of liquidation, each share of a fund would have the same rights to dividends and assets as every other share of that fund.

VOTING RIGHTS

As a shareholder in a fund, you have voting rights over the fund's management and fundamental policies. You are entitled to vote based on your total dollar interest in the fund. Each class, if applicable, has exclusive voting rights with respect to matters for which separate class voting is appropriate under applicable law. All shares have cumulative voting rights with respect to the election of Board members. This means that you have as many votes as the dollar amount you own, including the fractional amount, multiplied by the number of members to be elected.

DIVIDEND RIGHTS

Dividends paid by a fund, if any, with respect to each applicable class of shares will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except for differences resulting from differences in fee structures.

SHAREHOLDER LIABILITY

For funds organized as Massachusetts business trusts, under Massachusetts law, shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable as partners for its obligation. However, the Declaration of Trust that establishes a trust, a copy of which, together with all amendments thereto (the "Declaration of Trust"), is on file with the office of the Secretary of the Commonwealth of Massachusetts for each applicable fund, contains an express disclaimer of shareholder liability for acts or obligations of the Trust, or of any fund in the Trust. The Declaration of Trust provides that, if any shareholder (or former shareholder) of a fund in the Trust is charged or held to be personally liable for any obligation or liability of the Trust, or of any fund in the Trust, solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the Trust (upon request of the shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder (or the heirs, executors, administrators or other legal representatives thereof, or in the case of a corporation or other entity, its

Statement of Additional Information - Nov. 29, 2007                     Page 150
corporate or other general successor) shall be entitled (but solely out of the assets of the fund of which such shareholder or former shareholder is or was the holder of shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

The Declaration of Trust also provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually, but only upon the assets and property of the Trust, and that the Trustees will not be liable for any action or failure to act, errors of judgment, or mistakes of fact or law, but nothing in the Declaration of Trust or other agreement with a Trustee protects a Trustee against any liability to which he or she would otherwise be subject by reason of his or her willful bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. By becoming a shareholder of the fund, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Declaration of Trust.

               TABLE 24. FUND HISTORY TABLE FOR RIVERSOURCE FUNDS*

                                                                                                   FISCAL
                                       DATE OF        DATE BEGAN       FORM OF         STATE OF     YEAR
FUND**                              ORGANIZATION      OPERATIONS     ORGANIZATION    ORGANIZATION    END   DIVERSIFIED***
-------------------------------------------------------------------------------------------------------------------------
BOND SERIES, INC.(3)             4/29/81, 6/13/86(1)                 Corporation         NV/MN      7/31
-------------------------------------------------------------------------------------------------------------------------
Core Bond Fund                                          6/19/03                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Floating Rate Fund                                      2/16/06                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Income Opportunities Fund                               6/19/03                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Inflation Protected                                     3/4/04                                                   No
  Securities Fund
-------------------------------------------------------------------------------------------------------------------------
Limited Duration Bond Fund                              6/19/03                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
CALIFORNIA TAX-EXEMPT TRUST            4/7/86                     Business Trust(2)       MA        8/31
-------------------------------------------------------------------------------------------------------------------------
California Tax-Exempt Fund                              8/18/86                                                  No
-------------------------------------------------------------------------------------------------------------------------
DIMENSIONS SERIES, INC.          2/20/68, 6/13/86(1)                 Corporation         NV/MN      7/31
-------------------------------------------------------------------------------------------------------------------------
Disciplined Small and Mid Cap                           5/18/06                                                  Yes
  Equity Fund
-------------------------------------------------------------------------------------------------------------------------
Disciplined Small Cap Value                             2/16/06                                                  Yes
  Fund
-------------------------------------------------------------------------------------------------------------------------
DIVERSIFIED INCOME SERIES,       6/27/74, 6/31/86(1)                 Corporation         NV/MN      8/31
  INC.(3)
-------------------------------------------------------------------------------------------------------------------------
Diversified Bond Fund(4)                                10/3/74                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
EQUITY SERIES, INC.              3/18/57, 6/13/86(1)                 Corporation         NV/MN      11/30
-------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund(5)                                  6/4/57                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
GLOBAL SERIES, INC.                   10/28/88                       Corporation          MN        10/31
-------------------------------------------------------------------------------------------------------------------------
Absolute Return Currency and                            6/15/06                                                  No
  Income Fund
-------------------------------------------------------------------------------------------------------------------------
Emerging Markets Bond Fund                              2/16/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Emerging Markets Fund(6)                               11/13/96                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Global Bond Fund                                        3/20/89                                                  No
-------------------------------------------------------------------------------------------------------------------------
Global Equity Fund(7),(6)                               5/29/90                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Global Technology Fund                                 11/13/96                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
GOVERNMENT INCOME SERIES,              3/12/85                       Corporation          MN        5/31
  INC.
-------------------------------------------------------------------------------------------------------------------------
Short Duration U.S.                                     8/19/85                                                  Yes
  Government Fund(4)
-------------------------------------------------------------------------------------------------------------------------
U.S. Government Mortgage Fund                           2/14/02                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
HIGH YIELD INCOME SERIES,              8/17/83                       Corporation          MN        5/31
  INC.
-------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund(4)                                 12/8/83                                                  Yes
-------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 151

                                                                                                   FISCAL
                                       DATE OF        DATE BEGAN       FORM OF         STATE OF     YEAR
FUND**                              ORGANIZATION      OPERATIONS     ORGANIZATION    ORGANIZATION    END   DIVERSIFIED***
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
INCOME SERIES, INC.              2/10/45; 6/13/86(1)                 Corporation         NV/MN      5/31
-------------------------------------------------------------------------------------------------------------------------
Income Builder Basic Income                             2/16/06                                                  No
  Fund
-------------------------------------------------------------------------------------------------------------------------
Income Builder Enhanced                                 2/16/06                                                  No
  Income Fund
-------------------------------------------------------------------------------------------------------------------------
Income Builder Moderate                                 2/16/06                                                  No
  Income Fund
-------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL MANAGERS SERIES,         5/9/01                        Corporation          MN        10/31
  INC.(3)
-------------------------------------------------------------------------------------------------------------------------
International Aggressive                                9/28/01                                                  Yes
  Growth Fund
-------------------------------------------------------------------------------------------------------------------------
International Equity Fund(5)                            10/3/02                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
International Select Value                              9/28/01                                                  Yes
  Fund
-------------------------------------------------------------------------------------------------------------------------
International Small Cap Fund                            10/3/02                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL SERIES, INC.             7/18/84                       Corporation          MN        10/31
-------------------------------------------------------------------------------------------------------------------------
Disciplined International                               5/18/06                                                  Yes
  Equity Fund
-------------------------------------------------------------------------------------------------------------------------
European Equity Fund(6)                                 6/26/00                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
International Opportunity                              11/15/84                                                  Yes
  Fund(6),(5)
-------------------------------------------------------------------------------------------------------------------------
INVESTMENT SERIES, INC.          1/18/40; 6/13/86(1)                 Corporation         NV/MN      9/30
-------------------------------------------------------------------------------------------------------------------------
Balanced Fund(5)                                        4/16/40                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Disciplined Large Cap Growth                            5/17/07                                                  Yes
  Fund
-------------------------------------------------------------------------------------------------------------------------
Diversified Equity Income                              10/15/90                                                  Yes
  Fund
-------------------------------------------------------------------------------------------------------------------------
Mid Cap Value Fund                                      2/14/02                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
LARGE CAP SERIES, INC.(3)        5/21/70, 6/13/86(1)                 Corporation         NV/MN      7/31
-------------------------------------------------------------------------------------------------------------------------
Disciplined Equity Fund(5)                              4/24/03                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Growth Fund                                             3/1/72                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
Large Cap Equity Fund                                   3/28/02                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Large Cap Value Fund                                    6/27/02                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
MANAGERS SERIES, INC.(3)               3/20/01                       Corporation          MN        5/31
-------------------------------------------------------------------------------------------------------------------------
Aggressive Growth Fund                                  4/24/03                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Fundamental Growth Fund(5)                              4/24/03                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Fundamental Value Fund                                  6/18/01                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Select Value Fund                                       3/8/02                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
Small Cap Equity Fund(5)                                3/8/02                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
Small Cap Value Fund                                    6/18/01                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Value Fund                                              6/18/01                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
MARKET ADVANTAGE SERIES, INC.          8/25/89                       Corporation          MN        1/31
-------------------------------------------------------------------------------------------------------------------------
Portfolio Builder                                       3/4/04                                                   No
  Conservative Fund
-------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                              3/4/04                                                   No
  Conservative Fund
-------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                              3/4/04                                                   No
  Fund
-------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Moderate                              3/4/04                                                   No
  Aggressive Fund
-------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Aggressive                            3/4/04                                                   No
  Fund
-------------------------------------------------------------------------------------------------------------------------
Portfolio Builder Total                                 3/4/04                                                   No
  Equity Fund
-------------------------------------------------------------------------------------------------------------------------
S&P 500 Index Fund                                     10/25/99                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Small Company Index Fund                                8/19/96                                                  Yes
-------------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 152

                                                                                                   FISCAL
                                       DATE OF        DATE BEGAN       FORM OF         STATE OF     YEAR
FUND**                              ORGANIZATION      OPERATIONS     ORGANIZATION    ORGANIZATION    END   DIVERSIFIED***
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
MONEY MARKET SERIES, INC.        8/22/75; 6/13/86(1)                 Corporation         NV/MN      7/31
-------------------------------------------------------------------------------------------------------------------------
Cash Management Fund                                    10/6/75                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
SECTOR SERIES, INC.                    3/25/88                       Corporation          MN        6/30
-------------------------------------------------------------------------------------------------------------------------
Dividend Opportunity Fund(8)                            8/1/88                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
Real Estate Fund                                        3/4/04                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
SELECTED SERIES, INC.                  10/5/84                       Corporation          MN        3/31
-------------------------------------------------------------------------------------------------------------------------
Precious Metals and Mining                              4/22/86                                                  No
  Fund(9)
-------------------------------------------------------------------------------------------------------------------------
SERIES TRUST                           1/27/06                    Business Trust(2)       MA        4/30
-------------------------------------------------------------------------------------------------------------------------
120/20 Contrarian Equity Fund                          10/18/07                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
130/30 U.S. Equity Fund                                10/18/07                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2010 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2015 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2020 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2025 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2030 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2035 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2040 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
Retirement Plus 2045 Fund                               5/18/06                                                  No
-------------------------------------------------------------------------------------------------------------------------
SHORT TERM INVESTMENTS SERIES,   4/23/68, 6/13/86(1)                 Corporation         NV/MN      7/31
  INC.
-------------------------------------------------------------------------------------------------------------------------
Short-Term Cash Fund                                    9/26/06                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
SPECIAL TAX-EXEMPT SERIES              4/7/86                     Business Trust(2)       MA        8/31
  TRUST(10)
-------------------------------------------------------------------------------------------------------------------------
Massachusetts Tax-Exempt Fund                           7/2/87                                                   No
-------------------------------------------------------------------------------------------------------------------------
Michigan Tax-Exempt Fund                                7/2/87                                                   No
-------------------------------------------------------------------------------------------------------------------------
Minnesota Tax-Exempt Fund                               8/18/86                                                Yes(11)
-------------------------------------------------------------------------------------------------------------------------
New York Tax-Exempt Fund                                8/18/86                                                  No
-------------------------------------------------------------------------------------------------------------------------
Ohio Tax-Exempt Fund                                    7/2/87                                                   No
-------------------------------------------------------------------------------------------------------------------------
STRATEGIC ALLOCATION SERIES,           10/9/84                       Corporation          MN        9/30
  INC.(3)
-------------------------------------------------------------------------------------------------------------------------
Strategic Allocation Fund(5)                            1/23/85                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Strategic Income Allocation                             5/17/07                                                  Yes
  Fund
-------------------------------------------------------------------------------------------------------------------------
STRATEGY SERIES, INC.                  1/24/84                       Corporation          MN        3/31
-------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                                       5/14/84                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                                   1/24/01                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Small Cap Advantage Fund                                5/4/99                                                   Yes
-------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT INCOME SERIES,       12/21/78; 6/13/86(1)                 Corporation         NV/MN      11/30
  INC.(3)
-------------------------------------------------------------------------------------------------------------------------
Tax-Exempt High Income                                  5/7/79                                                   Yes
  Fund(5)
-------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT MONEY MARKET          2/29/80, 6/13/86(1)                 Corporation         NV/MN      12/31
  SERIES, INC.(3)
-------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market                                 8/5/80                                                   Yes
  Fund(5)
-------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT SERIES, INC.          9/30/76, 6/13/86(1)                 Corporation         NV/MN      11/30
-------------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt Fund                           11/13/96                                                  Yes
-------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond Fund                                   11/24/76                                                  Yes
-------------------------------------------------------------------------------------------------------------------------




Statement of Additional Information - Nov. 29, 2007                     Page 153

    * The RiverSource Variable Portfolio funds are not included in this table. Please see the Variable Portfolio funds' SAI for fund history.

   ** Effective Oct. 1, 2005 American Express Funds changed its name to RiverSource funds and the names Threadneedle and Partners were removed from fund names.

  *** If a non-diversified fund is managed as if it were a diversified fund for a period of three years, its status under the 1940 Act will convert automatically from non-diversified to diversified. A diversified fund may convert to non-diversified status only with shareholder approval.

  (1)    Date merged into a Minnesota corporation incorporated on April 7, 1986.

  (2) Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the trust itself is unable to meet its obligations.

  (3) Effective April 21, 2006, AXP Discovery Series, Inc. changed its name to RiverSource Bond Series, Inc.; AXP Fixed Income Series, Inc. changed its name to RiverSource Diversified Income Series, Inc.; AXP Growth Series, Inc. changed its name to RiverSource Large Cap Series, Inc.; AXP High Yield Tax-Exempt Series, Inc. changed its name to RiverSource Tax-Exempt Income Series, Inc.; AXP Managed Series, Inc. changed its name to RiverSource Strategic Allocation Series, Inc.; AXP Partners International Series, Inc. changed its name to RiverSource International Managers Series, Inc.; AXP Partners Series, Inc. changed its name to RiverSource Managers Series, Inc.; AXP Tax-Free Money Series, Inc. changed its name to RiverSource Tax-Exempt Money Market Series, Inc.; and for all other corporations and business trusts, AXP was replaced with RiverSource in the registrant name.

  (4) Effective June 27, 2003, Bond Fund changed its name to Diversified Bond Fund, Federal Income Fund changed its name to Short Duration U.S. Government Fund and Extra Income Fund changed its name to High Yield Bond Fund.

  (5) Effective Oct. 1, 2005, Equity Select Fund changed its name to Mid Cap Growth Fund, High Yield Tax-Exempt Fund changed its name to Tax-Exempt High Income Fund, Managed Allocation Fund changed its name to Strategic Allocation Fund, Mutual changed its name to Balanced Fund, Partners Growth Fund changed its name to Fundamental Growth Fund, Partners International Core Fund changed its name to International Equity Fund, Partners Small Cap Core Fund changed its name to Small Cap Equity Fund, Quantitative Large Cap Equity Fund changed its name to Disciplined Equity Fund, Tax-Free Money Fund changed its name to Tax-Exempt Money Market Fund, and Threadneedle International Fund changed its name to International Opportunity Fund.

  (6) Effective July 9, 2004, Emerging Markets Fund changed its name to Threadneedle Emerging Markets Fund, European Equity Fund changed its name to Threadneedle European Equity Fund, Global Equity Fund changed its name to Threadneedle Global Equity Fund, and International Fund changed its name to Threadneedle International Fund.

  (7) Effective Oct. 20, 2003, Global Growth Fund changed its name to Global Equity Fund.

  (8) Effective Feb. 18, 2004, Utilities Fund changed its name to Dividend Opportunity Fund.

  (9) Effective Nov. 1, 2006, Precious Metals Fund changed its name to Precious Metals and Mining Fund.

 (10) Effective April 13, 2006, the fiscal year end was changed from June 30 to Aug. 31.


 (11) Minnesota Tax-Exempt Fund is currently classified as a diversified fund under the 1940 Act. This means that the fund may not, with respect to 75% of its total assets, invest more than 5% of its total assets in any one issuer or purchase more than 10% of the outstanding voting securities of any one issuer. With respect to the remaining 25% of the fund's total assets, there is no limitation on the amount of assets the fund may invest in any one issuer. These are "fundamental" policies of the fund. Section 13(a)(1) of the 1940 Act and Rule 13a-1 thereunder generally provide that if a non-diversified fund actually operates as if it were a diversified fund for a period of three years, its classification under the 1940 Act will convert automatically from non-diversified to diversified. The fund has been classified as a diversified fund since Spring 2006, a result of its operation as a diversified fund for more than three years based on the measurement of diversification that existed at the time, which is not consistent with how diversification is currently measured. Specifically, the fund has historically participated in inverse floater programs, where the fund transfers to trusts fixed rate municipal bonds (municipal bonds) in exchange for cash and residual interest in the trusts' assets and cash flows, which are in the form of inverse floating rate securities (residual bonds). The trusts fund the purchase of the municipal bonds by issuing short-term floating rate notes to third parties. The municipal bonds transferred to the trusts remain in the fund's investments in securities and the related short-term floating rate notes are reflected as fund liabilities. Prior to January 2007, the fund measured diversification based upon the value of the residual bonds only. Since January 2007, the fund has also measured diversification based on the full value of the municipal bonds held in trusts; had this measurement of diversification (considering the full value of municipal bonds held in trusts) been employed historically, the fund would not have converted its classification to a diversified fund in Spring 2006.

        The Board of Trustees of the fund has recommended that the fund be managed as a non-diversified fund, consistent with its original structure. It is expected that shareholders will vote on this matter in the first quarter of 2008.


Statement of Additional Information - Nov. 29, 2007                     Page 154

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees a fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of each fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

                             TABLE 25. BOARD MEMBERS

INDEPENDENT BOARD MEMBERS

                  POSITION
                    HELD
                 WITH FUNDS
                     AND
 NAME, ADDRESS,   LENGTH OF        PRINCIPAL OCCUPATION            OTHER        COMMITTEE
      AGE          SERVICE        DURING PAST FIVE YEARS       DIRECTORSHIPS   MEMBERSHIPS
-------------------------------------------------------------------------------------------
Kathleen Blatz   Board       Chief Justice, Minnesota         None            Compliance,
901 S.           member      Supreme Court, 1998-2005                         Investment
Marquette Ave.   since 2006                                                   Review, Joint
Minneapolis, MN                                                               Audit
55402
Age 53
-------------------------------------------------------------------------------------------


Arne H. Carlson  Board       Chair, RiverSource Funds, 1999-  None            Board
901 S.           member      2006; former Governor of                         Governance,
Marquette Ave.   since 1999  Minnesota                                        Contracts,
Minneapolis, MN                                                               Executive,
55402                                                                         Investment
Age 73                                                                        Review
-------------------------------------------------------------------------------------------


Pamela G.        Board       President, Springboard-Partners  None            Investment
Carlton          member      in Cross Cultural Leadership                     Review, Joint
901 S.           since 2007  (consulting company)                             Audit
Marquette Ave.
Minneapolis, MN
55402
Age 52
-------------------------------------------------------------------------------------------


Patricia M.      Board       Trustee Professor of Economics   None            Board
Flynn            member      and Management, Bentley                          Governance,
901 S.           since 2004  College; former Dean, McCallum                   Compliance,
Marquette Ave.               Graduate School of Business,                     Contracts,
Minneapolis, MN              Bentley College                                  Investment
55402                                                                         Review
Age 56
-------------------------------------------------------------------------------------------


Anne P. Jones    Board       Attorney and Consultant          None            Board
901 S.           member                                                       Governance,
Marquette Ave.   since 1985                                                   Executive,
Minneapolis, MN                                                               Investment
55402                                                                         Review, Joint
Age 72                                                                        Audit
-------------------------------------------------------------------------------------------


Jeffrey          Board       Former Managing Director,        American        Board
Laikind, CFA     member      Shikiar Asset Management         Progressive     Governance,
901 S.           since 2005                                   Insurance       Investment
Marquette Ave.                                                                Review, Joint
Minneapolis, MN                                                               Audit
55402
Age 72
-------------------------------------------------------------------------------------------


Stephen R.       Board       President Emeritus and           Valmont         Board
Lewis, Jr.       member      Professor of Economics,          Industries,     Governance,
901 S.           since 2002  Carleton College                 Inc.            Compliance,
Marquette Ave.   and Chair                                    (manufactures   Contracts,
Minneapolis, MN  of the                                       irrigation      Executive,
55402            Board                                        systems)        Investment
Age 68           since 2007                                                   Review
-------------------------------------------------------------------------------------------


Catherine James  Board       Director, Enterprise Asset       Strategic       Compliance,
Paglia           member      Management, Inc. (private real   Distribution,   Contracts,
901 S.           since 2004  estate and asset management      Inc.            Executive,
Marquette Ave.               company)                         (transporta-    Investment
Minneapolis, MN                                               tion,           Review
55402                                                         distribution
Age 55                                                        and logistics
                                                              consultants)
-------------------------------------------------------------------------------------------


Alison Taunton-  Board       Chief Executive Officer,         Hybridon, Inc.  Contracts,
Rigby            member      RiboNovix, Inc. since 2003       (biotechnol-    Executive,
901 S.           since 2002  (biotechnology); former          ogy); American  Investment
Marquette Ave.               President, Forester Biotech      Healthways,     Review
Minneapolis, MN                                               Inc. (health
55402                                                         management
Age 63                                                        programs)
-------------------------------------------------------------------------------------------





Statement of Additional Information - Nov. 29, 2007                     Page 155

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

                  POSITION
                    HELD
                 WITH FUNDS
                     AND
 NAME, ADDRESS,   LENGTH OF        PRINCIPAL OCCUPATION            OTHER        COMMITTEE
      AGE          SERVICE        DURING PAST FIVE YEARS       DIRECTORSHIPS   MEMBERSHIPS
-------------------------------------------------------------------------------------------
William F.       Board       President - U.S. Asset            None           Investment
Truscott         member      Management and Chief Investment                  Review
53600            since       Officer, Ameriprise Financial,
Ameriprise       2001, Vice  Inc. and President, Chairman of
Financial        President   the Board and Chief Investment
Center           since 2002  Officer, RiverSource
Minneapolis, MN              Investments, LLC since 2005;
55474                        President, Ameriprise
Age 47                       Certificate
                             Company since 2006; Senior Vice
                             President - Chief Investment
                             Officer, Ameriprise Financial,
                             Inc. and Chairman of the Board
                             and Chief Investment Officer,
                             RiverSource Investments, LLC,
                             2001-2005
-------------------------------------------------------------------------------------------




    * Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the fund's other officers are:

                             TABLE 26. FUND OFFICERS

                          POSITION HELD
                         WITH FUNDS AND
                            LENGTH OF                  PRINCIPAL OCCUPATION
  NAME, ADDRESS, AGE         SERVICE                  DURING PAST FIVE YEARS
----------------------------------------------------------------------------------------
Patrick T. Bannigan     President since   Senior Vice President - Asset Management,
172 Ameriprise          2006              RiverSource Investments, LLC since 2006;
Financial Center                          Managing Director and Global Head of Product,
Minneapolis, MN 55474                     Morgan Stanley Investment Management, 2004-
Age 42                                    2006; President, Touchstone Investments, 2002-
                                          2004; Director of Strategic Planning,
                                          Evergreen Investments, 1995-2002
---------------------------------------------------------------------------------------


Michelle M. Keeley      Vice President    Executive Vice President - Equity and Fixed
172 Ameriprise          since 2004        Income, Ameriprise Financial, Inc. and
Financial Center                          RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                     President - Investments, Ameriprise
Age 43                                    Certificate Company since 2003; Senior Vice
                                          President - Fixed Income, Ameriprise
                                          Financial, Inc., 2002-2006 and RiverSource
                                          Investments, LLC, 2004-2006; Managing
                                          Director, Zurich Global Assets, 2001-2002
---------------------------------------------------------------------------------------


Amy K. Johnson          Vice President    Vice President - Asset Management and Trust
5228 Ameriprise         since 2006        Company Services, RiverSource Investments, LLC
Financial Center                          since 2006; Vice President - Operations and
Minneapolis, MN 55474                     Compliance, RiverSource Investments, LLC,
Age 42                                    2004-2006; Director of Product
                                          Development - Mutual Funds, Ameriprise
                                          Financial, Inc., 2001-2004
---------------------------------------------------------------------------------------


Jeffrey P. Fox          Treasurer since   Vice President - Investment Accounting,
105 Ameriprise          2002              Ameriprise Financial, Inc. since 2002; Vice
Financial Center                          President - Finance, American Express Company,
Minneapolis, MN 55474                     2000-2002
Age 52
---------------------------------------------------------------------------------------


Scott R. Plummer        Vice President,   Vice President and Chief Counsel - Asset
5228 Ameriprise         General Counsel   Management, Ameriprise Financial, Inc. since
Financial Center        and Secretary     2005; Vice President, General Counsel and
Minneapolis, MN 55474   since 2006        Secretary, Ameriprise Certificate Company
Age 48                                    since 2005; Vice President - Asset Management
                                          Compliance, Ameriprise Financial, Inc., 2004-
                                          2005; Senior Vice President and Chief
                                          Compliance Officer, U.S. Bancorp Asset
                                          Management, 2002-2004; Second Vice President
                                          and Assistant General Counsel, Hartford Life,
                                          2001-2002
---------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 156

                          POSITION HELD
                         WITH FUNDS AND
                            LENGTH OF                  PRINCIPAL OCCUPATION
  NAME, ADDRESS, AGE         SERVICE                  DURING PAST FIVE YEARS
----------------------------------------------------------------------------------------

Jennifer D. Lammers     Chief Compliance  U.S. Asset Management Chief Compliance
172 Ameriprise          Officer since     Officer, RiverSource Investments, LLC since
Financial Center        2006              2006; Director - Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                     Management, 2003-2006; Director of Finance,
Age 46                                    Voyageur Asset Management, 2000-2003
---------------------------------------------------------------------------------------

Neysa M. Alecu          Money Laundering  Compliance Director and Anti-Money Laundering
2934 Ameriprise         Prevention        Officer, Ameriprise Financial, Inc. since
Financial Center        Officer since     2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474   2004              Ameriprise Financial, Inc., 2003-2004;
Age 43                                    Compliance Director and Bank Secrecy Act
                                          Officer, American Express Centurion Bank,
                                          2000-2003
---------------------------------------------------------------------------------------




RESPONSIBILITIES OF BOARD WITH RESPECT TO FUND MANAGEMENT
The Board initially approves an Investment Management Services Agreement and other contracts with the investment manager and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

SEVERAL COMMITTEES FACILITATE ITS WORK
BOARD GOVERNANCE COMMITTEE -- Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. To be considered, recommendations must include a curriculum vitae and be mailed to the Chairman of the Board, RiverSource Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Board Chair in relation to furthering the interests of the Funds and their shareholders on external matters.

COMPLIANCE COMMITTEE -- Supports the Funds' maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Funds or their key service providers; developing and implementing, in coordination with the Funds' Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Boards; and providing a designated forum for the Funds' CCO to meet with independent Board members on a regular basis to discuss compliance matters.

CONTRACTS COMMITTEE -- Reviews and oversees the contractual relationships with service providers. Receives and analyzes reports covering the level and quality of services provided under contracts with the fund and advises the Board regarding actions taken on these contracts during the annual review process.

EXECUTIVE COMMITTEE -- Acts for the Board between meetings of the Board.

INVESTMENT REVIEW COMMITTEE -- Reviews and oversees the management of the Funds' assets. Considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

JOINT AUDIT COMMITTEE -- Oversees the accounting and financial reporting processes of the Funds and internal controls over financial reporting. Oversees the quality and integrity of the Funds' financial statements and independent audits as well as the Funds' compliance with legal and regulatory requirements relating to the Funds' accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Funds' independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.


Statement of Additional Information - Nov. 29, 2007                     Page 157

This table shows the number of times the committees met during each fund's most recent fiscal period. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

                          TABLE 27. COMMITTEE MEETINGS


                                        BOARD                                  INVEST-
                                       GOVER-    COMPLI-    CON-     EXECU-     MENT      JOINT
                                        NANCE     ANCE     TRACTS     TIVE     REVIEW     AUDIT
                                       COMMIT-   COMMIT-   COMMIT-   COMMIT-   COMMIT-   COMMIT-
FISCAL PERIOD                            TEE      TEE*       TEE       TEE       TEE       TEE
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         1         6         1         5         6
January 31
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         1         6         2         5         6
March 31
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         2         6         1         5         6
April 30
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         2         6         1         5         7
May 31
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         2         6         1         5         8
June 30
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         3         6         1         5         8
July 31
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5         3         6         1         5         8
August 31
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       6         5         6         1         5         8
September 30
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       2        N/A        6         0         4         5
October 31
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5        N/A        6         0         5         6
November 30
------------------------------------------------------------------------------------------------
For funds with fiscal period ending       5        N/A        6         1         5         6
December 31
------------------------------------------------------------------------------------------------




    *    Committee established December 2006.

BOARD MEMBER HOLDINGS

The following table shows the Board members' dollar range of equity securities beneficially owned on Dec. 31, 2006 of each individual fund owned by a Board member, and the aggregate dollar range of equity securities of all RiverSource funds overseen by the Board members.

                         TABLE 28. BOARD MEMBER HOLDINGS

Based on net asset values as of Dec. 31, 2006

                                                                     AGGREGATE DOLLAR
                                                                         RANGE OF
                                                                     EQUITY SECURITIES
                                                      DOLLAR RANGE        OF ALL
                                                       OF EQUITY     RIVERSOURCE FUNDS
                                                     SECURITIES IN       OVERSEEN
   BOARD MEMBER*                  FUND                  THE FUND      BY BOARD MEMBER
--------------------------------------------------------------------------------------
Kathleen Blatz      Equity Value                     $10,001-          Over $100,000
                                                     $50,000
                    ----------------------------------------------
                    Global Equity                    $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             Over $100,000
--------------------------------------------------------------------------------------
Arne H. Carlson     Cash Management                  $1-$10,000        Over $100,000
                    ----------------------------------------------
                    Disciplined Equity               $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Diversified Equity Income        $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Dividend Opportunity             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Fundamental Value                $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Global Equity                    $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Global Technology                $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Equity             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Select Value       $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             $10,001-
                                                     $50,000
--------------------------------------------------------------------------------------
Patricia M. Flynn   Growth**                         --               Over $100,000**
-------------------------------------------------------------------
                    Strategic Allocation**           $10,001-
                                                     $50,000
--------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 158

                                                                     AGGREGATE DOLLAR
                                                                         RANGE OF
                                                                     EQUITY SECURITIES
                                                      DOLLAR RANGE        OF ALL
                                                       OF EQUITY     RIVERSOURCE FUNDS
                                                     SECURITIES IN       OVERSEEN
   BOARD MEMBER*                  FUND                  THE FUND      BY BOARD MEMBER
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Anne P. Jones       Disciplined Equity               $50,001-          Over $100,000
                                                     $100,000
                    ----------------------------------------------
                    Diversified Bond                 $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Diversified Equity Income        $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Global Bond                      Over $100,000
                    ----------------------------------------------
                    Global Equity                    $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Growth                           $50,001-
                                                     $100,000
                    ----------------------------------------------
                    High Yield Bond                  Over $100,000
                    ----------------------------------------------
                    Short Duration U.S. Government   Over $100,000
                    ----------------------------------------------
                    Small Company Index              Over $100,000
-------------------------------------------------------------------
                    Strategic Allocation             $10,001-
                                                     $50,000
--------------------------------------------------------------------------------------
Jeffrey Laikind     Disciplined Equity               $10,001-        $50,001-$100,000
                                                     $50,000
                    ----------------------------------------------
                    Growth                           $50,001-
                                                     $100,000
                    ----------------------------------------------
Stephen R. Lewis,   Cash Management**                --               Over $100,000**
Jr.
                    ----------------------------------------------
                    Diversified Equity Income**      $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Emerging Markets**               --
                    ----------------------------------------------
                    International Opportunity**      --
                    ----------------------------------------------
                    Mid Cap Growth                   $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Portfolio Builder Total          --
                    Equity**
                    ----------------------------------------------
                    Strategic Allocation             $10,001-
                                                     $50,000
--------------------------------------------------------------------------------------
Catherine James     Disciplined Equity**             --               Over $100,000**
Paglia
-------------------------------------------------------------------
                    Diversified Equity Income        $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Growth                           $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Small Cap Advantage**            --
                    ----------------------------------------------
                    Strategic Allocation             $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------
Alison Taunton      Diversified Equity Income        $10,001-          Over $100,000
Rigby                                                $50,000
                    ----------------------------------------------
                    Emerging Markets                 $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Equity Value                     $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Global Equity                    $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Growth                           $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Income Builder Enhanced Income   Over $100,000
                    ----------------------------------------------
                    International Aggressive Growth  $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Select Value       $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Mid Cap Value                    $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             $10,001-
                                                     $50,000
--------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 159

                                                                     AGGREGATE DOLLAR
                                                                         RANGE OF
                                                                     EQUITY SECURITIES
                                                      DOLLAR RANGE        OF ALL
                                                       OF EQUITY     RIVERSOURCE FUNDS
                                                     SECURITIES IN       OVERSEEN
   BOARD MEMBER*                  FUND                  THE FUND      BY BOARD MEMBER
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
William F.          Balanced                         $50,001-          Over $100,000
Truscott                                             $100,000
                    ----------------------------------------------
                    Cash Management                  Over $100,000
                    ----------------------------------------------
                    Disciplined Equity               $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Disciplined International        $50,001-
                    Equity                           $100,000
                    ----------------------------------------------
                    Dividend Opportunity             Over $100,000
                    ----------------------------------------------
                    Emerging Markets                 $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Floating Rate                    Over $100,000
                    ----------------------------------------------
                    Global Equity                    Over $100,000
                    ----------------------------------------------
                    Global Technology                $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Growth                           $50,001-
                                                     $100,000
                    ----------------------------------------------
                    High Yield Bond                  $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Income Builder Enhanced Income   Over $100,000
                    ----------------------------------------------
                    Income Opportunities             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Intermediate Tax-Exempt          $50,001-
                                                     $100,000
                    ----------------------------------------------
                    International Opportunity        Over $100,000
                    ----------------------------------------------
                    Large Cap Equity                 Over $100,000
                    ----------------------------------------------
                    Large Cap Value                  $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Massachusetts Tax-Exempt         Over $100,000
                    ----------------------------------------------
                    Mid Cap Growth                   $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Mid Cap Value                    $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Portfolio Builder Moderate       Over $100,000
                    Aggressive
                    ----------------------------------------------
                    Real Estate                      $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Retirement Plus 2035             $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Small Cap Advantage              $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Small Cap Equity                 Over $100,000
                    ----------------------------------------------
                    Small Cap Value                  $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             Over $100,000
                    ----------------------------------------------
                    Tax-Exempt High Income           $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------


    * Ms. Carlton was not a Board member as of Dec. 31, 2006 and therefore is not included in the table.
   **    Deferred compensation invested in share equivalents:

A. Flynn    Growth.............  $50,001-$100,000
            Strategic            $50,001-$100,000
            Allocation.........
B. Lewis    Cash Management....  $50,001-$100,000
            Diversified Equity      Over $100,000
            Income.............
            Emerging Markets...   $10,001-$50,000
            International         $10,001-$50,000
            Opportunity........
            Portfolio Builder     $10,001-$50,000
            Total Equity.......
C. Paglia   Disciplined          $50,001-$100,000
            Equity.............
            Small Cap            $50,001-$100,000
            Advantage..........


As of 30 days prior to the date of this SAI, the Board members and officers as a group owned less than 1% of the outstanding shares of any class of any fund.


Statement of Additional Information - Nov. 29, 2007                     Page 160

This table shows the dollar range of equity securities beneficially owned on June 30, 2007 of each fund.

      TABLE 29. BOARD MEMBER HOLDINGS -- INDIVIDUAL FUNDS AS OF QUARTER END

                                                                     AGGREGATE DOLLAR
                                                                         RANGE OF
                                                                     EQUITY SECURITIES
                                                      DOLLAR RANGE        OF ALL
                                                       OF EQUITY     RIVERSOURCE FUNDS
                                                     SECURITIES IN       OVERSEEN
   BOARD MEMBER*                  FUND                  THE FUND      BY BOARD MEMBER
--------------------------------------------------------------------------------------
Kathleen Blatz      Emerging Markets                 $10,001-          Over $100,000
                                                     $50,000
                    ----------------------------------------------
                    Equity Value                     $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Global Equity                    $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Real Estate                      $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             Over $100,000
--------------------------------------------------------------------------------------
Arne H. Carlson     Cash Management                  Over $00,000      Over $100,000
                    ----------------------------------------------
                    Disciplined Equity               $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Dividend Opportunity             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Global Technology                $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Equity             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Select Value       $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------
Patricia M. Flynn   Growth                           $50,001-         Over $100,000**
                                                     $100,000**
                    ----------------------------------------------
                    Portfolio Builder Aggressive     $10,001-
                                                     $50,000**
                    ----------------------------------------------
                    Strategic Allocation             Over
                                                     $100,000**
--------------------------------------------------------------------------------------
Anne P. Jones       Disciplined Equity               $50,001-          Over $100,000
                                                     $100,000
                    ----------------------------------------------
                    Diversified Bond                 $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Diversified Equity Income        $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Global Bond                      Over $100,000
                    ----------------------------------------------
                    Global Equity                    $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Growth                           $50,001-
                                                     $100,000
                    ----------------------------------------------
                    High Yield Bond                  Over $100,000
                    ----------------------------------------------
                    Short Duration U.S. Government   Over $100,000
                    ----------------------------------------------
                    Small Company Index              $50,000-
                                                     $100,000
                    ----------------------------------------------
                    Strategic Allocation             $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------
Jeffrey Laikind     Disciplined Equity               $10,001-          Over $100,000
                                                     $50,000
                    ----------------------------------------------
                    Growth                           $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------
Stephen R. Lewis,   Cash Management                  $50,001-         Over $100,000**
Jr.                                                  $100,000**
                    ----------------------------------------------
                    Disciplined International        $50,001-
                    Equity                           $100,000**
                    ----------------------------------------------
                    Diversified Equity Income        Over
                                                     $100,000**
                    ----------------------------------------------
                    Emerging Markets                 $50,001-
                                                     $100,000**
                    ----------------------------------------------
                    Mid Cap Growth                   $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Portfolio Builder Total Equity   $10,001-
                                                     $50,000**
                    ----------------------------------------------
                    Strategic Allocation             $10,001-
                                                     $50,000
--------------------------------------------------------------------------------------
Catherine James     Disciplined Equity               $50,001-         Over $100,000**
Paglia                                               $100,000**
                    ----------------------------------------------
                    Global Equity                    $50,001-
                                                     $100,000**
                    ----------------------------------------------
                    Growth                           $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Small Cap Advantage              $50,001-
                                                     $100,000**
                    ----------------------------------------------
                    Strategic Allocation             $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 161

                                                                     AGGREGATE DOLLAR
                                                                         RANGE OF
                                                                     EQUITY SECURITIES
                                                      DOLLAR RANGE        OF ALL
                                                       OF EQUITY     RIVERSOURCE FUNDS
                                                     SECURITIES IN       OVERSEEN
   BOARD MEMBER*                  FUND                  THE FUND      BY BOARD MEMBER
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Alison Taunton-     Cash Management                  $10,001-          Over $100,000
Rigby                                                $50,000
                    ----------------------------------------------
                    Diversified Equity Income        $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Emerging Markets                 $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Growth                           Over $100,000
                    ----------------------------------------------
                    Income Builder Enhanced Income   Over $100,000
                    ----------------------------------------------
                    International Aggressive Growth  Over $100,000
                    ----------------------------------------------
                    International Select Value       Over $100,000
                    ----------------------------------------------
                    Mid Cap Value                    $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Small Cap Value                  $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Strategic Allocation             Over $100,000
--------------------------------------------------------------------------------------
William F.          Balanced                         Over $100,000     Over $100,000
  Truscott
                    ----------------------------------------------
                    Cash Management                  Over $100,000
                    ----------------------------------------------
                    Disciplined Equity               Over $100,000
                    ----------------------------------------------
                    Disciplined International        Over $100,000
                    Equity
                    ----------------------------------------------
                    Disciplined Small & Mid Cap      $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Disciplined Small Cap Value      Over $100,000
                    ----------------------------------------------
                    Diversified Bond                 $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Emerging Markets                 Over $100,000
                    ----------------------------------------------
                    Floating Rate                    Over $100,000
                    ----------------------------------------------
                    Global Equity                    Over $100,000
                    ----------------------------------------------
                    Global Technology                $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Growth                           Over $100,000
                    ----------------------------------------------
                    High Yield Bond                  $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Income Builder Enhanced Income   Over $100,000
                    ----------------------------------------------
                    Income Opportunities             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Intermediate Tax-Exempt          $50,001-
                                                     $100,000
                    ----------------------------------------------
                    International Equity             $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Opportunity        Over $100,000
                    ----------------------------------------------
                    International Select Value       $10,001-
                                                     $50,000
                    ----------------------------------------------
                    International Small Cap          Over $100,000
                    ----------------------------------------------
                    Large Cap Equity                 Over $100,000
                    ----------------------------------------------
                    Large Cap Value                  $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Massachusetts Tax-Exempt         Over $100,000
                    ----------------------------------------------
                    Mid Cap Growth                   $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Mid Cap Value                    $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Portfolio Builder                Over $100,000
                    Moderate Aggressive
                    ----------------------------------------------
                    Real Estate                      $50,001-
                                                     $100,000
                    ----------------------------------------------
                    Retirement Plus 2035             Over $100,000
                    ----------------------------------------------
                    Small Cap Advantage              $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Small Cap Equity                 Over $100,000
                    ----------------------------------------------
                    Small Cap Value                  $10,001-
                                                     $50,000
                    ----------------------------------------------
                    Strategic Allocation             Over $100,000
                    ----------------------------------------------
                    Tax-Exempt High Income           $50,001-
                                                     $100,000
--------------------------------------------------------------------------------------




Statement of Additional Information - Nov. 29, 2007                     Page 162

    *    Pamela Carlton was not a member of the Board as of June 30, 2007.
   **    Deferred compensation invested in share equivalents:

A. Flynn    Growth.............  $50,001-$100,000
            Portfolio Builder     $10,001-$50,000
            Aggressive.........
            Strategic               Over $100,000
            Allocation.........
B. Lewis    Cash Management....  $50,001-$100,000
            Disciplined Int'l    $50,001-$100,000
            Equity.............
            Diversified Equity      Over $100,000
            Income.............
            Emerging Markets...  $50,001-$100,000
            Portfolio Builder     $10,001-$50,000
            Total Equity.......
C. Paglia   Disciplined          $50,001-$100,000
            Equity.............
            Small Cap            $50,001-$100,000
            Advantage..........
            Global Equity......  $50,001-$100,000


COMPENSATION OF BOARD MEMBERS

TOTAL COMPENSATION. The following table shows the total compensation paid to independent Board members from all the RiverSource funds in the last fiscal period.

                 TABLE 30. BOARD MEMBER COMPENSATION - ALL FUNDS


                                                                         TOTAL CASH COMPENSATION FROM
                                         PENSION OR RETIREMENT                   RIVERSOURCE
         BOARD MEMBER(A)             BENEFITS PAID TO BOARD MEMBER        FUNDS PAID TO BOARD MEMBER
-------------------------------------------------------------------------------------------------------
Kathleen Blatz                                    N/A                              $150,750
-------------------------------------------------------------------------------------------------------
Arne H. Carlson(b)                              8,250(b)                            197,000
-------------------------------------------------------------------------------------------------------
Pamela Carlton                                    N/A                                40,000
-------------------------------------------------------------------------------------------------------
Patricia M. Flynn                                 N/A                               144,300(c)
-------------------------------------------------------------------------------------------------------
Anne P. Jones                                     N/A                               151,150
-------------------------------------------------------------------------------------------------------
Jeffrey Laikind                                   N/A                               151,150
-------------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.                             N/A                               325,950(c)
-------------------------------------------------------------------------------------------------------
Catherine James Paglia                            N/A                               144,300(c)
-------------------------------------------------------------------------------------------------------
Vikki L. Pryor(d)                                 N/A                                49,917
-------------------------------------------------------------------------------------------------------
Alan K. Simpson(e)                                N/A                                     0
-------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby                              N/A                               136,800
-------------------------------------------------------------------------------------------------------



 (a) Board member compensation is a combination of a base fee and meeting fees, with the exception of the Chair of the Boards, who receives a base annual compensation. Payment of compensation is facilitated by a company providing limited administrative services to the funds and to the Boards.


 (b) Mr. Carlson served as Chair of the Boards through Dec. 31, 2006. The amount for Mr. Carlson includes base annual compensation for serving as Chair of the Boards through Dec. 31, 2006. Additionally, during the time he served as Chair of the Boards, from March 1, 1999 to Dec. 31, 2006, Mr. Carlson was provided health and certain other benefits, including participation in a Qualified Retirement Plan (QRP) and a Supplemental Retirement Plan (SRP). Under the QRP, subject to limits imposed by applicable law (the Dollar Limits), Mr. Carlson earned annually 15% of the non-deferred portion of his base annual compensation. The QRP payments were fully funded by the funds in the year that they were earned by Mr. Carlson. The above table reflects $11,000 paid pursuant to the QRP during the fiscal period. To the extent the 15% amount exceeded the Dollar Limits in any year, the excess was recorded for the benefit of Mr. Carlson under the SRP. These SRP amounts were accrued as liabilities of the funds. Table 31B shows the amount of the SRP accrual in each year for the benefit of Mr. Carlson. Total base annual compensation from the RiverSource funds paid to Mr. Carlson for the most recent fiscal period (not including retirement benefits) was $188,750.

 (c) Ms. Flynn, Mr. Lewis and Ms. Paglia elected to defer a portion of the total cash compensation payable during the period in the amount of $60,650, $95,925 and $144,300, respectively. Amount deferred by fund is set forth in Table 32. Additional information regarding the deferred compensation plan is described below.


 (d) Ms. Pryor ceased service as a member of the Boards, effective Jan. 11, 2007. (She had commenced serving on the Boards on Feb. 15, 2006.)

 (e)    Mr. Simpson retired as a member of the Boards, effective Sept. 14, 2006.


Statement of Additional Information - Nov. 29, 2007                     Page 163

      TABLE 31. SUPPLEMENTAL BOARD MEMBER RETIREMENT BENEFITS -- ALL FUNDS

                                              1999      2000   2001    2002     2003        2004        2005        2006
---------------------------------------------------------------------------------------------------------------------------
Arne H. Carlson*                              $13,200    --   $3,750    --       $4,950     $18,000     $17,250     $15,750
---------------------------------------------------------------------------------------------------------------------------



    * Retirement benefit amounts in excess of the Dollar Limits were accrued annually for the benefit of Mr. Carlson in a SRP. This table shows the amount of such accruals. Because of his retirement as Chair, the SRP amounts are now payable to Mr. Carlson. In this regard, it is expected that the total accrued retirement benefits under the SRP, equal to approximately $82,000 (which includes earnings and interest on the contributed amounts set forth in the table), will be paid to Mr. Carlson in January 2008. SRP payments are funded by the funds. As of January 2007, neither the Chair nor any Board member earns retirement benefits.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Funds' Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

Effective Jan. 1, 2007, independent Board members will be paid an annual retainer of $80,000. Committee and sub-committee Chairs will each receive an additional annual retainer of $5,000. In addition, independent Board members will be paid the following fees for attending Board and committee meetings:
$5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. In 2007, the Board's Chair will receive total annual cash compensation of $385,000, approximately 2.7 times the anticipated average annual compensation expected to be earned by an independent Board member in 2007.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the Deferred Plan). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

COMPENSATION FROM EACH FUND. The following table shows the compensation paid to independent Board members from each fund during its last fiscal period.

             TABLE 32. BOARD MEMBER COMPENSATION -- INDIVIDUAL FUNDS

                                                      AGGREGATE COMPENSATION FROM FUND
                      ------------------------------------------------------------------------------------------------
                                                                                                              TAUNTON-
FUND                   BLATZ  CARLSON*  CARLTON   FLYNN   JONES  LAIKIND   LEWIS  PAGLIA  PRYOR**  SIMPSON**    RIGBY
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
----------------------------------------------------------------------------------------------------------------------
Portfolio Builder        ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Aggressive
----------------------------------------------------------------------------------------------------------------------
Portfolio Builder        ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Conservative
----------------------------------------------------------------------------------------------------------------------
Portfolio Builder        ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Moderate
----------------------------------------------------------------------------------------------------------------------
Portfolio Builder        ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Moderate Aggressive
----------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 164

                                                      AGGREGATE COMPENSATION FROM FUND
                      ------------------------------------------------------------------------------------------------
                                                                                                              TAUNTON-
FUND                   BLATZ  CARLSON*  CARLTON   FLYNN   JONES  LAIKIND   LEWIS  PAGLIA  PRYOR**  SIMPSON**    RIGBY
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Portfolio Builder        ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Moderate
Conservative
----------------------------------------------------------------------------------------------------------------------
Portfolio Builder        ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Total Equity
----------------------------------------------------------------------------------------------------------------------
S&P 500                  415     1,159      N/A     420     474      458     527     436      391        294       412
Index -- total
Amount deferred            0         0              204       0        0     137     436        0          0         0
----------------------------------------------------------------------------------------------------------------------
Small Company
Index -- total         1,880     5,223      N/A   1,894   2,156    2,078   2,374   1,972    1,777      1,348     1,861
Amount deferred            0         0              922       0        0     615   1,972        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MARCH 31
----------------------------------------------------------------------------------------------------------------------
Equity                 1,982     4,553      N/A   1,960   2,252    2,176   3,202   2,036    1,741      1,169     1,921
Value -- total
Amount deferred            0         0              926       0        0     874   2,036        0          0         0
----------------------------------------------------------------------------------------------------------------------
Precious Metals and      188       432      N/A     186     215      207     304     195      166        114       183
Mining -- total
Amount deferred            0         0               88       0        0      83     195        0          0         0
----------------------------------------------------------------------------------------------------------------------
Small Cap
Advantage -- total     1,216     2,903      N/A   1,198   1,397    1,345   1,849   1,249    1,100        800     1,178
Amount deferred            0         0              573       0        0     498   1,249        0          0         0
----------------------------------------------------------------------------------------------------------------------
Small Cap                371       865      N/A     366     423      408     586     381      329        229       359
Growth -- total
Amount deferred            0         0              174       0        0     159     381        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING APRIL 30
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2010     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2015     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2020     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2025     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2030     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2035     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2040     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
Retirement Plus 2045     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING MAY 31
----------------------------------------------------------------------------------------------------------------------
Aggressive             1,025     2,018      N/A     997   1,120    1,078   1,805   1,039      725        448       963
Growth -- total
Amount deferred            0         0              457       0        0     506   1,039        0          0         0
----------------------------------------------------------------------------------------------------------------------
Fundamental
Growth -- total          360       642      N/A     352     383      372     696     363      232        116       337
Amount deferred            0         0              158       0        0     199     363        0          0         0
----------------------------------------------------------------------------------------------------------------------
Fundamental            1,991     3,846      N/A   1,933   2,165    2,092   3,558   2,007    1,381        786     1,863
Value -- total
Amount deferred            0         0              882       0        0   1,001   2,007        0          0         0
----------------------------------------------------------------------------------------------------------------------
High Yield             3,467     6,785      N/A   3,366   3,784    3,654   6,136   3,496    2,443      1,395     3,247
Bond -- total
Amount deferred            0         0            1,540       0        0   1,723   3,496        0          0         0
----------------------------------------------------------------------------------------------------------------------
Income Builder Basic     ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Income
----------------------------------------------------------------------------------------------------------------------
Income Builder           ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Enhanced Income
----------------------------------------------------------------------------------------------------------------------
Income Builder           ***       ***      ***     ***     ***      ***     ***     ***      ***        ***       ***
Moderate Income
----------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 165

                                                      AGGREGATE COMPENSATION FROM FUND
                      ------------------------------------------------------------------------------------------------
                                                                                                              TAUNTON-
FUND                   BLATZ  CARLSON*  CARLTON   FLYNN   JONES  LAIKIND   LEWIS  PAGLIA  PRYOR**  SIMPSON**    RIGBY
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Select                 1,074     2,123      N/A   1,042   1,176    1,134   1,883   1,084      762        451     1,007
Value -- total
Amount deferred            0         0              478       0        0     528   1,084        0          0         0
----------------------------------------------------------------------------------------------------------------------
Short Duration U.S.
Government -- total    1,703     3,495      N/A   1,651   1,884    1,813   2,881   1,722    1,268        760     1,600
Amount deferred            0         0              764       0        0     801   1,722        0          0         0
----------------------------------------------------------------------------------------------------------------------
Small Cap                616     1,236      N/A     598     678      652   1,064     624      448        277       579
Equity -- total
Amount deferred            0         0              276       0        0     297     624        0          0         0
----------------------------------------------------------------------------------------------------------------------
Small Cap              1,740     3,416      N/A   1,690   1,901    1,833   3,072   1,758    1,229        726     1,632
Value -- total
Amount deferred            0         0              774       0        0     862   1,758        0          0         0
----------------------------------------------------------------------------------------------------------------------
U.S. Government
Mortgage -- total        483       866      N/A     470     515      500     937     485      292        162       451
Amount deferred            0         0              211       0        0     267     485        0          0         0
----------------------------------------------------------------------------------------------------------------------
Value -- total           709     1,412      N/A     689     778      750   1,236     717      512        300       666
Amount deferred            0         0              316       0        0     346     717        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JUNE 30
----------------------------------------------------------------------------------------------------------------------
Dividend
Opportunity -- total   2,682     4,351      N/A   2,552   2,855    2,775   5,583   2,632    1,496        722     2,447
Amount deferred            0         0            1,130       0        0   1,606   2,632        0          0         0
----------------------------------------------------------------------------------------------------------------------
Real Estate -- total     401       641      N/A     384     425      414     849     395      218         99       367
Amount deferred            0         0              169       0        0     245     395        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
----------------------------------------------------------------------------------------------------------------------
Cash                   7,831    11,960      969   7,491   7,827    7,827  15,148   7,491    3,536        914     7,077
Management -- total
Amount deferred            0         0        0   3,240       0        0   4,402   7,491        0          0         0
----------------------------------------------------------------------------------------------------------------------
Core Bond -- total       429       664       61     410     429      429     805     410      193         53       388
Amount deferred            0         0        0     178       0        0     233     410        0          0         0
----------------------------------------------------------------------------------------------------------------------
Disciplined            4,147     6,259      552   3,964   4,124    4,124   8,033   3,964    1,802        522     3,743
Equity -- total
Amount deferred            0         0        0   1,711       0        0   2,337   3,964        0          0         0
----------------------------------------------------------------------------------------------------------------------
Disciplined Small
and Mid Cap
Equity -- total           75        67       23      72      70       70     170      72        6          0        67
Amount deferred            0         0        0      29       0        0      51      72        0          0         0
----------------------------------------------------------------------------------------------------------------------
Disciplined Small
Cap Value -- total        36        32        8      34      33       33      84      34        4          0        32
Amount deferred            0         0        0      14       0        0      25      34        0          0         0
----------------------------------------------------------------------------------------------------------------------
Floating                 873     1,059      136     835     845      845   1,895     835      255         33       780
Rate -- total
Amount deferred            0         0        0     348       0        0     560     835        0          0         0
----------------------------------------------------------------------------------------------------------------------
Growth -- total        6,225    10,084      633   5,955   6,267    6,267  11,761   5,955    3,117        928     5,648
Amount deferred            0         0        0   2,604       0        0   3,400   5,955        0          0         0
----------------------------------------------------------------------------------------------------------------------
Income
Opportunities -- to-
tal                      626     1,026       61     599     632      632   1,183     599      318         94       569
Amount deferred            0         0        0     262       0        0     342     599        0          0         0
----------------------------------------------------------------------------------------------------------------------
Inflation Protected
Securities -- total      553       862       77     531     553      553   1,038     531      254         71       502
Amount deferred            0         0        0     230       0        0     301     531        0          0         0
----------------------------------------------------------------------------------------------------------------------
Large Cap             13,514    23,263    1,243  12,902  13,751   13,751  24,507  12,902    7,411      2,342    12,290
Equity -- total
Amount deferred            0         0        0   5,710       0        0   7,035  12,902        0          0         0
----------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 166

                                                      AGGREGATE COMPENSATION FROM FUND
                      ------------------------------------------------------------------------------------------------
                                                                                                              TAUNTON-
FUND                   BLATZ  CARLSON*  CARLTON   FLYNN   JONES  LAIKIND   LEWIS  PAGLIA  PRYOR**  SIMPSON**    RIGBY
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Large Cap                187       307       19     179     188      188     350     179       95         30       170
Value -- total
Amount deferred            0         0        0      78       0        0     101     179        0          0         0
----------------------------------------------------------------------------------------------------------------------
Limited Duration
Bond -- total            287       480       30     275     289      289     528     275      148         51       261
Amount deferred            0         0        0     121       0        0     152     275        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
----------------------------------------------------------------------------------------------------------------------
California Tax-
Exempt -- total          325       473       47     311     329      329     655     311      154         38       295
Amount deferred            0         0        0     135       0        0     190     311        0          0         0
----------------------------------------------------------------------------------------------------------------------
Diversified
Bond -- total          5,229     7,563      793   5,000   5,279    5,279  10,572   5,000    2,424        588     4,748
Amount deferred            0         0        0   2,171       0        0   3,071   5,000        0          0         0
----------------------------------------------------------------------------------------------------------------------
Massachusetts Tax-
Exempt -- total          101       151       13      97     103      103     199      97       51         12        92
Amount deferred            0         0        0      42       0        0      58      97        0          0         0
----------------------------------------------------------------------------------------------------------------------
Michigan Tax-
Exempt -- total           87       131       11      83      89       88     170      83       44         11        79
Amount deferred            0         0        0      36       0        0      49      83        0          0         0
----------------------------------------------------------------------------------------------------------------------
Minnesota Tax-
Exempt -- total          620       903       87     593     626      626   1,247     593      294         71       563
Amount deferred            0         0        0     258       0        0     362     593        0          0         0
----------------------------------------------------------------------------------------------------------------------
New York Tax-
Exempt -- total          128       189       18     122     130      130     255     122       61         14       116
Amount deferred            0         0        0      53       0        0      74     122        0          0         0
----------------------------------------------------------------------------------------------------------------------
Ohio Tax-
Exempt -- total           88       132       12      84      89       89     173      84       44         11        80
Amount deferred            0         0        0      37       0        0      50      84        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
----------------------------------------------------------------------------------------------------------------------
Balanced -- total      2,015     2,758      484   1,923   2,039    2,039   4,261   1,923      747          0     1,825
Amount deferred            0         0        0     815       0        0   1,249   1,923        0          0         0
----------------------------------------------------------------------------------------------------------------------
Disciplined Large
Cap Growth -- total       44        42       35      44      42       42      94      44        0          0        42
Amount deferred            0         0        0      18       0        0      28      44        0          0         0
----------------------------------------------------------------------------------------------------------------------
Diversified Equity
Income -- total       13,740    17,680    3,684  13,164  13,732   13,732  29,971  13,164    4,412          0    12,473
Amount deferred            0         0        0   5,519       0        0   8,830  13,164        0          0         0
----------------------------------------------------------------------------------------------------------------------
Mid Cap                3,987     4,948    1,144   3,827   3,958    3,958   8,837   3,827    1,151          0     3,623
Value -- total
Amount deferred            0         0        0   1,595       0        0   2,610   3,827        0          0         0
----------------------------------------------------------------------------------------------------------------------
Strategic              3,251     3,980      976   3,122   3,219    3,219   7,227   3,123      895          0     2,956
Allocation -- total
Amount deferred            0         0        0   1,299       0        0   2,137   3,123        0          0         0
----------------------------------------------------------------------------------------------------------------------
Strategic Income
Allocation -- total       68        63       48      65      65       65     163      65        0          0        63
Amount deferred            0         0        0      26       0        0      49      65        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
----------------------------------------------------------------------------------------------------------------------
Absolute Return
Currency and
Income(a) -- total        58        15      N/A       8      58       58       8       8       58          0         8
Amount deferred            0         0                4       0        0       2       8        0          0         0
----------------------------------------------------------------------------------------------------------------------

Statement of Additional Information - Nov. 29, 2007                     Page 167

                                                      AGGREGATE COMPENSATION FROM FUND
                      ------------------------------------------------------------------------------------------------
                                                                                                              TAUNTON-
FUND                   BLATZ  CARLSON*  CARLTON   FLYNN   JONES  LAIKIND   LEWIS  PAGLIA  PRYOR**  SIMPSON**    RIGBY
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Disciplined
International
Equity(b) -- total        58        12      N/A       8      58       58       8       8       58          0         8
Amount deferred            0         0                4       0        0       2       8        0          0         0
----------------------------------------------------------------------------------------------------------------------
Emerging               1,000     1,972      N/A   1,217   1,282    1,367   1,432   1,282      800      1,257     1,217
Markets -- total
Amount deferred            0         0              608       0        0     358   1,066        0          0         0
----------------------------------------------------------------------------------------------------------------------
Emerging Markets
Bond(c) -- total         383        45      N/A     333     499      433     449     399      383        441       333
Amount deferred            0         0              167       0        0     112     399        0          0         0
----------------------------------------------------------------------------------------------------------------------
European                 783       436      N/A   1,000   1,066    1,150   1,216   1,066      617      1,057     1,000
Equity -- total
Amount deferred            0         0              500       0        0     304     849        0          0         0
----------------------------------------------------------------------------------------------------------------------
Global Bond -- total     975     2,023      N/A   1,192   1,257    1,342   1,407   1,257      758      1,232     1,192
Amount deferred            0         0              596       0        0     352   1,041        0          0         0
----------------------------------------------------------------------------------------------------------------------
Global                 1,067     2,551      N/A   1,283   1,349    1,433   1,499   1,349      850      1,307     1,283
Equity -- total
Amount deferred            0         0              642       0        0     375   1,132        0          0         0
----------------------------------------------------------------------------------------------------------------------
Global                   758       674      N/A     958   1,024    1,108   1,174   1,024      608      1,016       958
Technology -- total
Amount deferred            0         0              479       0        0     294     824        0          0         0
----------------------------------------------------------------------------------------------------------------------
International
Aggressive
Growth -- total          950     1,638      N/A   1,200   1,266    1,350   1,416   1,266      750      1,241     1,200
Amount deferred            0         0              600       0        0     354   1,016        0          0         0
----------------------------------------------------------------------------------------------------------------------
International            783       704      N/A   1,000   1,066    1,150   1,216   1,066      617      1,057     1,000
Equity -- total
Amount deferred            0         0              500       0        0     304     849        0          0         0
----------------------------------------------------------------------------------------------------------------------
International
Opportunity -- total   1,033     2,279      N/A   1,283   1,349    1,433   1,499   1,349      817      1,316     1,283
Amount deferred            0         0              642       0        0     375   1,099        0          0         0
----------------------------------------------------------------------------------------------------------------------
International Select
Value -- total         1,483     6,528      N/A   1,700   1,766    1,850   1,916   1,766    1,300      1,657     1,700
Amount deferred            0         0              850       0        0     479   1,549        0          0         0
----------------------------------------------------------------------------------------------------------------------
International Small
Cap -- total             783       415      N/A   1,000   1,066    1,150   1,216   1,066      617      1,057     1,000
Amount deferred            0         0              500       0        0     304     849        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
----------------------------------------------------------------------------------------------------------------------
Intermediate Tax-
Exempt -- total          942       489      N/A   1,000   1,266    1,200   1,266   1,066      775        949     1,000
Amount deferred            0         0              500       0        0     316   1,007        0          0         0
----------------------------------------------------------------------------------------------------------------------
Mid Cap                2,033     7,936      N/A   2,200   2,466    2,400   2,466   2,266    1,650      1,982     2,200
Growth -- total
Amount deferred            0         0            1,100       0        0     616   2,099        0          0         0
----------------------------------------------------------------------------------------------------------------------
Tax-Exempt             1,375     3,535      N/A   1,467   1,732    1,667   1,732   1,532    1,142      1,332     1,467
Bond -- total
Amount deferred            0         0              733       0        0     433   1,441        0          0         0
----------------------------------------------------------------------------------------------------------------------
Tax-Exempt High
Income -- total        3,058    14,836      N/A   3,192   3,457    3,392   3,458   3,257    2,475      2,774     3,192
Amount deferred            0         0            1,596       0        0     864   3,124        0          0         0
----------------------------------------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
----------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money
Market -- total        1,000       519      N/A   1,000   1,316    1,250   1,316   1,066      833        891     1,000
Amount deferred            0         0              500       0        0     329   1,066        0          0         0
----------------------------------------------------------------------------------------------------------------------



* Mr. Carlson served as Chair of the Boards through Dec. 31, 2006. For Mr. Carlson, aggregate compensation for fiscal periods through Dec. 31, 2006 was based initially on the total annual cash compensation, including payments under the Qualified Retirement Plan, but for

Statement of Additional Information - Nov. 29, 2007                     Page 168
         purposes of this Table 32 was (1) estimated for each fund based on the relative net assets of all funds for fiscal periods ending on or before Dec. 31, 2006, and was (2) limited for each fund to compensation paid by the fund subsequent to Jan. 1, 2006, accrued through the fund's fiscal period end.

** Ms. Pryor ceased service as a member of the Boards, effective Jan. 11, 2007. Mr. Simpson retired as a member of the Boards, effective Sept. 14, 2006.

*** Funds-of-Funds do not pay additional compensation to the Board members for attending meetings. Compensation is paid directly from the underlying funds in which each Fund-of-Funds invests.

(a) For the period from June 15, 2006 (when the Fund became available) to Oct. 31, 2006.

(b) For the period from May 18, 2006 (when shares became publicly available) to Oct. 31, 2006.


(c) For the period from Feb. 16, 2006 (when shares became publicly available) to Oct. 31, 2006.


CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The following table identifies those investors who, as of 30 days after the end of the fund's fiscal period, owned 5% or more of any class of a fund's shares and those investors who owned 25% or more of a fund's shares (all share classes taken together). Investors who own more than 25% of a fund's shares are presumed to control the fund and would be able to determine the outcome of most issues that are submitted to shareholders for vote. The table is organized by fiscal year end. You can find your fund's fiscal year end in Table 1.

          TABLE 33. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of 30 days after the end of the fund's fiscal period:

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE     PERCENT-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)     AGE     than 25%)
-----------------------------------------------------------------------------------------

FUNDS WITH FISCAL PERIOD ENDING JANUARY 31
-----------------------------------------------------------------------------------------
Portfolio Builder   Ameriprise Financial, Inc.            Class R4      15.94%         --
Aggressive          (Ameriprise Financial),
                    Minneapolis, MN
                   ----------------------------------------------------------------------
                    Charles Schwab & Co., Inc.            Class R4      84.06%         --
                    (Charles Schwab), a brokerage
                    firm in San Francisco, CA
-----------------------------------------------------------------------------------------
Portfolio Builder   Ameriprise Financial                  Class R4      43.56%         --
                   ----------------------------------------------------------------------
Conservative
                    Charles Schwab                        Class R4      56.44%         --
-----------------------------------------------------------------------------------------
Portfolio Builder   Ameriprise Financial                  Class R4      16.17%         --
                   ----------------------------------------------------------------------
Moderate
                    Charles Schwab                        Class R4      83.83%         --
-----------------------------------------------------------------------------------------
Portfolio Builder   Charles Schwab                        Class R4      98.26%         --
Moderate
Aggressive
-----------------------------------------------------------------------------------------
Portfolio Builder   Ameriprise Financial                  Class R4      38.24%         --
                   ----------------------------------------------------------------------
Moderate
Conservative
                    Charles Schwab                        Class R4      61.76%         --
-----------------------------------------------------------------------------------------
Portfolio Builder   Ameriprise Financial                  Class R4       6.45%         --
                   ----------------------------------------------------------------------
Total Equity
                    Charles Schwab                        Class R4      93.55%         --
-----------------------------------------------------------------------------------------
S&P 500 Index       Ameriprise Trust Company,             Class E       83.30%         --
                    Minneapolis, MN
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class D      100.00%         --
                                                         --------------------------------
                                                          Class E       16.48%
-----------------------------------------------------------------------------------------
Small Company       Ameriprise Trust Company              Class R4      84.96%         --
Index
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        9.37%         --
                   ----------------------------------------------------------------------
                    GWFS Equities Inc. (GWFS Equities),   Class R4      10.44%         --
                    Greenwood Village, CO



Statement of Additional Information - Nov. 29, 2007                     Page 169

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING MARCH 31
-----------------------------------------------------------------------------------------
Equity Value        Ameriprise Financial                  Class I      100.00%         --
                                                         --------------------------------
                                                          Class R2     100.00%
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                                                         --------------------------------
                                                          Class W      100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        7.79%         --
                   ----------------------------------------------------------------------
                    John C. Mullarkey, Willowbrook, IL    Class C        6.84%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank NA (Wachovia Bank),     Class R4      98.72%         --
                    Charlotte, NC
-----------------------------------------------------------------------------------------
Precious Metals     Ameriprise Financial                  Class I      100.00%         --
and Mining
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       14.66%         --
                                                          Class R4      97.96%         --
                   ----------------------------------------------------------------------
                    John E. Bridgman, Minneapolis, MN     Class C        7.77%         --
                   ----------------------------------------------------------------------
                    Richard L. Venable and Susan Angela   Class C        9.25%         --
                    Venable, Argyle, TX
-----------------------------------------------------------------------------------------
Small Cap           Ameriprise Financial                  Class I      100.00%         --
Advantage
                                                         --------------------------------
                                                          Class R2     100.00%
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       13.39%         --
                                                         --------------------------------
                                                          Class R4      99.11%
-----------------------------------------------------------------------------------------
Small Cap Growth    Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       13.12%         --
                                                         --------------------------------
                                                          Class R4      35.72%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.55%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Conservative Fund   Class I        5.20%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.22%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.25%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.36%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class R4      63.59%         --

Statement of Additional Information - Nov. 29, 2007                     Page 170

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING APRIL 30
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2010
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       36.67%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       98.80%         --
                   ----------------------------------------------------------------------
                    Delbert K and Helen R Havercroft,     Class A       14.84%         --
                    Hutchinson, KS
                   ----------------------------------------------------------------------
                    Charles B. Mark, Kihei, HI            Class A        6.16%         --
                   ----------------------------------------------------------------------
                    Nathaniel and Jonnie Jackson,         Class A        6.13%         --
                    Toledo, OH
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2015
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        7.79%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       99.14%         --
                   ----------------------------------------------------------------------
                    Jack R. and Virginia L. Nelson,       Class A       11.27%         --
                    Rapid City, SD
                   ----------------------------------------------------------------------
                    Stephen W. and Denise R. Hatt,        Class A        8.26%         --
                    Fredericksburg, VA
                   ----------------------------------------------------------------------
                    Robert and Pamela R. D'Agostino,      Class A        7.81%         --
                    Canton, MA
                   ----------------------------------------------------------------------
                    Sherellee F. Medlock, Desoto, TX      Class A        7.80%         --
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2020
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       99.43%         --
                   ----------------------------------------------------------------------
                    John C. Burowski, Suffern, NY         Class A        8.42%         --
                   ----------------------------------------------------------------------
                    William R. and Tina L. Oliver, Las    Class A        7.06%         --
                    Vegas, NV
                   ----------------------------------------------------------------------
                    Lisa J. and Cecil B. Mc Adams,        Class A        6.97%         --
                    Tallahassee, FL
                   ----------------------------------------------------------------------
                    Keith J. Newmark, Coral Springs, FL   Class A        5.83%         --
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2025
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       99.42%         --
                   ----------------------------------------------------------------------
                    Darryl Roberts, Toledo, OH            Class A        9.08%         --
                   ----------------------------------------------------------------------
                    Kevin S. Vincent, Hillsboro, OR       Class A        7.93%         --
                   ----------------------------------------------------------------------
                    Denise A. Spring, Peoria, IL          Class A        7.17%         --
                   ----------------------------------------------------------------------
                    William D. Pullins, Hot Springs, SD   Class A        5.24%         --

Statement of Additional Information - Nov. 29, 2007                     Page 171

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2030
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       99.39%         --
                   ----------------------------------------------------------------------
                    Stephen T. and Teresa T. Bockian,     Class A       10.04%         --
                    Orlando, FL
                   ----------------------------------------------------------------------
                    Troy and Sandy Farrington, Riverton,  Class A        9.70%         --
                    UT
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2035
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       98.39%         --
                   ----------------------------------------------------------------------
                    Richard and Stefanie A. Nelson, Hot   Class A       14.50%         --
                    Springs, SD
                   ----------------------------------------------------------------------
                    William F. and Kathleen Truscott,     Class A       11.81%         --
                    Marblehead, MA
                   ----------------------------------------------------------------------
                    Paul S. Mumma, St. Louis Park, MN     Class A        6.05%         --
                   ----------------------------------------------------------------------
                    Eric J. and Christine X. Dawson,      Class A        5.67%         --
                    Spring Lake, MI
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2040
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       99.20%         --
                   ----------------------------------------------------------------------
                    Larry R. Shum, Shanandoah, IA         Class A        7.11%         --
                   ----------------------------------------------------------------------
                    Richard and Stefanie A. Nelson, Hot   Class A        5.85%         --
                    Springs, SD
                   ----------------------------------------------------------------------
                    Yi Chen, Glen Allen, VA               Class A        5.11%         --
-----------------------------------------------------------------------------------------
Retirement Plus     Ameriprise Financial                  Class R2     100.00%         --
2045
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       95.71%         --
                   ----------------------------------------------------------------------
                    Troy M. Brueggemeier,                 Class A        9.00%         --
                    St. Louis Park, MN
                   ----------------------------------------------------------------------
                    Anthony D. And Rebecca-Heizer         Class A        6.26%         --
                    Marken, Lexington, MA
                   ----------------------------------------------------------------------
                    Colby L. Morrow, Fresno, CA           Class A        5.84%         --
                   ----------------------------------------------------------------------
                    Anna Marcus, New York, NY             Class A        5.60%         --

Statement of Additional Information - Nov. 29, 2007                     Page 172

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING MAY 31
-----------------------------------------------------------------------------------------
Aggressive Growth   Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4      24.74%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class R4      75.26%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.55%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.31%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.23%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.24%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.23%         --
-----------------------------------------------------------------------------------------
Fundamental Growth  Ameriprise Financial                  Class R4      29.26%   89.30%(b)
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        5.31%         --
                                                         --------------------------------
                                                          Class R4      70.74%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.72%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       19.95%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.44%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.11%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.47%         --
                   ----------------------------------------------------------------------
                    Taylor Ambe-Crain Partnership,        Class C       25.77%         --
                    Westlake Vlg, CA
-----------------------------------------------------------------------------------------
Fundamental Value   Charles Schwab                        Class A       15.19%         --
                                                         --------------------------------
                                                          Class R4      98.51%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.56%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.36%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.21%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.26%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.20%         --
-----------------------------------------------------------------------------------------
High Yield Bond     Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    American Enterprise Investment        Class W       99.99%         --
                    Services Inc.
                    Minneapolis, MN
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       10.83%         --
                                                         --------------------------------
                                                          Class R4      47.70%
                   ----------------------------------------------------------------------
                    GWFS Equities                         Class R4      52.04%         --
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I        7.38%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income        Class I       58.35%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       31.36%         --


Statement of Additional Information - Nov. 29, 2007                     Page 173

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Income Builder      Ameriprise Financial                  Class R2      10.10%         --
Basic Income
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       39.43%         --
                                                         --------------------------------
                                                          Class R4      89.90%
-----------------------------------------------------------------------------------------
Income Builder      Ameriprise Financial                  Class R4      18.32%         --
Enhanced Income
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       43.43%         --
                                                         --------------------------------
                                                          Class R4      81.68%
-----------------------------------------------------------------------------------------
Income Builder      Ameriprise Financial                  Class R4      48.68%         --
Moderate Income
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       43.69%         --
                                                         --------------------------------
                                                          Class R4      51.32%         --
-----------------------------------------------------------------------------------------
Select Value        Ameriprise Financial                  Class R4      14.82%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        8.60%         --
                                                         --------------------------------
                                                          Class R4      85.18%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.66%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.54%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.91%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.28%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.20%         --
-----------------------------------------------------------------------------------------
Short Duration      Ameriprise Financial                  Class W      100.00%         --
U.S. Govt.
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        8.70%         --
                   ----------------------------------------------------------------------
                    GWFS Equities Inc.                    Class R4      15.27%         --
                    Greenwood Village, CO
                   ----------------------------------------------------------------------
                    Portfolio Builder Conservative Fund   Class I       31.30%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       36.58%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.10%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class R4      81.70%         --
-----------------------------------------------------------------------------------------
Small Cap Equity    Ameriprise Financial                  Class I      100.00%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        9.07%         --
                                                         --------------------------------
                                                          Class R4      12.33%
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class R4      87.34%         --
-----------------------------------------------------------------------------------------
Small Cap Value     Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       19.14%         --
                                                         --------------------------------
                                                          Class R4      96.23%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.56%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.15%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.35%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.29%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.20%         --

Statement of Additional Information - Nov. 29, 2007                     Page 174

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
U.S. Government     Charles Schwab                        Class A       18.36%         --
Mortgage
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I       36.82%   52.41%(b)
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income        Class I        8.18%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       55.00%         --
                   ----------------------------------------------------------------------
                    Wells Fargo Bank, Minneapolis, MN     Class R4      99.89%         --
-----------------------------------------------------------------------------------------
Value               Ameriprise Financial                  Class R4       8.78%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       11.58%         --
                                                         --------------------------------
                                                          Class R4      91.22%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.57%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.39%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.19%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.28%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.17%         --
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING JUNE 30
-----------------------------------------------------------------------------------------
Dividend            Ameriprise Financial                  Class W      100.00%         --
Opportunity
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       23.55%
                                                         --------------------------------
                                                          Class R4     100.00%         --
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I       10.47%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income        Class I       21.32%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       36.57%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I        6.24%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I        6.30%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       10.10%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I        7.04%         --
-----------------------------------------------------------------------------------------
Real Estate         Ameriprise Financial                  Class R4       8.28%   38.09%(b)
                                                         --------------------------------
                                                          Class W      100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       16.35%         --
                                                         --------------------------------
                                                          Class R4      91.72%
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I        6.22%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income        Class I       13.76%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       17.20%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       10.56%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       17.24%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       21.14%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I        9.77%         --

Statement of Additional Information - Nov. 29, 2007                     Page 175

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FOR FUNDS WITH FISCAL PERIOD ENDING JULY 31
-----------------------------------------------------------------------------------------
Cash Management     Ameriprise Financial                  Class R5     100.00%         --
                   ----------------------------------------------------------------------
                    American Enterprise Investment        Class W       99.99%         --
                    Services Inc.
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I       41.56%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       13.61%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Conservative Fund   Class I       14.03%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       15.48%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Stanson Nimiroski, Branford, CT       Class C        7.31%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class Y       95.15%         --
-----------------------------------------------------------------------------------------
Core Bond           Ameriprise Financial                  Class R2     100.00%      83.63%(b)
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                                                         --------------------------------
                                                          Class W      100.00%
                   ----------------------------------------------------------------------
                    RiverSource Life Insurance Company    Class R4      99.96%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       12.77%         --
                   ----------------------------------------------------------------------
                    Frank S. Gregory, Derry, NH           Class C        6.27%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I        9.25%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Conservative Fund   Class I       10.53%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       39.61%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       26.12%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       14.49%         --
                    Conservative Fund
-----------------------------------------------------------------------------------------
Disciplined Equity  Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    American Enterprise Investment        Class W       99.99%         --
                    Services Inc.
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I        6.17%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       13.86%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I        9.05%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I        9.16%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       14.57%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       10.17%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2020             Class I        5.29%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2025             Class I        5.24%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2030             Class I        5.12%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class R4      99.69%         --

Statement of Additional Information - Nov. 29, 2007                     Page 176

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Disciplined Small   Ameriprise Financial                  Class A       50.89%   52.21%(b)
and
Mid Cap Equity
                                                         --------------------------------
                                                          Class C        5.54%
                                                         --------------------------------
                                                          Class R4      67.87%
                   ----------------------------------------------------------------------
                    American Enterprise Investment        Class W       99.99%         --
                    Services Inc.
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       11.08%         --
                                                         --------------------------------
                                                          Class R4      32.13%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       10.94%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       11.16%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       17.54%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       12.27%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2020             Class I        7.86%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2025             Class I        8.56%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2030             Class I        8.40%         --
                   ----------------------------------------------------------------------
                    Retirement Plus Fund 2040             Class I        6.22%         --
                   ----------------------------------------------------------------------
                    Deanna L. Rose, Punta Gorda, FL       Class C        9.54%         --
                   ----------------------------------------------------------------------
                    William E. and MaryLou K. Carroll,    Class C        8.20%         --
                    Punta Gorda, FL
                   ----------------------------------------------------------------------
                    Contemporary Gardens, Honolulu, HI    Class C        6.43%         --
                   ----------------------------------------------------------------------
                    Mary Ruth Neal, Sacramento, CA        Class C        6.05%         --
                   ----------------------------------------------------------------------
                    Don M. and Barbara A. Warner,         Class C        5.68%         --
                    Fair Oaks, CA
                   ----------------------------------------------------------------------
                    Claude V. and Julianna K. Neighbors,  Class C        5.48%         --
                    Lynchburg, VA
                   ----------------------------------------------------------------------
                    Kenneth E. and Elaine M. Jacobsen,    Class C        5.45%         --
                    Madison, SD
                   ----------------------------------------------------------------------
                    Heidi and Norbert Schuchbauer,        Class C        5.00%         --
                    Fair Oaks, CA


Statement of Additional Information - Nov. 29, 2007                     Page 177

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Disciplined Small   Ameriprise Financial                  Class A       73.83%   89.88%(b)
Cap Value
                                                         --------------------------------
                                                          Class C       14.89%
                                                         --------------------------------
                                                          Class R2     100.00%
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    David G. and Sharon M. Michaud,       Class B        7.49%         --
                    Gorham, ME
                   ----------------------------------------------------------------------
                    Joanne and David J. Thorpe,           Class B        7.05%         --
                    Lakeville, MA
                   ----------------------------------------------------------------------
                    David J. Heck, Clermont, FL           Class B        6.72%         --
                   ----------------------------------------------------------------------
                    Keith and Sandra Crowell,             Class C       30.65%         --
                    Huntersville, NC
                   ----------------------------------------------------------------------
                    Dale T. and Jennie I. Metzgar,        Class C       15.84%         --
                    Shavertown, PA
                   ----------------------------------------------------------------------
                    Ronald E. and Linda F. Dearing,       Class C       11.35%         --
                    Fort Wayne, IN
                   ----------------------------------------------------------------------
                    Douglas E. and Cynthia A. Thompson,   Class C       10.91%         --
                    Churubusco, IN
                   ----------------------------------------------------------------------
                    Robert and Lynn M. Schuster,          Class C        6.88%         --
                    Richardson, TX
                   ----------------------------------------------------------------------
                    Robert W. and Wanda J. Jordan,        Class C        6.71%         --
                    Beverly Hills, MI
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I       29.69%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income        Class I       31.02%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       39.25%         --
-----------------------------------------------------------------------------------------
Floating Rate       Ameriprise Financial                  Class W      100.00%   28.27%(b)
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       55.60%         --
                                                         --------------------------------
                                                          Class R4      96.93%
                   ----------------------------------------------------------------------
                    Income Builder Basic Income           Class I        8.06%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income        Class I       37.18%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I       52.66%         --
-----------------------------------------------------------------------------------------
Growth              Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                                                         --------------------------------
                                                          Class W      100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        9.00%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.72%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       19.97%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.81%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.09%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       22.16%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class R4      47.89%         --
                   ----------------------------------------------------------------------
                    Ameriprise Trust Company              Class R4      43.02%         --
                   ----------------------------------------------------------------------
                    New York Life Trust Company           Class R4       5.67%         --

Statement of Additional Information - Nov. 29, 2007                     Page 178

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Income              Charles Schwab                        Class A       17.46%         --
Opportunities
                                                         --------------------------------
                                                          Class R4      93.49%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       11.18%   28.33%(b)
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       59.65%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       24.81%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    RiverSource Life Insurance Company    Class R4       6.51%         --
-----------------------------------------------------------------------------------------
Inflation           Ameriprise Financial                  Class W      100.00%   78.59%(b)
Protected
Securities
                   ----------------------------------------------------------------------
                    RiverSource Life Insurance Company    Class R4      65.66%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       19.90%         --
                                                         --------------------------------
                                                          Class R4      34.34%
                   ----------------------------------------------------------------------
                    Mary and George Forsman,              Class C        5.23%         --
                    Minneapolis, MN
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income        Class I        6.36%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I        9.90%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       30.84%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       36.64%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        8.38%         --
                    Conservative Fund
-----------------------------------------------------------------------------------------
Large Cap Equity    Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                   ----------------------------------------------------------------------
                    The Bank of New York                  Class R5      99.98%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.71%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.04%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.71%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.09%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       22.19%         --
                   ----------------------------------------------------------------------
                    Wachovia Bank                         Class R4      99.89%         --
-----------------------------------------------------------------------------------------
Large Cap Value     Ameriprise Financial                  Class R2     100.00%         --
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R4      30.36%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       12.75%         --
                                                         --------------------------------
                                                          Class R4      69.64%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.56%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       19.96%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.92%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.16%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       22.11%         --

Statement of Additional Information - Nov. 29, 2007                     Page 179

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Limited Duration    Ameriprise Financial                  Class W       12.19%   52.48%(b)
Bond
                   ----------------------------------------------------------------------
                    American Enterprise Investment        Class W       87.81%         --
                    Services Inc.
                   ----------------------------------------------------------------------
                    RiverSource Life Insurance Company    Class R4     100.00%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       18.56%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       60.09%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Conservative Fund   Class I       39.90%         --
                   ----------------------------------------------------------------------
                    John W. and Cecelia E. Kramar,        Class C       17.08%         --
                    Hacienda Heights, CA
                   ----------------------------------------------------------------------
                    Mary Loretta Jacobsmeyer, Riverside,  Class C        8.07%         --
                    CA
                   ----------------------------------------------------------------------
                    Michael N. Stanley, Palm Springs, CA  Class C        7.88%         --
                   ----------------------------------------------------------------------
                    Rita R. and Lawrence E. Dale,         Class C        6.52%         --
                    Barstow, CA
                   ----------------------------------------------------------------------
                    John B. Mudd, Riverside, CA           Class C        5.00%         --
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING AUGUST 31
-----------------------------------------------------------------------------------------
California Tax-     Linda A. Wochnik, Sierra Madre, CA    Class B       10.88%         --
Exempt
                   ----------------------------------------------------------------------
                    Wells Fargo Bank                      Class C        7.91%         --
                   ----------------------------------------------------------------------
                    Robert P. and Diane E. Minger,        Class C        6.03%         --
                    Huntley, IL
                   ----------------------------------------------------------------------
                    Yu Chuan Chen, Tyan Yue Hwu and       Class C        5.88%         --
                    Vanessa Hwu, Walnut, CA
-----------------------------------------------------------------------------------------
Diversified Bond    Ameriprise Financial                  Class R2     100.00%         --
                                                          --------------------
                                                          Class R3    100.00%
                                                          --------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    American Enterprise Investment        Class W       99.99%         --
                    Services Inc.
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        6.99%         --
                   ----------------------------------------------------------------------
                    GWFS Equities                         Class R4       5.01%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income Fund   Class I        7.35%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I        8.27%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       38.13%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       28.74%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       10.16%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Wacovia Bank                          Class R4      93.57%         --
-----------------------------------------------------------------------------------------
Massachusetts Tax-  Charles Schwab                        Class A        5.76%         --
Exempt
                   ----------------------------------------------------------------------
                    June P. Venette and Norman E.         Class C       21.79%         --
                    Venette, Orange, MA
                   ----------------------------------------------------------------------
                    Kevin H. and Nancy A. Aiken, Athol,   Class C        9.74%         --
                    MA
                   ----------------------------------------------------------------------
                    Charles M. and Carol A. Breau,        Class C        9.13%         --
                    Clinton, MA
                   ----------------------------------------------------------------------
                    Alphonse A. Di Nardo and Linda Di     Class C        6.64%         --
                    Nardo, Leominster, MA


Statement of Additional Information - Nov. 29, 2007                     Page 180

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Michigan Tax-       Ann Marie and Harley R. Arnold,       Class B        8.09%         --
Exempt              Barton City, MI
                   ----------------------------------------------------------------------
                    Nancy J. Anderson, Iron River, MI     Class B        6.85%         --
                   ----------------------------------------------------------------------
                    Elizabeth L. and Dennis P. Sexton,    Class B        5.41%         --
                    Benton Harbor, MI
                   ----------------------------------------------------------------------
                    Orva Lee and Jean E. Ice, Sterling    Class B        5.31%         --
                    Hts., MI
                   ----------------------------------------------------------------------
                    Chester V. and Rose M. Mysliwiec,     Class B        5.27%         --
                    Grand Rapids, MI
                   ----------------------------------------------------------------------
                    Francis D. and Isabel S. Kinser,      Class C        8.00%         --
                    Waterford, MI
                   ----------------------------------------------------------------------
                    Carl L. and Marian A. Beaver, Riga,   Class C        7.68%         --
                    MI
                   ----------------------------------------------------------------------
                    Lorne R. and Vivian T. Trainor,       Class C        7.35%         --
                    Erie, MI
                   ----------------------------------------------------------------------
                    Barry J. Fishman and Teresa A.        Class C        6.22%         --
                    McMahon, Cambridge, MA
-----------------------------------------------------------------------------------------
Minnesota Tax-      None                                  None             N/A         --
Exempt
-----------------------------------------------------------------------------------------
New York Tax-       Charles Schwab                        Class A        7.81%         --
Exempt
                   ----------------------------------------------------------------------
                    Joan Sabbatini, E. Northport, NY      Class B        6.27%         --
                   ----------------------------------------------------------------------
                    Ena S. Ryan, Brooklyn, NY             Class C        7.69%         --
                   ----------------------------------------------------------------------
                    Ottoviano Asarese, Buffalo, NY        Class C        5.34%         --
                   ----------------------------------------------------------------------
                    Arthur and Sandra Ezersky, Woodbury,  Class C        5.29%         --
                    NY
-----------------------------------------------------------------------------------------
Ohio Tax-Exempt     Clarence J. and Nancy J. Varhol,      Class B        6.00%         --
                    Euclid, OH
                   ----------------------------------------------------------------------
                    Richard L. Sears, Parma, OH           Class C       12.76%         --
                   ----------------------------------------------------------------------
                    George and Ophelia M. Hill,           Class C        8.39%         --
                    Cincinnati, OH
                   ----------------------------------------------------------------------
                    Randall J. Hohman, Tiffin, OH         Class C        6.48%         --
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING SEPTEMBER 30
-----------------------------------------------------------------------------------------
Balanced            Wacovia Bank                          Class R4      99.81%         --


Statement of Additional Information - Nov. 29, 2007                     Page 181

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Disciplined Large   Charles Schwab                        Class A       36.15%         --
Cap Growth
                   ----------------------------------------------------------------------
                    Joyce S. Tsuji and Laurence Lance,    Class B        8.39%         --
                    Renton, WA
                   ----------------------------------------------------------------------
                    Fred A. and Christine F. Fox,         Class B        6.71%         --
                    Clarkston, MI
                   ----------------------------------------------------------------------
                    Neocles G. and Karen S.               Class B        5.47%         --
                    Athanasiades,
                    East Setauket, NY
                   ----------------------------------------------------------------------
                    Michael L. and Melissa M. Gunderson,  Class C       28.22%         --
                    Marschall, MN
                   ----------------------------------------------------------------------
                    Robert M. and Patricia A. Smith,      Class C       19.30%         --
                    Camarillo, CA
                   ----------------------------------------------------------------------
                    Paul L. and Denise B. Powell, North   Class C       13.14%         --
                    Hampton, NH
                   ----------------------------------------------------------------------
                    Marilyn S. and Thomas S. Araki,       Class C        7.17%         --
                    Wailuku, HI
                   ----------------------------------------------------------------------
                    Robert L. Veeneman, Sarasota, FL      Class C        5.13%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.35%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       19.96%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.39%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.10%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.89%         --
                   ----------------------------------------------------------------------
                    Ameriprise Financial                  Class C       27.04%     95.01%
                                                          --------------------
                                                          Class R2     100.00%
                                                          Class R3     100.00%
                                                          Class R4     100.00%
                                                          Class R5     100.00%
-----------------------------------------------------------------------------------------
Diversified Equity  Charles Schwab                        Class A       26.75%         --
Income
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.61%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.13%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.66%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.15%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       22.18%         --
                   ----------------------------------------------------------------------
                    Hartford Life Insurance Company       Class R2      89.67%         --
                    (Hartford Life), Weatogue, CT
                   ----------------------------------------------------------------------
                    GWFS Equities                         Class R2       7.71%         --
                                                          Class R3      97.47%
                                                          Class R5      16.22%
                   ----------------------------------------------------------------------
                    Wacovia Bank                          Class R4      47.97%         --
                   ----------------------------------------------------------------------
                    Wells Fargo Bank                      Class R4      31.13%         --
                   ----------------------------------------------------------------------
                    American Century Investments, Kansas  Class R4       5.28%         --
                    City, MO
                   ----------------------------------------------------------------------
                    Ameriprise Trust Company              Class R5      84.09%         --
                   ----------------------------------------------------------------------
                    Ameriprise Financial                  Class W      100.00%         --


Statement of Additional Information - Nov. 29, 2007                     Page 182

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Mid Cap Value       Charles Schwab                        Class A       39.47%         --
                   ----------------------------------------------------------------------
                    First Clearing L.L.C., Glen Allen,    Class C        7.09%         --
                    VA
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.51%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.11%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       31.78%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.20%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       22.12%         --
                   ----------------------------------------------------------------------
                    Hartford Life                         Class R2      98.90%         --
                   ----------------------------------------------------------------------
                    JP Morgan Chase Bank, Kansas City,    Class R3      37.46%         --
                    MO
                   ----------------------------------------------------------------------
                    Hartford Securities, Hartford, CT     Class R3      29.81%         --
                   ----------------------------------------------------------------------
                    GWFS Equities                         Class R3      27.61%         --
                   ----------------------------------------------------------------------
                    Wacovia Bank                          Class R4      39.95%         --
                   ----------------------------------------------------------------------
                    John Hancock Life Insurance Company,  Class R4      31.22%         --
                    Buffalo, NY
                   ----------------------------------------------------------------------
                    ING Life Insurance and Annuity,       Class R4      13.53%         --
                    Hartford, CT
                   ----------------------------------------------------------------------
                    National Financial Services Corp.,    Class R4       6.03%         --
                    New York, NY
                   ----------------------------------------------------------------------
                    Matrix Capital Bank, Denver, CO       Class R5      90.25%         --
                   ----------------------------------------------------------------------
                    Securian Financial Services, St.      Class R5       9.41%         --
                    Paul, MN
-----------------------------------------------------------------------------------------
Strategic           Charles Schwab                        Class A       14.68%         --
Allocation
                   ----------------------------------------------------------------------
                    Ameriprise Financial                  Class I      100.00%         --
                                                         --------------------------------
                                                          Class R2     100.00%
                                                         --------------------------------
                                                          Class R3     100.00%
                                                         --------------------------------
                                                          Class R5     100.00%
                   ----------------------------------------------------------------------
                    Wacovia Bank                          Class R4      78.72%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class R4      21.28%         --
                                                         --------------------------------
-----------------------------------------------------------------------------------------
Strategic Income    Ameriprise Financial                  Class A       39.42%     36.02%
Allocation
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       22.87%         --
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING OCTOBER 31
-----------------------------------------------------------------------------------------
Absolute Return     Ameriprise Financial                  Class A      100.00%   100.00%-
Currency                                                                               (b)
and Income
                                                         --------------------------------
                                                          Class B      100.00%
                                                         --------------------------------
                                                          Class C      100.00%
                                                         --------------------------------
                                                          Class R4     100.00%
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income Fund   Class I        8.84%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income Fund   Class I       10.20%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       13.09%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       26.60%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       21.28%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       11.73%         --


Statement of Additional Information - Nov. 29, 2007                     Page 183

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Disciplined         Ameriprise Financial                  Class A       85.29%   97.48%(b)
International
Equity
                                                         --------------------------------
                                                          Class C       25.45%
                                                         --------------------------------
                                                          Class R4      49.24%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class R4      50.76%         --
                   ----------------------------------------------------------------------
                    Income Builder Basic Income Fund      Class I       10.12%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income Fund   Class I       24.75%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income Fund   Class I       23.18%         --
                   ----------------------------------------------------------------------
                    Retirement Plus 2020 Fund             Class I        7.61%         --
                   ----------------------------------------------------------------------
                    Retirement Plus 2025 Fund             Class I        5.98%         --
                   ----------------------------------------------------------------------
                    Retirement Plus 2030 Fund             Class I        6.99%         --
                   ----------------------------------------------------------------------
                    Retirement Plus 2040 Fund             Class I        7.94%         --
                   ----------------------------------------------------------------------
                    Corine and Cornelius Armstrong,       Class C        7.17%         --
                    Chicago, IL
                   ----------------------------------------------------------------------
                    Michelle, Aaron and Joshua Flanery,   Class C       23.66%         --
                    Roseville, CA
                   ----------------------------------------------------------------------
                    Jon L. and Patricia M. Worthing,      Class C       35.34%         --
                    Santa Clarita, CA
                   ----------------------------------------------------------------------
                    Diana T. and Murray R. Johnson,       Class B        8.26%         --
                    La Grange, IL
                   ----------------------------------------------------------------------
                    Betty C. Russell, Orlando, FL         Class B        7.93%         --
                   ----------------------------------------------------------------------
                    Timothy and Gayle a. Callahan,        Class B        6.70%         --
                    Liberty Township, OH
                   ----------------------------------------------------------------------
                    Lois and Harvey Retzloff, Chicago,    Class B        5.86%         --
                    IL
                   ----------------------------------------------------------------------
                    Drew R. and Madelyn H. Miller,        Class B        5.68%         --
                    Bloomsburg, PA
                   ----------------------------------------------------------------------
                    Audree J. Schmidt, Stockton, CA       Class B        5.37%         --
                   ----------------------------------------------------------------------
                    Byron G. Lee and Audrey Y. Williams-  Class B        5.15%         --
                    Lee,
                    Oak Park, IL
-----------------------------------------------------------------------------------------
Emerging Markets    Ameriprise Trust Company              Class R4      78.55%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       14.93%         --
                                                         --------------------------------
                                                          Class R4      21.45%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.94%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.32%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       33.06%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Conservative Fund   Class I        5.51%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       21.13%         --

Statement of Additional Information - Nov. 29, 2007                     Page 184

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Emerging Markets    Ameriprise Financial                  Class A       84.83%   95.94%(b)
Bond
                                                         --------------------------------
                                                          Class C       19.61%
                                                         --------------------------------
                                                          Class R4      70.59%
                   ----------------------------------------------------------------------
                    Richard J. and Rita A Barse,          Class B        9.41%         --
                    New Haven, CT
                   ----------------------------------------------------------------------
                    Paul F. and Maureen M. Bultinck,      Class B        5.38%         --
                    Mishawaka, IN
                   ----------------------------------------------------------------------
                    Kimberly S. and Scott E. Duerr,       Class C       14.41%         --
                    Sulphur Springs, TX
                   ----------------------------------------------------------------------
                    Wesley W. Smith, Houston, TX          Class C       13.49%         --
                   ----------------------------------------------------------------------
                    Jane A. O'Rourke and Frank K.         Class C       11.94%         --
                    O'Hara,
                    Hallowell, ME
                   ----------------------------------------------------------------------
                    Terry I. and Valerie G. Hansen,       Class C       11.90%         --
                    Midvale, UT
                   ----------------------------------------------------------------------
                    Carl J. and Ruth E. Allrich,          Class C       11.47%         --
                    St. Charles, MO
                   ----------------------------------------------------------------------
                    Michael and Lisa Fischer,             Class C       10.21%         --
                    Fremont, CA
                   ----------------------------------------------------------------------
                    Income Builder Basic Income Fund      Class I       12.60%         --
                   ----------------------------------------------------------------------
                    Income Builder Enhanced Income Fund   Class I       36.16%         --
                   ----------------------------------------------------------------------
                    Income Builder Moderate Income Fund   Class I       49.26%         --
-----------------------------------------------------------------------------------------
European Equity     Ameriprise Financial                  Class I      100.00%         --
                                                         --------------------------------
                                                          Class R4      50.90%
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       12.95%         --
                                                         --------------------------------
                                                          Class R4      49.10%
                   ----------------------------------------------------------------------
                    Marilyn O. Matthews Trust,            Class C        7.79%         --
                    Pasadena, CA
-----------------------------------------------------------------------------------------
Global Bond         Charles Schwab                        Class A       14.40%         --
                                                         --------------------------------
                                                          Class R4     100.00%
                   ----------------------------------------------------------------------
                    Income Builder Basic Income Fund      Class I        6.37%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       32.49%   30.38%(b)
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       38.68%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       10.79%         --
                    Conservative Fund
-----------------------------------------------------------------------------------------
Global Equity       Ameriprise Trust Company              Class R4      85.55%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       14.01%         --
                   ----------------------------------------------------------------------
                    Met Life                              Class R4       9.33%         --
-----------------------------------------------------------------------------------------
Global Technology   Ameriprise Financial                  Class I      100.00%         --
                   ----------------------------------------------------------------------
                    Ameriprise Trust Company              Class R4      73.88%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       13.94%         --
                                                         --------------------------------
                                                          Class R4      26.03%

Statement of Additional Information - Nov. 29, 2007                     Page 185

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
International       Charles Schwab                        Class A       13.83%         --
Aggressive Growth
                                                         --------------------------------
                                                          Class R4      97.78%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.61%     25.69%
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.04%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.44%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.44%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       20.78%         --
-----------------------------------------------------------------------------------------
International       Ameriprise Financial                  Class R4       7.78%   35.19%(b)
Equity
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       11.64%         --
                                                         --------------------------------
                                                          Class R4      92.22%
                   ----------------------------------------------------------------------
                    Daniel and Linda L. Miklovic,         Class C        5.60%         --
                    St. Louis, MO
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.58%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.07%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.43%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.43%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       20.78%         --
-----------------------------------------------------------------------------------------
International       Charles Schwab                        Class A        13.36         --
Opportunity
                                                         --------------------------------
                                                          Class R4      77.43%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.60%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.46%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.43%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.03%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       20.79%         --
                   ----------------------------------------------------------------------
                    Met Life                              Class R4      22.57%         --
-----------------------------------------------------------------------------------------
International       Charles Schwab                        Class A       21.33%         --
Select Value
                                                         --------------------------------
                                                          Class R4      98.79%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.56%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.45%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.44%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.07%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       20.78%         --
-----------------------------------------------------------------------------------------
International       Ameriprise Financial                  Class R4      18.27%         --
Small Cap
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A       16.46%         --
                                                         --------------------------------
                                                          Class R4      81.73%
                   ----------------------------------------------------------------------
                    Portfolio Builder Aggressive Fund     Class I       19.45%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I       32.61%         --
                    Aggressive Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate            Class I        5.34%         --
                    Conservative Fund
                   ----------------------------------------------------------------------
                    Portfolio Builder Moderate Fund       Class I       20.07%         --
                   ----------------------------------------------------------------------
                    Portfolio Builder Total Equity Fund   Class I       20.74%         --

Statement of Additional Information - Nov. 29, 2007                     Page 186

                                                                                 PERCENT
                                                               FUND SHARES       OF FUND
                                                          --------------------     (if
                                                            SHARE    PERCENTA-   greater
 FUND                 SHAREHOLDER NAME, CITY AND STATE     CLASS(A)      GE     than 25%)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING NOVEMBER 30
-----------------------------------------------------------------------------------------
Intermediate Tax-   Charles Schwab                        Class A        9.90%         --
Exempt
-----------------------------------------------------------------------------------------
Mid Cap Growth      Ameriprise Financial                  Class I      100.00%         --
                   ----------------------------------------------------------------------
                    Ameriprise Trust Company              Class R4      56.81%         --
                   ----------------------------------------------------------------------
                    Charles Schwab                        Class A        5.29%         --
                   ----------------------------------------------------------------------
                    Charles Schwab Trust Company,         Class R4      16.91%         --
                    San Francisco, CA
                   ----------------------------------------------------------------------
                    GWFS Equities,                        Class R4      24.73%         --
-----------------------------------------------------------------------------------------
Tax-Exempt Bond     J. Hayley Stephens, Calhoun, GA       Class C        6.73%         --
-----------------------------------------------------------------------------------------
Tax-Exempt High     None                                  --                --         --
Income
-----------------------------------------------------------------------------------------
FUNDS WITH FISCAL PERIOD ENDING DECEMBER 31
-----------------------------------------------------------------------------------------
Tax-Exempt Money    None                                  --                --         --
Market
-----------------------------------------------------------------------------------------



   * As of the date of this SAI, the fund has not passed its first fiscal year end, and therefore has no reporting information.

 (a)    Effective Dec. 11, 2006 Class Y was renamed Class R4.

 (b) Combination of Ameriprise Financial initial capital and affiliated funds-of-funds' investments in Class I shares.

A fund may serve as an underlying investment of funds-of-funds that principally invest in shares of other RiverSource funds (the underlying funds). The underlying funds and the funds-of-funds share the same officers, Board members, and investment manager, RiverSource Investments. The funds-of-funds do not invest in an underlying fund for the purpose of exercising management or control; however, from time to time, investments by the funds-of-funds in a fund may represent a significant portion of a fund. Because the funds-of-funds may own a substantial portion of the shares of a fund, procedures have been put into place to assure that public shareholders will determine the outcome of all actions taken at underlying fund shareholder meetings. In proxy voting, the funds-of-funds will vote on each proposal in the same proportion that other shareholders vote on the proposal.

In addition, Ameriprise Financial or an affiliate may own shares of a fund as a result of an initial capital investment at the inception of the fund or class. To the extent RiverSource Investments, as manager of the funds-of-funds, may be deemed a beneficial owner of the shares of an underlying fund held by the funds-of-funds, and such shares, together with any initial capital investment by Ameriprise Financial or an affiliate represent more than 25% of a fund, RiverSource Investments and its affiliated companies may be deemed to control the fund.

INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on Aug. 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities

Statement of Additional Information - Nov. 29, 2007                     Page 187
laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements for the fiscal year ended July 31, 2007 or later contained in a fund's Annual Report were audited by the independent registered public accounting firm, Ernst & Young LLP, 220 South 6th Street, Suite 1400, Minneapolis, MN 55402. The information for periods ended on or before June 30, 2007 was audited by KPMG LLP. The independent registered public accounting firm also provides other accounting and tax-related services as requested by the fund.


Statement of Additional Information - Nov. 29, 2007                     Page 188

                                                                      APPENDIX A

                             DESCRIPTION OF RATINGS

STANDARD & POOR'S LONG-TERM DEBT RATINGS.
A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

   - Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation.

   - Nature of and provisions of the obligation.

   - Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

INVESTMENT GRADE
Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

SPECULATIVE GRADE
Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category also is used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

Debt rated CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

Debt rated C typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

The rating CI is reserved for income bonds on which no interest is being paid.


Statement of Additional Information - Nov. 29, 2007                          A-1

Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

MOODY'S LONG-TERM DEBT RATINGS
Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment some time in the future.

Baa - Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements - their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH'S LONG-TERM DEBT RATINGS
Fitch's bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Fitch ratings are not recommendations to buy, sell or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature of taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

INVESTMENT GRADE
AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.


Statement of Additional Information - Nov. 29, 2007                          A-2

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

SPECULATIVE GRADE
BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

SHORT-TERM RATINGS

STANDARD & POOR'S COMMERCIAL PAPER RATINGS
A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with doubtful capacity for payment.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

STANDARD & POOR'S MUNI BOND AND NOTE RATINGS
An S&P municipal bond or note rating reflects the liquidity factors and market-access risks unique to these instruments. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.


Statement of Additional Information - Nov. 29, 2007                          A-3

Note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

Municipal bond rating symbols and definitions are as follows:

Standard & Poor's rating SP-1 indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

Standard & Poor's rating SP-2 indicates satisfactory capacity to pay principal and interest.

Standard & Poor's rating SP-3 indicates speculative capacity to pay principal and interest.

MOODY'S SHORT-TERM RATINGS
Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: (i) leading market positions in well-established industries, (ii) high rates of return on funds employed, (iii) conservative capitalization structure with moderate reliance on debt and ample asset protection, (iv) broad margins in earnings coverage of fixed financial charges and high internal cash generation, and (v) well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

MOODY'S SHORT-TERM MUNI BONDS AND NOTES
Short-term municipal bonds and notes are rated by Moody's. The ratings reflect the liquidity concerns and market access risks unique to notes.

Moody's MIG 1/VMIG 1 indicates the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

Moody's MIG 2/VMIG 2 indicates high quality. Margins of protection are ample although not so large as in the preceding group.

Moody's MIG 3/VMIG 3 indicates favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Moody's MIG 4/VMIG 4 indicates adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

FITCH'S SHORT-TERM RATINGS
Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The

Statement of Additional Information - Nov. 29, 2007                          A-4
short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S: Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D: Default. Issues assigned this rating are in actual or imminent payment default.


Statement of Additional Information - Nov. 29, 2007                          A-5

                                                                      APPENDIX B

                             STATE TAX-EXEMPT FUNDS
                               STATE RISK FACTORS

California Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, Minnesota Tax-Exempt Fund, New York Tax-Exempt Fund and Ohio Tax-Exempt Fund invest primarily in the municipal securities issued by a single state and political sub-divisions that state. Each Fund will be particularly affected by political and economic conditions and developments in the state in which it invests. This vulnerability to factors affecting the state's tax-exempt investments will be significantly greater than that of more geographically diversified funds, which may result in greater losses and volatility. Because of the relatively small number of issuers of tax-exempt securities, the Fund may invest a higher percentage of assets in a single issuer and, therefore, be more exposed to the risk of loss by investing in a few issuers than a fund that invests more broadly. At times, the Fund and other accounts managed by the investment manager may own all or most of the debt of a particular issuer. This concentration of ownership may make it more difficult to sell, or to determine the fair value of, these investments. In addition, a Fund may concentrate in a segment of the tax-exempt debt market, such as revenue bonds for health care facilities, housing or airports. These investments may cause the value of a fund's shares to change more than the values of funds' shares that invest in more diversified investments. The yields on the securities in which the Fund invests generally are dependent on a variety of factors, including the financial condition of the issuer or other obligor, the revenue source from which the debt service is payable, general economic and monetary conditions, conditions in the relevant market, the size of a particular issue, the maturity of the obligation, and the rating of the issue. In addition to such factors, geographically concentrated securities will experience particular sensitivity to local conditions, including political and economic changes, adverse conditions to an industry significant to the area, and other developments within a particular locality. Because many tax-exempt bonds may be revenue or general obligations of local governments or authorities, ratings on tax-exempt bonds may be different from the ratings given to the general obligation bonds of a particular state.

Certain events may adversely affect all investments within a particular market segment of the market. Examples include litigation, legislation or court decisions, concerns about pending or contemplated litigation, legislation or court decisions, or lower demand for the services or products provided by a particular market segment. Investing mostly in state-specific tax-exempt investments makes the Fund more vulnerable to that state's economy and to factors affecting tax-exempt issuers in that state than would be true for more geographically diversified funds. These risks include, among others:

    - the inability or perceived inability of a government authority to collect sufficient tax or other revenues to meet its payment obligations;

    - natural disasters and ecological or environmental concerns;

    - the introduction of constitutional or statutory limits on a tax-exempt issuer's ability to raise revenues or increase taxes;

    - the inability of an issuer to pay interest on or repay principal or securities in which the funds invest during recessionary periods; and

    - economic or demographic factors that may cause a decrease in tax or other revenues for a government authority or for private operators of publicly financed facilities.

More information about state specific risks may be available from official state resources.

The 1995 Minnesota Legislature enacted a statement of intent (codified at Minn. Stat. sec. 289A.50, subdivision 10) that interest on obligations of Minnesota governmental units and Indian tribes be included in net income of individuals, estates and trusts for Minnesota income tax purposes if a court determines that Minnesota's exemption of such interest unlawfully discriminates against interstate commerce because interest on obligations of governmental issuers located in other states is so included. This provision applies to taxable years that begin during or after the calendar year in which any such court decision becomes final, irrespective of the date on which the obligations were issued. Only two states have addressed whether a state's exemption of interest on its own bonds or those of its political subdivisions, but not of interest on the bonds of other states or their political subdivisions, unlawfully discriminates against interstate commerce or otherwise contravenes the United States Constitution. A court in Ohio decided in 1994 that the Ohio law was not unconstitutional. However, the Kentucky Court of Appeals held early in 2006 that the Kentucky law violated the Commerce Clause. The Kentucky Supreme Court declined to review this decision, however, the U.S. Supreme Court accepted certiorari in May 2007, and is expected to review the case in the fall of 2007. The Funds cannot predict the likelihood that interest on the Minnesota bonds held by the Funds would become taxable for Minnesota income tax purposes under
Section 289A.50, subdivision 10.

Similarly, the other State Tax-Exempt Funds cannot predict the likelihood that interest on state and municipal bonds held in such funds would become taxable under such applicable state law.

See "Taxes" for more information.


Statement of Additional Information - Nov. 29, 2007                          B-1

                                                                      APPENDIX C

                               S&P 500 INDEX FUND

                 ADDITIONAL INFORMATION ABOUT THE S&P 500 INDEX

The Fund is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the shareholders of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Fund is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which are determined, composed and calculated by S&P without regard to the Fund. S&P has no obligation to take the needs of the Fund or its shareholders into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Fund or the timing of the issuance or sale of the Fund or in the determination or calculation of the equation by which the Fund's shares are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of Fund shares.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN (THE S&P INDEX) AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE FUND, ITS SHAREHOLDERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                                               S-6500 AD (11/07)


Statement of Additional Information - Nov. 29, 2007                          C-1